
                                                                   Exhibit 10.89

                           LOAN AND SECURITY AGREEMENT

                           Dated as of January 9, 2006

                                     Between

                              CNL RESORT HOTEL, LP,

                        CNL RESORT SILVER PROPERTIES, LP,

                          CNL GRAND WAILEA RESORT, LP,

                            CNL BILTMORE RESORT, LP,

                          CNL CLAREMONT RESORT, LP, and

                             CNL DESERT RESORT, LP,

                                   as Borrower

                                       and

                      GERMAN AMERICAN CAPITAL CORPORATION,

                                    as Lender

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                                TABLE OF CONTENTS
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TABLE OF CONTENTS...............................................................................      2

I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION................................................      6
         Section 1.1          Definitions.......................................................      6
         Section 1.2          Principles of Construction........................................     43

II.      GENERAL TERMS..........................................................................     44
         Section 2.1          Loan; Disbursement to Borrower....................................     44
         Section 2.2          Interest; Loan Payments; Late Payment Charge......................     44
         Section 2.3          Prepayments.......................................................     46
         Section 2.4          Regulatory Change; Taxes..........................................     55
         Section 2.5          Conditions Precedent to Closing...................................     57

III.     CASH MANAGEMENT........................................................................     61
         Section 3.1          Cash Management...................................................     61

IV.      REPRESENTATIONS AND WARRANTIES.........................................................     71
         Section 4.1          Borrower Representations..........................................     71
         Section 4.2          Survival of Representations.......................................     82

V.       BORROWER COVENANTS.....................................................................     82
         Section 5.1          Affirmative Covenants.............................................     82
         Section 5.2          Negative Covenants................................................     91

VI.      INSURANCE; CASUALTY; CONDEMNATION; RESTORATION.........................................     94
         Section 6.1          Insurance Coverage Requirements...................................     95
         Section 6.2          Condemnation and Insurance Proceeds...............................    105

VII.     IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS......................................    104
         Section 7.1          Borrower to Pay Impositions and Other Charges.....................    104
         Section 7.2          No Liens..........................................................    104
         Section 7.3          Contest...........................................................    104

VIII.    TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS..........................................    105
         Section 8.1          Restrictions on Transfers and Indebtedness........................    105
         Section 8.2          Sale of Building Equipment........................................    107
         Section 8.3          Immaterial Transfers and Easements, etc...........................    107
         Section 8.4          Transfers of Interests in Borrower................................    108
         Section 8.5          Loan Assumption...................................................    109
         Section 8.6          Notice Required; Legal Opinions...................................    110
         Section 8.7          Leases............................................................    111
         Section 8.8          Transfer of Claremont Property....................................    113

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
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IX.      RESERVED...............................................................................    116

X.       MAINTENANCE OF PROPERTY; ALTERATIONS...................................................    116
         Section 10.1         Maintenance of Property...........................................    116
         Section 10.2         Alterations and Expansions........................................    116

XI.      BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION.................    120
         Section 11.1         Books and Records.................................................    120
         Section 11.2         Financial Statements..............................................    120

XII.     ENVIRONMENTAL MATTERS..................................................................    122
         Section 12.1         Representations...................................................    122
         Section 12.2         Covenants.........................................................    123
         Section 12.3         Environmental Reports.............................................    123
         Section 12.4         Environmental Indemnification.....................................    124
         Section 12.5         Recourse Nature of Certain Indemnifications.......................    124

XIII.    THE GROUND LEASE.......................................................................    124
         Section 13.1         Leasehold Representations, Warranties.............................    124
         Section 13.2         Cure by Lender....................................................    125
         Section 13.3         Option to Renew or Extend the Ground Lease........................    125
         Section 13.4         Ground Lease Covenants............................................    126
         Section 13.5         Lender Right to Participate.......................................    128
         Section 13.6         No Liability......................................................    128

XIV.     SECURITIZATION AND PARTICIPATION.......................................................    128
         Section 14.1         Sale of Note and Securitization...................................    128
         Section 14.2         Cooperation.......................................................    130
         Section 14.3         Securitization Financial Statements...............................    131
         Section 14.4         Securitization Indemnification....................................    131
         Section 14.5         Retention of Servicer.............................................    133
         Section 14.6         Rating Agency Surveillance Fees and Trustee Fees..................    133
         Section 14.7         Other Loan Closing, Securitization and Syndication Costs..........    133

XV.      ASSIGNMENTS AND PARTICIPATIONS.........................................................    134
         Section 15.1         Assignment and Acceptance.........................................    134
         Section 15.2         Effect of Assignment and Acceptance...............................    134
         Section 15.3         Content...........................................................    134
         Section 15.4         Register..........................................................    135
         Section 15.5         Substitute Notes..................................................    135
         Section 15.6         Participations....................................................    136
         Section 15.7         Disclosure of Information.........................................    136
         Section 15.8         Security Interest in Favor of Federal Reserve Bank................    136
         Section 15.9         Costs.............................................................    136

XVI.     RESERVE ACCOUNTS.......................................................................    137
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         Section 16.1         Tax Reserve Account...............................................   137
         Section 16.2         Insurance Reserve Account.........................................   137
         Section 16.3         Intentionally Omitted.............................................   138
         Section 16.4         Low DSCR Reserve Accounts.........................................   138
         Section 16.5         Intentionally Deleted.............................................   139
         Section 16.6         Intentionally Deleted.............................................   139
         Section 16.7         Intentionally Deleted.............................................   139
         Section 16.8         Grand Wailea Refund Reserve Account...............................   139
         Section 16.9         Letter of Credit Provisions.......................................   139

XVII.    DEFAULTS...............................................................................   140
         Section 17.1         Event of Default..................................................   140
         Section 17.2         Remedies..........................................................   144
         Section 17.3         Remedies Cumulative; Waivers......................................   145
         Section 17.4         Costs of Collection...............................................   145

XVIII.   SPECIAL PROVISIONS.....................................................................   145
         Section 18.1         Exculpation.......................................................   145

XIX.     MISCELLANEOUS..........................................................................   148
         Section 19.1         Survival..........................................................   148
         Section 19.2         Lender's Discretion...............................................   149
         Section 19.3         Governing Law.....................................................   149
         Section 19.4         Modification, Waiver in Writing...................................   150
         Section 19.5         Delay Not a Waiver................................................   150
         Section 19.6         Notices...........................................................   150
         Section 19.7         Trial By Jury.....................................................   151
         Section 19.8         Headings..........................................................   152
         Section 19.9         Severability......................................................   152
         Section 19.10        Preferences.......................................................   152
         Section 19.11        Waiver of Notice..................................................   152
         Section 19.12        Expenses; Indemnity...............................................   152
         Section 19.13        Exhibits and Schedules Incorporated...............................   154
         Section 19.14        Offsets, Counterclaims and Defenses...............................   155
         Section 19.15        Liability of Assignees of Lender..................................   155
         Section 19.16        No Joint Venture or Partnership; No Third Party Beneficiaries.....   155
         Section 19.17        Publicity.........................................................   156
         Section 19.18        Waiver of Marshalling of Assets...................................   156
         Section 19.19        Waiver of Counterclaim and other Actions..........................   156
         Section 19.20        Conflict; Construction of Documents; Reliance.....................   156
         Section 19.21        Prior Agreements..................................................   156
         Section 19.22        Counterparts......................................................   157
         Section 19.23        Disclosure........................................................   157

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
                             EXHIBITS AND SCHEDULES
EXHIBIT A             TITLE INSURANCE REQUIREMENTS
EXHIBIT B             SURVEY REQUIREMENTS
EXHIBIT C             SINGLE PURPOSE ENTITY PROVISIONS
EXHIBIT D             ENFORCEABILITY OPINION REQUIREMENTS
EXHIBIT E             NON-CONSOLIDATION OPINION REQUIREMENTS
EXHIBIT F             INTENTIONALLY DELETED
EXHIBIT G             FORM OF TENANT ESTOPPEL LETTER
EXHIBIT H             BORROWER ORGANIZATIONAL STRUCTURE
EXHIBIT I             INTENTIONALLY DELETED
EXHIBIT J             FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT K             FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
                      AGREEMENT
EXHIBIT L             INTENTIONALLY DELETED
EXHIBIT M             INTENTIONALLY DELETED
EXHIBIT N             ARTICLE 8 OPT-IN LANGUAGE
EXHIBIT O             FORM OF INDEPENDENT DIRECTOR CERTIFICATE
EXHIBIT P             FORMS OF PARTIAL RELEASE AND SUBORDINATION TO EASEMENT
EXHIBIT Q             FORM OF TRADEMARK SECURITY AGREEMENT
EXHIBIT R-1 - R-7     RELEASE PARCELS
EXHIBIT S             COMPLETION GUARANTY

SCHEDULE I            LITIGATION SCHEDULE
SCHEDULE II           APPROVED BASE BUILDING WORK
SCHEDULE III          PRE-APPROVED TRANSFEREES
SCHEDULE IV           ACCEPTABLE PROPERTY MANAGERS
SCHEDULE V            ALLOCATED LOAN AMOUNTS
SCHEDULE VI           DEFERRED MAINTENANCE AND ENVIRONMENTAL REMEDIATION
SCHEDULE VII          BORROWERS' TAX IDENTIFICATION NUMBERS
SCHEDULE VIII         INTENTIONALLY DELETED
SCHEDULE IX           INTENTIONALLY DELETED
SCHEDULE X            CARVEOUT TO REPRESENTATION 4.1.29(a)
SCHEDULE XI           CARVEOUT TO REPRESENTATION 4.1.37
SCHEDULE XII          CARVEOUT TO REPRESENTATION 4.1.11
SCHEDULE XIII         FORM OF GROUND LEASE ESTOPPELS
SCHEDULE XIV          REVIEW LETTER
SCHEDULE XV           MEMBERSHIP AGREEMENTS
SCHEDULE XVI          EXISTING PROJECTS
SCHEDULE XVII         SUMMARY OF MEMBERSHIP DEPOSITS
SCHEDULE XVIII        GRAND WAILEA MEMBERSHIP DEPOSITS
SCHEDULE XIX          MEMBERSHIP DEPOSITS IN THE MEMBERSHIP DEPOSIT ACCOUNT
SCHEDULE XX           TITLE COMPANY INDEMNITY AGREEMENTS

                           LOAN AND SECURITY AGREEMENT

            THIS LOAN AND SECURITY AGREEMENT, dated as of January 9, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this AGREEMENT), between CNL RESORT HOTEL, LP, CNL RESORT SILVER PROPERTIES, LP, CNL GRAND WAILEA RESORT, LP, CNL BILTMORE RESORT, LP, CNL CLAREMONT RESORT, LP, and CNL DESERT RESORT, LP, each a Delaware limited partnership (each, if individually, and all if collectively, as the context requires, BORROWER) each having an office at c/o CNL Hotels & Resorts, Inc.,
(CNL) Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, New York, New York 10005 (together with its successors and assigns, LENDER).

                                   WITNESSETH:

            WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender;

            WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

            NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I.    DEFINITIONS; PRINCIPLES OF CONSTRUCTION

      SECTION 1.1 DEFINITIONS.

            For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

            ACCEPTABLE MANAGEMENT AGREEMENT shall mean, with respect to each Property, a new or amended management agreement with the Manager which agreement (as applicable) shall be upon terms and conditions no less favorable in all material respects to the Borrower, Affiliate Tenant, and Lender than those contained in the applicable Management Agreement or any new or amended management agreement entered into by Borrower and/or Affiliate Tenant with respect to the Property in accordance with the terms of Section 5.2.14 hereof.

            ACCEPTABLE MANAGER shall mean (i) the current Manager as of the Closing Date or any Close Affiliate thereof, (ii) at any time after the Closing Date, the property managers listed under "Acceptable Manager" on Schedule IV hereto, provided each such property manager continues to be Controlled by substantially the same Persons Controlling such property manager as of the Closing Date (or if such Manager is a publicly traded company, such Manager continues to be publicly traded on an established securities market),
(iii) any other hotel management company that manages a system of at least six
(6) hotels or resorts of a class and quality at least as comparable to the Property (as reasonably determined by Manager and Affiliate Tenant; provided, however, Affiliate Tenant shall obtain Lender's prior approval of such determination, not to be unreasonably withheld), and containing not fewer than 1,500 hotel rooms (including condominium units under management) in the aggregate, (iv) any Close Affiliate of any of the foregoing Persons or (v) any other reputable and experienced professional hotel management company (A) whose competence, qualifications, and experience in managing properties of a quality equal to or exceeding the quality of the Property are comparable to, or greater than that of the current Manager as of the Closing Date, or a Close Affiliate thereof and (B) with respect to which a Rating Agency Confirmation has been obtained.

            ACCOUNT AGREEMENT shall mean the Account and Control Agreement, dated the date hereof, among Lender, Borrower and Cash Management Bank.

            ACCOUNT COLLATERAL shall have the meaning set forth in Section
3.1.2.

            ADDITIONAL MEZZANINE LOAN shall have the meaning set forth in
Section 8.1(b).

            ADDITIONAL NON-CONSOLIDATION OPINION shall have the meaning set forth in Section 4.1.29(b).

            AFFILIATE shall mean, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with, or any general partner or managing member in, such specified Person.

            AFFILIATE LEASES shall mean, collectively, (i) with respect to the Doral Property, that certain Amended and Restated Lease Agreement, dated as of August 18, 2004, by and between CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, and CNL Resort Lodging Tenant Corp., (ii) with respect to the Grand Wailea Property, that certain Amended and Restated Lease Agreement, dated as of August 18, 2004, by and between CNL Grand Wailea Resort, LP and CNL Resort Lodging Tenant Corp., (iii) with respect to the La Quinta Property, (a) that certain Amended and Restated Lease Agreement, dated as of August 18, 2004, by and between CNL Desert Resort, LP and CNL Resort Lodging Tenant Corp., and (b) that certain Amended and Restated Private Golf Courses Lease Agreement, dated as of August 18, 2004, by and between CNL Desert Resort, LP and CNL Resort Ancillary Tenant Corp., (iv) with respect to the Claremont Property, that certain Amended and Restated Lease Agreement, dated as of August 18, 2004, by and between Claremont Borrower and CNL Resort Lodging Tenant Corp., and (v) with respect to the Biltmore Property, that certain Amended and Restated Lease Agreement, dated as of August 18, 2004, by and between CNL Biltmore Resort, LP and CNL Resort Lodging Tenant Corp.

            AFFILIATE TENANT shall mean each of CNL Resort Lodging Tenant Corp. and CNL Resort Ancillary Tenant Corp., each a Delaware corporation.

            AGREEMENT shall mean this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            ALLOCATED LOAN AMOUNT shall mean the principal amount of the Loan allocated to each individual Property as set forth on Schedule V attached hereto.

            ALTA shall mean American Land Title Association, or any successor thereto.

            ALTERATION shall mean any demolition, alteration, installation, improvement or decoration of or to the Property or any part thereof or the Improvements (including FF&E) thereon.

            ANTICIPATED FUNDING DATE shall mean March 31, 2006.

            APPLICABLE RATE shall have the meaning set forth in the Note.

            APPROVED BANK shall have the meaning set forth in the Account Agreement.

            APPROVED BASE BUILDING WORK shall mean the work described in
Schedule II, and such other items of a capital or structural repair nature required to repair and maintain the Property.

            APPROVED CAPITAL EXPENDITURES shall mean the monthly Capital Expenditures that are not otherwise funded through the FF&E Reserve Account and as set forth on the Budget provided to or approved by Lender pursuant to Section
11.2.6 or otherwise approved by Lender in writing; provided, however, that if such Budget has not been so approved by Lender, then the term Approved Capital Expenditures shall mean the Capital Expenditures set forth on the then current Budget in effect.

            APPROVED OPERATING EXPENSES shall mean the monthly Operating Expenses as set forth on the Budget approved by Lender pursuant to Section
11.2.6 (b) or (c), if applicable; provided, however, that if such Budget has not been so approved by Lender, then the term Approved Operating Expenses shall mean the amount of Operating Expenses set forth on the then current Budget in effect).

            APPROVED SERVICER shall have the meaning set forth in the definition of "Qualified Transferee."

            AQUA VIEW PARCEL shall have the meaning set forth in Section
2.3.5(a).

            ASSIGNMENT AND ACCEPTANCE shall mean an assignment and acceptance entered into by Lender and an assignee, and accepted by Lender in accordance with Article XV and in substantially the form of Exhibit J or such other form customarily used by Lender in connection with the participation or syndication of mortgage loans at the time of such assignment.

            ASSIGNMENT OF LEASES shall mean that certain first priority Assignment of Leases, Rents, Hotel Revenues and Security Deposits, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases, Rents, Hotel Revenue and Security Deposits as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            ASSIGNMENT OF MANAGEMENT AGREEMENT shall mean, collectively, (i) with respect to the Biltmore Property, the Grand Wailea Property, and the La Quinta Property, that certain Manager's Consent, Subordination of Management Agreement and Non-disturbance Agreement, dated the date hereof, among CNL Resort Lodging Tenant Corp. CNL Resort Ancillary Tenant Corp., CNL Resort Biltmore Real Estate, Inc., CNL Resort Desert Real Estate, Inc., CNL Biltmore Resort, LP, CNL Desert Resort, LP, CNL Grand Wailea Resort, LP, Lender, and KSL II Management Operations, LLC, (ii) with respect to the Claremont Property, that certain Manager's Consent, Subordination of Management Agreement and Non-disturbance Agreement, dated as of the date hereof, among CNL Resort Lodging Tenant Corp., Claremont Borrower, and Interstate Management Company, LLC, and (iii) with respect to the Doral Property, (a) that certain Consent to Assignment, Agreement, and Estoppel, dated as of the date hereof, by and between CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Resort Lodging Tenant, Corp., Lender, Mezzanine Lenders, Mezzanine Borrowers, and Marriott International, Inc., and (b) that certain Subordination, Non-disturbance and Attornment Agreement, dated as of the date hereof, by and between CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Resort Lodging Tenant, Corp., Lender, Mezzanine Lenders, Mezzanine Borrowers, and Marriott International, Inc. as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            ASSIGNMENT OF SUBSIDIARY MANAGEMENT AGREEMENT shall mean (i) with respect to the La Quinta Property, that certain Subsidiary Manager's Consent and Subordination of Management Agreement, dated as of the date hereof, by and between CNL Desert Resort, LP, CNL Resort Desert Real Estate, Inc. and Lender, and (ii) with respect to the Biltmore Property, that certain Subsidiary Manager's Consent and Subordination of Management Agreement, dated as of the date hereof, by and between CNL Biltmore Resort, LP, CNL Resort Biltmore Real Estate, Inc., and Lender.

            BANKRUPTCY CODE shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

            BENEFICIAL when used in the context of beneficial ownership has the analogous meaning to that specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

            BEST OF BORROWER'S KNOWLEDGE, shall mean the actual (as opposed to imputed or constructive) present knowledge of John A. Griswold, President and C. Brian Strickland, Chief Financial Officer, after due inquiry, and without creating any personal liability on the part of any said individuals. In the case where the term "Best of Borrower's Knowledge" is used in the context of representations or warranties of Borrower to be made after the date hereof, the term shall include the Person or Persons, as applicable, that occupy the capacities of Chief Financial Officer, and President on the date such representation or warranty is made to the extent that one or more of such individuals no longer occupy their current capacities.

            BILTMORE PROPERTY means that certain property known as the Arizona Biltmore Resort and Spa, located in Phoenix, Arizona.

            BILTMORE VILLAS PAYMENTS means any payments made by the Arizona Biltmore Villas Condominium Association to Borrower, Affiliate Tenant, or Manager, or any payments made by any Person pursuant to any agreement with the Arizona Biltmore Villas Condominium Association to Borrower.

            BORROWER shall have the meaning set forth in the first paragraph of this Agreement.

            BORROWER'S ACCOUNT shall mean the following account, or such other account with any Person subsequently identified in a written notice from Borrower to Lender, which Borrower's Account shall be under the sole dominion and control of Borrower:

                   Bank:  Bank of America, N.A.
                   ABA#: 111 000 012
                   Account Name:  CNL Resort Lodging Tenant Corp.
                   Account Number:  3756266386
                   Reference:  Excess Cash

            BORROWER PARENTS shall mean each of (i) Mortgage Borrower General Partner, (ii) First Mezzanine Borrower, (iii) First Mezzanine General Partner,
(iv) Second Mezzanine Borrower, (v) Second Mezzanine General Partner, (vi) Third Mezzanine Borrower, (vii) Third Mezzanine General Partner, (viii) Fourth Mezzanine Borrower, (ix) Fourth Mezzanine General Partner, (x) Fifth Mezzanine Borrower, (xi) Fifth Mezzanine General Partner, and (xii) until such time as such entities may be dissolved or merged as set forth herein, (a) Sub Junior, and (b) Sub Junior General Partner.

            BORROWER SUBSIDIARY shall mean each of CNL Resort Desert Real Estate, Inc., and CNL Resort Biltmore Real Estate, Inc., each a Delaware corporation.

            BUDGET shall mean the operating budget for the Property prepared by Manager, on Borrower's behalf, pursuant to the Management Agreement, for the applicable Fiscal Year or other period setting forth, in reasonable detail, Manager's good faith estimates of the anticipated results of operations of the Property, including revenues from all sources, all Operating Expenses, Management Fees and Capital Expenditures.

            BUILDING EQUIPMENT shall have the meaning set forth in the Security Instrument.

            BUSINESS DAY shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, Florida or in the state in which Servicer is located are not open for business.

            CAPITAL EXPENDITURES shall mean any amount incurred in respect of capital items which in accordance with GAAP would not be included in Borrower's annual financial statements for an applicable period as an operating expense of the Property.

            CASH shall mean the legal tender of the United States of America.

            CASH AND CASH EQUIVALENTS shall mean any one or a combination of the following: (i) Cash, and (ii) U.S. Government Obligations.

            CASH MANAGEMENT BANK shall mean PNC Bank, National Association or any successor Approved Bank acting as Cash Management Bank under the Account Agreement or other financial institution approved by the Lender and, if a Securitization has occurred, the Rating Agencies.

            CASUALTY shall mean a fire, explosion, flood, collapse, earthquake or other casualty affecting the Property.

            CDO shall have the meaning provided for in the definition of "Qualified Transferee."

            CDO ASSET MANAGER with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering a Mezzanine Loan as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Mezzanine Loan).

            CLAREMONT BORROWER shall mean CNL Claremont Resort, LP, a Delaware limited partnership.

            CLAREMONT PROPERTY shall mean that certain property known as the Claremont Resort and Spa, located in Oakland and Berkeley, California.

            CLOSE AFFILIATE shall mean with respect to any Person (the FIRST PERSON) any other Person (each, a SECOND PERSON) which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least 85% of all of the legal, Beneficial and/or equitable interest in such First Person, (b) the First Person owns, directly or indirectly, at least 85% of all of the legal, Beneficial and/or equitable interest in such Second Person, or (c) a third Person owns, directly or indirectly, at least 85% of all of the legal, Beneficial and/or equitable interest in both the First Person and the Second Person.

            CLOSING DATE shall mean the date of this Agreement set forth in the first paragraph hereof.

            CLOSING DATE DSCR shall mean 2.61:1.00.

            CNL CORPORATE ENTITIES shall have the meaning set forth in Section 8.1(g).

            CNL OP shall mean CNL HOSPITALITY PARTNERS, LP, a Delaware limited partnership.

            CODE shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            COLLATERAL ACCOUNTS shall have the meaning set forth in Section
3.1.1.

            COLLECTION ACCOUNT shall have the meaning set forth in Section
3.1.1.

            CONDEMNATION shall mean a taking or voluntary conveyance during the term hereof of all or any part of the Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, whether or not the same shall have actually been commenced.

            CONTROL shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (ii) the ownership, direct or indirect, of no less than 51% of the voting securities of such Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

            CURRENT DEBT SERVICE RESERVE ACCOUNT shall have the meaning set forth in Section 3.1.1.

            DBS shall have the meaning set forth in Section 14.4.2(b).

            DBS GROUP shall have the meaning set forth in Section 14.4.2(b).

            DEBT shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services; (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person;
(e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

            DEBT SERVICE shall mean, with respect to any particular period of time, scheduled interest payments under the Note.

            DEFAULT shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

            DEFAULT RATE shall have the meaning set forth in the Note.

            DEFEASANCE COLLATERAL shall mean obligations or securities that (a) are not subject to prepayment, call or early redemption, (b) provide for interest at a fixed rate, (c) have a principal amount due at maturity that cannot vary or change, (d) are rated "AAA" or better by S&P (or, if not rated by S&P, are eligible under S&P's published criteria in paragraphs 1, 2 or 3 of its Eligible Investment Criteria for "AAA" Rated Structured Transactions) and Aaa or better by Moody's (if rated by Moody's), and (e) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80a-1).

            DEFEASANCE DATE shall have the meaning set forth in Section 2.3.4(a)(i) hereof.

            DEFEASANCE DEPOSIT shall mean an amount equal to the Allocated Loan Amount for such property subject to the Defeasance Event plus any costs and expenses incurred or to be incurred in the purchase of Defeasance Collateral necessary to meet the Scheduled Defeasance Payments.

            DEFEASANCE EVENT shall have the meaning set forth in Section 2.3.4(a) hereof.

            DEFEASANCE LOCKOUT PERIOD shall have the meaning set forth in the Note.

            DISCLOSURE DOCUMENTS shall have the meaning set forth in Section 14.4.1.

            DISQUALIFIED TRANSFEREE shall mean any Person or Close Affiliate thereof that, (i) has (within the past five (5) years) defaulted, or is now in default, beyond any applicable cure period, of its material obligations, under any material written agreement with Lender, any Affiliate of Lender, or, unless approved by the Rating Agencies, any other financial institution or other person providing or arranging financing; (ii) has been convicted in a criminal proceeding for a felony or a crime involving moral turpitude or that is an organized crime figure or is reputed (as determined by Lender in its sole discretion) to have substantial business or other affiliations with an organized crime figure; (iii) has at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iv) as to which an involuntary petition (which was not subsequently dismissed within one hundred twenty (120) days) has at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (v) has at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (vi) has at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; (vii) has at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due; or
(viii) has been found by a court of competent jurisdiction or other governmental authority in a comparable proceeding to have violated any federal or state securities laws or regulations promulgated thereunder.

            DORAL PROPERTY means collectively that certain property known as The Doral Golf Resort and Spa, located in Miami, Florida owned by CNL Resort Hotel, LP and that certain property known as the Silver Course, located in Miami-Dade County, Florida owned by CNL Resort Silver Properties, LP.

            DORAL SETTLEMENT AGREEMENT means that certain Stipulation for Settlement, dated March, 1999, entered in the United States District Court in the Southern District of Florida,

Miami, between the applicable Borrower and Association for Disabled Americans, Inc., Daniel Ruiz and Jorge Luis Rodriguez.

            DSCR shall mean, with respect to a particular period, the ratio of Net Operating Income to Debt Service in respect of such period, as computed by Lender from time to time pursuant to the terms hereof (based on actual debt service payable under such loan) per annum. If no such period is specified, then the period shall be deemed to be the immediately preceding four (4) Fiscal Quarters.

            DSCR TEST shall mean the test performed by Lender on a trailing four
(4) Fiscal Quarter basis pursuant to the terms of Section 16.4 hereof following the end of each Fiscal Quarter to determine whether a Low DSCR Period has occurred and is continuing.

            ELIGIBILITY REQUIREMENTS means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000 and
(ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial properties.

            ELIGIBLE ACCOUNT has the meaning set forth in the Account Agreement.

            ELIGIBLE COLLATERAL shall mean U.S. Government Obligations, Letters of Credit or Cash and Cash Equivalents, or any combination thereof.

            ENVIRONMENTAL CERTIFICATE shall have the meaning set forth in
Section 12.2.1.

            ENVIRONMENTAL CLAIM shall mean any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based upon or resulting from (a) the presence, threatened presence, release or threatened release into the environment of any Hazardous Materials from or at the Property, or (b) the violation, or alleged violation, of any Environmental Law relating to the Property.

            ENVIRONMENTAL EVENT shall have the meaning set forth in Section 12.2.1.

            ENVIRONMENTAL INDEMNITY shall mean the Environmental Indemnity, dated the date hereof, made by Guarantor in favor of Lender.

            ENVIRONMENTAL LAW shall have the meaning provided in the Environmental Indemnity.

            ENVIRONMENTAL REPORTS shall have the meaning set forth in Section 12.1.

            ERISA shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            EVENT OF DEFAULT shall have the meaning set forth in Section
17.1(a).

            EXCESS CASH FLOW shall have the meaning set forth in Section 3.1.6(xii).

            EXCHANGE ACT shall have the meaning set forth in Section 14.4.1.

            EXCULPATED PARTIES shall have the meaning set forth in Section
18.1.1.

            EXCUSABLE DELAY shall mean a delay due to acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, but Borrower's lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.

            EXISTING PARKING PARCEL shall have the meaning set forth in Section 2.3.5(c).

            EXISTING PARKING PARCELS shall have the meaning set forth in Section 2.3.5(c).

            EXISTING PROJECTS shall have the meaning set forth in Section
10.2(i).

            EXPANSION shall mean any expansion or reduction of the Property or any portion thereof or the Improvements thereon.

            FEE OWNER shall mean, collectively, The County of Riverside, Doral Park Country Club Homeowners Association, Inc., a Florida corporation, and Arizona Biltmore Hotel Villas Condominium Association.

            FF&E shall mean furniture, fixtures and equipment of the type customarily utilized in hotel properties similar to the applicable Property located in the same market as such Property.

            FF&E RESERVE ACCOUNT shall mean those certain Manager Accounts maintained by Manager for FF&E reserves pursuant to each Management Agreement, each at CNL Bank, Orlando Florida, having account number (i) with respect to the La Quinta Property, account number 3020799, (ii) with respect to the Grand Wailea Property, account number 3028461, (iii) with respect to the Biltmore Property, account number 3028479, (iv) with respect to the Claremont Property, account number [3028487], and (v) with respect to the Doral Property, account number 3021904.

            FIFTH MEZZANINE ACCOUNT shall mean, (i) if the Fifth Mezzanine Loan is funded by Fifth Mezzanine Lender on or before the Anticipated Funding Date, account # 1014253564 at PNC Bank, National Association, ABA #043000096, or (ii) if the Fifth Mezzanine Loan is not funded by Fifth Mezzanine Lender on or before the Anticipated Funding Date, but is funded on or before the Outside Date, an account to be opened at PNC Bank, National Association in the name of Fifth Mezzanine Borrower for the benefit of Fifth Mezzanine Lender.

            FIFTH MEZZANINE BORROWER shall mean CNL Resort Junior Mezz, LP, a Delaware limited partnership, together with its respective successors and assigns as permitted under the Fifth Mezzanine Loan Agreement.

            FIFTH MEZZANINE GENERAL PARTNER shall mean CNL Resort Junior Mezz GP, LLC, a Delaware limited liability company.

            FIFTH MEZZANINE LENDER shall mean (i) if the Loan is funded on or before the Anticipated Funding Date, German American Capital Corporation, together with its successors and assigns, or (ii) if the Loan is funded after the Anticipated Funding Date but prior to the Outside Date, German American Capital Corporation or any other lender under that funds the Fifth Mezzanine Loan, together with its successors and assigns.

            FIFTH MEZZANINE LENDER MONTHLY DEBT SERVICE NOTICE shall mean (i) if the Fifth Mezzanine Loan is funded by Fifth Mezzanine Lender on or before the Anticipated Funding Date, the written notice required to be delivered by Fifth Mezzanine Lender pursuant to Section 3.1.5(e) of the Fifth Mezzanine Loan Agreement to Lender at least five (5) Business Days prior to each Payment Date setting forth the Fifth Mezzanine Loan Debt Service Amount payable by Fifth Mezzanine Borrower on the first Payment Date occurring after the date such notice is delivered, or (ii) if the Fifth Mezzanine Loan is not funded by Fifth Mezzanine Lender on or before the Anticipated Funding Date, a notice sent to Lender from Fifth Mezzanine Lender at least five (5) Business Days prior to each Payment Date setting forth the Fifth Mezzanine Loan Debt Service Amount payable by Fifth Mezzanine Borrower on the first Payment Date occurring after the date such notice is delivered.

            FIFTH MEZZANINE LOAN shall mean (i) that certain loan in the original principal amount of $100,000,000 which may be funded by Fifth Mezzanine Lender to Fifth Mezzanine Borrower, pursuant to the Fifth Mezzanine Loan Agreement on or before the Anticipated Funding Date, or (ii) if the Fifth Mezzanine Loan is not funded by Fifth Mezzanine Lender on or before the Anticipated Funding Date, but is funded on or before the Outside Date after satisfaction of the Funding Conditions, the mezzanine loan to Fifth Mezzanine Borrower in an original principal amount of up to $100,000,000.

            FIFTH MEZZANINE LOAN AGREEMENT shall mean, (i) if the Fifth Mezzanine Loan is funded by Fifth Mezzanine Lender on or before the Anticipated Funding Date, that certain Fifth Mezzanine Loan and Security Agreement between Fifth Mezzanine Borrower and Fifth Mezzanine Lender, and evidenced by the Fifth Mezzanine Note, or (ii) if the Fifth Mezzanine Loan is not funded by Fifth Mezzanine Lender on or before the Anticipated Funding Date, but is funded on or before the Outside Date, a mezzanine loan and security agreement with respect to the Fifth Mezzanine Loan between the Fifth Mezzanine Lender and Fifth Mezzanine Borrower.

            FIFTH MEZZANINE LOAN DEBT SERVICE AMOUNT shall mean, if the Fifth Mezzanine Loan is funded prior to the Outside Date, with respect to any specified date or a particular period of time, interest payments and required scheduled amortization, if any, under the Fifth Mezzanine Note (excluding any default or accrued interest) due as of such date or payable (as set forth in the Fifth Mezzanine Lender Monthly Debt Service Notice delivered to Lender) with respect to or during such period (including the last day thereof), as applicable and repayment in full of the principal balance of the Fifth Mezzanine Note on the scheduled maturity of the Fifth Mezzanine Loan (but excluding any principal payments on account of an acceleration of the Fifth Mezzanine Loan or a default under any of the Fifth Mezzanine Loan Documents).

            FIFTH MEZZANINE LOAN DEFAULT NOTICE shall mean, if the Fifth Mezzanine Loan is funded on or before the Outside Date, a notice from Fifth Mezzanine Lender to Lender (upon which Lender may conclusively rely without any inquiry into the validity thereof) that an "Event of Default" has occurred and is continuing under any of the Fifth Mezzanine Loan Documents.

            FIFTH MEZZANINE LOAN DEFAULT REVOCATION NOTICE shall have the meaning set forth in Section 3.1.6 hereof.

            FIFTH MEZZANINE LOAN DOCUMENTS means, if the Fifth Mezzanine Loan is funded on or before the Outside Date, the documents evidencing and securing the Fifth Mezzanine Loan, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time.

            FIFTH MEZZANINE NOTE shall mean, (i) if the Fifth Mezzanine Loan is funded by Fifth Mezzanine Lender on or before the Anticipated Funding Date, the "MEZZANINE NOTE" as defined in the Fifth Mezzanine Loan Agreement, made payable by Fifth Mezzanine Borrower, as maker to the order of Fifth Mezzanine Lender, or
(ii) if the Fifth Mezzanine Loan is funded on or before the Outside Date, the mezzanine note from Fifth Mezzanine Borrower to Fifth Mezzanine Lender evidencing the Fifth Mezzanine Loan.

            FINAL COMPLETION shall mean, with respect to any specified work, the final completion of all such work, including the performance of all "punch list" items, as confirmed by an Officer's Certificate and, with respect to any Material Alteration or Material Expansion, a certificate of the Independent Architect, if applicable.

            FIRST MEZZANINE BORROWER shall mean CNL Resort Senior Mezz, LP, a Delaware limited partnership, together with its respective successors and assigns as permitted under the First Mezzanine Loan Agreement.

            FIRST MEZZANINE GENERAL PARTNER shall mean CNL Resort Senior Mezz GP, LLC, a Delaware limited liability company.

            FIRST MEZZANINE LENDER shall mean German American Capital Corporation, together with its successors and assigns.

            FIRST MEZZANINE LENDER MONTHLY DEBT SERVICE NOTICE shall mean the written notice required to be delivered by First Mezzanine Lender pursuant to
Section 3.1.5(e) of the First Mezzanine Loan Agreement to Lender at least five
(5) Business Days prior to each Payment Date setting forth the First Mezzanine Loan Debt Service Amount payable by First Mezzanine Borrower on the first Payment Date occurring after the date such notice is delivered.

            FIRST MEZZANINE LOAN shall mean that certain loan in the original principal amount of $115,000,000 made by First Mezzanine Lender to First Mezzanine Borrower, pursuant to the First Mezzanine Loan Agreement.

            FIRST MEZZANINE LOAN AGREEMENT shall mean that certain First Mezzanine Loan Agreement and Security Agreement, dated as of the Closing Date, between First Mezzanine Borrower and First Mezzanine Lender, and evidenced by the First Mezzanine Note.

            FIRST MEZZANINE LOAN DEBT SERVICE AMOUNT shall mean, with respect to any specified date or a particular period of time, interest payments and required scheduled amortization, if any, under the First Mezzanine Note (excluding any default or accrued interest) due as of such date or payable (as set forth in the First Mezzanine Lender Monthly Debt Service Notice delivered to Lender) or during such period (including the last day thereof), as applicable and repayment in full of the principal balance of the First Mezzanine Note on the scheduled maturity of the First Mezzanine Loan (but excluding any principal payments on account of an acceleration of the First Mezzanine Loan or a default under any of the First Mezzanine Loan Documents).

            FIRST MEZZANINE LOAN DEFAULT NOTICE shall mean a notice from First Mezzanine Lender to Lender (upon which Lender may conclusively rely without any inquiry into the validity thereof) that an "Event of Default" has occurred and is continuing under any of the First Mezzanine Loan Documents.

            FIRST MEZZANINE LOAN DEFAULT REVOCATION NOTICE shall have the meaning set forth in Section 3.1.6 hereof.

            FIRST MEZZANINE ACCOUNT shall mean account # 1014253513 at PNC Bank, National Association, ABA #043000096.

            FIRST MEZZANINE LOAN DOCUMENTS means the documents evidencing and securing the First Mezzanine Loan, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time.

            FIRST MEZZANINE NOTE shall mean the "Mezzanine Note" as defined in the First Mezzanine Loan Agreement, made payable by First Mezzanine Borrower, as maker to the order of First Mezzanine Lender.

            FIRST TIER CNL ENTITIES shall have the meaning set forth in Section 8.1(g).

            FISCAL QUARTER shall mean each quarter within a Fiscal Year in accordance with GAAP.

            FISCAL YEAR shall mean the period commencing on the Closing Date and ending on and including December 31 of the calendar year in which the Closing Date occurs and thereafter each twelve month period commencing on January 1 and ending on December 31 until the Debt is repaid in full, or such other common fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld.

            FITCH shall mean Fitch Ratings Inc.

            FOURTH MEZZANINE BORROWER shall mean CNL Resort Sub Intermediate Mezz, LP, a Delaware limited partnership, together with its respective successors and assigns as permitted under the Fourth Mezzanine Loan Agreement.

            FOURTH MEZZANINE GENERAL PARTNER shall mean CNL Resort Sub Intermediate Mezz GP, LLC, a Delaware limited liability company.

            FOURTH MEZZANINE LENDER shall mean German American Capital Corporation, together with its successors and assigns.

            FOURTH MEZZANINE LENDER MONTHLY DEBT SERVICE NOTICE shall mean the written notice required to be delivered by Fourth Mezzanine Lender pursuant to
Section 3.1.5(e) of the Fourth Mezzanine Loan Agreement to Lender at least five
(5) Business Days prior to each Payment Date setting forth the Fourth Mezzanine Loan Debt Service Amount payable by Fourth Mezzanine Borrower on the first Payment Date occurring after the date such notice is delivered.

            FOURTH MEZZANINE LOAN shall mean that certain loan in the original principal amount of $50,000,000 made by Fourth Mezzanine Lender to Fourth Mezzanine Borrower, pursuant to the Fourth Mezzanine Loan Agreement.

            FOURTH MEZZANINE LOAN AGREEMENT shall mean that certain Fourth Mezzanine Loan and Security Agreement, dated as of the Closing Date, between Fourth Mezzanine Borrower and Fourth Mezzanine Lender, and evidenced by the Fourth Mezzanine Note.

            FOURTH MEZZANINE LOAN DEBT SERVICE AMOUNT shall mean, with respect to any specified date or a particular period of time, interest payments and required scheduled amortization, if any, under the Fourth Mezzanine Note (excluding any default or accrued interest) due as of such date or payable (as set forth in the Fourth Mezzanine Lender Monthly Debt Service Notice delivered to Lender) with respect to or during such period (including the last day thereof), as applicable and repayment in full of the principal balance of the Fourth Mezzanine Note on the scheduled maturity of the Fourth Mezzanine Loan (but excluding any principal payments on account of an acceleration of the Fourth Mezzanine Loan or a default under any of the Fourth Mezzanine Loan Documents).

            FOURTH MEZZANINE LOAN DEFAULT NOTICE shall mean a notice from Fourth Mezzanine Lender to Lender (upon which Lender may conclusively rely without any inquiry into the validity thereof) that an "Event of Default" has occurred and is continuing under any of the Fourth Mezzanine Loan Documents.

            FOURTH MEZZANINE LOAN DEFAULT REVOCATION NOTICE shall have the meaning set forth in Section 3.1.6 hereof.

            FOURTH MEZZANINE ACCOUNT shall mean account # 1014253556 at PNC Bank, National Association, ABA #043000096.

            FOURTH MEZZANINE LOAN DOCUMENTS means the documents evidencing and securing the Fourth Mezzanine Loan, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time.

            FOURTH MEZZANINE NOTE shall mean the "Mezzanine Note" as defined in the Fourth Mezzanine Loan Agreement, made payable by Fourth Mezzanine Borrower, as maker to the order of Fourth Mezzanine Lender.

            FUNDING CONDITIONS shall have the meaning set forth in Section
8.1(b).

            GAAP shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination, as appropriately modified by the Uniform System, and as further modified for purposes of calculating Net Membership Cash Flow.

            GENERAL PARTNERS shall mean, collectively, each of Mortgage Borrower General Partner, First Mezzanine General Partner, Second Mezzanine General Partner, Third Mezzanine General Partner, Fourth Mezzanine General Partner, Fifth Mezzanine General Partner, and until such time as such entity may be dissolved or merged as set forth herein, Sub Junior General Partner.

            GENERAL RELEASE CONDITIONS shall have the meaning set forth in
Section 2.3.5(a).

            GOLD VIEW PARCEL shall have the meaning set forth in Section
2.3.5(d).

            GOVERNMENTAL AUTHORITY shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

            GRAND WAILEA PROPERTY means that certain property known as the Grand Wailea Resort Hotel and Spa located in Maui, Hawaii.

            GRAND WAILEA REFUND MEMBER DEPOSITS shall have the meaning set forth in Section 16.8 hereof.

            GRAND WAILEA REFUND MEMBERS shall have the meaning set forth in
Section 16.8 hereof.

            GRAND WAILEA REFUND RESERVE ACCOUNT shall have the meaning set forth in Section 3.1.1(f).

            GREEN VIEW PARCEL shall have the meaning set forth in Section 2.3.5(c).

            GROUND LEASE means, each of (i) that certain Lease (Lake Cahuilla
Park), dated as of June 23, 1987, between The County of Riverside, as lessor and Landmark Land Company of California, as lessee, as assigned to CNL Desert Resorts, LP and as amended, supplemented and modified from time to time (the La Quinta Ground Lease), (ii) that certain Lease, dated as of

October 31, 1997, between Doral Park Joint Venture, as lessor and CNL Silver Properties, LP as amended, supplemented and modified from time to time (the Doral Ground Lease) and (iii) that certain Ground Lease Agreement, dated as of June 1, 1996, between Arizona Biltmore Hotel Villas Condominium Association, as lessor and Biltmore Hotel Partners, as lessee, as assigned to CNL Biltmore Resort, LP and as amended, supplemented and modified from time to time (the Biltmore Ground Lease).

            GUARANTOR shall mean CNL Hotels & Resorts, Inc., a Maryland corporation.

            HAZARDOUS MATERIALS shall have the meaning provided in the Environmental Indemnity.

            HOLDING ACCOUNT shall have the meaning set forth in Section 3.1.1.

            HOTEL REVENUE shall mean all revenues, income, Rents, issues, profits, termination or surrender fees, penalties and other amounts arising from the use or enjoyment of all or any portion of the Property, including, without limitation, the rental or surrender of any office space, retail space, parking space, halls, stores, and offices of every kind, the rental or licensing of signs, sign space or advertising space and all membership fees and dues, rentals, revenues, receipts, income, accounts, accounts receivable, cancellation fees, penalties, credit card receipts and other receivables relating to or arising from rentals, rent equivalent income, income and profits from guest rooms, meeting rooms, conference and banquet rooms, food and beverage facilities, health clubs, spas, vending machines, parking facilities, telecommunication and television systems, guest laundry, the provision or sale of other goods and services, and any other items of revenue, receipts or other income as identified in the Uniform System; plus Net Membership Cash Flow and business interruption insurance Proceeds.

            IMPOSITIONS shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rents and Hotel Revenue (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower (including all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Property is located), (b) the Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof, or any Rents or Hotel Revenue therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of all or any part thereof. Nothing contained in this Agreement shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property, (ii) any manager of the Property, including any Manager, or (iii) Servicer, Lender or any other third party in the nature of a capital levy, estate, inheritance, succession, income or net revenue tax.

            IMPROVEMENTS shall have the meaning set forth in the Security Instrument.

            INCREASED COSTS shall have the meaning set forth in Section 2.4.1.

            INDEBTEDNESS shall mean, at any given time, the Principal Amount, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with the other Loan Documents and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or the other Loan Documents.

            INDEMNIFIED PARTIES shall have the meaning set forth in Section 19.12(b).

            INDEPENDENT shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in any Borrower or in any Affiliate of any Borrower,
(ii) is not connected with Borrower or any Affiliate of Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions (other than in connection with providing Independent Director, Independent Manager or Independent Manager services to Borrower or any Affiliate of Borrower) and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

            INDEPENDENT ARCHITECT shall mean an architect, engineer or construction consultant selected by Borrower which is Independent, licensed to practice in the State (if an architect) and has at least five (5) years of applicable experience and which is reasonably acceptable to Lender.

            INDEPENDENT DIRECTOR, INDEPENDENT MANAGER, or INDEPENDENT MEMBER shall mean a Person who is not and will not be while serving and has never been
(i) a member (other than an Independent Member), manager (other than an Independent Manager), director (other than an Independent Director), employee, attorney, or counsel of Borrower, Borrower Subsidiary, Affiliate Tenants, or Borrower Parents (provided that Borrower, Borrower Subsidiary, Affiliate Tenants, or Borrower Parents may not have the same Independent Directors, Independent Managers or Independent Members), (ii) in the seven (7) years prior to the Closing Date, a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with Borrower or its Affiliates (other than in connection with providing Independent Director, Independent Manager or Independent Manager services to Borrower or any Affiliate of Borrower), (iii) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (iv) a member of the immediate family of any member, manager, employee, attorney, customer, supplier or other Person referred to above, or (v) a person Controlling or under the common Control of anyone listed in (i) through (iv) above. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director or Independent Manager or Independent Member if such individual is at the time of initial appointment, or at any time while serving as such, is an Independent Director or Independent Manager or

Independent Member, as applicable, of a Single Purpose Entity affiliated with Borrower, other than the Mezzanine Borrowers.

            INSURANCE REQUIREMENTS shall mean, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting the Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other body exercising similar functions.

            INSURANCE RESERVE ACCOUNT shall have the meaning set forth in
Section 3.1.1(b).

            INSURANCE RESERVE AMOUNT shall have the meaning set forth in Section 16.2.

            INSURANCE RESERVE TRIGGER shall mean Borrower's failure to deliver to Lender not less than five Business Days prior to each Payment Date, evidence that all insurance premiums for the insurance required to be maintained pursuant to the terms of this Agreement have been paid in full.

            INTANGIBLE shall have the meaning set forth in the Security Instrument.

            INTEREST PERIOD shall have the meaning set forth in the Note.

            INTERVENING TRUST VEHICLE with respect to any Securitization Vehicle which is a CDO, shall mean a trust vehicle or entity which holds a Mezzanine Loan as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

            LAND shall have the meaning set forth in the Security Instrument.

            LA QUINTA PROPERTY means, collectively, that certain property known as the La Quinta Resort and Club and that certain property known as PGA West, located in La Quinta, California.

            LATE PAYMENT CHARGE shall have the meaning set forth in Section
2.2.3.

            LEASE shall mean any lease, sublease or subsublease, letting, license, concession, or other agreement (whether written or oral and whether now or hereafter in effect) (excluding club membership programs now or hereafter in effect entitling Persons to preferential access to the Property) pursuant to which any Person is granted by the Borrower or Affiliate Tenant a possessory interest in, or right to use or occupy all or any portion of any space in the Property or any facilities at the Property (other than typical short-term occupancy rights of hotel guests which are not the subject of a written agreement), and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

            LEASE MODIFICATION shall have the meaning set forth in Section
8.7.1.

            LEASEHOLD ESTATE means the estate in the Property created by the Ground Lease.

            LEGAL REQUIREMENTS shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority including, without limitation, Environmental Laws and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Borrower or to the Property and the Improvements and the Building Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Property and the Improvements and the Building Equipment thereon including, without limitation, building and zoning codes and ordinances and laws relating to handicapped accessibility.

            LENDER shall have the meaning set forth in the first paragraph of this Agreement.

            LETTER OF CREDIT shall mean an irrevocable, unconditional, transferable, (without the imposition of any fee except any fees which are expressly payable by the Borrower), clean sight draft letter of credit (either an evergreen letter of credit or one which does not expire until at least thirty
(30) days after the Maturity Date (the LC Expiration Date), in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement executed by an officer or authorized signatory of Lender and issued by an Approved Bank. If at any time (a) the institution issuing any such Letter of Credit shall cease to be an Approved Bank or (b) the Letter of Credit is due to expire prior to the LC Expiration Date, Lender shall have the right immediately to draw down the same in full and hold the proceeds thereof in accordance with the provisions of this Agreement, unless Borrower shall deliver a replacement Letter of Credit from an Approved Bank within (i) as to (a) above, twenty (20) days after Lender delivers written notice to Borrower that the institution issuing the Letter of Credit has ceased to be an Approved Bank or (ii) as to (b) above, at least twenty (20) days prior to the expiration date of said Letter of Credit.

            LIABILITIES shall have the meaning set forth in Section 14.4.2(b).

            LICENSES shall have the meaning set forth in Section 4.1.23.

            LIEN shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic's, materialmen's and other similar liens and encumbrances.

            LIQUIDATED DAMAGES AMOUNT shall have the meaning set forth in the Note.

            LOAN shall mean the loan in the amount of $1,000,000,000 made by Lender to Borrower pursuant to this Agreement.

            LOAN DOCUMENTS shall mean, collectively, this Agreement, the Note, each Security Instrument, Assignment of Leases, the Trademark Security Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Assignment of

Subsidiary Management Agreement, the Account Agreement, the Recourse Guaranty and all other documents executed and/or delivered by Borrower in connection with the Loan including any certifications or representations delivered by or on behalf of Borrower, any Affiliate of Borrower, the Manager, or any Affiliate of the Manager (including, without limitation, any certificates in connection with any legal opinions delivered on the date hereof).

            LOW DSCR GW MEMBERSHIP DEPOSITS shall have the meaning set forth in
Section 16.8 hereof.

            LOW DSCR RESERVE ACCOUNT shall have the meaning set forth in Section 3.1.1(e).

            LOW DSCR PERIOD means any period (i) commencing on the Payment Date following the conclusion of any two (2) consecutive Fiscal Quarter DSCR Tests for which the DSCR for the Properties then subject to the Lien of the Security Instrument is less than 75% of Closing Date DSCR, and (ii) ending on the day immediately preceding the Payment Date following the conclusion of any two (2) consecutive Fiscal Quarter DSCR Tests for which the DSCR exceeds 75% of Closing Date DSCR.

            MANAGEMENT AGREEMENT shall mean, with respect to (i) the Grand Wailea Property, that certain Management Agreement, dated as of August 18, 2004, by and between KSL II Management Operations, LLC and CNL Resort Lodging Tenant Corp., (ii) the La Quinta Property, that certain Management Agreement, dated as of August 18, 2004, between CNL Resort Lodging Tenant Corp., CNL Resort Ancillary Tenant Corp., and CNL Resort Desert Real Estate, Inc. and KSL II Management Operations, LLC, and (iii) the Doral Property, that certain Management Agreement, dated as of August 16, 2004, between the CNL Resort Lodging Tenant Corp. and Marriot International, Inc., (iv) with respect to the Claremont Property, that certain Management Agreement, dated as of July 31, 2005, by and between CNL Resort Lodging Tenant Corp. and Interstate Management Company, LLC, and (v) with respect to the Biltmore Property, that certain Management Agreement, dated as of August 18, 2004, by and between CNL Resort Lodging Tenant Corp. and KSL II Management Operations, LLC, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            MANAGEMENT CONTROL shall mean, with respect to any direct or indirect interest in the Borrower or the Property (not including Manager under an Approved Management Agreement), the power and authority to make and implement or cause to be made and implemented all material decisions with respect to the operation, management, financing and disposition of the specified interest.

            MANAGEMENT FEE shall mean an amount equal to the monthly property management fee payable to the Manager pursuant to the terms of the applicable Management Agreement for base management services.

            MANAGER shall mean (i) with respect to the La Quinta Property, the Grand Wailea Property, and the Biltmore Property, KSL II Management Operations, LLC, a Delaware limited liability company, (ii) with respect to the Claremont Property, Interstate Management Company, LLC, a Delaware limited liability company, and (iii) with respect to the Doral Property, Marriott

International, Inc., a Delaware corporation, or any replacement "Manager" appointed in accordance with Section 5.2.14 hereof.

            MANAGER ACCOUNTS shall mean the accounts maintained by Manager in the name of Borrower with respect to the Property and in accordance with the terms of each Management Agreement.

            MATERIAL ADVERSE EFFECT shall mean any event or condition that has a material adverse effect on (i) the Property taken as a whole, (ii) the use, operation, or value of the Property, (iii) the business, profits, operations or financial condition of the Borrower or such Person, as applicable, or (iv) the ability of Borrower to repay the principal and interest of the Loan as it becomes due or to satisfy any of Borrower's obligations under the Loan Documents.

            MATERIAL ALTERATION shall mean any Alteration to be performed by or on behalf of Borrower at the Property, the total cost of which (including, without limitation, construction costs and costs of architects, engineers and other professionals), as reasonably estimated by an Independent Architect, exceeds, in the aggregate of all such projects (exclusive of all Existing Projects), the Threshold Amount.

            MATERIAL CASUALTY shall mean a Casualty where the loss is in an aggregate amount equal to or in excess of thirty percent (30%) of the Allocated Loan Amount for the applicable Property.

            MATERIAL CONDEMNATION shall mean a Condemnation where the loss is in an aggregate amount equal to or in excess of thirty percent (30%) of the Allocated Loan Amount for the applicable Property.

            MATERIAL EXPANSION shall mean any Expansion to be performed by or on behalf of the Borrower at the Property, the total cost of which, as reasonably estimated by an Independent Architect, exceeds the Threshold Amount.

            MATERIAL LEASE shall mean any Lease (a) demising a premises within the Property that is more than 10,000 net rentable square feet or (b) that is for a term equal to or greater than sixty (60) months.

            MATURITY DATE shall have the meaning set forth in the Note.

            MATURITY DATE PAYMENT shall have the meaning set forth in the Note.

            MAXIMUM LEGAL RATE shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

            MEMBERSHIP AGREEMENTS shall have the meaning set forth in Section 4.1.45.

            MEMBERSHIP DEPOSIT ACCOUNT shall mean a segregated account maintained by Manager in the name of CNL Grand Wailea Resorts, LP at Bank of America, N.A. bearing account number 00-000-1073-001 which contains the balance of outstanding membership deposits at the time of the CNL Grand Wailea Resort, LP's acquisition of the Grand Wailea Property.

            MEZZANINE ACCOUNT means the First Mezzanine Account, the Second Mezzanine Account, the Third Mezzanine Account, the Fourth Mezzanine Account or, if the Fifth Mezzanine Loan is funded prior to the Outside Date, the Fifth Mezzanine Account, as the context may require.

            MEZZANINE BORROWER shall mean First Mezzanine Borrower, Second Mezzanine Borrower, Third Mezzanine Borrower, Fourth Mezzanine Borrower, or Fifth Mezzanine Borrower as the context may require.

            MEZZANINE BORROWERS shall mean, collectively, First Mezzanine Borrower, Second Mezzanine Borrower, Third Mezzanine Borrower, Fourth Mezzanine Borrower, and Fifth Mezzanine Borrower.

            MEZZANINE DEBT SERVICE shall mean, with respect to any particular period of time, the aggregate scheduled interest payments under the Mezzanine Notes.

            MEZZANINE LENDER shall mean First Mezzanine Lender, Second Mezzanine Lender, Third Mezzanine Lender, Fourth Mezzanine Lender, or, if the Fifth Mezzanine Loan is funded prior to the Outside Date, Fifth Mezzanine Lender, as the context may require.

            MEZZANINE LENDERS shall mean, collectively, First Mezzanine Lender, Second Mezzanine Lender, Third Mezzanine Lender, Fourth Mezzanine Lender, and/or, Fifth Mezzanine Lender.

            MEZZANINE LENDER MONTHLY DEBT SERVICE NOTICE shall mean the First Mezzanine Lender Monthly Debt Service Notice, the Second Mezzanine Lender Monthly Debt Service Notice, the Third Mezzanine Lender Monthly Debt Service Notice, the Fourth Mezzanine Lender Monthly Debt Service Notice, or, if the Fifth Mezzanine Loan is funded prior to the Outside Date, the Fifth Mezzanine Lender Monthly Debt Service Notice, as the context may require.

            MEZZANINE LENDER MONTHLY DEBT SERVICE NOTICES shall mean, collectively, the First Mezzanine Lender Monthly Debt Service Notice, the Second Mezzanine Lender Monthly Debt Service Notice, the Third Mezzanine Lender Monthly Debt Service Notice, the Fourth Mezzanine Lender Monthly Debt Service Notice, and/or the Fifth Mezzanine Lender Monthly Debt Service Notice.

            MEZZANINE LOAN shall mean the First Mezzanine Loan, Second Mezzanine Loan, Third Mezzanine Loan, Fourth Mezzanine Loan, or, if the Fifth Mezzanine Loan is funded prior to the Outside Date, Fifth Mezzanine Loan, as the context may require.

            MEZZANINE LOANS shall mean, collectively, the First Mezzanine Loan, Second Mezzanine Loan, Third Mezzanine Loan, Fourth Mezzanine Loan, and/or, if the Fifth Mezzanine Loan is funded prior to the Outside Date, Fifth Mezzanine Loan.

            MEZZANINE LOAN AGREEMENT means the First Mezzanine Loan Agreement, the Second Mezzanine Loan Agreement, the Third Mezzanine Loan Agreement, the Fourth Mezzanine Loan Agreement, or, if the Fifth Mezzanine Loan is funded prior to the Outside Date, the Fifth Mezzanine Loan Agreement, as the context may require.

            MEZZANINE LOAN AGREEMENTS means, collectively, the First Mezzanine Loan Agreement, the Second Mezzanine Loan Agreement, the Third Mezzanine Loan Agreement, the Fourth Mezzanine Loan Agreement, and/or, if the Fifth Mezzanine Loan is funded prior to the Outside Date, the Fifth Mezzanine Loan Agreement.

            MEZZANINE LOAN DEFAULT NOTICE means a First Mezzanine Loan Default Notice, a Second Mezzanine Loan Default Notice, a Third Mezzanine Loan Default Notice, a Fourth Mezzanine Loan Default Notice, and/or, if the Fifth Mezzanine Loan is entered funded prior to the Outside Date, a Fifth Mezzanine Loan Default Notice, as the context may require.

            MEZZANINE LOAN DOCUMENTS means, collectively, the First Mezzanine Loan Documents, the Second Mezzanine Loan Documents, the Third Mezzanine Loan Documents, the Fourth Mezzanine Loan Documents, and/or, if the Fifth Mezzanine Loan is funded prior to the Outside Date, the Fifth Mezzanine Loan Documents.

            MEZZANINE NOTE means the First Mezzanine Note, the Second Mezzanine Note, the Third Mezzanine Note, the Fourth Mezzanine Note, or, if the Fifth Mezzanine Loan is Funded prior to the Outside Date, the Fifth Mezzanine Note, as the context may require.

            MEZZANINE NOTES means, collectively, the First Mezzanine Note, the Second Mezzanine Note, the Third Mezzanine Note, the Fourth Mezzanine Note, and/or, if the Fifth Mezzanine Loan is funded prior to the Outside Date, the Fifth Mezzanine Note.

            MINIMUM NET WORTH shall mean a net worth equal to or exceeding $120,000,000, as reasonably determined by Lender.

            MONETARY DEFAULT shall mean a Default (i) that can be cured with the payment of money or (ii) arising pursuant to Section 17.1(a)(vi) or (vii).

            MONTHLY INSURANCE RESERVE AMOUNT shall have the meaning set forth in
Section 16.2.

            MONTHLY TAX RESERVE AMOUNT shall have the meaning set forth in
Section 16.1.

            MOODY'S shall mean Moody's Investors Service, Inc.

            MORTGAGE BORROWER GENERAL PARTNER shall mean CNL Resort SPE GP, LLC, a Delaware limited liability company.

            NET MEMBERSHIP CASH FLOW shall mean the net cash flow (whether positive or negative) consisting of (a) cash received from sales of new club memberships and conversions of existing club memberships to new club memberships (including deposits and ongoing dues relating thereto), plus (b) cash principal payments received on membership notes evidencing the financing of the purchase of new club memberships or the conversion of existing club memberships, less (c) cash paid to cancel or recall existing club memberships and refunds of new club membership sales to the extent not otherwise accounted for in Hotel Revenue or Operating Expenses in accordance with GAAP (however, in the case of (a), (b), or (c) above, exclusive of refunds funded out of the Membership Deposit Account).

            NET OPERATING INCOME shall mean, for any specified period, the excess of Operating Income over Operating Expenses for the trailing twelve (12) month period.

            NEW LEASE shall have the meaning set forth in Section 8.7.1.

            NON-CONSOLIDATION OPINION shall have the meaning provided in Section 2.5.5.

            NON-DISTURBANCE AGREEMENT shall have the meaning set forth in
Section 8.7.9.

            NOTE shall mean that certain Renewal, Amended, Restated and Consolidated Note in the principal amount of $1,000,000,000, made by Borrower in favor of Lender as of the date hereof, as the same may be amended, restated, replaced, substituted (including any components or subcomponents) or supplemented or otherwise modified from time to time.

            NOTES shall mean, collectively, the Note and any replacement, substitute or component notes made payable by Borrower to the order of Lender in accordance with the terms hereof, as the same may be amended, restated, replaced, substituted (including any components or subcomponents) or supplemented or otherwise modified from time to time.

            OBLIGATIONS shall have meaning set forth in the recitals of the Security Instrument.

            OFAC LIST means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

            OFFICER'S CERTIFICATE shall mean a certificate executed by an authorized signatory of Borrower that is familiar with the financial condition of Borrower and the operation of the Property or the particular matter which is the subject of such Officer's Certificate.

            OPERATING ASSET shall have the meaning set forth in the Security Instrument.

            OPERATING EXPENSES shall mean, for any specified period, without duplication, all expenses actually paid or payable by or on behalf of Borrower or Affiliate Tenant (or by Manager for the account of Borrower or Affiliate Tenant) during such period in connection with the ownership or operation of the Property, including costs (including labor) of providing services including rooms, food and beverage, telecommunications, garage and parking and other operating departments, as well as real estate and other business taxes, rental expenses, insurance premiums, utilities costs, administrative and general costs, repairs and maintenance costs, Third-Party Franchise Fees, Management Fees actually paid under the Management Agreement, other costs and expenses relating to the Property, required FF&E reserves, and legal expenses incurred in connection with the operation of the Property, determined, in each case on an accrual basis, in accordance with GAAP. "Operating Expenses" shall not include (i) depreciation or amortization or other noncash items, (ii) the principal of and interest on the Note, (iii) income taxes or other taxes in the nature of income taxes, (iv) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with and allocable to the issuance of the Note, (v) distributions to the shareholders of the Borrower or (vi) costs incurred in connection with the sale and marketing of club memberships (to the extent otherwise included in the calculation of Net Membership Cash Flow). Expenses that are accrued as Operating Expenses during any period shall not be included in Operating Expenses when paid during any subsequent period.

            OPERATING INCOME shall mean for any specified period, all income received by Borrower or Affiliate Tenant (or by Manager for the account of Borrower and Affiliate Tenant) from any Person during such period in connection with the ownership or operation of the Property (including Net Membership Cash Flow, but exclusive of amounts on deposit in the Membership Deposit Account), determined on an accrual basis of accounting determined in accordance with GAAP, including the following:

            (i) all amounts payable to Borrower or to Manager for the account of Borrower by any Person as Rent and/or Hotel Revenue;

            (ii) all amounts payable to Borrower (or to Manager for the account of Borrower) pursuant to any reciprocal easement and/or operating agreements, covenants, conditions and restrictions, condominium documents and similar agreements affecting the Property and binding upon and/or benefitting Borrower and other third parties, but specifically excluding the Management Agreement;

            (iii) condemnation awards to the extent that such awards are compensation for lost rent allocable to such specified period;

            (iv) business interruption and loss of "rental value" insurance proceeds to the extent such proceeds are allocable to such specified period; and

            (v) all investment income with respect to the Collateral Accounts.

Notwithstanding the foregoing clauses (i) through (v), Operating Income shall not include (A) any Proceeds (other than of the types described in clauses (iii) and (iv) above), (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of the Property (other than of the types described in clause (i) and (iii) above), (C) any repayments received from Tenants of principal loaned or advanced to Tenants by Borrower, (D) any type of income that would otherwise be considered Operating Income pursuant to the provisions above but is paid directly by any Tenant to a Person other than Borrower or Manager or its agent and (E) other than Net Membership Cash Flow, any fees or other amounts payable by a Tenant or another Person to Borrower that are reimbursable to Tenant or such other Person.

            OPINION OF COUNSEL shall mean opinions of counsel of law firm(s) licensed to practice in Hawaii, California, Delaware, Arizona, Florida and New York selected by Borrower and reasonably acceptable to Lender.

            OTHER CHARGES shall mean maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority, other than those required to be paid by a Tenant pursuant to its respective Lease.

            OTHER TAXES shall have the meaning set forth in Section 2.4.3.

            OTHER OUT-PARCEL shall have the meaning set forth in Section
2.3.5(d).

            OTHER OUT-PARCELS shall have the meanings set forth in Section 2.3.5.(d).

            OUTPARCEL RELEASE INSTRUMENTS shall have the meaning set forth in
Section 2.3.5.

            OUTSIDE DATE shall mean January 31, 2010.

            PAYMENT DATE shall have the meaning set forth in the Note.

            PERMITTED BORROWER TRANSFEREE shall mean any entity (i) that is experienced in either (a) owning or (b) operating (including acting as asset manager or otherwise directing professional management of) properties similar to the Property, (ii) that either (a) has a net worth together with its Close Affiliates, as of a date no more than six (6) months prior to the date of the transfer of at least $300 Million (exclusive of the Property), immediately prior to such transfer, controls, together with its Close Affiliates real estate equity assets of at least $1 Billion or (b) together with its Close Affiliates owns or has under management or acts as the exclusive fund manager or investment advisor, at the time of the transfer, not fewer than 6 luxury resort hotels (excluding the Property) containing not fewer than 3,000 hotel rooms in the aggregate and (iii) that is not a Disqualified Transferee.

            PERMITTED DEBT shall mean collectively, (a) the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by this Agreement, the Security Instrument and the other Loan Documents, (b) the Mezzanine Notes and the other obligations, indebtedness and liabilities specifically permitted under the Mezzanine Loan Documents including the Additional Mezzanine Loan (solely as obligations of the applicable Mezzanine Borrowers and Additional Mezzanine Borrower), (c) trade payables and other liabilities incurred in the ordinary course of Borrower's business and payable by or on behalf of Borrower in respect of the operation of the Property, not secured by Liens on the Property (other than liens being properly contested in accordance with the provisions of this Agreement or the Security Instrument), such payables and liabilities (which shall not include taxes, accrued payroll and benefits, customer, membership and security deposits and deferred income), not to exceed at any one time outstanding three percent (3%) of the outstanding Principal Amount, provided that (but subject to the remaining terms of this definition) each such amount shall be paid within sixty (60) days following the date on which each such amount is incurred, (d) purchase money indebtedness and capital lease obligations incurred in the ordinary course of Borrower's business, having scheduled annual debt service not to exceed $1,500,000 and (e) contingent obligations to (i) repay customer, membership and security deposits held in the ordinary course of Borrower's business and (ii) indemnify the Title Company in connection with the Title Policy (as such indemnities are set forth in the agreements attached hereto as Schedule XX). Nothing contained herein shall be deemed to require Borrower to pay any amount, so long as Borrower is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP, and (iii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence. Notwithstanding anything set forth herein, in no event shall Borrower be permitted under this provision to enter into a note (other than the Note and the other Loan Documents) or other instrument for borrowed money other than permitted purchase money indebtedness as described in this definition.

            PERMITTED ENCUMBRANCES shall mean collectively, (a) the Liens and security interests created or permitted by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Policy, (c) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent (other than any such Lien imposed pursuant to Section 401(a)(29) of the Code or by ERISA), and (d) Liens on personal property items that are the subject of clause (c) of the definition of Permitted Debt.

            PERMITTED FUND MANAGER means any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000, and
(iii) not subject to a bankruptcy proceeding.

            PERMITTED INVESTMENTS shall have the meaning set forth in the Account Agreement.

            PERMITTED MEZZANINE TRANSFER shall mean (a) a pledge of direct or indirect equity interests in Borrower to secure the Mezzanine Loans, and (b) any foreclosure (or transfer in lieu thereof) in respect of any Mezzanine Loan, provided that the secured party or the acquirer at foreclosure (or transfer in lieu thereof), as applicable, (i) shall be a Qualified Transferee or (ii) shall have received a Rating Confirmation prior to such foreclosure (or such transfer in lieu of foreclosure), subject in the case of each of clauses (i) and (ii) to the requirement that the Borrower deliver to Lender and the Rating Agencies a Non-consolidation opinion satisfactory to the Rating Agencies with respect to any Person having more than a 49% direct or indirect equity interest (either individually or together with any interests held by an affiliate of such Person) in Borrower.

            PERSON shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

            PERSONAL PROPERTY shall have the meaning set forth in the granting clause of the Security Instrument.

            PGA WEST CORE PARCELS shall have the meaning set forth in Section 2.3.5(d).

            PHYSICAL CONDITIONS REPORT shall mean the structural engineering report with respect to the Property (i) prepared by an Independent Architect,
(ii) addressed to Lender, (iii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion, and (iv) in form and content acceptable to Lender in Lender's reasonable discretion, together with any amendments or supplements thereto.

            PLAN shall have the meaning set forth in Section 4.1.10.

            PLEDGE AGREEMENT shall mean, each of (i) that certain Pledge and Security Agreement, dated as of the date hereof, made by the CNL Desert Resort, LP in favor of Lender, as the same may be amended, supplemented or otherwise modified from time to time and (ii) that certain Pledge and Security Agreement, dated as of the date hereof, made by the CNL Biltmore Resort, LP in favor of Lender, as the same may be amended, supplemented or otherwise modified from time to time.

            PORTFOLIO DSCR shall mean, with respect to a particular period, the ratio of Net Operating Income to the aggregate sum of Debt Service and Mezzanine Debt Service in respect of such period, as computed by Lender from time to time pursuant to the terms hereof; provided, Debt Service will be calculated based on the actual Debt Service payable under the Loan and Mezzanine Debt Service will be calculated based on an assumed loan constant (instead of actual debt service payable) using the method described in the definition of DSCR in each Mezzanine Loan Agreement. If no such period is specified, then the period shall be deemed to be the immediately preceding four (4) Fiscal Quarters.

            POST CLOSING LETTER shall mean that certain Post Closing Letter of even date herewith by Borrower in favor of Lender.

            PRE-APPROVED TRANSFEREE shall mean any of the entities set forth on
Schedule III hereof, or any Close Affiliates thereof, provided any of the foregoing entities or their Close Affiliates shall only be a "Pre-approved Transferee" if (i) such entity continues to be Controlled by substantially the same Persons Controlling such entity as of the Closing Date or if such Pre-approved Transferee is a publicly traded company, such Pre-approved Transferee continues to be publicly traded on an established securities market,
(ii) there has been no material adverse change in the financial condition or results of operations of such entity since the Closing Date, (iii) such entity is not a Disqualified Transferee and (iv) if such entity as of the Closing Date is rated (a) "Investment Grade", there has been no deterioration in such entity's long-term or short-term credit rating (if any) below BBB since the Closing Date or (b) below "Investment Grade", there has been no deterioration in such entity's long-term or short-term credit rating (if any) since the Closing Date.

            PREPAYMENT FEE (MEZZANINE) shall mean the "Prepayment Fee" due in accordance with each of the Mezzanine Loan Documents.

            PREPAYMENT LOCKOUT RELEASE DATE shall have the meaning set forth in the Note.

            PRINCIPAL AMOUNT shall have the meaning set forth in the Note.

            PROCEEDS shall mean amounts, awards or payments payable to Borrower (including, without limitation, amounts payable under any title insurance policies covering Borrower's ownership interest in the Property) or Lender in respect of all or any part of the Property in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower and Lender, respectively, of any and all reasonable expenses incurred by Borrower and Lender in the recovery thereof, including all attorneys' fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

            PROCEEDS RESERVE ACCOUNT shall have the meaning set forth in Section 3.1.1(d).

            PROHIBITED PERSON means any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States or America.

            PROPERTY shall have the meaning set forth in the Security Instrument and, if the context requires, "Property" shall mean each and every Property collectively, less, however, any immaterial property released pursuant to
Section 8.3, and any individual Property released from the Lien of any Security Instrument pursuant to the terms hereof.

            PROVIDED INFORMATION shall have the meaning set forth in Section 14.1.1.

            QUALIFIED TRANSFEREE shall mean one or more of the following:

            (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan that satisfies the Eligibility Requirements;

            (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, that satisfies the Eligibility Requirements;

            (iii) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) that satisfies the Eligibility Requirements;

            (iv) any entity Controlled (and only so long as such entity continues at all times to be Controlled) by any of the entities described in clauses (i), (ii) or (iii) above;

            (v) a Qualified Trustee in connection with (A) a securitization of,
(B) the creation of collateralized debt obligations (CDO) secured by, or (C) a financing through an "owner trust" of a Mezzanine Loan (any of the foregoing, a Securitization Vehicle), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with a Securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of a Mezzanine Loan to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating (such entity, an Approved Servicer) and such Approved Servicer is required to service and administer such Mezzanine Loan in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Transferee, are each a Qualified Transferee under clauses (i),(ii),(iii),(iv) or (vi) of this definition;

            (vi) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (i), (ii), (iii) or (iv) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (i), (ii), (iii) or (iv) of this definition.

            QUALIFIED TRUSTEE shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies.

            RATING AGENCIES shall mean (a) prior to a Securitization, each of S&P, Moody's and Fitch and any other nationally-recognized statistical rating agency which has been approved by Lender and (b) after a Securitization has occurred, each such Rating Agency which has rated the Securities in the Securitization.

            RATING AGENCY CONFIRMATION shall mean, collectively, a written affirmation from each of the Rating Agencies that the credit rating of the Securities given by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion. In the event that, at any given time, no such Securities shall have been issued and are then outstanding, then the term Rating Agency Confirmation shall be deemed instead to require the written approval of Lender based on its good faith determination of whether the Rating Agencies would issue a Rating Agency Confirmation if any such Securities were outstanding.

            REAL PROPERTY shall mean, collectively, the Land, the Improvements and the Appurtenances (as defined in the Security Instrument).

            RECOURSE GUARANTY shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, by Guarantor in favor of Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            REGISTER shall have the meaning set forth in Section 15.4.

            REGULATORY CHANGE shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to Lender, or any Person Controlling Lender or to a class of banks or companies Controlling banks of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

            RELEASE AMOUNT shall mean, with respect to (i) the Grand Wailea Property, 120% of the Grand Wailea Property's Allocated Loan Amount, (ii) the La Quinta Property, 120% of the La Quinta Property's Allocated Loan Amount, (iii) the Doral Property, 120% of the Doral Property's Allocated Loan Amount, (iv) the Biltmore Property, 120% of the Biltmore Property's Allocated Loan Amount, and
(v) the Claremont Property, 100% of the Claremont Property's Allocated Loan Amount.

            RELEASE CONDITIONS shall have the meaning set forth in Section 2.3.5(a).

            RELEASE INSTRUMENTS shall have the meaning set forth in Section 2.3.4(f).

            REMAINING PROPERTY shall have the meaning set forth in Section 2.3.5(a).

            RENTAL MANAGEMENT PROGRAM shall have the meaning set forth in
Section 2.3.5(b).

            RENTS shall mean all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or Affiliate Tenant from any and all sources arising from or attributable to the Property and Proceeds, if any, from business interruption or other loss of income insurance.

            REQUIRED SPECIAL SERVICER RATING shall mean (i) a rating of "CSS1" in the case of Fitch, (ii) on the S&P list of approved special servicers in the case of S&P and (iii) in the case of Moody's, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody's within the twelve (12) month period prior to the date of determination, and Moody's has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities as the reason therefor.

            RESORT EXPANSION PROJECTS shall have the meaning set forth in
Section 2.3.5(b).

            RESTORATION shall have the meaning provided in Section 6.2.2.

            S&P shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            SCHEDULED DEFEASANCE PAYMENTS shall have the meaning provided in
Section 2.3.4.(b).

            SECOND MEZZANINE BORROWER shall mean CNL Resort Sub Senior Mezz, LP, a Delaware limited partnership, together with its respective successors and assigns as permitted under the Second Mezzanine Loan Agreement.

            SECOND MEZZANINE GENERAL PARTNER shall mean CNL Resort Sub Senior Mezz GP, LLC, a Delaware limited liability company.

            SECOND MEZZANINE LENDER shall mean German American Capital Corporation, together with its successors and assigns.

            SECOND MEZZANINE LENDER MONTHLY DEBT SERVICE NOTICE shall mean the written notice required to be delivered by Second Mezzanine Lender pursuant to
Section 3.1.5(e) of the Second Mezzanine Loan Agreement to Lender at least five
(5) Business Days prior to each Payment Date setting forth the Second Mezzanine Loan Debt Service Amount payable by Second Mezzanine Borrower on the first Payment Date occurring after the date such notice is delivered.

            SECOND MEZZANINE LOAN shall mean that certain loan in the original principal amount of $110,000,000 made by Second Mezzanine Lender to Second Mezzanine Borrower, pursuant to the Second Mezzanine Loan Agreement.

            SECOND MEZZANINE LOAN AGREEMENT shall mean that certain Second Mezzanine Loan and Security Agreement, dated as of the Closing Date, between Second Mezzanine Borrower and Second Mezzanine Lender, and evidenced by the Second Mezzanine Note.

            SECOND MEZZANINE LOAN DEBT SERVICE AMOUNT shall mean, with respect to any specified date or a particular period of time, interest payments and required scheduled amortization, if any, under the Second Mezzanine Note (excluding any default or accrued interest) due as of such date or payable (as set forth in the Second Mezzanine Lender Monthly Debt Service Notice delivered to Lender) with respect to or during such period (including the last day thereof), as applicable and repayment in full of the principal balance of the Second Mezzanine Note on the scheduled maturity of the Second Mezzanine Loan (but excluding any principal payments on account of an acceleration of the Second Mezzanine Loan or a default under any of the Second Mezzanine Loan Documents).

            SECOND MEZZANINE LOAN DEFAULT NOTICE shall mean a notice from Second Mezzanine Lender to Lender (upon which Lender may conclusively rely without any inquiry into the validity thereof) that an "Event of Default" has occurred and is continuing under any of the Second Mezzanine Loan Documents.

            SECOND MEZZANINE LOAN DEFAULT REVOCATION NOTICE shall have the meaning set forth in Section 3.1.6 hereof.

            SECOND MEZZANINE ACCOUNT shall mean account # 1014253521 at PNC Bank, National Association, ABA #043000096.

            SECOND MEZZANINE LOAN DOCUMENTS means the documents evidencing and securing the Second Mezzanine Loan, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time.

            SECOND MEZZANINE NOTE shall mean the "Mezzanine Note" as defined in the Second Mezzanine Loan Agreement, made payable by Second Mezzanine Borrower, as maker to the order of Second Mezzanine Lender.

            SECURITIES shall have the meaning set forth in Section 14.1.

            SECURITIES ACT shall have the meaning set forth in Section 14.4.1.

            SECURITIZATION shall have the meaning set forth in Section 14.1.

            SECURITIZATION VEHICLE shall have the meaning set forth in the definition of "Qualified Transferee."

            SECURITY AGREEMENT shall have the meaning set forth in Section 2.3.4(a)(v).

            SECURITY DEPOSITS shall mean all security or other deposits of Tenants of the Property.

            SECURITY INSTRUMENT shall mean, that certain first priority Multi-State Amended, Restated and Consolidated Fee and Leasehold Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents, Hotel Revenues and Security Deposits, dated the date hereof, executed and delivered by Borrower to Lender and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            SERVICER shall mean such Person designated in writing with an address for such Person by Lender, in its sole discretion, to act as Lender's agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, the Account Agreement, or otherwise, together with such other powers as are reasonably incidental thereto.

            SILVER COURSE shall have the meaning set forth in Section 2.3.5(e).

            SINGLE PURPOSE ENTITY shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of owning, holding, developing, using, operating and financing the Property or, with respect to an Affiliate Tenant, its respective business and assets conducted solely in the manner described in the Non-consolidation Opinion, (ii) does not engage in any business unrelated to the Property (or, with respect to an Affiliate Tenant, its respective business and assets conducted solely in the manner described in the Non-consolidation Opinion) and the ownership, development, use, operation and financing thereof, (iii) does not have any assets other than those related to its interest in the Property (or, with respect to an Affiliate Tenant, its respective business and assets conducted solely in the manner described in the Non-consolidation Opinion) or the operation, management and financing thereof or any indebtedness other than the Permitted Debt, (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person, (vii) conducts its own business in its own name; (viii) maintains separate financial statements, (ix) pays its own liabilities out of its own funds, (x) observes all partnership, corporate or limited liability company formalities, as applicable, (xi) pays the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, (xii) does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xiii) does not acquire obligations or securities of its partners, members or shareholders,
(xiv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (xv) uses separate stationary, invoices, and checks, (xvi) maintains an arms-length relationship with its Affiliates, (xvii) does not pledge its assets for the benefit of any other Person (other than as permitted under clauses (a) and (d) of the definition of Permitted Encumbrances) or make any cash loans or advances to any other Person, (xviii) uses commercially reasonable efforts to correct any known misunderstanding regarding its separate identity, and (xix) maintains adequate capital in light of its contemplated business operations. In addition, if such Person is a partnership, (1) all general partners of such Person shall be Single Purpose Entities; and (2) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least two (2) Independent Directors and (b) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. In addition, if such Person is a limited liability company, (a) such Person shall have at least two (2) Independent Managers or Independent Members, (b) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (c) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote, (d) each managing member shall be a Single Purpose Entity and (e) its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that until all of the Indebtedness and

Obligations are paid in full such entity will not dissolve. In addition, the organizational documents of such Person shall provide that such Person (1) without the unanimous consent of all of the partners, directors or members, as applicable, shall not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such Person or all or any portion of such Person's properties, or (b) take any action that might cause such Person to become insolvent, petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (2) will maintain its books, records, resolutions and agreements as official records, (3) will hold its assets in its own name, (4) will maintain its financial statements, accounting records and other organizational documents, books and records separate and apart from any other Person, (5) will not identify its partners, members or shareholders, or any Affiliates of any of them as a division or part of it, (6) will maintain an arms-length relationship with its Affiliates, and (7) will not enter into or be a party to any transaction with its partners, members, shareholders, or its Affiliates except in the ordinary course of business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with a third party. Notwithstanding the foregoing, Lender hereby consents to (i) First Mezzanine General Partner, Second Mezzanine General Partner, Third Mezzanine General Partner, Fourth Mezzanine General Partner, and Fifth Mezzanine General Partner each having only one (1) Independent Manager on its board of managers, and (ii) Mortgage Borrower General Partner and each Affiliate Tenant having the same two (2) Independent Directors or Independent Managers, as applicable.

            SOLE SHAREHOLDER shall mean CNL Resort Recreation, LP, a Delaware limited partnership.

            SPA VIEW PARCEL shall have the meaning set forth in Section
2.3.5(c).

            SPECIAL TAXES shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising after the date hereof as result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of Lender, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by Lender's net income by the United States of America or any Governmental Authority of the jurisdiction under the laws under which Lender is organized or maintains a lending office.

            STATE shall mean the State in which the Property or any part thereof is located.

            SUB-ACCOUNT(s) shall have the meaning set forth in Section 3.1.1.

            SUB JUNIOR shall mean CNL Resort Sub Junior Mezz, LP, a Delaware limited partnership.

            SUB JUNIOR GENERAL PARTNER shall mean CNL Resort Sub Junior Mezz GP, LLC, a Delaware limited liability company.

            SUBSIDIARY MANAGEMENT AGREEMENT shall mean, (i) that certain Rental/Reservation Agreement, dated July 16, 1999, between CNL Resort Desert Real Estate, Inc. and the CNL Desert Resort, LP and (ii) that certain Rental/Reservation Agreement by and between CNL Resort Biltmore Real Estate, Inc. and CNL Biltmore Resort, LP.

            SURVEY shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Policy, and containing a certification of such surveyor satisfactory to Lender.

            SURVIVOR shall have the meaning set forth in Section 8.1(a).

            TAX RESERVE ACCOUNT shall have the meaning set forth in Section 3.1.1(a).

            TAX RESERVE AMOUNT shall have the meaning set forth in Section 16.1.

            TENANT shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property or permitted to use any portion of the facilities at the Property, other than the Manager and its employees, agents and assigns and Persons using facilities pursuant to Membership Agreements.

            TERRORISM INSURANCE AMOUNT shall have the meaning set forth in
Section 6.1.8.

            THIRD MEZZANINE BORROWER shall mean CNL Resort Intermediate Mezz, LP, a Delaware limited partnership, together with its respective successors and assigns as permitted under the Third Mezzanine Loan Agreement.

            THIRD MEZZANINE GENERAL PARTNER shall mean CNL Resort Intermediate Mezz GP, LLC, a Delaware limited liability company.

            THIRD MEZZANINE LENDER shall mean German American Capital Corporation, together with its successors and assigns.

            THIRD MEZZANINE LENDER MONTHLY DEBT SERVICE NOTICE shall mean the written notice required to be delivered by Third Mezzanine Lender pursuant to
Section 3.1.5(e) of the Third Mezzanine Loan Agreement to Lender at least five
(5) Business Days prior to each Payment Date setting forth the Third Mezzanine Loan Debt Service Amount payable by Third Mezzanine Borrower on the first Payment Date occurring after the date such notice is delivered.

            THIRD MEZZANINE LOAN shall mean that certain loan in the original principal amount of $250,000,000 made by Third Mezzanine Lender to Third Mezzanine Borrower, pursuant to the Third Mezzanine Loan Agreement.

            THIRD MEZZANINE LOAN AGREEMENT shall mean that certain Third Mezzanine Loan and Security Agreement, dated as of the Closing Date, between Third Mezzanine Borrower and Third Mezzanine Lender, and evidenced by the Third Mezzanine Note.

            THIRD MEZZANINE LOAN DEBT SERVICE AMOUNT shall mean, with respect to any specified date or a particular period of time, interest payments and required scheduled amortization, if any, under the Third Mezzanine Note (excluding any default or accrued interest) due as of such date or payable (as set forth in the Third Mezzanine Lender Monthly Debt Service Notice delivered to Lender) with respect to or during such period (including the last day thereof), as applicable and repayment in full of the principal balance of the Third Mezzanine Note on the scheduled maturity of the Third Mezzanine Loan (but excluding any principal payments on account of an acceleration of the Third Mezzanine Loan or a default under any of the Third Mezzanine Loan Documents).

            THIRD MEZZANINE LOAN DEFAULT NOTICE shall mean a notice from Third Mezzanine Lender to Lender (upon which Lender may conclusively rely without any inquiry into the validity thereof) that an "Event of Default" has occurred and is continuing under any of the Third Mezzanine Loan Documents.

            THIRD MEZZANINE LOAN DEFAULT REVOCATION NOTICE shall have the meaning set forth in Section 3.1.6 hereof.

            THIRD MEZZANINE ACCOUNT shall mean account # 1014253548 at PNC Bank, National Association, ABA #043000096.

            THIRD MEZZANINE LOAN DOCUMENTS means the documents evidencing and securing the Third Mezzanine Loan, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time.

            THIRD MEZZANINE NOTE shall mean the "Mezzanine Note" as defined in the Third Mezzanine Loan Agreement, made payable by Third Mezzanine Borrower, as maker to the order of Third Mezzanine Lender.

            THIRD-PARTY FRANCHISE FEE shall mean the monthly franchise fee, if any, payable to the Manager under the Management Agreement or any separate franchise agreement (provided such Management Agreement or franchise agreement is with a third-party manager that is not an Affiliate of Borrower and has been approved by Lender).

            THRESHOLD AMOUNT shall mean an amount equal to $60,000,000.

            TITLE COMPANY shall mean, collectively, LandAmerica Title Insurance Company (70%), Fidelity National Title Insurance Company (20%), and Titlemore Agency LLC (10%).

            TITLE POLICY shall mean an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued by the Title Company with respect to the Property and insuring the lien of the Security Instrument.

            TRADEMARK SECURITY AGREEMENT shall have the meaning provided in
Section 2.5.13.

            TRANSFER shall mean to, directly or indirectly, sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.

            UCC or UNIFORM COMMERCIAL CODE shall mean the Uniform Commercial Code as in effect in the State.

            UNDERWRITER GROUP shall have the meaning set forth in Section 14.4.2(b).

            UNIFORM SYSTEM shall mean the Uniform System of Accounts for Hotels, 9th Edition, International Association of Hospitality Accountants (1996), as from time to time amended.

            U.S. GOVERNMENT OBLIGATIONS shall mean any direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States. Any such obligation must be limited to instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If any such obligation is rated by S&P, it shall not have an "r" highlighter affixed to its rating. Interest must be fixed or tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with said index. U.S. Government Obligations include, but are not limited to: U.S. Treasury direct or fully guaranteed obligations, Farmers Home Administration certificates of beneficial ownership, General Services Administration participation certificates, U.S. Maritime Administration guaranteed Title XI financing, Small Business Administration guaranteed participation certificates or guaranteed pool certificates, U.S. Department of Housing and Urban Development local authority bonds, and Washington Metropolitan Area Transit Authority guaranteed transit bonds. In no event shall any such obligation have a maturity in excess of 365 days.

            YIELD MAINTENANCE PREMIUM shall have the meaning set forth in the Note.

      SECTION 1.2 PRINCIPLES OF CONSTRUCTION.

            All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP as modified by the Uniform System. When used herein, the term "financial statements" shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word "including" shall mean including, without limitation unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this

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

Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

II.   GENERAL TERMS

      SECTION 2.1 LOAN; DISBURSEMENT TO BORROWER.

            2.1.1 THE LOAN. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

            2.1.2 DISBURSEMENT TO BORROWER. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower acknowledges and agrees that the full proceeds of the Loan have been disbursed by Lender to Borrower on the Closing Date.

            2.1.3 THE NOTE, SECURITY INSTRUMENT AND LOAN DOCUMENTS. The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases, the Pledge Agreement, this Agreement and the other Loan Documents.

            2.1.4 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan to repay and discharge any existing mortgage loans secured by the Property, to make cash distributions to its partners, and as may be otherwise set forth on the Loan closing statement executed by Borrower at closing.

      SECTION 2.2 INTEREST; LOAN PAYMENTS; LATE PAYMENT CHARGE.

            2.2.1 PAYMENT OF PRINCIPAL AND INTEREST.

      (a)   Interest Payments.

            (i) Except as set forth in Section 2.2.1(ii), interest shall accrue on the Principal Amount as set forth in the Note.

            (ii) Upon the occurrence and during the continuance of an Event of Default and from and after the Maturity Date if the entire Principal Amount is not repaid on the Maturity Date, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Indebtedness, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instrument and the Pledge Agreement. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default, and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Indebtedness upon the happening of any Event of Default.

            (iii) Upon the occurrence and during the continuance of a material Event of Default (as determined by Lender in its sole and absolute discretion), Borrower agrees and acknowledges that all interest payments on the Loan may be applied to the Notes (if the Note is bifurcated into more than one note, or any substitute or component notes, as applicable) in the following order of priority
(1) first, pro-rata (on the basis of their respective principal or notional balances), among the Notes (or any substitute or component notes) which as part of a Securitization are designated as a "Class A" or a "Class X" note and (ii) second, sequentially, starting with the next most senior securitized tranche (it being agreed that an earlier alphabetical designation of any note class shall be senior to any lower alphabetical designation; provided however, that interest payments on any "Class X Note" shall be pro-rata with interest payments on any "Class A Note").

            (iv) Borrower agrees and acknowledges that prior to a material Event of Default (as determined by Lender in its sole and absolute discretion) the principal payment due on the Maturity Date will be applied to the Notes (or any substitute or component notes, as applicable) pro-rata (on the basis of their respective principal balances) among the securitized and any non-securitized portions of the Loan. Notwithstanding the foregoing, upon the occurrence and during the continuance of a material Event of Default (as determined by Lender in its sole and absolute discretion), Borrower agrees and acknowledges that the principal payment due on the Maturity Date will be applied to the Notes (or any substitute or component notes, as applicable) sequentially, starting with the most senior securitized tranche.

            2.2.2 METHOD AND PLACE OF PAYMENT.

      (a) On each Payment Date, Borrower shall pay or cause to be paid to Lender interest accruing pursuant to the Note for the entire Interest Period with respect to such Payment Date.

      (b) All amounts advanced by Lender pursuant to the applicable provisions of the Loan Documents, other than the Principal Amount, together with any interest at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option and upon notice to Borrower, first apply any payments received under the Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

      (c) The Maturity Date Payment shall be due and payable in full on the Maturity Date.

            2.2.3 LATE PAYMENT CHARGE. If any interest payment due under the Loan Documents is not paid by Borrower within five (5) days after the date on which it is due (or, if such fifth (5th) day is not a Business Day, then the Business Day immediately following such day), Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the Maximum Legal Rate (the LATE PAYMENT CHARGE) in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Security Instrument and the other Loan Documents to the extent permitted by applicable law. Borrower acknowledges and agrees that the five day grace period with respect to the applicability of the Late Payment Charge (i) shall only apply to Borrower's first failure to make a monthly interest payment in any calendar year and (ii) shall not constitute a payment grace period and shall in no way limit Lender's rights under Article XVII.

            2.2.4 USURY SAVINGS. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Principal Amount of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Principal Amount due under the Note at a rate in excess of the Maximum Legal Rate, then the Applicable Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

      SECTION 2.3 PREPAYMENTS.

            2.3.1 PREPAYMENTS. No prepayments of the Indebtedness shall be permitted except as set forth in Section 4 of the Note. Borrower agrees and acknowledges after the closing of the Loan that prior to a material Event of Default (as determined by Lender in its sole and absolute discretion) (x) in the case of prepayments of the Loan in connection with a Casualty or Condemnation, principal will be applied (to the event not used for restoration pursuant to the terms hereof) to the Note (and any substitute or component notes, as applicable) sequentially starting with the most senior securitized tranche and (y) in the case of all other prepayments of the Loan, such prepayments will be applied to any substitute or component notes created pursuant to Section 5.1.11 pro-rata (on the basis of their respective principal balances if more than one Note exists) among the securitized and any non-securitized portions of the Loan (and pro-rata within the securitized portions of the Loan). Notwithstanding the foregoing, upon the occurrence and during the continuance of a material Event of Default (as determined by Lender in its sole and absolute discretion), Borrower agrees and acknowledges that any principal prepayments of the Loan will be applied to any substitute or component notes created pursuant to Section 5.1.11 sequentially, starting with the most senior securitized tranche (it being acknowledged that during the continuance of a material Event of Default all securitized portions of the Loan shall be paid in full prior to the payment of any non-securitized portions of the Loan).

            2.3.2 PREPAYMENTS AFTER EVENT OF DEFAULT. If, following an Event of Default, Lender shall accelerate the Indebtedness and Borrower thereafter tenders payment of all or any part of the Indebtedness, or if all or any portion of the Indebtedness is recovered by Lender after such Event of Default, (a) such payment may be made only on the next occurring Payment Date together with all unpaid interest thereon as calculated through the end of the Interest Period during which such Payment Date occurs (even if such period extends beyond such Payment Date and calculated as if such payment had not been made on such Payment
Date), and all other fees
and sums payable hereunder or under the Loan Documents, including without limitation, interest that has accrued at the Default Rate and any Late Payment Charges), (b) such payment shall be deemed a voluntary prepayment by Borrower, and (c) Borrower shall pay, in addition to the Indebtedness, an amount equal to the Liquidated Damages Amount.

            2.3.3 RELEASE OF PROPERTY UPON LOAN REPAYMENT IN FULL. Lender shall, at the reasonable expense of Borrower, upon (i) payment in full of the Principal Amount and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, or (ii) a Defeasance Event as provided in Section 2.3.4 below, release the Lien of this Agreement upon the Account Collateral and the Security Instrument (and the Pledge Agreement, if applicable) on the Property, or the applicable Property or Properties if the entire Principal Amount is not paid or defeased in full, or assign it, in whole or in part, to a new lender. In such event, Borrower shall submit to Lender, on a date prior to the date of such release or assignment sufficient to provide a reasonable period for review thereof, a release of lien or assignment of lien, as applicable, for such property for execution by Lender. Such release or assignment, as applicable, shall be in a form appropriate in each jurisdiction in which the Property is located and satisfactory to Lender in its reasonable discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release or assignment, as applicable.

            2.3.4 DEFEASANCE.

      (a) Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time (i) with respect to the Claremont Property, and (ii) after the Defeasance Lockout Period and prior to the Prepayment Lockout Release Date with respect to any Property other than the Claremont Property, to voluntarily defease the Loan in whole or in part and obtain the release of the Property, or applicable Property or Properties if defeased only in part, by and upon satisfaction of the following conditions (such event being a DEFEASANCE EVENT):

            (i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the date (the DEFEASANCE DATE) on which the Defeasance Event shall occur, which notice shall be revocable by Borrower but not more than two (2) times in any twelve (12) month period provided, however, if Borrower elects to so revoke any such notice, Borrower shall reimburse Lender for the actual out-of-pocket expenses incurred by Lender in connection with such revocation;

            (ii) Except with respect to a defeasance of the Claremont Property, the Portfolio DSCR after giving effect to the Defeasance Event shall not be less than the greater of (a) 1.4 to 1.0, and (b) 90% of the Portfolio DSCR immediately prior to such Defeasance Event;

            (iii) Borrower shall pay to Lender all accrued and unpaid interest on the portion of the principal balance of the Loan then being defeased to and including the Defeasance Date;

            (iv) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due and payable under the Note, this Agreement, the Security Instrument and the other Loan Documents;

            (v)   Borrower shall deliver to Lender, at Borrower's option, either
(x) the Defeasance Deposit, or (y) the Defeasance Collateral (in an amount equal to or greater than that which could otherwise be purchased with the Defeasance Deposit had the required Defeasance Deposit been delivered by Borrower);

            (vi) Borrower shall execute and deliver a pledge and security agreement, in form and substance that would be reasonably satisfactory to a prudent lender creating a first priority lien on the Defeasance Collateral, in accordance with the provisions of this Section 2.3.4 (the SECURITY AGREEMENT);

            (vii) Borrower shall deliver an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that Borrower has duly and validly transferred and assigned to the Successor Borrower the Defeasance Collateral and all obligations, rights and duties under and to the Note that are attributable to the Property, that Lender has a perfected first priority security interest in the Defeasance Collateral delivered by Borrower, and shall pay all costs of Lender obtaining an opinion of counsel that is standard in similar transactions that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance Event;

            (viii) Borrower shall obtain confirmation in writing from the applicable Rating Agencies to the effect that the Defeasance Collateral to be purchased qualifies and is sufficient so that the substitution of such Defeasance Collateral for the Property or Properties being released will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered a Non-Consolidation Opinion with respect to the Successor Borrower in form and substance (i) reasonably satisfactory to a prudent lender and (ii) satisfactory to the applicable Rating Agencies;

            (ix) Borrower shall deliver a certificate that would be reasonably satisfactory to a prudent lender given by an Independent Accountant engaged by Borrower certifying that the Defeasance Collateral shall generate monthly amounts equal to or greater than the Scheduled Defeasance Payments required to be paid under the Note and this Agreement through and including the Maturity Date with respect to the Individual Properties that are subject to such Defeasance Event;

            (x) Borrower shall deliver such other certificates, documents or instruments as a prudent lender would reasonably require; and

            (xi) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any costs and expenses associated with a release (in full or in part, as applicable) of the Lien of the Security Instrument as provided in Section 2.3.3 hereof, (B) reasonable attorneys' fees and expenses incurred in connection with the Defeasance Event, (C) the costs and expenses of the Rating Agencies, and (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance.

      (b) In connection with any Defeasance Event, Borrower shall purchase Defeasance Collateral (or Lender shall use the Defeasance Deposit to purchase such Defeasance Collateral) which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date upon which interest payments are required under this Agreement and the Note and in amounts equal to the scheduled payments allocable to the Allocated Loan Amount of the Property(ies) being released pursuant to such Defeasance Event due on such Payment Dates under this Agreement and the Note of (including, without limitation, the scheduled payments of principal, interest, and any other amounts due under the Loan Documents on such dates and the payment of such Note in full on the Maturity Date) (the SCHEDULED DEFEASANCE PAYMENTS). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Defeasance Collateral may be made directly to the Collection Account (unless otherwise directed by Lender) and applied to satisfy the obligations of Borrower or Successor Borrower, if applicable, under this Agreement and the Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral required by this
Section 2.3 and satisfy Borrower's other obligations hereunder shall be remitted to Borrower.

      (c) The Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be reasonably satisfactory to a prudent lender (including, without limitation, such instruments as may be reasonably required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Collateral a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing the granting of such security interests.

      (d) Borrower may at its option, or if so required by the applicable Rating Agencies shall, establish or designate a successor entity (the SUCCESSOR BORROWER) which shall be a single purpose bankruptcy remote entity approved by the Rating Agencies with one (1) Independent Director, and the applicable Borrower(s) shall transfer and assign all obligations, rights and duties under and to the Note, together with the pledged Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and the applicable Borrower(s) shall be relieved of its obligations under such documents. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement.

      (e) If Borrower has elected to defease the Loan or any allocated portion thereof, and the requirements set forth in this Section 2.3.4 have been satisfied, the applicable Property or Properties shall be released from the Lien of the Security Instrument as provided in this Section and the Defeasance Collateral, pledged pursuant to the Security Agreement, shall be the substitute source of collateral securing such amounts due under the Note. Further, the pledge of the related Account Collateral, the Collateral Accounts and other property pledged under this Agreement and the other Loan Documents and all other obligations of Borrower created hereunder in respect of such Property or Properties shall be discharged, except as specifically provided to the contrary in the applicable Loan Document.

      (f) Borrower shall submit to Lender not less than fifteen (15) days prior to the Defeasance Date (which must be on a Business Day), a release of Liens (and related Loan Documents) for each applicable Property (for execution by Lender) in a form appropriate in the applicable state and otherwise satisfactory to Lender in its reasonable discretion and all other documentation Lender reasonably requires to be delivered by Borrower in connection with such Defeasance Event (collectively, RELEASE INSTRUMENTS) for each applicable Property (for execution by Lender) together with an Officer's Certificate certifying that (i) the Release Instruments are in compliance with all Legal Requirements, (ii) the Defeasance Event will not violate the terms of this Agreement, (iii) the release to be effected will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released), (iv) the requirement described in Section 2.3.4(a)(ii) above is satisfied in connection with such Defeasance Event (together with calculations demonstrating the same in reasonable detail), and Mortgage Borrower General Partner has withdrawn and been replaced as the general partner of the applicable Borrower transferring the applicable Property or that such Borrower will be dissolved immediately after such Defeasance Event.

            2.3.5 RELEASE OF CERTAIN OUTPARCELS.

      (a) Provided no Event of Default has occurred and is continuing, Borrower may request that Lender release additional portions of certain Property in accordance with the terms of this Section 2.3.5. Prior to releasing any property from the Lien of the Security Instrument (and the Pledge Agreement, if applicable), any such release pursuant to this Section 2.3.5, in addition to satisfying the additional conditions set forth below with respect to a particular release of a portion of a Property, Borrower shall have satisfied the following conditions (collectively, RELEASE CONDITIONS), as determined by Lender (such determination not to be unreasonably withheld or delayed): (1) the released parcel shall constitute a separate conveyable legal parcel in accordance with the subdivision map act or the equivalent thereof in the jurisdiction of the applicable Property or other relevant granted government approvals in such jurisdiction; (2) to the extent any easements benefitting or burdening such released parcel are necessary or appropriate for the use or operation of such parcel or the remaining portions of the applicable Property (such remaining portion of an applicable Property, the REMAINING PROPERTY), such easements shall have been granted or reserved prior to or at the time of the release or reconveyance of such released parcel and shall have been approved by Lender, which approval shall not be unreasonably withheld or delayed; (3) the Remaining Property shall remain a legal parcel (or parcels) in compliance in all material respects with all Legal Requirements, zoning, subdivision, land use and other applicable laws and regulations; (4) at the time of, but not prior to, any release or reconveyance, each released parcel shall be transferred to a person or entity that does not result in a breach of Borrower's obligation to be a Single Purpose Entity; (5) Lender shall have received satisfactory evidence that any tax, bond or assessment that constitutes a lien against the applicable Property has (i) prior to such release, been properly allocated between the released parcel and the Remaining Property and (ii) after such release, will be properly assessed against the released parcel and the Remaining Property separately; (6) Lender shall have received such endorsements to the Title Policy (or substantially equivalent assurance) for the applicable Property as Lender may reasonably require confirming continuing title insurance and that (A) the Security Instrument constitutes a first priority lien (subject to Permitted Encumbrances) on the Remaining Property after the release, (B) the Remaining Property constitutes a separate tax lot or tax lots and (C) such release shall not result in the Remaining Property ceasing to comply in all material respects with all applicable Legal Requirements, zoning, land use and subdivision laws;
(7) Borrower shall have executed and delivered such documents (including amendments to the Loan Documents) as Lender may reasonably require to reflect such release; (8) Lender shall have determined (such determination not to be unreasonably withheld or delayed) that the proposed uses and structures to be developed on the released parcel are materially consistent and/or complementary with the existing uses of the applicable Property and could not materially and adversely affect the Remaining Property; (9) Borrower shall pay to Lender all reasonable out-of-pocket costs and expenses incurred by Lender (including, without limitation, attorneys fees and any applicable costs and expenses of the Rating Agencies) in connection with each such release; (10) Borrower shall have provided Lender at least thirty (30) days prior written notice of such requested release; (11) if a principal payment is due to Lender in connection with such release, Borrower shall have satisfied the conditions precedent to a Defeasance Event set forth in Section 2.3.4 in respect of such principal amount allocated to this Loan, and (12) Borrower shall submit to Lender not less than fifteen
(15) days prior to the date of such proposed release (which must be on a Business Day), a release of Liens (and related Loan Documents) for each applicable release parcel (for execution by Lender) in a form appropriate in the applicable state and otherwise satisfactory to Lender in its reasonable discretion and all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release (collectively, OUTPARCEL RELEASE INSTRUMENTS) (for execution by Lender) together with an Officer's Certificate certifying that (i) the Outparcel Release Instruments are in compliance with all Legal Requirements, (ii) the release to be effected will not violate the terms of this Agreement and (iii) the release to be effected will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being release). The Release Conditions described in this paragraph are hereinafter collectively referred to as the GENERAL RELEASE CONDITIONS.

      (b) Biltmore Property Expansion Project: Borrower intends to pursue the development of certain portions of the Biltmore Property identified on the map attached hereto as Exhibit "R-1" and labeled as "Resort Expansion Parcels." Such projects (RESORT EXPANSION PROJECTS) are anticipated to include the development of high-end residential product (including for sale, for rent and time-share dwellings and/or hotel rooms and vacation ownership dwellings) anticipated to be managed by a Borrower Subsidiary as part of a rental management program similar to the Borrower Subsidiaries' current programs at the Biltmore Property and the La Quinta Property (the RENTAL MANAGEMENT PROGRAM). The release price for the Resort Expansion Projects will be Zero Dollars ($0), provided, (i) if any release of a Resort Expansion Parcel results in the elimination of any existing hotel rooms and/or any material (as "material" is determined by Lender in its sole but reasonable discretion) resort amenity other than the existing tennis courts and putting course shown on Exhibit "R-1", Borrower shall complete a new development on the Resort Expansion Parcel within 12 months (subject to Excusable Delay and subject to an outside completion date of the Payment Date in November, 2007) from the date of such release (such expansion shall have no fewer than 60 rooms representing 60 individual keys) which complies in all material respects with all Legal Requirements and the terms hereof (with delivery of a permanent certificate of occupancy for such development delivered to Lender before the expiration of such 12 month period or, if no such permanent certificate of occupancy has been issued, delivery to Lender of a temporary certificate of occupancy with no material conditions remaining that are necessary to deliver a permanent certificate of occupancy to Lender), and (ii) after development of any Resort Expansion Parcel at least thirty (30) keys to individual rooms on any such Resort Expansion Parcel are part of a rental management program in form reasonably acceptable to Lender that is collaterally assigned to Lender.

      (c) As a condition to the release or reconveyance of each Resort Expansion Parcel from the Lien of the Security Instrument, Borrower shall have satisfied the General Release Conditions and the following conditions, as determined by Lender (such determination not to be unreasonably withheld or delayed): (1) the Resort Expansion Parcels released or reconveyed hereunder shall not result in the elimination of more than thirty (30) existing hotel rooms and/or any material resort amenity other than the existing tennis courts and putting course shown on Exhibit "R-1"; (2) Borrower shall have obtained all discretionary governmental approvals necessary to entitle the development rights of the Resort Expansion Project to be developed on such Resort Expansion Parcel (without any material adverse effect in relation to the Remaining Property) as required by the municipal (whether city and/or county) governmental agencies having jurisdiction to make land use and planning determinations regarding such Resort Expansion Project (which may include, by way of illustration, any of the following approvals to the extent required by applicable law: zoning approvals, conditional use permits, tentative tract map or parcel map approvals or site plan review); (3) Lender shall have determined that the proposed uses and structures to be developed on the Resort Expansion Parcel are materially consistent and/or complementary with the existing uses of the applicable Property and which could not materially and adversely affect the Remaining Property; and (4) the rental management program and the documents evidencing same shall be in form and substance reasonably acceptable to Lender and collaterally assigned to Lender together with all gross revenue (less only bona fide commissions paid to cooperating brokers and sales agents of the applicable Borrower Subsidiary on an arms length basis) generated pursuant to such program from the Resort Expansion Parcel. Borrower shall (a) cause such Resort Expansion Parcel to be developed (if at all) with uses and structures materially consistent and/or complementary with the existing uses of the applicable Property and (b) cause all gross revenue generated from the Resort Expansion Parcel (less only bona fide commissions paid to cooperating brokers and sales agents of the applicable Borrower Subsidiary on an arms length basis) to be collaterally assigned to Lender. The foregoing covenants of Borrower shall survive the release of any such property.

      (d) Existing Parking Parcels: From and after the Prepayment Lockout Release Date, Borrower may request that Lender release from the lien of the Security Instrument yet-to-be-determined portions of the parking lots and/or existing tennis courts which serve the Doral Property which are depicted on the maps attached hereto as Exhibit "R-2" (the GREEN VIEW PARCEL), Exhibit "R-3" (the AQUA VIEW PARCEL) and Exhibit R-4 (the SPA VIEW PARCEL, and together with the Green View Parcel and Aqua View Parcel, each, an EXISTING PARKING PARCEL, and collectively the EXISTING PARKING PARCELS). The release price for each Existing Parking Parcel shall be Zero Dollars ($0).

            Prior to releasing or reconveying any such property from the Loan, Borrower shall have satisfied the General Release Conditions. Additionally, prior to requesting a release or reconveyance of all or any part of an Existing Parking Parcel, Borrower shall furnish to Lender for its review and approval, which shall not be unreasonably withheld or delayed, an alternative interim and final parking plan to replace parking located on such Existing Parking Parcel with parking elsewhere on the applicable Property, which parking plan shall also include a description of the portion or portions of the Existing Parking Parcel that Borrower requests be released or reconveyed. The parking plan submitted by Borrower shall include evidence reasonably satisfactory to Lender that the interim and final replacement parking, together with other parking lots located on any other Existing Parking Parcel, (i) will comply in all material respects with laws or granted governmental approvals applicable to parking requirements (including, without limitation, the number of required spaces for the then-existing uses of the applicable Property and the size, configuration and location of such spaces), and (ii) will not materially and adversely affect the value, use or operation of the applicable Property. Lender's approval (not to be unreasonably withheld or delayed) of such parking plan shall be a condition to the release or reconveyance of all or any part of an Existing Parking Parcel. If and to the extent the approved parking plan provides for continued use of all or any part of the Existing Parking Parcel for parking, the same shall no longer constitute an Existing Parking Parcel hereunder unless and until Borrower shall have furnished to Lender, and Lender shall have approved, a revised parking plan (in conformity with the foregoing requirements) that provides that the same is not required for use for parking. Borrower shall (i) in the case of each Existing Parking Parcel (or portion thereof) that is transferred to an Affiliate of Borrower, cause such Existing Parking Parcel (or portion thereof) to be developed (if at all) with uses and structures materially consistent and/or complementary with the existing uses at the applicable Property, and (ii) in the case of each Existing Parking Parcel (or portion thereof) that is transferred to any person or entity that is not an Affiliate of Borrower, impose deed restrictions (which run with the land) or obtain such transferee's covenant (which, in either case, shall be enforceable by the owner of the applicable Remaining Property and its successors and assigns) to be developed as provided in clause (i) above. Borrower shall further covenant and agree to enforce, consistent with Borrower's reasonable business judgment, such transferee's deed restrictions and covenants. Lender's approval (which shall not be unreasonably withheld or delayed) of the deed restrictions or covenants provided for in clause (ii) above shall be an additional condition to the release or reconveyance of any Existing Parking Parcel or portion thereof. The foregoing covenants of Borrower shall survive the release of any such property.

      (e) Other Out-Parcels: Borrower may request a release from the Lien of the Security Instrument yet-to-be-determined portions of the outlying parcels (or Borrower's beneficial interest therein) at the La Quinta Property and the Doral Property which are generally depicted on the maps attached hereto as Exhibits "R-5" (Gold View Parcel), Exhibit R-6" (PGA WEST CORE PARCELS; each of Gold View and each PGA West Core Parcel are individually referred to herein as an OTHER OUT-PARCEL and collectively are referred to herein as the OTHER OUT-PARCELS). The release price for each Other Out-Parcel shall be Zero Dollars $0.

            Prior to releasing any such property from the Loan, Borrower shall have satisfied the General Release Conditions. Additionally, Borrower shall (i) in the case of each Other Out-Parcel (or portion thereof)) that is transferred to an affiliate of Borrower, cause such parcel (or portion thereof) to be developed (if at all) with uses and structures materially consistent and/or complementary with the existing uses at the applicable Property, and (ii) in the case of each Other Out-Parcel (or portion thereof) that is transferred to any person or entity that is not an affiliate of Borrower, impose deed restrictions (which run with the land) or obtain such transferee's covenant (which, in either case, shall be enforceable by the owner of the applicable Remaining Property and its successors and assigns) to be developed as provided in clause (i) above. Borrower shall further covenant and agree to enforce, consist of the Borrower's reasonable judgment, such transferee's deed restrictions and covenants. Lender's approval (which shall not be unreasonably withheld or delayed) of the deed restrictions or covenants provided for in clause (ii) above shall be an additional condition to the release or reconveyance of any Other Out-Parcel or portion thereof. The foregoing covenants of Borrower shall survive the release of any such property.

      (f) Silver Course: From and after the Prepayment Lockout Release Date, Borrower may release from the Lien of the Security Instrument the existing legal parcel identified on the map attached hereto as Exhibit R-6 (the SILVER COURSE). Silver Course shall only be released if the General Release Conditions are complied with. The release price for the Silver Course shall be Zero Dollars $0.

      (g) Future Cooperation: Lender acknowledges that Borrower may seek Lender's consent to release or reconfigure certain portions of the "Red Course" and "Gold Course" at the Doral Property and certain other parking and tennis arrangements located at or within each Property generally. Any consent by Lender to such release or reconfiguring will be subject to Borrower's satisfaction of the General Release Conditions and such other conditions as Lender (or Servicer on Lender's behalf) shall reasonably impose; however, such releases shall not require any prepayment of the Loan. Additionally, Lender acknowledges that Borrower may seek Lender's consent to (i) expand the number of rooms at the Claremont Property and (ii) sell certain private golf clubs, tennis and associated facilities at the Property. Any consent by Lender to such expansion projects or sales will be subject to Borrower's satisfaction of the applicable General Release Conditions and such other conditions as Lender (or Servicer on Lender's behalf) shall reasonably impose. Lender hereby pre-approves (i) Borrower's right to seek zoning and development entitlements (x) to expand the room count at the Claremont Property and (y) relative to parcels subject to release pursuant to this Section 2.3.5 (provided such releases would not result in a material adverse affect on the use or value of the remainder of the Property not subject to release).

            2.3.6 RELEASE OF CLAREMONT PROPERTY. From and after the Closing Date, and subject to satisfaction of each of the conditions set forth in paragraphs (a) and (b) below, and in addition to Borrower's option to defease the principal amounts allocated to the Claremont Property under Section 2.3.4 above, Borrower may obtain (i) the release of the Claremont Property from the Lien of the Security Instrument thereon and related Loan Documents, (ii) the release of the obligations of the Borrowers under the Loan Documents (except with respect to any obligations or liabilities that relate solely to the Claremont Property and which pursuant to the terms of the Loan Documents are expressly stated to survive any such release or payment of the Loan) and (iii) the remittance to Borrower of any amounts held in any Collateral Accounts specifically relating to, or otherwise equitably allocable to, the Claremont
Property:

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

      (a) (i) Borrower shall have paid the Yield Maintenance Premium for the Claremont Property in connection with such prepayment of the Loan, (ii) each Mezzanine Borrower shall have prepaid each of the Mezzanine Loans by the applicable "release amount" that is required to be repaid with respect to a release of the Claremont Property.

      (b) Borrower shall submit to Lender not less than fifteen (15) days prior to the date of such release (which must be on a Business Day) Release Instruments (and related Loan Documents) for the Claremont Property (for execution by Lender) in a form appropriate in the applicable state and otherwise satisfactory to Lender in its reasonable discretion and all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release for the Claremont Property (for execution by Lender) together with an Officer's Certificate certifying that (i) the Release Instruments are in compliance with all Legal Requirements, (ii) the release to be effected will not violate the terms of this Agreement, (iii) the release to be effected will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released), (iv) Mortgage Borrower General Partner has withdrawn and been replaced as the general partner of the Claremont Borrower.

            2.3.7 FURTHER ASSURANCES. To the extent any Release Instrument executed and delivered under Section 2.3.4(b) or Section 2.3.6(b) or any Outparcel Release Instrument executed and delivered under Section 2.3.5(a) is insufficient to effect the release to be effected in accordance with the terms hereof, Lender (and any servicer in connection with a Securitization) shall remain obligated to execute and deliver, at the expense of the Borrower, such further Release Instruments or Outparcel Release Instruments as Borrower may reasonably request and submit to Lender, together with an Officer's Certificate covering the matters to be covered in the Officer's Certificate described in
Section 2.3.4(f), Section 2.3.6(b) or Section 2.3.5(a).

      SECTION 2.4 REGULATORY CHANGE; TAXES.

            2.4.1 INCREASED COSTS. If, at any time prior to the first Securitization of the Loan, as a result of any Regulatory Change or compliance of Lender therewith, the basis of taxation of payments to Lender of the principal of or interest on the Loan is changed or Lender or the company Controlling Lender shall be subject to (i) any tax, duty, charge or withholding of any kind with respect to this Agreement (excluding federal taxation of the overall net income of Lender); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Lender or any company Controlling Lender is imposed, modified or deemed applicable; or (iii) any other condition affecting loans to borrowers with fixed interest rates is imposed on Lender or any company Controlling Lender and Lender determines that, by reason thereof, the cost to Lender or any company Controlling Lender of making, maintaining or extending the Loan to Borrower is increased, or any amount receivable by Lender or any company Controlling Lender hereunder in respect of any portion of the Loan to Borrower is reduced, in each case by an amount deemed by Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called INCREASED COSTS), then Lender shall provide notice thereof to Borrower and Borrower agrees that it will pay to Lender upon Lender's written request such additional amount or amounts as will compensate Lender or any company Controlling Lender for such Increased

Costs to the extent Lender determines that such Increased Costs are allocable to the Loan and provided that Lender is generally exercising rights similar to those set forth in this Section 2.4.1 against other borrowers similarly situated to Borrower. Lender will notify Borrower of any event occurring after the date hereof which will entitle Lender to compensation pursuant to this Section 2.4.1 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation; provided, however, that, if Lender fails to deliver a notice within 90 days after the date on which an officer of Lender responsible for overseeing this Agreement knows or has reason to know of its right to additional compensation under this Section 2.4.1, Lender shall only be entitled to additional compensation for any such Increased Costs incurred from and after the date that is 90 days prior to the date Borrower received such notice. If Lender requests compensation under this Section 2.4.1, Borrower may, by notice to Lender, require that Lender furnish to Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof, and a description as to why Section 2.4.1 is not applicable.

            2.4.2 SPECIAL TAXES. At all times prior to the first Securitization of the Loan, Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes. If, at any time prior to the first Securitization of the Loan, Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Loan Document to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.2) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            2.4.3 OTHER TAXES. In addition, for all periods prior to the first Securitization of the Loan, Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, or the Loan (hereinafter referred to as OTHER TAXES).

            2.4.4 INDEMNITY. Borrower shall indemnify Lender for all periods prior to the first Securitization of the Loan, for the full amount of Special Taxes and Other Taxes (including any Special Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.4.4) paid by Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Lender makes written demand therefor.

            2.4.5 CHANGE OF OFFICE. To the extent that changing the jurisdiction of Lender's applicable office would have the effect of minimizing Special Taxes, Other Taxes or Increased Costs, Lender shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to Lender.

            2.4.6 SURVIVAL. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.4 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

      SECTION 2.5 CONDITIONS PRECEDENT TO CLOSING.

            The obligation of Lender to make the Loan hereunder is subject to the fulfillment by, or on behalf of, Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date; provided, however, that unless a condition precedent shall expressly survive the Closing Date pursuant to a separate agreement, by funding the Loan, Lender shall be deemed to have waived any such conditions not theretofore fulfilled or satisfied:

            2.5.1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

            2.5.2 DELIVERY OF LOAN DOCUMENTS; TITLE POLICY; REPORTS; LEASES.

      (a) Loan Documents. Lender shall have received an original copy of this Agreement, the Note and all of the other Loan Documents, in each case, duly executed (and to the extent required, acknowledged) and delivered on behalf of Borrower and any other parties thereto.

      (b) Security Instrument, Assignment of Leases. Lender shall have received evidence that original counterparts of the Security Instrument and Assignment of Leases, in proper form for recordation, have been delivered to the Title Company for recording, so as effectively to create, in the reasonable judgment of Lender, upon such recording valid and enforceable first priority Liens upon the Property, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.

      (c) UCC Financing Statements. Lender shall have received evidence that the UCC financing statements relating to the Security Instrument and this Agreement have been delivered to the Title Company for filing in the applicable jurisdictions.

      (d) Title Insurance. Lender shall have received a pro forma Title Policy or a Title Policy issued by the Title Company and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Policy shall (i) provide blanket coverage in the amount of the Loan, (ii) insure Lender that the Security Instrument creates a valid, first priority Lien on the Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain the endorsements and affirmative coverages set forth on Exhibit A (or such other endorsements and affirmative coverages approved by Lender) and such additional endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Policy have been paid.

      (e) Survey. Lender shall have received a Survey and survey affidavit for the Property, containing the survey certification substantially in the form attached hereto as Exhibit B or such other form as approved by Lender. Such Survey shall reflect the same legal description contained in the Title Policy referred to in clause (d) above. The surveyor's seal shall be affixed to the Survey and the surveyor shall provide a certification for such Survey in form and substance acceptable to Lender.

      (f) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its reasonable discretion, and evidence of the payment of all insurance premiums currently due and payable for the existing policy period.

      (g) Environmental Reports. Lender shall have received an Environmental Report in respect of the Property satisfactory to Lender.

      (h) Zoning. Lender shall have received an ALTA 3.1 zoning endorsement to the Title Policy (if available) or a planning and zoning report for each Property.

      (i) Certificate of Occupancy. Lender shall have received a copy of the valid certificates of occupancy for the Property acceptable to Lender or, with respect to all or certain portions of the Property, evidence satisfactory to Lender that no such certificates are required.

      (j) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

            2.5.3 RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

            2.5.4 DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Borrower shall deliver, or cause to be delivered, to Lender copies certified by an Officer's Certificate, of all organizational documentation related to Borrower, Guarantor and Manager and certain of its Affiliates as have been requested by Lender and/or the formation, structure, existence, good standing and/or qualification to do business of Borrower, Guarantor, Manager and such Affiliates, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender. Each of the organizational documents of Borrower shall contain provisions having a substantive effect materially similar to that of the language set forth in Exhibit C or such other language as approved by Lender. Lender hereby approves the organizational documents of Borrower delivered to Lender on the date hereof as satisfying the standard set forth in the immediately preceding sentence.

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

            2.5.5 OPINIONS OF BORROWER'S COUNSEL.

      (a) Lender shall have received a Non-Consolidation Opinion substantially in compliance with the requirements set forth in Exhibit E or in such other form approved by the Lender (the Non-Consolidation Opinion).

      (b) Lender shall have received the Opinion of Counsel substantially in compliance with the requirements set forth in Exhibit D or in such other form approved by the Lender.

            2.5.6 BUDGETS. Lender shall have received the Budget for the Fiscal Year ending on December 31, 2005.

            2.5.7 COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

            2.5.8 PAYMENTS. All payments, deposits or escrows, if any, required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

            2.5.9 ACCOUNT AGREEMENT. Lender shall have received the original of the Account Agreement executed by each of Cash Management Bank and Borrower.

            2.5.10 ASSIGNMENT OF MANAGEMENT AGREEMENT AND ASSIGNMENT OF SUBSIDIARY MANAGEMENT AGREEMENT. Lender shall have received the original of each of the Assignment of Management Agreement executed by each of Borrower and Manager and the Assignment of Subsidiary Management Agreement executed by each of Borrower and Borrower Subsidiary.

            2.5.11 TENANT ESTOPPELS. Lender shall have received (except as set forth in the Post Closing Letter) or shall be satisfied that promptly after Closing Lender will receive, (i) an executed tenant estoppel letter, substantially in form of Exhibit G from any Tenants at the Property under Material Leases and (ii) ground lessor estoppel certificates with respect to the Ground Leases.

            2.5.12 INTENTIONALLY DELETED.

            2.5.13 TRADEMARK SECURITY AGREEMENT. Lender shall have received the original of the Trademark Security Agreement in the form of Exhibit Q executed by the applicable Borrower (the TRADEMARK SECURITY AGREEMENT) in respect of all material trademarks except those which by their express terms cannot be pledged and for which the mark owner will not grant its consent to an assignment.

            2.5.14 INTENTIONALLY DELETED.

            2.5.15 INDEPENDENT DIRECTOR CERTIFICATE. Lender shall have received executed Independent Director certificates substantially in the form attached as Exhibit O.

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

            2.5.16 TRANSACTION COSTS. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of Environmental Reports, Physical Conditions Reports, appraisals and other reports, the reasonable fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

            2.5.17 MATERIAL ADVERSE EFFECT. No event or condition shall have occurred since the date of Borrower's most recent financial statements previously delivered to Lender which has or could reasonably be expected to have a Material Adverse Effect. The Operating Income and Operating Expenses of the Property and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor any of its constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

            2.5.18 LEASES AND RENT ROLL. Lender shall have received copies of all Material Leases, certified as requested by Lender. Lender shall have received a certified rent roll of the Property dated within thirty (30) days prior to the Closing Date.

            2.5.19 RESERVED.

            2.5.20 TAX LOT. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

            2.5.21 PHYSICAL CONDITIONS REPORT. Lender shall have received a Physical Conditions Report (or re-certified Physical Conditions Report) with respect to the Property, which report shall be satisfactory in form and substance to Lender.

            2.5.22 MANAGEMENT AGREEMENT. Lender shall have received a certified copy of each Management Agreement which shall be satisfactory in form and substance to Lender.

            2.5.23 APPRAISAL. Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

            2.5.24 FINANCIAL STATEMENTS. Lender shall have received certified copies of financial statements with respect to the Property for the three most recent Fiscal Years, each in form and substance satisfactory to Lender.

            2.5.25 FURTHER DOCUMENTS. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

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

III.  CASH MANAGEMENT

      SECTION 3.1 CASH MANAGEMENT.

            3.1.1 ESTABLISHMENT OF ACCOUNTS. Borrower hereby confirms that, simultaneously with the execution of this Agreement, pursuant to the Account Agreement, it has established with Cash Management Bank, in the name of Borrower for the benefit of Lender, as secured party, the collection account (the COLLECTION ACCOUNT), which has been established as an interest-bearing deposit account, and the holding account (the HOLDING ACCOUNT), which has been established as a securities account. Both the Collection and the Holding Account and each sub-account of either such account and the funds deposited therein and the securities and other assets credited thereto shall serve as additional security for the Loan. Pursuant to the Account Agreement, Borrower shall irrevocably instruct and authorize Cash Management Bank to disregard any and all orders for withdrawal from the Collection Account or the Holding Account made by, or at the direction of, Borrower other than to transfer all amounts on deposit in the Collection Account on a daily basis to the Holding Account. Borrower agrees that, prior to the payment in full of the Indebtedness, the terms and conditions of the Account Agreement shall not be amended or modified without the prior written consent of Lender (which consent Lender may grant or withhold in its sole discretion), and if a Securitization has occurred, the delivery by Borrower of a Rating Agency Confirmation. In recognition of Lender's security interest in the funds deposited into the Collection Account and the Holding Account, Borrower shall identify both the Collection Account and the Holding Account with the name of Lender, as secured party. The Collection Account shall be named as follows: "CNL Portfolio Loan f/b/o German American Capital Corporation, as secured party Collection Account," account number 1014253644." The Holding Account shall be named as follows: "CNL Portfolio Loan f/b/o German American Capital Corporation, as secured party Holding Account," account number 1014253505. Borrower confirms that it has established with Cash Management Bank the following sub-accounts of the Holding Account (each, a "Sub-Account" and, collectively, the "Sub-Accounts" and together with the Holding Account and the Collection Account, the COLLATERAL ACCOUNTS), which (i) may be ledger or book entry sub-accounts and need not be actual sub-accounts,
(ii) shall each be linked to the Holding Account, (iii) shall each be a "Securities Account" pursuant to Article 8 of the UCC and (iv) shall each be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement:

      (a) a sub-account for the retention of Account Collateral in respect of Impositions and Other Charges for the Property with the account number 1014253505FR4 (the TAX RESERVE ACCOUNT);

      (b) a sub-account for the retention of Account Collateral in respect of insurance premiums for the Property with the account number 1014253505FR5 (the INSURANCE RESERVE ACCOUNT);

      (c) a sub-account for the retention of Account Collateral in respect of current Debt Service on the Loan with the account number 1014253505FR46 (the CURRENT DEBT SERVICE RESERVE ACCOUNT);

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      (d)   a sub-account for the retention of Account Collateral in respect of certain Proceeds as more fully set forth in Section 6.2 with the account number 1014253505FR9 (the PROCEEDS RESERVE ACCOUNT);

      (e) a sub-account for the retention of Account Collateral in respect of reserves relating to a Low DSCR Period with the account number 1014253505FR7 (the LOW DSCR RESERVE ACCOUNT); and

      (f) a segregated trust sub-account for the retention of Account Collateral in respect of reserve relating to certain membership deposits at the Grand Wailea Property with account number 1014253505FS1 (the GRAND WAILEA REFUND RESERVE ACCOUNT).

            3.1.2 PLEDGE OF ACCOUNT COLLATERAL. To secure the full and punctual payment and performance of the Obligations, Borrower hereby collaterally assigns, grants a security interest in and pledges to Lender, to the extent not prohibited by applicable law, a first priority continuing security interest in and to the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the ACCOUNT COLLATERAL):

      (a) the Collateral Accounts, Manager Accounts and the Membership Deposit Account and all cash, checks, drafts, securities entitlements, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts;

      (b)   any and all amounts invested in Permitted Investments;

      (c) all interest, dividends, cash, instruments, securities entitlements and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts; and

      (d) to the extent not covered by clauses (a), (b) or (c) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

            In addition to the rights and remedies herein set forth, Lender shall have all of the rights and remedies with respect to the Account Collateral available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.

            This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code and other applicable law.

            3.1.3 MAINTENANCE OF COLLATERAL ACCOUNTS.

      (a) Borrower agrees that the Collection Account is and shall be maintained (i) as a "deposit account" (as such term is defined in Section 9-102(a) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 9-104(a) of the UCC) over the Collection Account and (iii) such that neither the Borrower nor Manager shall have any right of

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withdrawal from the Collection Account and, except as provided herein, no
Account Collateral shall be released to the Borrower or Manager from the Collection Account. Without limiting the Borrower's obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Collection Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement or in such other form acceptable to Lender in its sole discretion.

      (b) Borrower agrees that each of the Holding Account and the Sub-Accounts is and shall be maintained (i) as a "securities account" (as such term is defined in Section 8-501(a) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 8-106(d)(2) of the UCC) over the Holding Account and any Sub-Account, (iii) such that neither Borrower nor Manager shall have any right of withdrawal from the Holding Account or the Sub-Accounts and, except as provided herein, no Account Collateral shall be released to Borrower from the Holding Account or the Sub-Accounts, (iv) in such a manner that the Cash Management Bank shall agree to treat all property credited to the Holding Account or the Sub-Accounts as "financial assets" and
(v) such that all securities or other property underlying any financial assets credited to the Accounts shall be registered in the name of Cash Management Bank, indorsed to Cash Management Bank or in blank or credited to another securities account maintained in the name of Cash Management Bank and in no case will any financial asset credited to any of the Collateral Accounts be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower except to the extent the foregoing have been specially indorsed to Cash Management Bank or in blank. Without limiting Borrower's obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Holding Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement or in such other form acceptable to Lender in its sole discretion.

            3.1.4 ELIGIBLE ACCOUNTS. The Collateral Accounts shall be Eligible Accounts. The Collateral Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts or any investments held in such accounts shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this Agreement and the Account Agreement. Borrower shall be the beneficial owner of the Collateral Accounts for federal income tax purposes and shall report all income on the Collateral Accounts.

            3.1.5 DEPOSITS INTO SUB-ACCOUNTS. On the date hereof, Borrower has deposited the following amounts into the Sub-Accounts:

            (i)   $0.00 into the Tax Reserve Account;

            (ii)  $0.00 into the Insurance Reserve Account;

            (iii) $0.00 into the Current Debt Service Reserve Account;

            (iv)  $0.00 into the Proceeds Reserve Account;

            (v)   $0.00 into the Low DSCR Reserve Account;

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            (vi)  $0.00 into the Grand Wailea Refund Reserve Account.

            3.1.6 MONTHLY FUNDING OF SUB-ACCOUNTS.

      (a) Borrower hereby irrevocably authorizes Lender to transfer (and, pursuant to the Account Agreement shall irrevocably authorize Cash Management Bank to execute any corresponding instructions of Lender), and Lender shall transfer (or cause Cash Management Bank to transfer pursuant to disbursement instructions from Lender), from the Holding Account by 11:00 a.m. New York time on each Business Day, or as soon thereafter as sufficient funds are in the Holding Account to make the applicable transfers, funds in the following amounts and in the following order of priority:

            (i) at any such time that Manager does not reserve for and pay Impositions and Other Charges directly, funds in an amount equal to the Monthly Tax Reserve Amount and any other amounts required pursuant to Section 16.1 for the month in which the Payment Date immediately following the date of the transfer from the Holding Account occurs and transfer the same to the Tax Reserve Account;

            (ii) following any Insurance Reserve Trigger, funds in an amount equal to, and in order to replenish, the sums previously disbursed by Lender from the Insurance Reserve Account to pay insurance premiums pursuant to Section
16.2 up to a maximum of the Insurance Reserve Amount and transfer the same to the Insurance Reserve Account;

            (iii) funds in an amount equal to the amount of Debt Service due on the Payment Date for the month in which the Payment Date immediately following the date of the transfer from the Holding Account occurs and transfer the same to the Current Debt Service Reserve Account;

            (iv) during any Low DSCR Period, funds in an amount equal to the amount of any sums previously withdrawn from the Low DSCR Reserve Account and deposited into the Current Debt Service Reserve Account due to a shortfall therein, and transfer the same to the Low DSCR Reserve Account, until such Collateral Accounts have been replenished;

            (v) provided no Event of Default has occurred and is continuing and to the extent Lender receives a First Mezzanine Lender Monthly Debt Service Notice, funds in an amount equal to the First Mezzanine Loan Debt Service Amount for the month in which the Payment Date immediately following the date of the transfer from the Holding Account occurs and transfer the same to the First Mezzanine Account;

            (vi) provided (a) no Event of Default has occurred and is continuing hereunder, (b) Lender has not received a First Mezzanine Loan Default Notice, and (c) to the extent Lender receives a Second Mezzanine Lender Monthly Debt Service Notice, funds in an amount equal to the Second Mezzanine Loan Debt Service Amount for the month in which the Payment Date immediately following the date of the transfer from the Holding Account occurs and transfer the same to the Second Mezzanine Account; however, if no Event of Default has occurred and is continuing hereunder and Lender receives a First Mezzanine Loan Default Notice, any amounts that would otherwise have been distributed to the Second Mezzanine Account absent such default shall instead be distributed to the First Mezzanine Account for application in accordance

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

with the First Mezzanine Loan Documents until such time as Lender receives a notice from First Mezzanine Lender that such Event of Default is no longer continuing (a FIRST MEZZANINE LOAN DEFAULT REVOCATION NOTICE);

            (vii) provided (a) no Event of Default has occurred and is continuing hereunder, (b) Lender has not received a First Mezzanine Loan Default Notice or a Second Mezzanine Loan Default Notice, and (c) to the extent Lender receives a Third Mezzanine Lender Monthly Debt Service Notice, funds in an amount equal to the Third Mezzanine Loan Debt Service Amount for the month in which the Payment Date immediately following the date of the transfer from the Holding Account occurs and transfer the same to the Third Mezzanine Account; however, (i) if no Event of Default has occurred and is continuing hereunder and Lender has not received a First Mezzanine Loan Default Notice, and (ii) Lender has received a Second Mezzanine Loan Default Notice, any amounts that would otherwise have been distributed to the Third Mezzanine Account absent such default shall instead be distributed to the Second Mezzanine Account for application in accordance with the Second Mezzanine Loan Documents until such time as Lender receives a notice from Second Mezzanine Lender that such Event of Default is no longer continuing (a SECOND MEZZANINE LOAN DEFAULT REVOCATION NOTICE);

            (viii) provided (a) no Event of Default has occurred and is continuing hereunder, (b) Lender has not received a First Mezzanine Loan Default Notice, a Second Mezzanine Loan Default Notice, or a Third Mezzanine Loan Default Notice, and (c) to the extent Lender receives a Fourth Mezzanine Lender Monthly Debt Service Notice, funds in an amount equal to the Fourth Mezzanine Loan Debt Service Amount for the month in which the Payment Date immediately following the date of the transfer from the Holding Account occurs and transfer the same to the Fourth Mezzanine Account; however, (i) if no Event of Default has occurred and is continuing hereunder and Lender has not received a First Mezzanine Loan Default Notice or a Second Mezzanine Loan Default Notice, and
(ii) Lender has received a Third Mezzanine Loan Default Notice, any amounts that would otherwise have been distributed to the Fourth Mezzanine Account absent such default shall instead be distributed to the Third Mezzanine Account for application in accordance with the Third Mezzanine Loan Documents until such time as Lender receives a notice from Third Mezzanine Lender that such Event of Default is no longer continuing (a THIRD MEZZANINE LOAN DEFAULT REVOCATION NOTICE);

            (ix) provided (a) no Event of Default has occurred and is continuing hereunder, (b) Lender has not received a First Mezzanine Loan Default Notice, a Second Mezzanine Loan Default Notice, a Third Mezzanine Loan Default Notice, or a Fourth Mezzanine Loan Default Notice, and (c) to the extent Lender receives a Fifth Mezzanine Lender Monthly Debt Service Notice, funds in an amount equal to the Fifth Mezzanine Loan Debt Service Amount for the month in which the Payment Date immediately following the date of the transfer from the Holding Account occurs and transfer the same to the Fifth Mezzanine Account; however, (i) if no Event of Default has occurred and is continuing hereunder and Lender has not received a First Mezzanine Loan Default Notice, a Second Mezzanine Loan Default Notice, or a Third Mezzanine Loan Default Notice, and
(ii) Lender has received a Fourth Mezzanine Loan Default Notice, any amounts that would otherwise have been distributed to the Fifth Mezzanine Account absent such default shall instead be distributed to the Fourth Mezzanine Account for application in accordance with the Fourth Mezzanine Loan Documents until such time as Lender receives a

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

notice from Fourth Mezzanine Lender that such Event of Default is no longer continuing (a FOURTH MEZZANINE LOAN DEFAULT REVOCATION NOTICE);

            (x) during any Low DSCR Period, funds in an amount equal to 80% of the balance (if any) remaining or deposited in the Holding Account after the foregoing deposits and transfer the same to the Low DSCR Reserve Account;

            (xi) provided no Event of Default shall have occurred and is then continuing and subject to paragraph (d) below, funds in an amount equal to the balance (if any) remaining in the Holding Account after the foregoing deposits (such remainder being hereinafter referred to as EXCESS CASH FLOW) and transfer the same to the Borrower's Account.

      (b) If Lender shall reasonably determine that there will be insufficient amounts in the Holding Account to make the transfer pursuant to clause (a)(iii) of this Section 3.1.5 on the date required hereunder, Lender shall without notice to Borrower, transfer, to the extent of available funds therein from the Low DSCR Reserve Account (or if funds are insufficient in the Low DSCR Reserve Account, from the Low DSCR Reserve Account) to the Holding Account, an amount equal to such deficits and immediately transfer such funds from the Holding Account into the Current Debt Service Reserve Account in order to make the transfer pursuant to clause (iii) of this Section 3.1.5. If after such allocation, Lender shall reasonably determine that there are still insufficient funds in the Holding Account to make any such transfer, or if Lender shall reasonably determine that there will be insufficient amounts in the Holding Account to make the other transfers pursuant to this Section 3.1.5 on the date required hereunder, Lender shall provide notice to Borrower of such insufficiency (except that in no event shall Lender be required to notify Borrower of any deficiency in the Current Debt Service Reserve Account, such deficiency on any Payment Date, after application of available funds from the Low DSCR Reserve Accounts, being an Event of Default) and, within five (5) Business Days after receipt of said notice Borrower shall deposit into the Holding Account an amount equal to the shortfall of available funds in the Holding Account taking into account any funds which accumulate in the Holding Account during such five (5) day Business Day period. Upon the occurrence of an Event of Default due to a deficiency in the Current Debt Service Reserve Account on any Payment Date, Lender shall notify Borrower of said Event of Default within five (5) Business Days thereafter; provided, however, Lender's failure to notify Borrower shall not be deemed a waiver of said Event of Default). Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, Borrower shall not be deemed to be in Default hereunder or thereunder (and no Default Rate or Late Payment Charge shall be applicable) in the event funds sufficient for a required transfer are held in an appropriate Sub-Account and Lender or Cash Management Bank fails to timely make any transfer from such Sub-Account as contemplated by this Agreement. In addition, Lender shall permit Borrower to have "real time" informational access to the Collection Account and Holding Account so that Borrower has an opportunity to discern any shortfall of all amounts required to be paid hereunder.

      (c) Notwithstanding anything to the contrary contained herein or in the Security Instrument, but subject to Section 7.3, to the extent that Borrower shall fail to pay any mortgage recording tax, costs, expenses or other amounts pursuant to Section 19.12 of this Agreement within the time period set forth therein, Lender shall have the right, at any time, upon five (5) Business Days' notice to Borrower, to withdraw from the Holding Account, an amount equal to

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such unpaid taxes, costs, expenses and/or other amounts and pay such amounts to the Person(s) entitled thereto.

      (d) In the event of any prepayment of the Loan by Borrower that is permitted or required under this Agreement, Lender shall, provided no Event of Default has occurred and is continuing, disburse to the Borrower funds from the Low DSCR Reserve Account representing the same proportion of the total amount deposited in such accounts immediately prior to such disbursement as the amount of the Loan prepaid by the Borrower bears to the total Debt outstanding immediately prior to such Prepayment.

      (e) Borrower hereby irrevocably directs that all Excess Cash Flow shall (in lieu of transferring such funds to the Borrower's Account as Borrower may have so directed): (i) to the extent Lender has received a First Mezzanine Loan Default Notice and until such time as Lender receives a First Mezzanine Loan Default Revocation Notice, be deposited directly into the First Mezzanine Loan Deposit Account for application as provided in the First Mezzanine Loan Agreement, (ii) provided Lender has not received a First Mezzanine Loan Default Notice but has received a Second Mezzanine Loan Default Notice and until such time as Lender receives a Second Mezzanine Loan Default Revocation Notice, be deposited directly in the Second Mezzanine Loan Account, (iii) provided Lender has not received a First Mezzanine Loan Default Notice, or a Second Mezzanine Loan Default Notice, but has received a Third Mezzanine Loan Default Notice and until such time as Lender receives a Third Mezzanine Loan Default Revocation Notice, be deposited directly in the Third Mezzanine Loan Account, (iv) provided Lender has not received a First Mezzanine Loan Default Notice, a Second Mezzanine Loan Default Notice, or a Third Mezzanine Loan Default Notice, but has received a Fourth Mezzanine Loan Default Notice and until such time as Lender receives a Fourth Mezzanine Loan Default Revocation Notice, be deposited directly in the Fourth Mezzanine Loan Account, and (v) provided Lender has not received a First Mezzanine Loan Default Notice, a Second Mezzanine Loan Default Notice, a Third Mezzanine Loan Default Notice, or a Fourth Mezzanine Loan Default Notice, but, if the Fifth Mezzanine Loan has been funded on or before the Outside Date, and Lender has received a Fifth Mezzanine Loan Default Notice and until such time as Lender receives a notice from Fifth Mezzanine Lender that such Event of Default is no longer continuing (a FIFTH MEZZANINE LOAN DEFAULT REVOCATION NOTICE), be deposited directly in the Fifth Mezzanine Loan Account. The direction set forth in the immediately preceding sentence shall not be changed or terminated without the written consent of each Mezzanine Lender. Notwithstanding any provision herein to the contrary no Mezzanine Loan Default Notice shall be required for the deposit of Proceeds into the respective Mezzanine Loan Deposit Account in accordance with the terms of Section 6.2.3 hereof.

            3.1.7 PAYMENTS FROM SUB-ACCOUNTS. Borrower irrevocably authorizes Lender to make and, provided no Event of Default shall have occurred and be continuing, Lender hereby agrees to make, the following payments from the Sub-Accounts to the extent of the monies on deposit therefor:

            (i) if notified (timely) by Borrower or otherwise determined by Lender in its reasonable discretion that Manager will not pay Impositions or Other Charges, funds from the Tax Reserve Account to Lender sufficient to permit Lender to pay (or otherwise to Borrower to reimburse Borrower for) (A) Impositions and (B) Other Charges, on the respective due dates

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therefor, and Lender shall so pay such funds to the Governmental Authority having the right to receive such funds (or shall reimburse Borrower or Affiliate Tenant upon confirmation of payment);

            (ii) following an Insurance Reserve Trigger, funds from the Insurance Reserve Account to Lender sufficient to permit Lender to pay insurance premiums for the insurance required to be maintained pursuant to the terms of this Agreement and the Security Instrument, on the respective due dates therefor, and Lender shall so pay such funds to the insurance company having the right to receive such funds;

            (iii) funds from the Current Debt Service Reserve Account to Lender sufficient to pay Debt Service on each Payment Date, and Lender, on each Payment Date, shall apply such funds to the payment of the Debt Service payable on such Payment Date;

            (iv) funds from the Low DSCR Reserve Account sufficient to pay any shortfalls in the Current Debt Service Reserve Account on each Payment Date, and Lender, on each Payment Date, shall apply such funds to the payment of the Debt Service shortfall payable on such Payment Date.

            3.1.8 CASH MANAGEMENT BANK.

      (a) Lender shall have the right to replace the Cash Management Bank with a financial institution reasonably satisfactory to Borrower in the event that
(i) the Cash Management Bank fails, in any material respect, to comply with the Account Agreement, (ii) the Cash Management Bank is no longer the Cash Management Bank or (iii) the Cash Management Bank is no longer an Approved Bank. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right at Borrower's sole cost and expense to replace Cash Management Bank at any time, without notice to Borrower. Borrower shall cooperate with Lender in connection with the appointment of any replacement Cash Management Bank and the execution by the Cash Management Bank and the Borrower of an Account Agreement and delivery of same to Lender (with a copy to the Mezzanine Lenders).

      (b) So long as no Event of Default shall have occurred and be continuing, Borrower shall have the right at its sole cost and expense to replace the Cash Management Bank in each case with a financial institution that is an Approved Bank, provided that such financial institution and Borrower shall execute and deliver to Lender (with a copy to Mezzanine Lenders) an Account Agreement, substantially similar to the Account Agreement executed as of the Closing Date.

            3.1.9 BORROWER'S ACCOUNT REPRESENTATIONS, WARRANTIES AND COVENANTS.

      (a) Borrower represents, warrants and covenants that (i) Borrower has directed or shall direct within ten (10) days from the date hereof, all Tenants under the Leases (and with respect to the Grand Wailea Property, Lokahi Ventures LLC under the Membership Agreement dated January 1, 2003), to mail all checks and wire all funds with respect to any payments due under such Leases (or in the case of Lokahi Ventures LLC, all sums due under such agreement from Lokahi Ventures LLC) directly to Manager, (ii) Borrower shall cause Manager and each Affiliate Tenant to deposit all amounts payable to Borrower pursuant to the Management

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Agreement directly into the Collection Account, (iii) Borrower shall cause each
Borrower Subsidiary to deposit any and all gross revenue (less only bona fide commissions paid to cooperating brokers and sales agents of the applicable Borrower Subsidiary on an arms length basis) that is paid or collected by or on behalf of such entity from its business operations directly to the applicable Manager for such Property, (iv) Borrower and Affiliate Tenant shall pay or cause to be paid all Rents, Cash and Cash Equivalents or other items of Operating Income (including, without limitation, the Biltmore Villas Payments, payments to any Borrower under any of the Subsidiary Management Agreements and any other amounts payable to any Borrower by any entity or Affiliate that Borrower owns an equity interest in) not otherwise collected by Manager within two Business Days after receipt thereof by Borrower or its Affiliates directly into the Collection Account and, until so deposited, any such amounts held by Borrower or Manager shall be deemed to be Account Collateral and shall be held in trust by it for the benefit, and as the property, of Lender and shall not be commingled with any other funds or property of Borrower or Manager, (iv) there are no accounts other than the Collateral Accounts maintained by Borrower or Affiliate Tenant with respect to the Property or the collection of Rents and credit card company receivables with respect to the Property and (v) so long as the Loan shall be outstanding, neither Borrower, Manager, nor any other Person shall open any other operating accounts with respect to the Property or the collection of Rents or credit card company receivables with respect to the Property, except for the Collateral Accounts and the Manager Accounts; provided that, Borrower and Manager shall not be prohibited from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to the Borrower's Account pursuant to Section 3.1.5(a)(x).

            3.1.10 ACCOUNT COLLATERAL AND REMEDIES.

      (a) Upon the occurrence and during the continuance of an Event of Default, without additional notice from Lender to Borrower, (i) Lender may, in addition to and not in limitation of Lender's other rights, make any and all withdrawals from, and transfers between and among, the Collateral Accounts as Lender shall determine in its sole and absolute discretion to pay any Obligations; (ii) all Excess Cash Flow shall be retained in the Holding Account or applicable Sub-Accounts, (iii) all payments to the Mezzanine Lenders pursuant to Section 3.1.5 shall immediately cease and (iv) Lender may liquidate and transfer any amounts then invested in Permitted Investments to the Collateral Accounts to which they relate or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce Lender's rights and remedies hereunder with respect to any Account Collateral or to preserve the value of the Account Collateral.

      (b) Upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during

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the continuance of an Event of Default, Lender may perform or cause performance of any such agreement, and any reasonable expenses of Lender incurred in connection therewith shall be paid by Borrower as provided in Section 5.1.16.

      (c) Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind (except as expressly required under the Loan Documents) in connection with this Agreement or the Account Collateral. Borrower acknowledges and agrees that ten (10) Business Days' prior written notice of the time and place of any public sale of the Account Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.

            3.1.11 TRANSFERS AND OTHER LIENS. Borrower agrees that it will not
(i) sell or otherwise dispose of any of the Account Collateral except as may be expressly permitted under the Loan Documents, or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Lender under this Agreement.

            3.1.12 REASONABLE CARE. Beyond the exercise of reasonable care in the custody thereof, Lender shall have no duty as to any Account Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not be liable or responsible for any loss or damage to any of the Account Collateral, or for any diminution in value thereof, by reason of the act or omission of Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Lender's gross negligence or willful misconduct. In no event shall Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Lender's reasonable control or for indirect, special or consequential damages except to the extent of Lender's gross negligence or willful misconduct. Notwithstanding the foregoing, Borrower acknowledges and agrees that (i) Lender does not have custody of the Account Collateral, (ii) Cash Management Bank has custody of the applicable Collection Account and the Holding Account, (iii) the initial Cash Management Bank was chosen by Borrower and (iv) Lender has no obligation or duty to supervise Cash Management Bank or to see to the safe custody of the Account Collateral.

            3.1.13 LENDER'S LIABILITY.

      (a) Lender shall be responsible for the performance only of such duties with respect to the Account Collateral as are specifically set forth in this
Section 3.1 or elsewhere in the Loan Documents, and no other duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act with respect to the Account Collateral which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender, its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender in connection with the transactions contemplated hereby with respect to the Account Collateral (excluding losses on

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Permitted Investments) except as such may be caused by the gross negligence or willful misconduct of Lender, its employees, officers or agents.

      (b) Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

            3.1.14 CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness or a Defeasance Event; provided, however, such security interest shall automatically terminate with respect to funds which were duly deposited into Borrower's Account in accordance with the terms hereof. Upon payment in full of the Indebtedness or any such Defeasance Event, this security interest shall automatically terminate without further notice from any party and Borrower shall be entitled to the return, upon its request, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the Account Collateral.

IV.   REPRESENTATIONS AND WARRANTIES

      SECTION 4.1 BORROWER REPRESENTATIONS.

            Borrower represents and warrants as of the Closing Date that:

            4.1.1 ORGANIZATION. Each of Borrower, Mezzanine Borrower, and Sub Junior is is a limited partnership and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware, with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each General Partner is a limited liability company and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware, with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each Affiliate Tenant is a corporation and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware, with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Guarantor and is a corporation and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Maryland, with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each of Borrower, Borrower Parents, and Guarantor is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Each of Borrower, Borrower Parents and Guarantor possess all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged (provided, however, with respect to Guarantor only, those rights, licenses, permits and authorizations that would cause a Material Adverse Effect), and the

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sole business of Borrower is the management and operation of the Property, and, if applicable, its ownership of its Borrower Subsidiary. The organizational structure of Borrower, Borrower Parents, Affiliate Tenant, and Borrower Subsidiary is accurately depicted by the schematic diagram attached hereto as Exhibit H. None of Borrower, Borrower Subsidiary, Borrower Parents, or Affiliate Tenant shall change its name, identity, corporate structure or jurisdiction of organization unless it shall have given Lender thirty (30) days prior written notice of any such change and shall have taken all steps reasonably requested by Lender to grant, perfect, protect and/or preserve the security interest granted to Lender.

            4.1.2 PROCEEDINGS. Each of Borrower, Guarantor, Affiliate Tenant, and Borrower Parents has full power to and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by, or on behalf of, Borrower, Guarantor, Affiliate Tenant, and Borrower Parents, as applicable, and constitute legal, valid and binding obligations of Borrower, Guarantor, Affiliate Tenant, and Borrower Parents, as applicable, enforceable against Borrower, Guarantor, Affiliate Tenant, and Borrower Parents, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            4.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower, Guarantor, Affiliate Tenant, and Borrower Parents, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower, Guarantor, Affiliate Tenant, and Borrower Parents pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower, Guarantor, Affiliate Tenant, and Borrower Parents is a party or by which any of Borrower's, Guarantor's, Affiliate Tenant's, or Borrower Parents' property or assets is subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower, Guarantor, Affiliate Tenant, and Borrower Parents of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

            4.1.4 LITIGATION. Except as set forth on Schedule I attached hereto, there are no arbitration proceedings, governmental investigations, actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the Best of Borrower's Knowledge, threatened against or affecting Borrower, Affiliate Tenant, Borrower Subsidiary, Borrower Parents or the Property (other than (i) personal injury claims which are covered by insurance and have a claim amount of less than $250,000 and (ii) arbitration proceedings, governmental investigations, actions, suits or proceedings at law or in equity which have a claim amount of less than (a) $250,000 with respect to any individual proceeding and (b) $500,000 in the aggregate of all such proceedings). The actions, suits or proceedings identified on Schedule I, if determined against Borrower, Affiliate Tenant, Borrower Subsidiary, or Borrower Parents or

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the Property would not have a Material Adverse Effect on any individual Property or all of the Property. There are no arbitration proceedings, governmental investigations, actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the Best of Borrower's Knowledge, threatened against or affecting Guarantor which, if determined against Guarantor, would have a Material Adverse Effect.

            4.1.5 AGREEMENTS. None of Borrower, Borrower Subsidiary, or Affiliate Tenant is a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. None of Borrower, Borrower Subsidiary, or Affiliate Tenant is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Borrower Subsidiary, Affiliate Tenant or the Property is bound, which default is reasonably likely to have a Material Adverse Effect. None of Borrower, Borrower Subsidiary, or Affiliate Tenant has any material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower, Borrower Subsidiary, or Affiliate Tenant is a party or by which Borrower, Borrower Subsidiary, Affiliate Tenant or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property, including membership programs disclosed in writing to Lender on or prior to the date hereof, and (b) obligations under the Loan Documents.

            4.1.6 TITLE. Borrower has good, marketable and insurable fee simple title (or leasehold title, as applicable, and as disclosed in the Title Report) to the Land and the Improvements, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Borrower has good and marketable title to the remainder of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first mortgage lien on the Land and the Improvements, subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. Except as may be indicated in and insured over by the Title Policy, to the Best of Borrower's Knowledge, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents. Borrower represents and warrants that none of the Permitted Encumbrances will have a Material Adverse Effect. Borrower shall preserve its right, title and interest in and to the Property for so long as the Note remains outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.

            4.1.7 NO BANKRUPTCY FILING. Neither Borrower, Borrower Parents, Borrower Subsidiary, Affiliate Tenant, nor Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or against Borrower Parents, Borrower Subsidiary, Affiliate Tenant, or Guarantor.

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            4.1.8 FULL AND ACCURATE DISCLOSURE. To the Best of Borrower's
Knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed which has a Material Adverse Effect, or to the Best of Borrower's Knowledge could reasonably be expected to have a Material Adverse Effect.

            4.1.9 ALL PROPERTY The Property constitutes all of the real property, personal property, equipment and fixtures currently (i) owned, leased or licensed by Borrower, Borrower Subsidiary, or Affiliate Tenant (ii) used in the operation of the business located on the Property, other than items owned by Manager or any Tenants.

            4.1.10 ERISA.

      (a) Neither Borrower nor Borrower Parents maintains or contributes to and is not required to contribute to, an "employee benefit plan" as defined by
Section 3(3) of ERISA, which is subject to Title IV of ERISA (other than a "multiemployer plan" as defined by Section 3(37) of ERISA), and Borrower (i) has no knowledge of any material liability which has been incurred or is expected to be incurred by Borrower which is reasonably likely to result in a Material Adverse Effect and is or remains unsatisfied for any taxes or penalties or unfunded contributions with respect to any "employee benefit plan" or any "plan," within the meaning of Section 4975(e)(1) of the Internal Revenue Code or any other benefit plan (other than a "multiemployer plan") maintained, contributed to, or required to be contributed to by Borrower or by any entity that is under common control with Borrower within the meaning of Section 4001(a)(14) of ERISA (each, an ERISA AFFILIATE) (each, a PLAN) or any plan that would be a Plan but for the fact that it is a multiemployer plan within the meaning of ERISA Section 3(37); and (ii) has made and shall continue to make when due all required contributions to all such Plans (other than Plans relating to ERISA Affiliates), if any, where the failure to so contribute is reasonably likely to result in a Material Adverse Effect. Each such Plan (other than Plans relating to ERISA Affiliates), if any, has been and will be administered in material compliance with its terms and the applicable provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state law; and no action shall be taken or fail to be taken that would result in the disqualification or loss of tax-exempt status of any such Plan intended to be qualified and/or tax exempt; and

      (b) With respect to any "multiemployer plan," (i) Borrower has not, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) Borrower has made and shall continue to make when due all required contributions to all such "multiemployer plans" and (iii) no ERISA Affiliate has, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA which withdrawal is reasonably expected to have a Material Adverse Effect.

      (c) Borrower is not an employee benefit plan, as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, none of the assets of Borrower constitutes or will constitute plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 and transactions by or with Borrower are not subject to similar laws regulating investment of,

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and fiduciary obligations with respect to, plans similar to the provisions of
Section 406 of ERISA or Section 4975 of the Code currently in effect (SIMILAR
LAWS), which prohibit or otherwise restrict the transactions contemplated by this Agreement.

            4.1.11 COMPLIANCE. Except as set forth on attached Schedule XII, Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes except where the failure to so comply is not reasonably expected to result in a Material Adverse Effect. None of the matters set forth on attached Schedule XII would have a Material Adverse Effect on any individual Property or all of the Property. To the Best of Borrower's Knowledge, none of Borrower, Affiliate Tenant, or Borrower Subsidiary is in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the Best of Borrower's Knowledge, other than as set forth in
Section 4.1.43, there has not been committed by Borrower, Borrower Subsidiary, or Affiliate Tenant any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

            4.1.12 FINANCIAL INFORMATION. To the Best of Borrower's Knowledge, all financial data including, without limitation, the statements of cash flow and income and operating expense, that have been delivered by or on behalf of Borrower to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) fairly represent the financial condition of the Property as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. None of Borrower, Borrower Subsidiary, Affiliate Tenant, or Borrower Parents have any material contingent liabilities, liabilities for delinquent taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that, to the Best of Borrower's Knowledge, could reasonably be expected to have a Material Adverse Effect, except as referred to or reflected in said financial statements and operating statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower, Borrower Subsidiary, Affiliate Tenant, or Borrower Parents from that set forth in said financial statements.

            4.1.13 CONDEMNATION. No Condemnation has been commenced or, to the Best of Borrower's Knowledge, is contemplated with respect to all or any portion of the Property.

            4.1.14 FEDERAL RESERVE REGULATIONS. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or Regulation
X. As of the Closing Date, Borrower does not own any "margin stock."

            4.1.15 UTILITIES AND PUBLIC ACCESS. Each parcel comprising each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service its intended uses. To the Best of Borrower's Knowledge, all utilities

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necessary to the existing use of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property. All roads necessary for the use of the Property for its current purposes have been completed and, if necessary, dedicated to public use.

            4.1.16 NOT A FOREIGN PERSON. Borrower is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

            4.1.17 SEPARATE LOTS. Each Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute or include a portion of any other tax lot not a part of such Property.

            4.1.18 ASSESSMENTS. To the Best of Borrower's Knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

            4.1.19 ENFORCEABILITY. The Loan Documents are not subject to any existing right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

            4.1.20 NO PRIOR ASSIGNMENT. There are no prior sales, transfers or assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding following the funding of the Loan, other than those being terminated or assigned to Lender concurrently herewith.

            4.1.21 INSURANCE. Borrower has obtained and has delivered to Lender certified copies or certificates of all insurance policies required under this Agreement, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Borrower has not, and to the Best of Borrower's Knowledge no Person has, done by act or omission anything which would impair the coverage of any such policy.

            4.1.22 USE OF PROPERTY. The Property is used exclusively for hotel purposes and other appurtenant and related uses.

            4.1.23 CERTIFICATE OF OCCUPANCY; LICENSES. To the Best of Borrower's Knowledge, all material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Property for hotel purposes (collectively, the LICENSES), have been obtained and are in full force and effect and in compliance with all Legal Requirements except where the failure to have any such License is not reasonably expected to result in a Material Adverse Effect. Borrower shall keep and maintain all Licenses necessary for

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the operation of the Property for hotel purposes. The use being made of the
Property is in conformity with the certificate of occupancy issued for the Property.

            4.1.24 FLOOD ZONE. Except for the Doral Property and as may be shown on the Survey with respect to portions of the Improvements other than buildings and enclosed structures, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

            4.1.25 PHYSICAL CONDITION. To the Best of Borrower's Knowledge and except as expressly disclosed in the Physical Conditions Report, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the Best of Borrower's Knowledge and except as disclosed in the Physical Conditions Report, there exists no structural or other material defects or damages in or to the Property, whether latent or otherwise, and Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

            4.1.26 BOUNDARIES. To the Best of Borrower's Knowledge and except as disclosed on the Survey, all of the Improvements lie wholly within the boundaries and building restriction lines of the Real Property, and no improvements on adjoining properties encroach upon the Real Property, and no easements or other encumbrances upon the Real Property encroach upon any of the Improvements, so as to have a Material Adverse Effect on the value or marketability of the Real Property except those which are insured against by the Title Policy.

            4.1.27 LEASES. The Property is not subject to any Material Leases other than the Affiliate Leases and the Leases described in the certified rent roll delivered in connection with the origination of the Loan. To the Best of Borrower's Knowledge (which shall include Borrower's consultation with Manager), such certified rent roll is true, complete and correct in all material respects as of the date set forth therein. Except as described in the Ground Leases, no Person has any possessory interest in the Property or right to occupy the same (other than typical short-term occupancy rights of hotel guests which are not the subject of a written agreement) except under and pursuant to the provisions of the Leases. To the Best

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of Borrower's Knowledge, the current Leases are in full force and effect and there are no material defaults thereunder by either party (other than as expressly disclosed on the certified rent roll delivered to Lender or the Tenant estoppel certificates delivered to Lender in connection with the closing of the
Loan) and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. To the Best of Borrower's Knowledge, all construction and other obligations of a material nature to be performed by the Borrower under the Leases have been satisfied and) any required payments by Borrower to the Tenants under the Leases for tenant improvements have been made to the extent required to be satisfied. To the Best of Borrower's Knowledge, no Tenant under any Lease is entitled to any offsets, abatements, deductions against the Rent payable under any Lease from and after the date hereof. To the Best of Borrower's Knowledge, the Rent has been paid current under the Leases. To the Best of Borrower's Knowledge, no Rent has been paid more than one (1) month in advance of its due date, except as disclosed in the Tenant estoppel certificates delivered to Lender in connection with the closing of the Loan. There has been no prior sale, transfer or assignment, hypothecation or pledge by Borrower of any Lease or of the Rents received therein, which will be outstanding following the funding of the Loan, other than those being assigned to Lender concurrently herewith. No Tenant or other Person under any Lease or other agreement has any right or option pursuant to such Lease or other agreement or otherwise to purchase all or any part of the Property (except with respect to the options in the PGA Agreements which are fully insured over by the Title Policy). Lender hereby agrees that on the date Borrower delivers to Lender a "clean" tenant estoppel certificate in the form attached hereto as Exhibit G regarding any Lease for which Borrower has not delivered a tenant estoppel certificate to Lender on the date hereof (each such Lease, a CERTIFYING LEASE), Borrower's representations in this Section 4.1.27 with respect to such Certifying Lease shall automatically expire.

            4.1.28 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid and the granting and recording of the Security Instrument and the UCC financing statements required to be filed in connection with the Loan. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid, and, under current Legal Requirements, the Security Instrument is enforceable against Borrower in accordance with its terms by Lender (or any subsequent holder thereof) subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            4.1.29 SINGLE PURPOSE ENTITY/SEPARATENESS.

      (a) Borrower hereby represents, warrants and covenants that each of Borrower and Borrower Subsidiary is, and, except as set forth on Schedule X, has been since the date of its formation, a Single Purpose Entity.

      (b) All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto and any certificates delivered by Borrower in connection with the issuance of the Non-Consolidation Opinion, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (an ADDITIONAL NON-CONSOLIDATION OPINION), including, but not limited to, any exhibits attached thereto, are true and correct in all material respects. Borrower has complied with all of the assumptions made with respect to it in the Non-Consolidation Opinion. To the Best of Borrower's Knowledge, each entity other than Borrower with respect to which an assumption shall be made in any Additional Non-Consolidation Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion.

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            4.1.30 MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Manager is not an Affiliate of Borrower.

            4.1.31 ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

            4.1.32 BORROWER AND BORROWER SUBSIDIARIES SPE COMPLIANCE. Each Borrower represents on behalf of itself and on behalf of each Borrower Subsidiary that Borrower Subsidiary and Borrower (i) is and always has been duly formed, validly existing, and in good standing in the state of its incorporation or organization and in all other jurisdictions where it is qualified to do business, (ii) is a Single Purpose Entity, (iii) has no judgements or liens of any nature against it except for tax liens not yet due, (iv) is in compliance in all material respects with all laws, regulations, and orders applicable to it and has received all permits necessary for it to operate, (v) is not involved in any dispute with any taxing authority, (vi) has paid all taxes prior to delinquency, (vii) except as disclosed on Schedule I, is not now a party to any lawsuit, arbitration, summons or legal proceeding, (viii) has provided Lender with complete financial statements that reflect a fair and accurate view of the entity's financial condition, (ix) has with respect to the Non-consolidation Opinion delivered on the date hereof materially complied with the separateness covenants referred to therein since its formation (with any deviations in such compliance specifically addressed and analyzed in such opinion) and (x) has no material contingent or actual obligations unrelated to the Property, other than as specifically addressed and analyzed in the Non-Consolidation Opinion.

            4.1.33 TAX FILINGS. Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower.

            4.1.34 SOLVENCY/FRAUDULENT CONVEYANCE. Borrower (a) has not entered into the transaction contemplated by this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

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            4.1.35 INVESTMENT COMPANY ACT. Borrower is not (a) an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended, (b) a holding company or a subsidiary company of a holding company or an affiliate of either a holding company or a subsidiary company within the mean of the Public Utility Holding Company Act of 1935, as amended or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            4.1.36 INTENTIONALLY DELETED.

            4.1.37 LABOR. Except as set forth on attached Schedule XI, no work stoppage, labor strike, slowdown or lockout is pending or threatened by employees and other laborers at the Property. Except as set forth on attached
Schedule XI, neither Borrower nor Manager (i) is involved in or, to the Best of Borrower's Knowledge, threatened with any material labor dispute, material grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints, (ii) to the Best of Borrower's Knowledge, has engaged in, with respect to the Property, any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act or (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property. To the Best of Borrower's Knowledge, except as set forth on attached Schedule XI, no union claims to represent the employees and other laborers at the Property. Except as set forth on attached Schedule XI, none of the employees or other laborers is represented by any labor organization, and, to the Best of Borrower's Knowledge, there are no current union organizing activities among the employees and other laborers at the Property, nor does any question concerning representation exist concerning such employees. None of the matters set forth on attached Schedule XI would, if determined against Borrower or Guarantor have a Material Adverse Effect on any individual Property or all of the Property (except this representation shall not apply to the Claremont Property). With respect to the Claremont Property, none of the matters set forth on attached Schedule XI are, if determined against Borrower or Guarantor, reasonably likely to have a Material Adverse Effect on such Property.

            4.1.38 BROKERS. Neither Borrower nor, to the Best of Borrower's

Knowledge, Lender has dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents and neither party has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by either party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Loan Documents. Borrower covenants and agrees that it shall pay as and when due any and all brokerage fees, charges, commissions or other compensation or reimbursement due to any broker of Borrower with respect to the transactions contemplated by the Loan Documents. Borrower and Lender shall each indemnify and hold harmless the other from and against any loss, liability, cost or expense, including any judgments, attorneys' fees, or costs of appeal, incurred by the other party and arising out of or relating to any claim for brokerage commissions or finder's fees alleged to be due as a result of the indemnifying party's agreements or actions. The provisions of this Section 4.1.38 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.

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            4.1.39 NO OTHER DEBT. Borrower has not borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Debt.

            4.1.40 TAXPAYER IDENTIFICATION NUMBER. Borrowers' federal taxpayer identification numbers are as set forth on attached Schedule VII.

            4.1.41 COMPLIANCE WITH ANTI-TERRORISM, EMBARGO AND ANTI-MONEY LAUNDERING LAWS. (i) None of Borrower, Guarantor or any Person who owns any equity interest in or Controls Borrower or, to the Best of Borrower's Knowledge, Guarantor, currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower has implemented procedures to ensure that no Person who now or hereafter owns any equity interest in Borrower or Guarantor is a Prohibited Person or Controlled by a Prohibited Person, and (ii) none of Borrower or Guarantor is in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. To the best of Borrower's knowledge, no tenant at the Premises currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and no tenant at the Premises is owned or Controlled by a Prohibited Person. Borrower has determined that Manager has implemented procedures, approved by Borrower to ensure that no tenant at the Premises is a Prohibited Person or owned or Controlled by a Prohibited Person.

            4.1.42 KNOWLEDGE QUALIFICATIONS. Borrower represents that John A. Griswold and C. Brian Strickland are in a position to have meaningful knowledge with respect to the matters set forth in the Loan Documents which have been qualified to the knowledge of such Persons.

            4.1.43 LEASES. Borrower represents that it has heretofore delivered to Lender true and complete copies of all Material Leases and any and all amendments or modifications thereof.

            4.1.44 DORAL SETTLEMENT AGREEMENT. Borrower represents that (i) it has heretofore delivered to Lender true and complete copies of the Doral Settlement Agreement and any and all amendments or modifications thereof and
(ii) there are no other material documents related to the matters set forth in the Doral Settlement Agreement that have not been delivered to Lender. The Doral Settlement Agreement is in full force and effect, but the applicable Borrower will not be in compliance with the terms thereof following the Closing Date as a result of delays in completing the improvements contemplated by the Doral Settlement Agreement.

            4.1.45 MEMBERSHIP AND CLUB AGREEMENTS. Borrower represents that (a) to the Best of Borrower's Knowledge, attached hereto as Schedule XV is a complete list of all of the material current club and membership agreements that entitle a member thereunder to use the applicable portion of the Property (together with all material amendments, replacements, supplements, modifications and changes thereto, collectively, the MEMBERSHIP AGREEMENTS), for which true, correct and complete copies of the form of each such Membership Agreement

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have been delivered to Lender on or prior to the date hereof, (b) attached hereto as Schedule XII is a fair and accurate summary in all material respects of how membership deposits are currently refunded to members under the Membership Agreements (c) attached hereto as Schedule XVIII is a complete list of all membership deposits relating to the Grand Wailea Property that are not held in the Membership Deposit Account and (d) attached hereto as Schedule XVIII is a complete list of all membership deposits that are held in the Membership Deposit Account. Borrower represents that other than the membership deposits on Schedules XXI and XXII, there are no other outstanding membership deposits that relate to the Grand Wailea Property.

            4.1.46 FF&E. Manager is reserving for FF&E on a monthly basis in accordance with the terms of the Management Agreement not less than an amount equal to four percent (4%) of gross revenues with respect to each Property.

      SECTION 4.2 SURVIVAL OF REPRESENTATIONS. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall be deemed given and made as of the date of the funding of the Loan and survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower or Guarantor unless a longer survival period is expressly stated in a Loan Document with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V.    BORROWER COVENANTS

      SECTION 5.1 AFFIRMATIVE COVENANTS.

            From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents, Borrower hereby covenants and agrees with Lender that:

            5.1.1 PERFORMANCE BY BORROWER. Borrower shall observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, in accordance with the provisions of each Loan Document, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower, as applicable, without the prior written consent of Lender.

            5.1.2 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS; INSURANCE. Subject to Borrower's right of contest pursuant to Section 7.3, CNL Grand Wailea Resort, LP shall at all times comply or cause the compliance with that certain Settlement Agreement, General Release and Waiver of Claims dated as of August 7, 1998 and each Borrower shall comply and cause the Property to be in compliance with all Legal Requirements applicable to the Borrower, Manager and the Property and the uses permitted upon the Property. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary to comply with all Legal Requirements applicable to it

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and the Property. There shall never be committed by Borrower, and Borrower shall not knowingly permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully set forth in the Security Instrument. Borrower shall keep the Property insured at all times to such extent and against such risks, and maintain liability and such other insurance, as is more fully set forth in this Agreement. Without limiting Borrower's obligations hereunder with respect to the Doral Settlement Agreement, Borrower will use commercially reasonable efforts to cure the zoning matters set forth on attached Schedule XII.

            5.1.3 LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which, if determined adversely to Borrower, would have a Material Adverse Effect.

            5.1.4 SINGLE PURPOSE ENTITY.

      (a) Each of Borrower, Borrower Parents, Borrower Subsidiary, and Affiliate Tenant is and shall remain a Single Purpose Entity, and Borrower shall cause each Borrower Subsidiary to be and to remain, a Single Purpose Entity.

      (b) Except as required by the Loan Documents, Borrower, Affiliate Tenant, Borrower Parents and Borrower Subsidiary shall continue to maintain, and to cause Borrower Subsidiary to continue to maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. Except as required by the Loan Documents, none of the funds of either Borrower or Borrower Subsidiary will be commingled with the funds of any other Affiliate.

      (c) To the extent that either Borrower or Borrower Subsidiary shares the same officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

      (d) To the extent that Borrower, Borrower Parents, Affiliate Tenant, or Borrower Subsidiary jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that Borrower, Borrower Parents, Affiliate Tenant, or Borrower Subsidiary contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or

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among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between (or among) Borrower, Borrower Parents, Affiliate Tenant, or Borrower Subsidiary and any of their Affiliates shall be conducted on substantially the same terms (or on more favorable terms for Borrower) as would be conducted with third parties.

      (e) To the extent that Borrower, Borrower Parents, Affiliate Tenant, or Borrower Subsidiary or any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

      (f) Borrower, Borrower Parents, Affiliate Tenant, or Borrower Subsidiary shall conduct its affairs and shall cause Borrower Subsidiary to conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary corporate, limited liability company or partnership formalities, as applicable, including, but not limited to, obtaining any and all consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, without limitation, payroll and intercompany transaction accounts.

      (g) In addition, Borrower, Borrower Parents, Affiliate Tenant, and Borrower Subsidiary Borrower shall, and Borrower shall cause Borrower Subsidiary to: (i) maintain books and records separate from those of any other Person; (ii) maintain its assets in such a manner that it is not more costly or difficult to segregate, identify or ascertain such assets; (iii) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group; (vi) transact all business with its Affiliates on an arm's-length basis and pursuant to enforceable agreements; (vii) conduct business in its name and use separate stationery, invoices and checks; (viii) not commingle its assets or funds with those of any other Person; and (ix) not assume, guarantee or pay the debts or obligations of any other Person.

            5.1.5 CONSENTS. If Borrower is a corporation, the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. If Borrower is a limited liability company, (a) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (b) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote. An affirmative vote of 100% of the directors, board of managers or members, as applicable, of Borrower shall be required to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Borrower to do so or (ii) file an involuntary bankruptcy petition against any Close Affiliate, Manager, or any Close

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Affiliate of Manager. Furthermore, Borrower's formation documents shall expressly state that for so long as the Loan is outstanding, Borrower shall not be permitted to (i) dissolve, liquidate, consolidate, merge or sell all or substantially all of Borrower's assets other than in connection with the repayment of the Loan, or (ii) engage in any other business activity, and such restrictions shall not be modified or violated for so long as the Loan is outstanding.

            5.1.6 ACCESS TO PROPERTY. Borrower and Affiliate Tenant shall permit agents, representatives and employees of Lender and the Rating Agencies to inspect the Property or any part thereof during normal business hours on Business Days upon reasonable advance notice.

            5.1.7 NOTICE OF DEFAULT. Borrower shall promptly advise Lender (a)

of any event or condition that has or is likely to have a Material Adverse Effect and (b) of the occurrence of any Default or Event of Default of which Borrower has knowledge.

            5.1.8 COOPERATE IN LEGAL PROCEEDINGS. Borrower, Borrower Subsidiary, and Affiliate Tenant shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which would reasonably be expected to affect in any material adverse way the rights of Lender hereunder or under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings which may have a Material Adverse Effect.

            5.1.9 PERFORM LOAN DOCUMENTS. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required, under the Loan Documents executed and delivered by, or applicable to, Borrower.

            5.1.10 INSURANCE.

      (a) Borrower and Affiliate Tenant shall cooperate with Lender in obtaining for Lender the benefits of any Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements) out of such Proceeds.

      (b) Borrower, Affiliate Tenant, and Borrower Subsidiary shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to Section 6.1.

            5.1.11 FURTHER ASSURANCES; SEPARATE NOTES.

      (a) Borrower shall, at its cost and expense (subject to the limitations set forth in Article XIV), execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement and the other

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Loan Documents and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder. Borrower agrees that it shall, upon request, reasonably cooperate with Lender in connection with any request by Lender to sever the Note into two (2) or more separate substitute or component notes in an aggregate principal amount equal to the Principal Amount and to reapportion the Loan among such separate substitute notes, including, without limitation, by executing and delivering to Lender new substitute or component notes to replace the Note, amendments to or replacements of existing Loan Documents to reflect such severance and/or Opinions of Counsel with respect to such substitute or component notes, amendments and/or replacements, and the holders of such substitute or component notes shall designate a lead lender or agent for such holders to whom Borrower may direct all communications with respect to the Loan. Any such substitute or component notes may have varying principal amounts and economic terms, provided, however, that (i) the maturity date of any such substitute or component notes shall be the same as the scheduled Maturity Date of the Note immediately prior to the issuance of such substitute notes, (ii) the substitute notes shall bear interest at a fixed rate of interest; (iii) the initial weighted average interest rates for the term of the substitute notes shall not exceed the interest rate under the Note immediately prior to the issuance of such substitute notes; and (iv) the economics of the Loan, taken as a whole, shall not change in a manner which is adverse to Borrower. Borrower acknowledges that in connection with a Securitization, the Note will be surrendered by Borrower to Lender and Borrower will be required to enter into new substitute replacement notes which, preliminarily, may consist of multiple pari passu and/or sequential classes of notes and may also include interest only classes of notes (class "X") (although Borrowers hereby acknowledge that such classes are not final and that Lender may structure such classes in its sole and absolute discretion provided such structure is in compliance with the terms of this Agreement). Upon the occurrence and during the continuance of a material Event of Default (as determined by Lender in its sole and absolute discretion), Lender may apply payment of all sums due under such substitute notes in such order and priority as Lender shall elect in its sole and absolute discretion.

      (b) Borrower further agrees that if, in connection with the Securitization, it is determined by the Rating Agencies that a portion of the Securitization would not receive an "investment grade" rating unless the principal amount of the Loan were to be decreased and, as a result, the principal amount of the Loan is decreased, then (i) the Borrower shall take all actions as are necessary to effect the "resizing" of the Mezzanine Loans and the Loan, including any new mezzanine loans that Lender requires Borrower to enter into (provided the documents evidencing and securing such new loan(s) are substantially identical in form and substance to the Mezzanine Loan Documents (and shall have the same lockout and prepayment restrictions as the Loan), (ii) the Borrower shall cause the Mezzanine Borrowers to comply with its agreements to effect a "resizing", and (iii) Lender shall on the date of the "resizing" of the Loan lend to the respective Mezzanine Borrowers (by way of a repayment of the principal amount of the Loan and the Mezzanine Loans) such additional amount equal to the amount of the principal reduction of the Loan (in which case the Liquidated Damages Amount shall be inapplicable to such repayment), provided, Borrower and Mezzanine Borrowers shall execute and deliver any and all necessary amendments or modifications to the Loan Documents and the Mezzanine Loan Documents. In addition, Borrower and Lender agree that if, in connection with the Securitization, it is determined by the Rating Agencies that, if the principal amount of the Mezzanine Loan were to

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be decreased and, as a result the principal amount of the Loan were increased, more "investment grade" rated securities could be issued, then (i) if "resizing" to decrease the size of the Mezzanine Loans and increase the size of the Loan is provided for in the Mezzanine Loan Documents, each of them shall take all actions provided for in the documentation for the Loan as are necessary to effect the "resizing" of the Loan and the Mezzanine Loans, (ii) Borrower shall cause the Mezzanine Borrowers to comply with its agreements to effect a "resizing" and (iii) Lender shall on the date of the "resizing" of the Loan lend to the Borrower (by way of a reallocation of the principal amount of the Loan and the Mezzanine Loans) an additional amount equal to the amount of principal reduction of the Mezzanine Loans, provided that Borrower and Mezzanine Borrowers execute and deliver any and all necessary modifications to the Loan Documents and Mezzanine Loan Documents, including, without limitation, loan agreements, pledge agreements and guarantees. In connection with the foregoing, Borrower agrees to execute and deliver such documents and other agreements reasonably required by any Mezzanine Lender and/or Lender to "re-size" the Loan and the Mezzanine Loans, including, without limitation, an amendment to this Agreement, the Note, the Security Instrument and the other Loan Documents and, if the principal amount of the Loan is increased, an endorsement to the Title Policy reflecting an increase in the insured amount thereunder and confirmation that Borrower has paid additional mortgage recording taxes as may be applicable. In addition, at Lender's election, Borrower agrees to reimburse Lender for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender in connection with any "resizing" of the Loan and to pay for any "Eagle 9" or other UCC insurance reasonably required by Lender in connection therewith and deliver opinions of counsel similar to those delivered on the date hereof with respect to Mezzanine Borrowers and the Mezzanine Loans. Notwithstanding the foregoing, Lender agrees that any "resizing" of the Loan and the Mezzanine Loans shall not change the economics of the Loan and the Mezzanine Loans taken as a whole in a manner which is adverse to Borrower (except any increase in the weighted average interest rate of the Notes that may result if certain prepayments of the Loan are made in accordance with the terms hereof after and which are unrelated to any such "resizing").

      (c) In addition to the foregoing, in connection with creating substitute or component notes, Lender shall have the right, without otherwise increasing or reducing the aggregate amount of interest payable by the Borrower hereunder, to
(i) create one or more component notes representing so-called "interest strips," that do not have a stated principal balance but represent an entitlement to certain interest (or Default Rate interest) payments that may be payable by the Borrower and (ii) reapportion the interest payable by the Borrower following the Maturity Date, such that a portion of interest at the Applicable Rate and/or Default Rate interest is applied first in reduction of the principal balance of the Loan or paid into a deferred interest reserve account. Additionally, such component notes may provide that Default Rate interest is used to repay Servicer advances and interest thereon.

      (d)   In addition, Borrower shall, at Borrower's sole cost and expense:

            (i) furnish to Lender, to the extent not otherwise already furnished to Lender and reasonably acceptable to Lender, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents;

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            (ii)  execute and deliver, from time to time, such further instruments (including, without limitation, delivery of any financing statements under the UCC) as may be reasonably requested by Lender to confirm the Lien of the Security Instrument on any Building Equipment, Operating Asset or any Intangible;

            (iii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require;

            (iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the terms and conditions of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time; and

            (v) cause its New York counsel to re-issue the New York opinion delivered on the date hereof (in identical form and without updating) in favor of a trustee in a Securitization if such trustee is different that the trustee currently listed in such opinion.

            5.1.12 MORTGAGE TAXES. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. Lender agrees to use commercially reasonable efforts to minimize the taxes and fees paid to the State of Florida following the Closing Date in connection with any transactions contemplated by Section 5.1.11 and Article XIV.

            5.1.13 OPERATION. Borrower and Affiliate Tenant shall (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;
(ii) promptly notify Lender of any "event of default" under the Management Agreement of which it is aware; (iii) enforce in a commercially reasonable manner the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Manager under the Management Agreement.

            5.1.14 BUSINESS AND OPERATIONS. Borrower, Borrower Subsidiary, and Affiliate Tenant shall continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower shall qualify to do business and shall remain in good standing under the laws of the State in which the Property is located and as and to the extent required for the ownership, maintenance, management and operation of the Property.

            5.1.15 TITLE TO THE PROPERTY. Borrower shall warrant and defend (a) its title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Security Instrument, the Assignment of Leases and this Agreement on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses

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(including reasonable attorneys' fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

            5.1.16 COSTS OF ENFORCEMENT. In the event (a) that this Agreement or the Security Instrument is foreclosed upon in whole or in part or that this Agreement or the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement in which proceeding Lender is made a party, or a mortgage prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

            5.1.17 ESTOPPEL STATEMENT.

      (a) Borrower shall, from time to time, upon thirty (30) days' prior written request from Lender, execute, acknowledge and deliver to the Lender, an Officer's Certificate, stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications), stating the amount of accrued and unpaid interest and the outstanding principal amount of the Note and containing such other information, qualified to the Best of Borrower's Knowledge, with respect to the Borrower, the Property and the Loan as Lender shall reasonably request. The estoppel certificate shall also state either that no Default exists hereunder or, if any Default shall exist hereunder, specify such Default and the steps being taken to cure such Default.

      (b) Borrower shall use commercially reasonable efforts to deliver to Lender, within thirty (30) days of Lender's request, tenant estoppel certificates from each Tenant under Material Leases entered into after the Closing Date in substantially the form and substance of the estoppel certificate set forth in Exhibit G provided that Borrower shall not be required to deliver such certificates more frequently than one time in any calendar year; provided, however, that there shall be no limit on the number of times Borrower may be required to obtain such certificates if an Event of Default hereunder or under any of the Loan Documents has occurred and is continuing.

            5.1.18 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

            5.1.19 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

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            5.1.20 NO FURTHER ENCUMBRANCES. Borrower shall do, or cause to be done, all things necessary to keep and protect the Property and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) Permitted Encumbrances, (b) Liens permitted pursuant to the Loan Documents, (c) Liens for Impositions prior to the imposition of any interest, charges or expenses for the non-payment thereof and (d) any Liens permitted pursuant to Leases.

            5.1.21 ARTICLE 8 "OPT IN" LANGUAGE. Each organizational document of Borrower and Borrower Parent shall be modified to include the language set forth on Exhibit N.

            5.1.22 LEASES. Borrower shall promptly after receipt thereof deliver to Lender a copy of any notice received with respect to the Leases claiming that Borrower is in default in the performance or observance of any of the material terms, covenants or conditions of any of the Leases, if such default is reasonably likely to have a Material Adverse Effect.

            5.1.23 DORAL SETTLEMENT AGREEMENT. Borrower shall use diligent efforts to comply with the terms of and substantially complete the improvements contemplated by the Doral Settlement Agreement and shall promptly after receipt thereof deliver to Lender a copy of any notice received with respect to the Doral Settlement Agreement claiming that Borrower is in default in the performance or observance of any of the terms, covenants or conditions of the Doral Settlement Agreement. Borrower shall use diligent efforts to comply with the terms of, and complete the improvements contemplated by, the Doral Settlement Agreement by December 31, 2006.

            5.1.24 MEMBERSHIP PROGRAMS. Borrower shall receive Lender's prior written consent to make any material modifications to any existing membership program or similar program at the Property or enter into any new membership or similar program at the Property to the extent such modification or new program
(i) would allow any member to redeem a membership deposit prior to Borrower obtaining at least one new membership deposit in an amount at least equal to the existing deposit to be redeemed (i.e., a 1:1 redemption program) or (ii) could adversely affect the value of Lender's security for the Loan. Borrower shall cause any membership deposits which are not subject to a minimum 1:1 redemption program to be held in a separate interest bearing account and if requested by Lender, shall, at its sole cost and expense promptly cause any such deposits to be held in an account under the control of Lender. If Lender consents to any membership or similar program that does not have a minimum 1:1 redemption method, Borrower agrees at its sole cost and expense to promptly establish any reserves with Lender and make any corresponding modifications to the Loan Documents as are requested by the Rating Agencies.

            5.1.25 MEMBERSHIP DEPOSIT ACCOUNT. Borrower shall continue to hold in trust all of the membership deposits in the Membership Deposit Account on a segregated basis and shall only release amounts on deposit therein to members as and when such member is entitled to a refund of such deposit. Borrower shall not commingle any amounts on deposit in the Membership Deposit Account with any other funds of Borrower.

            5.1.26 LA QUINTA GROUND LEASE, THE DORAL GROUND LEASE, AND THE BILTMORE GROUND LEASE. To the extent the La Quinta Ground Lease, the Doral Ground Lease, and/or the

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Biltmore Ground Lease is terminated or Borrower is no longer permitted to occupy the premises (or any portion of the premises) demised thereunder, Borrower shall in a prompt and timely manner either (i) reconstruct and relocate onto other portions of the Property any amenities no longer available as a result of such termination or (ii) deliver to Lender an Officer's Certificate and business plan (and any other supporting documents) certifying in sufficient detail that in Borrower's business judgment such reconstruction and relocation is unnecessary. Notwithstanding Borrower's delivery of the items set forth in foregoing clause
(ii), Borrower shall continue to be required to promptly effect the reconstruction and relocation referred to by clause (i) above, unless Lender shall have notified Borrower in writing that, in its reasonable discretion and based on its review of the materials supplied to it pursuant to clause (ii) above, such reconstruction and relocation is unnecessary.

            5.1.27 DEFERRED MAINTENANCE AND ENVIRONMENTAL REMEDIATION. Borrower shall use diligent efforts to complete the deferred maintenance and environmental remediation items set forth on SCHEDULE VI attached hereto no later than one year from the date hereof.

      SECTION 5.2 NEGATIVE COVENANTS.

            From the Closing Date until payment and performance in full of all Obligations of Borrower under the Loan Documents or the earlier release of the Lien of this Agreement or the Security Instrument in accordance with the terms of this Agreement and the other Loan Documents, Borrower and Affiliate Tenant covenant and agree with Lender that it will not do, directly or indirectly, or permit Borrower Subsidiary, to do, directly or indirectly, any of the following (other than as expressly permitted by the terms of the Loan Documents:

            5.2.1 INCUR DEBT. Incur, create or assume any Debt other than Permitted Debt or Transfer all or any part of the Property or any interest therein, except as permitted in the Loan Documents;

            5.2.2 ENCUMBRANCES. Other than in connection with the Mezzanine Loans, incur, create or assume or permit the incurrence, creation or assumption of any Debt secured by an interest in Borrower, Borrower Parents, Affiliate Tenant, or Borrower Subsidiary and shall not Transfer or permit the Transfer of any interest in Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant except as permitted pursuant to Article VIII or Article II;

            5.2.3 ENGAGE IN DIFFERENT BUSINESS. With respect to (i) the Borrower, engage, directly or indirectly, in any business other than that of entering into this Agreement and the other Loan Documents to which Borrower is a party and the use, ownership, management, leasing, renovation, financing, development, operation and maintenance of the Property and activities related thereto, and (ii) with respect to (a) CNL Real Estate, Inc., engage, directly or indirectly, in any business other than that of managing the project commonly known as La Quinta Resort Homes, adjacent to the La Quinta Property and providing third party brokerage services and (b) CNL Resort Biltmore Real Estate, Inc., engage, directly or indirectly, in any business other than that of management of the villa project adjacent to the Biltmore Property and providing third party brokerage services.

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            5.2.4 MAKE ADVANCES. Make advances or make loans to any Person, or hold any investments (other than owning the Borrower Subsidiaries, as applicable), except as expressly permitted pursuant to the terms of this Agreement or any other Loan Document;

            5.2.5 PARTITION. Partition or permit the partition of the Property;

            5.2.6 COMMINGLE. Commingle its assets with the assets of any of its Affiliates, other than, (i) with respect to the other Borrowers, (ii) with respect to the Pledge Agreements and the Borrower Subsidiaries, and (iii) with respect to Affiliate Tenant as permitted by the Management Agreement and as contemplated by Article III herein.

            5.2.7 GUARANTEE OBLIGATIONS. Guarantee any obligations of any Person;

            5.2.8 TRANSFER ASSETS. Transfer any asset other than in the ordinary course of business or Transfer any interest in the Property except as may be permitted hereby or in the other Loan Documents;

            5.2.9 AMEND ORGANIZATIONAL DOCUMENTS. Amend or modify any of its organizational documents without Lender's consent, other than in connection with any Transfer permitted pursuant to Article VIII or to reflect any change in capital accounts, contributions, distributions, allocations or other provisions that do not and could not reasonably be expected to have a Material Adverse Effect and provided that Borrower remains a Single Purpose Entity;

            5.2.10 DISSOLVE. Dissolve, wind-up, terminate, liquidate, merge with or consolidate into another Person, except following or simultaneously with a repayment of the Loan in full or as expressly permitted pursuant to this Agreement;

            5.2.11 BANKRUPTCY. (i) File a bankruptcy or insolvency petition or otherwise institute insolvency proceedings, (ii) dissolve, liquidate, consolidate, merge or sell all or substantially all of Borrower's assets other than in connection with the repayment of the Loan, (iii) engage in any other business activity or (iv) file or solicit the filing of an involuntary bankruptcy petition against Borrower, Manager or any Close Affiliate of Borrower or Manager, without obtaining the prior consent of all of the directors of Borrower, including, without limitation, the Independent Directors;

            5.2.12 ERISA. Engage in any activity that would subject it to regulation under ERISA or qualify it as an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Borrower's assets do not and will not constitute plan assets within the meaning of 29 C.F.R.
Section 2510.3-101;

            5.2.13 DISTRIBUTIONS. From and after the occurrence and during the continuance of an Event of Default, make any distributions to or for the benefit of any of its shareholders, partners or members, as the case may be, or its or their Affiliates (provided, without limiting any of the terms of the Assignment of Management Agreement, Lender hereby agrees that payment of any Management Fees is not deemed a "distribution");

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            5.2.14 MANAGER.

      (a) Borrower and Affiliate Tenant represent, warrant and covenant that the Property shall at all times be managed by an Acceptable Manager pursuant to an Acceptable Management Agreement.

      (b) Notwithstanding any provision to the contrary contained herein or in the other Loan Documents, except as provided in this Section 5.2.14, Borrower may not amend, modify, supplement, alter or waive any material right under the Management Agreement (or permit any such action) without the receipt of a Rating Agency Confirmation. Without the receipt of a Rating Agency Confirmation, Borrower shall be permitted to make any nonmaterial modification, change, supplement, alteration or amendment to the Management Agreement and to waive any nonmaterial rights thereunder, provided that no such modification, change, supplement, alteration, amendment or waiver shall adversely affect the cash management procedures set forth in the Management Agreement or the Loan Documents, decrease the cash flow of the Property, adversely affect the marketability of the Property, adversely change the definitions of "default" or "event of default," change the definitions of "operating expense" or words of similar meaning to add additional items to such definitions, change any definitions or provisions so as to reduce the payments due the Borrower thereunder, adversely change the timing of remittances to the Borrower thereunder, increase or decrease reserve requirements, change the term of the Management Agreement or increase any Management Fees payable under the Management Agreement.

      (c) Borrower and Affiliate Tenant may enter into a new Management Agreement with an Acceptable Manager upon receipt of a Rating Agency Confirmation with respect to the Management Agreement and delivery of an acceptable Non-Consolidation Opinion covering such replacement manager if such Person is an Affiliate of Borrower.

      (d) Borrower and Affiliate Tenant hereby agree that, subject to the provisions of the Assignment of Management Agreement, Lender shall have the right to terminate the Manager (i) subsequent to an Event of Default and an acceleration of the Loan, and (ii) (A) with respect to KSL II Management Operations, LLC, in the event Affiliate Tenant otherwise has the right to terminate the Management Agreement at the La Quinta Property, the Biltmore Property or the Grand Wailea Property, as applicable, in accordance with the terms thereof, (B) with respect to Interstate Management Company, LLC, in the event Affiliate Tenant otherwise has the right to terminate the Management Agreement applicable to the Claremont Property, or (C) with respect to Marriott International, Inc., in the event Affiliate Tenant otherwise has the right to terminate the Management Agreement applicable to the Doral Property in accordance with the terms thereof.

            5.2.15 MANAGEMENT FEE. Neither Borrower nor Affiliate Tenant may, without the prior written consent of Lender (not to be unreasonably withheld) take or permit to be taken any action that would increase the percentage amount of the Management Fee, or add a new type of fee payable to any Manager relating to any Property, including, without limitation, the Franchise Fee and Management Fee.

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            5.2.16 SUBSIDIARY MANAGEMENT AGREEMENTS. Borrower shall not, without first obtaining Lender's prior written consent, which consent shall not be unreasonably withheld, amend, change, supplement or modify any material term of either Subsidiary Management Agreement in any manner that could adversely affect the Lender.

            5.2.17 MODIFY ACCOUNT AGREEMENT. Without the prior consent of Lender, which shall not be unreasonably withheld, delayed or conditioned (and if a Securitization shall have occurred, a Rating Agency Confirmation obtained by Borrower), Borrower shall not execute any modification to the Account Agreement;

            5.2.18 ZONING RECLASSIFICATION. Except as contemplated by Section 2.3.5, without the prior written consent of Lender, which consent shall not be unreasonably withheld, (a) initiate or consent to any zoning reclassification of any portion of the Property, (b) seek any variance under any existing zoning ordinance that would result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) allow any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

            5.2.19 DORAL SETTLEMENT AGREEMENT. Borrower shall not amend, modify, supplement or change any of the terms of the Doral Settlement Agreement if such action could result in a Material Adverse Effect without first obtaining Lender's prior written consent, which consent may be withheld by Lender in its sole and absolute discretion.

            5.2.20 DEBT CANCELLATION. Cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business and except for termination of a Lease as permitted by Section 8.8;

            5.2.21 MISAPPLICATION OF FUNDS. Distribute any revenue from the Property or any Proceeds in violation of the provisions of this Agreement, fail to remit amounts to the Collection Account or Holding Account, as applicable, as required by Section 3.1, misappropriate any security deposit or portion thereof or apply the proceeds of the Loan in violation of Section 2.1.4;

            5.2.22 SINGLE-PURPOSE ENTITY. Fail to be a Single-Purpose Entity or take or suffer any action or inaction the result of which would be to cause it to cease to be a Single-Purpose Entity; or

            5.2.23 MEMBERSHIP AGREEMENTS. Amend, modify or replace any of the Membership Agreements without Lender's consent, other than amendments, modifications or replacements that do not and could not reasonably be expected to have a Material Adverse Effect on any individual Property or all of the Property.

VI.   INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

      SECTION 6.1 INSURANCE COVERAGE REQUIREMENTS. Borrower shall, at its sole cost and expense, keep in full force and effect, or cause Manager to keep in full force and effect,

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insurance coverage of the types and minimum limits as follows during the term of this Agreement for the mutual benefit of Borrower and Lender:

            6.1.1 PROPERTY INSURANCE. Insurance insuring against loss or damage by standard perils included within the classification "All Risks of Physical Loss". Except as otherwise provided in Section 6.1.11, such insurance (i) shall be Guaranteed Replacement Cost Coverage in an amount equal to 100% of the actual replacement cost of each property (exclusive of costs of excavation, foundation, footings and underground utilities), and with respect to named storm windstorm insurance 100% of the actual replacement cost of each property (exclusive of costs of excavation, foundations, footings and underground utilities) subject to Borrower's best efforts to obtain such limits at commercially reasonable pricing as approved by Lender and Borrower, but in no event, in an amount less than $150,000,000, and (ii) shall have deductibles no greater than $1,000,000 for each individual Property for insurance required hereunder (or, with respect to named storm windstorm insurance, deductibles no greater than 5% of the insured value of the applicable Property, and with respect to non-Federal flood insurance, deductibles no greater than 5% of the insured value of the applicable Property per occurrence). The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation and with an "Agreed Amount Endorsement";

            6.1.2 LIABILITY INSURANCE. Commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Properties, including "Dram Shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Properties with such insurance (A) to be on the so-called "occurrence" form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender and Borrower in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; and (4) blanket contractual liability; umbrella/excess liability insurance in an amount not less than $100,000,000 per occurrence on terms consistent with the underlying Policies;

            6.1.3 WORKERS' COMPENSATION INSURANCE. Worker's compensation insurance with respect to all employees of Manager as and to the extent required by any Governmental Authority or Legal Requirement and employer's liability coverage of at least $1,000,000 which is scheduled to the excess and/or umbrella liability insurance as referenced in Section 6.1.2 above;

            6.1.4 COMMERCIAL RENTS INSURANCE. Loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender and Borrower as their interest may appear; (B) covering all risks required to be covered by the insurance provided for in Section 6.1.1; and (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until such rents or income, as applicable, either return to the same level that existed prior to the loss, or the expiration of twelve (12) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and
(D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such

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income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that such Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Properties for the succeeding period of coverage required above. All proceeds payable to Lender or Borrower pursuant to this subsection and shall be applied to the Obligations; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Obligations when due except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

            6.1.5 BUILDER'S ALL-RISK INSURANCE. During any period of repair or restoration, builder's completed value (non-reporting) "all risk" insurance in an amount equal to not less than the full insurable value of the Property against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender;

            6.1.6 BOILER AND MACHINERY INSURANCE. Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Property;

            6.1.7 FLOOD INSURANCE. Flood insurance if any part of any structure or improvement comprising the Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and (a) flood insurance is generally available at reasonable premiums and in such amount as generally required by institutional lenders for similar properties or (b) if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available.

            6.1.8 TERRORISM INSURANCE. Provided that foreign insurance coverage (TERRORISM INSURANCE) relating to the acts of terrorism on behalf of foreign individuals or interests as contemplated by the Foreign Terrorism Insurance Act is either (i) commercially available, (ii) commonly obtained by owners of commercial properties in the same geographic area as the Property and which are similar to the Property or (iii) maintained for another hotel property in the same geographic area as the Property which is at least 51% owned directly or indirectly by Guarantor, Borrower shall be required to carry Terrorism Insurance throughout the term of the Loan (including any extension terms) on a per occurrence basis in an amount equal to the Terrorism Insurance Amount. The TERRORISM INSURANCE AMOUNT shall mean an amount equal to the sum of (i) 100% of the full replacement cost inclusive of furniture, fixtures and equipment (but exclusive of costs of excavation, foundations, footings and underground utilities), and (ii) twelve (12) months business interruption insurance (net operating income), in both cases attributable to the Property with the largest Allocated Loan Amount then outstanding. Notwithstanding the foregoing, Borrower agrees at all times to maintain Terrorism Insurance

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coverage throughout the term of the Loan (including extension terms) in an amount not less than that which can be purchased for a premium equal to [$450,000], provided, however, that under no circumstance shall Terrorism Insurance coverage in excess of the then applicable Terrorism Insurance Amount (per occurrence) of coverage be required hereunder.

            6.1.9 DEMOLITION AND INCREASED CONSTRUCTION COSTS. Coverage to compensate for the cost of demolition and the increased cost of construction for the Property;

            6.1.10 LAW AND ORDINANCE INSURANCE. Law and ordinance insurance coverage in an amount no less than that set forth in the insurance policies covering the Property as of the date hereof;

            6.1.11 OTHER INSURANCE. Upon sixty (60) days' notice, such other reasonable types of insurance not covered in Sections 6.1.1 through 6.1.10 and in such reasonable amounts as Lender from time to time may reasonably require against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located and as may be reasonably required to protect Lender's interests. Borrower must maintain California earthquake insurance in an amount not to exceed $125,000,000 per occurrence (with a maximum deductible of 5% of the total insurance value per unit of insurance, including business income) and it is agreed that the La Quinta Property and the Claremont Property are included in this insurance; provided, that if additional properties are acquired and added to any blanket coverage, Lender shall have the right to approve such values and request additional coverage.

            6.1.12 RATINGS OF INSURERS. Borrower shall maintain insurance coverage with one or more primary insurers reasonably acceptable to Lender, having claims-paying-ability and financial strength ratings by S&P of not less than (i) "A-" (and its equivalent by the other Rating Agencies) in the case of insurance coverage required under Sections 6.1.1 and 6.1.4 and (ii) "A-" (and its equivalent by the other Rating Agencies) in the case of insurance coverage required under Sections 6.1.2, 6.1.3 and 6.1.5 through 6.1.12 (provided, however, any earthquake insurance required hereunder may be provided by insurers with lower claims paying ratings). All insurers providing insurance required by this Agreement shall be authorized to issue insurance in the applicable State.

            6.1.13 FORM OF INSURANCE POLICIES; ENDORSEMENTS. All policies (i) shall name Lender and its successors and/or assigns as their interest may appear as an additional insured or as a loss payee, shall provide that all Proceeds (except with respect to Proceeds of general liability and workers' compensation insurance) be payable to Lender as and to the extent set forth in Section 6.2;
(ii) shall contain a Non-Contributory Standard Lender Clause and, except with respect to general liability insurance and workers' compensation insurance, a Lender's Loss Payable Endorsement, or their equivalents; (iii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than Borrower) and all rights of subrogation against any loss payee, additional insured or named insured; (iv) shall be assigned to Lender; (v) except as otherwise provided above, shall be subject to a deductible, if any, not greater in any material respect than the deductible for such coverage on the date hereof; (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including endorsements providing that neither

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Borrower, Lender nor any other party shall be a Contributor-insurer (except deductibles) under said Policies and that no material modification, reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the Policies shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or ten (10) days after receipt of such notice with respect to nonpayment of premium; (vii) shall permit Lender to pay the premiums and continue any insurance upon failure of Borrower to pay premiums when due, upon the insolvency of Borrower or through foreclosure or other transfer of title to the Property (it being understood that Borrower's rights to coverage under such policies may not be assignable without the consent of the insurer); and (viii) shall provide that any proceeds shall be payable to Lender and Borrower as their interests may appear and that the insurance shall not be impaired or invalidated by virtue of (A) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Borrower, Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Lender knowingly in violation of the conditions of such policy, (B) the occupation, use, operation or maintenance of the Property for purposes more hazardous than permitted by the terms of the Policy, (C) any foreclosure or other proceeding or notice of sale relating to the Property, or (D) any change in the possession of the Property without a change in the identity of the holder of actual title to the Property (provided that with respect to items (C) and (D), any notice requirements of the applicable Policies are satisfied).

            6.1.14 PREMIUMS; CERTIFICATES; RENEWALS.

      (a) Borrower shall pay or cause to be paid the premiums for such Policies (the INSURANCE PREMIUMS) as the same become due and payable and shall furnish to Lender the receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower is not required to furnish such evidence of payment to Lender if such Insurance Premiums are to be paid by Lender pursuant to the terms of this Agreement). Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested in writing by Lender or as may be requested in writing by the Rating Agencies (except with respect to the Terrorism Insurance and earthquake insurance required hereunder), taking into consideration changes in liability laws, changes in prudent customs and practices, and the like. In the event Borrower satisfies the requirements under this Section 6.1.14 through the use of a Policy covering properties in addition to the Property, then (unless such policy is provided in substantially the same manner as it is as of the date hereof), Borrower shall provide evidence satisfactory to Lender that the Insurance Premiums for the Property are separately allocated under such Policy to the Property and that payment of such allocated amount (A) shall maintain the effectiveness of such Policy as to the Property and (B) shall otherwise provide the same protection as would a separate policy that complies with the terms of this Agreement as to the Property, notwithstanding the failure of payment of any other portion of the insurance premiums. If no such allocation is available, Lender shall have the right to increase the amount required to be deposited into the Insurance Reserve Account in an amount sufficient to purchase a nonblanket Policy covering the Property from insurance companies which qualify under this Agreement.

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      (b) Borrower shall deliver to Lender on or prior to the Closing Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all Policies from the respective insurance companies (or their authorized agents) that issued the Policies, including that such Policies may not be canceled or modified in any material respect without thirty (30) days' prior notice to Lender, or ten (10) days' notice with respect to nonpayment of premium. Borrower shall deliver to Lender, concurrently with each change in any Policy, a certificate with respect to such changed Policy certified by the insurance company issuing that Policy, in substantially the same form and containing substantially the same information as the certificates required to be delivered by Borrower pursuant to the first sentence of this Section 6.14(b) and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect (or if such certificates and/or other information are not obtainable by Borrower, Borrower may deliver an Officer's Certificate to such effect in lieu thereof).

      (c) At the expiration date of the Policies, Borrower shall deliver to Lender satisfactory evidence of payment of the premium due hereunder and prior to the expiration, termination or cancellation of any Policy, Borrower shall renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to Lender a certificate in respect of such policy or policies (A) containing the same information as the certificates required to be delivered by Borrower pursuant to clause (b) above, or a copy of the binding commitment for such policy or policies and (B) confirming that such policy complies with all requirements hereof.

      (d) If Borrower does not furnish to Lender the certificates as required under clause (c) above, upon three (3) Business Days prior notice to Borrower, Lender may procure, but shall not be obligated to procure, such replacement policy or policies and pay the Insurance Premiums therefor, and Borrower agree to reimburse Lender for the cost of such Insurance Premiums promptly on demand.

      (e) Concurrently with the delivery of each replacement policy or a binding commitment for the same, Borrower shall deliver to Lender a report or attestation from a duly licensed or authorized insurance broker or from the insurer, setting forth the particulars as to all insurance obtained by Borrower pursuant to this Section 6.1 and then in effect and stating that all Insurance Premiums then due thereon have been paid in full to the applicable insurers, that such insurance policies are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise complies with the requirements of this Section 6.1 (or if such report shall not be available after Borrower shall have used reasonable efforts to provide the same, Borrower will deliver to Lender an Officer's Certificate containing the information to be provided in such report).

            6.1.15 SEPARATE INSURANCE. Borrower shall not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 6.1 unless such insurance complies with this Section 6.1.

            6.1.16 BLANKET POLICIES. The insurance coverage required under this
Section 6.1 may be effected under a blanket policy or policies covering the Property and other properties and

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assets not constituting a part of the Property; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimits in such blanket policy applicable to the Property, which amounts shall not be less than the amounts required pursuant to this Section 6.1 and which shall in any case comply in all other respects with the requirements of this Section 6.1. Upon Lender's request, Borrower shall deliver to Lender an Officer's Certificate setting forth (i) the number of properties covered by such policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the blanket policy and (v) such other information as Lender may reasonably request.

            6.1.17 SECURITIZATION. Following any Securitization, Borrower shall name any trustee, servicer or special servicer designated by Lender as a loss payee, and any trustee, servicer and special servicer as additional insureds, with respect to any Policy for which Lender is to be so named hereunder.

      SECTION 6.2 CONDEMNATION AND INSURANCE PROCEEDS.

            6.2.1 RIGHT TO ADJUST.

      (a) If the Property is damaged or destroyed, in whole or in part in any material respect, by a Casualty, Borrower shall give prompt written notice thereof to Lender, generally describing the nature and extent of such Casualty. Following the occurrence of a Casualty, Borrower, regardless of whether proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the Property to the extent practicable to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations.

      (b) Subject to clause (e) below, in the event of a Casualty where the loss does not exceed $5,000,000, Borrower may settle and adjust such claim; provided that such adjustment is carried out in a competent and timely manner. In such case, Borrower is hereby authorized to collect and receipt for Lender any Proceeds.

      (c) Subject to clause (e) below, in the event of a Casualty where the loss exceeds $5,000,000, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower's cost, in any such adjustments.

      (d) The proceeds of any Policy shall be due and payable solely to Lender and held and applied in accordance with the terms hereof (or, if mistakenly paid to the Borrower, shall be held in trust by the Borrower for the benefit of Lender and shall be paid over to Lender by the Borrower within two (2) Business Days of receipt).

      (e) Notwithstanding the terms of clauses (a) and (b) above, Lender shall have the sole authority to adjust any claim with respect to a Casualty and to collect all Proceeds if an Event of Default shall have occurred and is continuing.

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            6.2.2 RIGHT OF THE BORROWER TO APPLY TO RESTORATION. In the event of
(a) a Casualty that does not constitute a Material Casualty, or (b) a Condemnation that does not constitute a Material Condemnation, Lender shall permit the application of the Proceeds (after reimbursement of any expenses incurred by Lender) to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding or otherwise curing title defects at the Property (the Restoration), in the manner required hereby, provided and on the condition that
(1) no Event of Default shall have occurred and be then continuing and (2) in the reasonable judgment of Lender:

            (i) the Property can be restored to an economic unit not materially less valuable (taking into account the effect of the termination of any Leases and the proceeds of any rental loss or business interruption insurance which the Borrower receives or is entitled to receive, in each case, due to such Casualty or Condemnation) and not materially less useful than the same was prior to the Casualty or Condemnation,

            (ii) the Property, after such Restoration and stabilization, will adequately secure the outstanding balance of the Loan,

            (iii) the Restoration can be completed by the earliest to occur of:

                  (A) the date on which the business interruption insurance
            carried by Borrower with respect to the Property shall expire;

                  (B) the 180th day prior to the Maturity Date, and

                  (C) with respect to a Casualty, the expiration of the payment period on the rental loss or business interruption insurance coverage in respect of such Casualty; and

            (iv) after receiving reasonably satisfactory evidence to such effect, during the period of the Restoration, the sum of (A) income derived from each Property (collectively), plus (B) proceeds of rental loss insurance or business interruption insurance, if any, payable together with such other monies (including capital contributions) as Borrower may irrevocably make available for the Restoration, will equal or exceed 105% of the sum of (x) Operating Expenses and (y) the Debt Service.

Notwithstanding the foregoing, if any of the conditions set forth in sub-clauses
(1) and (2) of the proviso in this Section 6.2.2 is not satisfied, then, unless Lender shall otherwise elect, at its sole option, the Proceeds shall be applied in the following order of priority: (A) first, to prepay the principal of the Loan up to the Release Amount for such Property; (B) second, to pay the amount of (1) all accrued and unpaid interest in respect of the Principal Amount of the Indebtedness so prepaid through the date which is the final day of the Interest Period in which such prepayment is made (including, if an Event of Default has occurred and is then continuing, interest owed at the Default Rate), and (2) all other sums then due and owing under the Loan Documents and (C) third, to reimburse Lender for any fees and expenses of Lender incurred in connection therewith (it being agreed that, upon satisfaction in full of the entitlements under clauses (A), (B) and (C) of this sentence, Borrower shall be entitled to receive the balance of the Proceeds, if any, and a release of the Lien of the Security Instrument and the other Loan Documents with respect to the Property in accordance with and subject to the terms of Section 2.3.3 hereof and any surplus

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Proceeds shall be paid over to (i) the First Mezzanine Lender to be applied in accordance with the terms of the First Mezzanine Loan Agreement, or (ii) if the First Mezzanine Loan is no longer outstanding, to the Second Mezzanine Lender to be applied in accordance with the terms of the Second Mezzanine Loan Agreement, or (iii) if the First Mezzanine Loan and Second Mezzanine Loan are no longer outstanding, to the Third Mezzanine Lender to be applied in accordance with the terms of the Third Mezzanine Loan Agreement, or (iv) if the First Mezzanine Loan, Second Mezzanine Loan, and Third Mezzanine Loan are no longer outstanding, to the Fourth Mezzanine Lender to be applied in accordance with the terms of the Fourth Mezzanine Loan Agreement, or (v) if the First Mezzanine Loan, Second Mezzanine Loan, Third Mezzanine Loan, and Fourth Mezzanine Loan are no longer outstanding, or, if the Fifth Mezzanine Loan is funded by Fifth Mezzanine Lender on or before the Outside Date, to the Fifth Mezzanine Lender to be applied in accordance with the terms of the Fifth Mezzanine Loan Agreement, or (vi) if the First Mezzanine Loan, Second Mezzanine Loan, Third Mezzanine Loan, Fourth Mezzanine Loan, and Fifth Mezzanine Loan are no longer outstanding, to the Borrower's Account.

            6.2.3 MATERIAL CASUALTY OR CONDEMNATION AND LENDER'S RIGHT TO APPLY PROCEEDS. In the event of a Material Casualty or a Material Condemnation, then Lender shall have the option to (i) apply the Proceeds hereof in the following order of priority: (A) first, to prepay the principal of the Loan up to the Release Amount for such Property; (B) second, to pay the amount of (1) all accrued and unpaid interest in respect of the Principal Amount of the Indebtedness so prepaid through the date which is the final day of the Interest Period in which such prepayment is made (including, if an Event of Default has occurred and is then continuing, interest owed at the Default Rate), and (2) all other sums then due and owing under the Loan Documents; (C) third, to reimburse Lender for any fees and expenses of Lender incurred in connection therewith; (D) fourth, the balance of Proceeds shall then be paid to First Mezzanine Lender to be applied pursuant to the terms of the First Mezzanine Loan Agreement or, following the repayment of the First Mezzanine Loan to the Second Mezzanine Lender to be applied pursuant to the terms of the Second Mezzanine Loan Agreement, or, following the repayment of the First Mezzanine Loan and the Second Mezzanine Loan, to the Third Mezzanine Lender to be applied pursuant to the terms of the Third Mezzanine Loan Agreement, or, following the repayment of the First Mezzanine Loan, the Second Mezzanine Loan, and the Third Mezzanine Loan, to the Fourth Mezzanine Lender to be applied pursuant to the terms of the Fourth Mezzanine Loan Agreement, or, following the repayment of the First Mezzanine Loan, the Second Mezzanine Loan, the Third Mezzanine Loan, and the Fourth Mezzanine Loan, or, if the Fifth Mezzanine Loan is funded by Fifth Mezzanine Lender on or before the Outside Date, to the Fifth Mezzanine Lender to be applied pursuant to the terms of the Fifth Mezzanine Loan Agreement (it being agreed that, upon satisfaction in full of the entitlements under clauses (A),
(B), (C) and (D) of this sentence, Borrower shall be entitled to receive the balance of the Proceeds, if any and a release of the Lien of the Security Instrument and the other Loan Documents with respect to the Property in accordance with and subject to the terms of Section 2.3.3 hereof), or (ii) make such Proceeds available to reimburse Borrower for the cost of any Restoration in the manner set forth below in Section 6.2.4 hereof. Notwithstanding anything to the contrary contained herein, in the event of a Material Casualty or a Material Condemnation, where Borrower cannot restore, repair, replace or rebuild the Property to be of at least substantially equal value and of substantially the same character as prior to the Material Casualty

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or Material Condemnation or title defect because the Property is a legally non-conforming use or as a result of any other Legal Requirement, Borrower hereby agrees that Lender may apply the Proceeds payable in connection therewith in accordance with clauses (A), (B), (C), and (D).

            6.2.4 MANNER OF RESTORATION AND REIMBURSEMENT. If Borrower is entitled pursuant to Sections 6.2.2 or 6.2.3 above to reimbursement out of Proceeds (and the conditions specified therein shall have been satisfied), such Proceeds shall be disbursed on a monthly basis upon Lender being furnished with
(i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve, and (ii) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the Final Completion of the Restoration (excluding punch-list items) shall exceed ninety percent (90%) of the aggregate value of the work performed from time to time; funds other than Proceeds shall be disbursed prior to disbursement of such Proceeds; and at all times, the undisbursed balance of such Proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Prior to any disbursement, Lender shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the Restoration (such estimate to be made by Borrower's architect or contractor and approved by Lender in its reasonable discretion), and Borrower shall have deposited with Lender Eligible Collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net Proceeds. Any surplus which may remain out of Proceeds received pursuant to a Casualty shall be paid to Borrower after payment of such costs of Restoration. Any surplus which may remain out of Proceeds received pursuant to a Condemnation shall be delivered to Lender for deposit into the Holding Account to be held and disbursed in accordance with the terms of this Agreement.

            6.2.5 CONDEMNATION.

      (a) Borrower shall promptly give Lender written notice of the actual commencement or written threat of commencement of any Condemnation and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether Proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with the terms hereof applicable to Alterations.

      (b) Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Proceeds in respect of a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section. Provided no Event of Default has occurred and is continuing, (x) in the event of a Condemnation where the loss does not exceed $5,000,000, Borrower may settle and compromise such Proceeds; provided that the same is effected in a competent and timely manner, and (y) in the event of a Condemnation, where the

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loss exceeds $5,000,000, Borrower may settle and compromise the Proceeds only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower' cost, in any litigation and settlement discussions in respect thereof. Notwithstanding any Condemnation by any public or quasi-public authority (including any transfer made in lieu of or in anticipation of such a Condemnation), Borrower shall continue to pay the Indebtedness at the time and in the manner provided for in the Note, this Agreement and the other Loan Documents, and the Indebtedness shall not be reduced unless and until any Proceeds shall have been actually received and applied by Lender to discharge the Indebtedness, pay required interest and pay any other required amounts, in each case, pursuant to the terms of Sections 6.2.2 or 6.2.3 above. Lender shall not be limited to the interest paid on the Proceeds by the condemning authority but shall be entitled to receive out of the Proceeds interest at the rate or rates provided in the Note. Borrower shall cause any Proceeds that are payable to Borrower to be paid directly to Lender to be held and applied in accordance with the terms hereof.

VII. IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS

      SECTION 7.1 BORROWER TO PAY IMPOSITIONS AND OTHER CHARGES. Subject to the third sentence of this Section 7.1, Borrower shall pay or cause to be paid all Impositions now or hereafter levied or assessed or imposed against the Property or any part thereof prior to the imposition of any interest, charges or expenses for the non-payment thereof and shall pay all Other Charges on or before the date they are due. Subject to Borrower's right of contest set forth in Section 7.3, as set forth in the next two sentences and provided that there are sufficient funds available in the Tax Reserve Account, Lender, on behalf of Borrower, shall pay all Impositions and Other Charges which are attributable to or affect the Property or Borrower, prior to the date such Impositions or Other Charges shall become delinquent or late charges may be imposed thereon, directly to the applicable taxing authority with respect thereto. Lender shall, or Lender shall direct the Cash Management Bank to, pay to the taxing authority such amounts to the extent funds in the Tax Reserve Account are sufficient to pay such Impositions. Nothing contained in this Agreement or the Security Instrument shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

      SECTION 7.2 NO LIENS. Subject to its right of contest set forth in Section 7.3, Borrower shall at all times keep, or cause to be kept, the Property free from all Liens (other than Permitted Encumbrances) and shall pay when due and payable (or bond over) all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Property or any portion thereof and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed on or against the Property or any portion thereof within forty-five (45) days after receiving written notice of the filing (whether from Lender, the lienor or any other Person) thereof. Borrower shall do or cause to be done, at the sole cost of Borrower, everything reasonably necessary to fully preserve the first priority of the Lien of the Security Instrument against the Property, subject to the Permitted Encumbrances. Upon the occurrence and during the continuance of an Event of Default with respect to its Obligations as set forth in this Article VII, Lender may (but shall not be obligated to) make such payment or discharge such Lien, and Borrower shall reimburse Lender on demand for all such advances pursuant to Section 19.12 (together with interest thereon at the Default Rate).

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      SECTION 7.3 CONTEST. Nothing contained herein shall be deemed to require
Borrower to pay, or cause to be paid, any Imposition or to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Borrower is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Borrower shall keep Lender informed of the status of such contest at reasonable intervals, (iii) if Borrower is not providing security as provided in clause (vi) below, adequate reserves with respect thereto are maintained on Borrower's books in accordance with GAAP or in the Tax Reserve Account or Insurance Reserve Account, as applicable, (iv) either such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition, Lien or Legal Requirement and such contest is maintained and prosecuted continuously and with diligence or the Imposition or Lien is bonded, (v) in the case of any Insurance Requirement, the failure of Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower under Section
6.1 or the right to full payment of any claims thereunder, and (vi) in the case of Impositions and Liens which are not bonded in excess of $1,000,000 individually, or in the aggregate, during such contest, Borrower, shall deposit with or deliver to Lender either Cash and Cash Equivalents or a Letter or Letters of Credit in an amount equal to 125% of (A) the amount of Borrower's obligations being contested plus (B) any additional interest, charge, or penalty arising from such contest. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Borrower promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Lender's reasonable judgment, in imminent danger of being forfeited or lost or Lender is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Borrower, Borrower shall deliver to Lender reasonable evidence of Borrower's compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

VIII. TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS

      SECTION 8.1 RESTRICTIONS ON TRANSFERS AND INDEBTEDNESS.

      (a) Unless such action is a Permitted Mezzanine Transfer, or is otherwise permitted by the subsequent provisions of this Article VIII, no Person owning a direct or indirect interest in Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant shall, without Lender's prior written consent and a Rating Agency Confirmation with respect to the transfer or other matter in question,
(A) Transfer legal, Beneficial or direct or indirect equitable interests in all or any part of the Property, Borrower, Borrower Parents, Affiliate Tenant, or Borrower Subsidiary, (B) permit or suffer any owner, directly or indirectly, of a legal, Beneficial or equitable interest in the Property, Borrower, Borrower Parents, Affiliate Tenant, or Borrower Subsidiary to Transfer such interest, whether by transfer of stock or other legal, Beneficial or equitable interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the legal, Beneficial or equitable interests in all or any part of the Property, Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant, or (D) file a declaration of condominium with respect to the Property. Notwithstanding any provision herein to the contrary, nothing contained herein shall be deemed to restrict or otherwise interfere with the ability of the holders of direct or indirect legal, Beneficial or equitable interests in Guarantor to Transfer such interests and, in addition, Guarantor (and the Permitted Borrower Transferee, Pre-approved Transferee or other approved entity that assumes the obligations of Guarantor pursuant to Section 8.5) may be merged into a surviving entity (the Survivor) so long as after giving effect to such merger, the identity of a majority of members of the board of directors of the Survivor are individuals that (immediately prior to such merger) were members of the board of directors of the predecessor Guarantor (or the Permitted Borrower Transferee, Pre-approved Transferee or other approved entity that assumes the obligations of Guarantor pursuant to Section 8.5) and continue to maintain operational and management control of Survivor (and, in such event, Survivor shall become the Guarantor hereunder).

      (b) None of Borrower, Affiliate Tenant, Borrower Subsidiary, or Borrower Parents shall incur, create or assume any Debt or incur any liabilities without the consent of Lender; provided, however, (i) Borrower and Affiliate Tenant may, without the consent of Lender, incur, create or assume Permitted Debt and, (ii) if Fifth Mezzanine Lender does not fund the Fifth Mezzanine Loan on or prior to the Anticipated Funding Date, Fifth Mezzanine Borrower shall be permitted to incur mezzanine indebtedness in an amount not to exceed $100,000,000 (the ADDITIONAL MEZZANINE LOAN), subject to satisfaction of the following conditions (the FUNDING CONDITIONS): (i) no Event of Default shall have occurred and be continuing under the Loan Documents or Mezzanine Loan Documents at the time of funding of the Additional Mezzanine Loan, (ii) the lender under such Additional Mezzanine Loan shall have entered into an intercreditor agreement in form and substance acceptable to Lender and the Rating Agencies, (iii) the trailing twelve month Portfolio DSCR as of the date of the funding of the Additional Mezzanine Loan shall exceed 1.40:1.00, (iv) the funding of the Additional Mezzanine Loan shall occur on or before the Outside Date and shall have a maturity date concurrent with the Maturity Date, and (v) Borrower shall have delivered to Lender an Additional Non-Consolidation Opinion addressing the Additional Mezzanine Loan in form and substance acceptable to Lender and the Rating Agencies.

      (c) Neither Borrower Subsidiary nor Affiliate Tenant shall incur, create or assume any debt or guaranty the payment of any debt or obligation other than Permitted Debt.

      (d) Except with respect to the Pledge Agreement and as permitted under
Section 8.1(a), Borrower shall not Transfer legal, Beneficial or direct or indirect equitable interests in all or any part of any Borrower Subsidiary.

      (e) Except as permitted under Section 8.1(a) and the Pledge Agreement, Guarantor shall not Transfer legal, Beneficial or direct or indirect equitable interests in all or any part of Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant.

      (f) Except as permitted in Section 2.3.5, Section 8.1(a), and with respect to the Pledge Agreements, Borrower and Guarantor shall not permit or suffer any of Sole Shareholder, Borrower Parents, Affiliate Tenant or any entity owned directly or indirectly by Sole Shareholder to Transfer legal, Beneficial or direct or indirect equitable interests in all or any part of the Property, the Borrower, Borrower Parents, Affiliate Tenant or Borrower Subsidiary.

                                      106
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      (g) Notwithstanding any provision herein to the contrary, nothing contained herein shall be deemed to prohibit (i) a Transfer by Guarantor of its interests in CNL Hospitality LP Corp. or CNL Hospitality GP Corp. (together, the FIRST TIER CNL ENTITIES), or a Transfer by the First Tier CNL Entities of interests in CNL OP (and together with the First Tier CNL Entities, the CNL CORPORATE ENTITIES) in connection with a financing by Guarantor or any of the CNL Corporate Entities; provided, CNL OP continues to own, directly or indirectly, a substantial portfolio of properties in addition to the Property, or (ii) Transfers of interests in Guarantor.

      SECTION 8.2 SALE OF BUILDING EQUIPMENT. Borrower and Affiliate Tenant may Transfer or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of the Property free from the Lien of the Security Instrument provided that such Transfer or disposal will not have a Material Adverse Effect on the value of the Property taken as a whole, will not materially impair the utility of the Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease, in either case as a result thereof, and provided further that any new Building Equipment acquired by Borrower (and not so disposed of) shall be subject to the Lien of the Security Instrument. Lender shall, from time to time, upon receipt of an Officer's Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to Lender to confirm that such Building Equipment which is to be, or has been, sold or disposed of is free from the Lien of the Security Instrument.

      SECTION 8.3 IMMATERIAL TRANSFERS AND EASEMENTS, ETC. Borrower may, without the consent of Lender, (i) make immaterial Transfers (including, but not limited to, (A) lot line adjustments, (B) with respect to the Doral Property, complete certain re-plats and lot line adjustments as contemplated by the documents attached hereto as Exhibit P-1, and (C) with respect to the Grand Wailea Property, make transfers of certain lots and easements to the County of Maui, as contemplated by the documents attached hereto as Exhibit P-2) of portions of the Property to Governmental Authorities for dedication or public use (subject to the provisions of Section 6.2) or, portions of the Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property or resolving encroachment, subdivision, or other development permit issues, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for resolving encroachment issues for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of the Property or have a Material Adverse Effect on the value of the Property taken as a whole. In connection with any Transfer permitted pursuant to this Section 8.3, Lender shall execute and deliver any instrument (including but not limited to those set forth on Exhibit P) reasonably necessary or appropriate, in the case of the Transfers referred to in clause (i) above, to release the portion of the Property affected by such Condemnation or such Transfer from the Lien of the Security Instrument or, in the case of clause (ii) above, to subordinate the Lien of the Security Instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Lender of:

      (a) thirty (30) days prior written notice thereof;

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      (b) a copy of the instrument or instruments of Transfer;

      (c) an Officer's Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the Property, materially reduce the value of the Property or have a Material Adverse Effect; and

      (d) reimbursement of all of Lender's reasonable costs and expenses incurred in connection with such Transfer.

      SECTION 8.4 TRANSFERS OF INTERESTS IN BORROWER. Each holder of any direct or indirect interest in Borrower shall have the right to transfer (but not pledge, hypothecate or encumber) its direct or indirect legal, beneficial or equity interests in the Borrower to any Person who is not a Disqualified Transferee without Lender's consent or a Rating Agency Confirmation if Section
8.6 is complied with and, after giving effect to such transfer:

      (a) (i) the Property will be directly owned by a Single Purpose Entity in compliance with the representations, warranties and covenants in Section 4.1.29 hereof (as if the Borrower shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the transfer), and which shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing the continuing agreement of the Borrower to abide and be bound by all the terms, covenants and conditions set forth in this Agreement, the Note, the Security Instrument and the other Loan Documents and all other outstanding obligations under the Loan, together with such legal opinions and title insurance endorsements as may be reasonably requested by Lender;

      (b) an Acceptable Manager shall continue to act as Manager for the Property pursuant to the existing Management Agreement or an Acceptable Management Agreement;

      (c) Guarantor or a Close Affiliate of Guarantor owns directly or indirectly at least fifty-one percent (51%) of the equity interests in the Borrower and the Person that is the proposed transferee is not a Disqualified Transferee; provided that, after giving effect to any such transfer, in no event shall any Person other than Guarantor or a Close Affiliate of Guarantor exercise Management Control over the Borrower. In the event that Management Control shall be exercisable jointly by Guarantor or a Close Affiliate of Guarantor with any other Person or Persons, then Guarantor or such Close Affiliate shall be deemed to have Management Control only if Guarantor or such Close Affiliate retains the ultimate right as between the Guarantor or such Close Affiliate and the transferee to unilaterally make all material decisions with respect to the operation, management, financing and disposition of the Property;

      (d) if there has been a Transfer of more than forty-nine percent (49%) of the direct membership interests, stock or other direct equity ownership interests in Borrower or Borrower Parents, Borrower shall have first delivered to Lender (and, after a Securitization, the Rating Agencies) an Officer's Certificate and legal opinion of the types described in Section 8.6 below; and

      (e) Borrower shall cause the transferee, if Lender so requests and if such transferee is required to be a Single Purpose Entity pursuant to this Agreement, to deliver to S&P and to any

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other Rating Agency Lender requests its organizational documents solely for the purpose of Standard & Poor's and such other Rating Agency Lender requests confirming that such organizational documents comply with the single purpose bankruptcy remote entity requirements set forth herein.

      SECTION 8.5 LOAN ASSUMPTION. Without limiting the foregoing, Borrower shall have the right to sell, assign, convey or transfer (but not mortgage, hypothecate or otherwise encumber or grant a security interest in) the direct or indirect legal or equitable title to all (but not less than all) of the Property only if:

      (a) after giving effect to the proposed transaction:

            (i) the Property will be owned by a Single Purpose Entity wholly owned (directly or indirectly) by a Permitted Borrower Transferee, Pre-approved Transferee or such other entity (specifically approved in writing by both Lender and each Rating Agency) which will be in compliance with the representations, warranties and covenants contained in Section 4.1.29 hereof (as if such transferee shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the proposed transaction); such Single Purpose Entity shall have executed and delivered to Lender an assumption agreement and such other agreements as Lender may reasonably request (collectively, the Assumption Agreement) in form and substance acceptable to Lender, evidencing the proposed transferee's agreement to abide and be bound by all the terms, covenants and conditions set forth in this Agreement, the Note, the Security Instrument and the other Loan Documents and all other outstanding obligations under the Loan; the Permitted Borrower Transferee, Pre-approved Transferee or such other approved entity shall assume the obligations of Guarantor under the Loan Documents (and such Single Purpose Entity and the applicable Permitted Borrower Transferee, Pre-approved Transferee or other approved entity shall thereafter be subject to the provisions of this Article
VIII), and the transferee shall cause to be delivered to Lender such legal opinions and title insurance endorsements as may be reasonably requested by Lender;

            (ii) an Acceptable Manager shall continue to act as Manager for the Property pursuant to the existing Management Agreement or an Acceptable Management Agreement; and

            (iii) no Event of Default shall have occurred and be continuing;

      (b) the Assumption Agreement shall state the applicable transferee's agreement to abide by and be bound by the terms in the Note (or such other promissory notes to be executed by the transferee, such other promissory note or notes to be on the same terms as the Note), the Security Instrument, this Agreement (or such other loan agreement to be executed by such transferee, which shall contain terms substantially identical to the terms hereof) and such other Loan Documents (or other loan documents to be delivered by such transferee, which shall contain terms substantially identical to the terms of the applicable Loan Documents) whenever arising, and Borrower, and/or such transferee shall deliver such legal opinions and title insurance endorsements as may reasonably be requested by Lender;

      (c) following execution of a contract for the sale of the Property and not less than thirty (30) days prior to the expected date of such proposed sale, Borrower shall submit notice of

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such sale to Lender. Borrower shall submit to Lender, not less than ten (10)
days prior to the expected date of such sale, the Assumption Agreement for execution by Lender. Such documents shall be in a form appropriate for the jurisdiction in which the Property is located and shall be reasonably satisfactory to Lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such assumption, together with an Officer's Certificate certifying that (i) the assumption to be effected will be effected in compliance with the terms of this Agreement and (ii) will not impair or otherwise adversely affect the validity or priority of the Lien of the Security Instrument;

      (d) prior to any such transaction, the proposed transferee shall deliver to Lender an Officer's Certificate stating that (x) such transferee is not an "employee benefit plan" within the meaning of Section 3(3) of ERISA that is subject Title I of ERISA or any other Similar Law and (y) the underlying assets of the proposed transferee do not constitute assets of any such employee benefit plan for purposes of ERISA or any Similar Law;

      (e) if the transfer is to (i) an entity other than a Pre-approved Transferee or a Permitted Borrower Transferee, a Rating Agency Confirmation shall have been received in respect of such proposed transfer (or, if the proposed transfer shall occur prior to a Securitization, such transfer shall be subject to Lender's consent in its sole discretion), and (ii) a Permitted Borrower Transferee, such transfer shall be subject to Lender's prior written consent in its reasonable discretion;

      (f) the terms of Section 8.6 shall be complied with and Borrower shall cause the transferee to deliver to S&P and to any other Rating Agency Lender requests its organizational documents solely for the purpose of S&P and such other Rating Agency confirming that such organizational documents comply with the single purpose bankruptcy remote entity requirements set forth herein;

      (g) Lender shall have received the payment of, or reimbursement for, all reasonable costs and expenses incurred by Lender and the Rating Agencies (and any servicer in connection with a Securitization) in connection therewith (including, without limitation, reasonable attorneys' fees and disbursements); and

      (h) Each of the Mezzanine Borrowers shall simultaneously exercise its right to transfer the "Collateral" (as defined in the Mezzanine Loan) pursuant to and in accordance with Section 8.5 of each Mezzanine the Loan Agreement.

      SECTION 8.6 NOTICE REQUIRED; LEGAL OPINIONS. Not less than five (5) Business Days prior to the closing of any transaction permitted under the provisions of Section 8.4, Borrower shall deliver or cause to be delivered to Lender (A) an Officer's Certificate describing the proposed transaction and stating that such transaction is permitted hereunder and under the other Loan Documents, together with any documents upon which such Officer's Certificate is based, and (B)if required pursuant to Section 8.4(D), a legal opinion of counsel to Borrower or the transferee selected by either of them (to the extent approved by Lender and the Rating Agencies), in form and substance consistent with similar opinions then being required by Rating Agencies and acceptable to the Rating Agencies, the Lender, confirming, among other things, that the assets of the Borrower, and of its managing general partner or managing member, as applicable,

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will not be substantively consolidated with the assets of such owners or
Controlling Persons of the Borrower as Lender or the Rating Agencies may specify, in the event of a bankruptcy or similar proceeding involving such owners or Controlling Persons.

      SECTION 8.7 LEASES.

            8.7.1 NEW LEASES AND LEASE MODIFICATIONS. Except as otherwise provided in this Section 8.7, Borrower shall not, and shall not permit Affiliate Tenant to (i) enter into any Lease on terms other than "market" and rental rates (in Borrower's good faith judgment), or (ii) enter into any Material Lease (a New Lease), (iii) consent to the assignment of any Material Lease (unless required to do so by the terms of such Lease) that releases the original Tenant from its obligations under the Lease, or (iv) modify any Material Lease (including, without limitation, accept a surrender of any portion of the Property subject to a Material Lease (unless otherwise permitted or required by law), allow a reduction in the term of any Material Lease or a reduction in the Rent payable under any Material Lease, change any renewal provisions of any Material Lease, materially increase the obligations of the landlord or materially decrease the obligations of any Tenant) or terminate any Material Lease (any such action referred to in clauses (iii) and (iv) being referred to herein as a Lease Modification) without the prior written consent of Lender which consent shall not be unreasonably withheld or delayed. Any New Lease or Lease Modification that requires Lender's consent shall be delivered to Lender for approval not less than ten (10) Business Days prior to the effective date of such New Lease or Lease Modification.

            8.7.2 LEASING CONDITIONS. Subject to terms of this Section 8.7, provided no Event of Default shall have occurred and be continuing, Borrower may enter into a New Lease or Lease Modification, without Lender's prior written consent, that satisfies each of the following conditions (as evidenced by an Officer's Certificate delivered to Lender prior to Borrower's entry into such New Lease or Lease Modification):

      (a) with respect to a New Lease or Lease Modification, the premises demised thereunder is not more than 10,000 net rentable square feet of the Property;

      (b) the term of such New Lease or Lease Modification, as applicable, does not exceed 120 months, plus up to two (2) 60-month option terms (or equivalent combination of renewals);

      (c) the New Lease or Lease Modification provides for "market" rental rates other terms and does not contain any terms which would adversely affect Lender's rights under the Loan Documents or that would have a Material Adverse Effect;

      (d) the New Lease or Lease Modification, as applicable, provides that the premises demised thereby cannot be used for any of the following uses; any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities or sexual conduct or any other use that has or could reasonably be expected to have a Material Adverse Effect;

      (e) the Tenant under such New Lease or Lease Modification, as applicable, is not an Affiliate of Borrower;

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      (f) the New Lease or Lease Modification, as applicable, does not prevent
Proceeds from being held and disbursed by Lender in accordance with the terms hereof and does not entitle any Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Condemnation of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish; and

      (g) the New Lease or Lease Modification, as applicable satisfies the requirements of Section 8.7.7 and Section 8.7.8.

            8.7.3 DELIVERY OF NEW LEASE OR LEASE MODIFICATION. Upon the execution of any New Lease or Lease Modification, as applicable, Borrower shall deliver to Lender an executed copy of the Lease.

            8.7.4 LEASE AMENDMENTS. Borrower agrees that it shall not have the right or power, as against Lender without its consent, to cancel, abridge, amend or otherwise modify any Lease unless such modification complies with this
Section 8.7.

            8.7.5 SECURITY DEPOSITS. All Security Deposits of Tenants of the Property shall be treated as trust funds and shall not be commingled with any other funds of Borrower, and, such deposits shall be deposited, upon receipt of the same by Borrower in a separate trust account maintained by Borrower expressly for such purpose; provided, however, so long as such Security Deposits do not, in the aggregate exceed the sum of $100,000 at any Property, Borrowers shall not be required to treat such deposits at such Property as trust funds and may commingle such deposits. Within ten (10) Business Days after written request by Lender, Borrower shall furnish to Lender reasonably satisfactory evidence of compliance with this Section 8.7.5, together with a statement of all Security Deposits securities deposited with Borrower by the Tenants and, if such deposits exceed the sum of $100,000 in the aggregate at any Property, the location and account number of the account in which such security deposits are held.

            8.7.6 NO DEFAULT UNDER LEASES. Borrower shall (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Borrower under the Leases, if the failure to perform or observe the same would have a Material Adverse Effect; (ii) exercise, within ten (10) Business Days after a written request by Lender, any right to request from the Tenant under any Lease a certificate with respect to the status thereof and (iii) not collect any of the Rents, more than one (1) month in advance (except that Borrower may collect such security deposits and last month's Rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Lease).

            8.7.7 SUBORDINATION. All Lease Modifications and New Leases entered into by Borrower after the date hereof shall by their express terms be subject and subordinate to this Agreement and the Security Instrument (through a subordination provision contained in such Lease or otherwise) and shall provide that the Person holding any rights thereunder shall attorn to Lender or any other Person succeeding to the interests of Lender upon the exercise of its remedies hereunder or any transfer in lieu thereof on the terms set forth in this Section 8.7.

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            8.7.8 ATTORNMENT. Each Lease Modification and New Lease entered into from and after the date hereof shall provide that in the event of the enforcement by Lender of any remedy under this Agreement or the Security Instrument, the Tenant under such Lease shall, at the option of Lender or of any other Person succeeding to the interest of Lender as a result of such enforcement, attorn to Lender or to such Person and shall recognize Lender or such successor in the interest as lessor under such Lease without change in the provisions thereof; provided, however, Lender or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Borrower under any such Lease (but the Lender, or such successor, shall be subject to the continuing obligations of the landlord to the extent arising from and after such succession to the extent of Lender's, or such successor's, interest in the Property), (iii) any credits, claims, setoffs or defenses which any Tenant may have against Borrower, (iv) any obligation on Borrower's part, pursuant to such Lease, to perform any tenant improvement work or (v) any obligation on Borrower's part, pursuant to such Lease, to pay any sum of money to any Tenant. Each such New Lease shall also provide that, upon the reasonable request by Lender or such successor in interest, the Tenant shall execute and deliver an instrument or instruments confirming such attornment.

            8.7.9 NON-DISTURBANCE AGREEMENTS. Lender shall enter into, and, if required by applicable law to provide constructive notice or requested by a Tenant, record in the county where the subject Property is located, a subordination, attornment and non-disturbance agreement, substantially in form and substance substantially similar to the form attached hereto as Exhibit K (a NON-DISTURBANCE AGREEMENT), with any Tenant (other than an Affiliate of Borrower) entering into a New Lease permitted hereunder or otherwise consented to by Lender within ten (10) Business Days after written request therefor by Borrower, provided that, such request is accompanied by an Officer's Certificate stating that such Lease complies in all material respects with this Section 8.7. All reasonable third party costs and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of any Non-Disturbance Agreement, including, without limitation, reasonable attorneys' fees and disbursements, shall be paid by Borrower (in advance, if requested by Lender).

      SECTION 8.8 TRANSFER OF CLAREMONT PROPERTY. Notwithstanding the foregoing provisions of this Article VIII, in connection with Claremont Borrower and Affiliate Tenant entering into a new Management Agreement for the Claremont Property with an Acceptable Manager in accordance with Section 5.2.14, Sole Shareholder shall have the right to transfer up to forty-nine percent (49%) of the beneficial interests in the Claremont Property subject to the following terms and conditions:

      (a) Sole Shareholder shall cause a restructuring of the ownership interests in Claremont Borrower, so that immediately following such restructuring:

            (i) (A) a newly formed Single Purpose Entity limited partnership shall have acquired First Mezzanine Borrower's 99.9% limited partnership interest in Claremont Borrower, (B) such newly formed limited partnership shall become a co-borrower under the First Mezzanine Loan, and (C) a newly formed Single Purpose Entity limited liability company that is solely owned by the entity formed pursuant to Clause (A) shall own a 0.1% general partnership interest in Claremont Borrower;

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            (ii) (A) a newly formed Single Purpose Entity limited partnership shall become a co-borrower under the Second Mezzanine Loan and shall own a 99.9% direct partnership interest in the limited partnership created pursuant to clause (i) above, and (B) a newly formed Single Purpose Entity limited liability company that is solely owned by the entity formed pursuant to Clause (A) shall own a 0.1% general partnership interest in such limited partnership created pursuant to clause (i);

            (iii) (A) a newly formed Single Purpose Entity limited partnership shall become a co-borrower under the Third Mezzanine Loan and shall own a 99.9% direct partnership interest in the limited partnership created pursuant to clause (ii) above, and (B) a newly formed Single Purpose Entity limited liability company that is solely owned by the entity formed pursuant to Clause
(A) shall own a 0.1% general partnership interest in such limited partnership created pursuant to clause (ii) above;

            (iv) (A) a newly formed Single Purpose Entity limited partnership shall become a co-borrower under the Fourth Mezzanine Loan and shall own a 99.9% direct partnership interest in the limited partnership created pursuant to clause (iii) above, and (B) a newly formed Single Purpose Entity limited liability company that is solely owned by the entity formed pursuant to Clause
(A) shall own a 0.1% general partnership interest in such limited partnership created pursuant to clause (iii) above;

            (v) (A) a newly formed Single Purpose Entity limited partnership shall own a 99.9% direct partnership interest in the limited partnership created pursuant to clause (iv) above, and if the Fifth Mezzanine Loan has been funded by Fifth Mezzanine Lender on or before the Outside Date, shall become a co-borrower under the Fifth Mezzanine Loan, and (B) a newly formed Single Purpose Entity limited liability company that is solely owned by the entity formed pursuant to Clause (A) shall own a 0.1% general partnership interest in such limited partnership created pursuant to clause (iv) above;

            (vi) Sole Shareholder shall own (A) no less than a fifty-one percent (51%) direct limited partnership interest in the limited partnership created pursuant to clause (v) above, and (B) no less than a one hundred percent (100%) direct limited liability company interest (B) a newly formed Single Purpose Entity limited liability company that is solely owned by Sole Shareholder shall own a 0.1% general partnership interest in such limited partnership created pursuant to clause (v) above;

            (vii) the transferee of the beneficial interests in the Claremont Property permitted pursuant to this Section 8.8 shall own no more than a forty-nine percent (49%) direct partnership interest in the limited partnership created pursuant to clause (v) above; and

            (viii) the limited liability companies formed pursuant to clauses
(i) through (vi) above shall have at least one (1) independent director on its board of directors.

      (b) The Loan Documents shall be amended to reflect such new ownership structure;

      (c) The Mezzanine Loan Documents shall be amended so that each of the Single Purpose Entity limited partnerships created pursuant to clauses (i) through (vi) above shall become joint and several co-borrowers with the applicable Mezzanine Borrower under the

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applicable Mezzanine Loan and 100% of the ownership interest in each entity holding a general partnership interest in each new limited partnership shall be pledged as collateral for each Mezzanine Loan;

      (d) Borrower shall deliver to Lender a new non-consolidation opinion in form acceptable to Lender;

      (e) Borrower shall deliver a new Opinion of Counsel from Delaware and New York counsel substantially in the forms delivered on the Closing Date and otherwise in compliance with the requirements set forth in Exhibit D or in such other form approved by the Lender;

      (f) Borrower shall have obtained a Rating Agency Confirmation in connection with the Acceptable Manager, any Close Affiliate acquiring such equity interest, and the matters set forth in this Section 8.8;

      (g) Lender shall have received copies certified by an Officer's Certificate of all organizational documentation related to such newly formed entities and such Acceptable Manager and/or Close Affiliate thereof, together with evidence, as Lender may request in its sole discretion, of the formation, structure, existence, good standing and/or qualification to do business of such newly formed entities, such Acceptable Manager and/or Close Affiliate, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the transactions contemplated hereby, and incumbency certificates as may be requested by Lender. Each of the organizational documents of Borrower shall contain provisions having a substantive effect materially similar to that of the language set forth in Exhibit C or such other language as approved by Lender;

      (h) Lender shall have received a no-impairment letter to the Title Policy (or substantially equivalent assurance) as Lender may reasonably require confirming title insurance coverage is not impaired or reduced by such transaction;

      (i) An Acceptable Manager shall manage the Claremont Property pursuant to an Acceptable Management Agreement approved by Lender in its reasonable discretion;

      (j) Each Mezzanine Borrower shall have satisfied the requirements set forth in Section 8.3 of each Mezzanine Loan Agreement, including, without limitation, delivery to Mezzanine Lender, as additional collateral for each Mezzanine Loan, of a pledge of the interests of each limited partnership and each limited liability company general partner formed pursuant to Section 8.8(a);

      (k) Borrower shall pay to Lender and Mezzanine Lenders all reasonable out-of-pocket costs and expenses incurred by Lender and Mezzanine Lenders (including, without limitation, attorneys fees and any applicable costs and expenses of the Rating Agencies) in connection with the matters set forth in this Section 8.8; and

      (l) Notwithstanding anything to the contrary in Section 8.8(a), (i) First Mezzanine Borrower and the co-borrower under the First Mezzanine Loan pursuant to paragraph (a)(i) above may share the same general partner, (ii) Second Mezzanine Borrower and the co-borrower under the Second Mezzanine Loan pursuant to paragraph (a)(ii) above may share the same

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general partner, (iii) Third Mezzanine Borrower and the co-borrower under the
Third Mezzanine Loan pursuant to paragraph (a)(iii) above may share the same general partner, (iv) Fourth Mezzanine Borrower and the co-borrower under the Fourth Mezzanine Loan pursuant to paragraph (a)(iv) above may share the same general partner, and (v) Fifth Mezzanine Borrower and the co-borrower under the Fifth Mezzanine Loan pursuant to paragraph (a)(v) above may share the same general partner.

IX.   RESERVED.

X.    MAINTENANCE OF PROPERTY; ALTERATIONS

      SECTION 10.1 MAINTENANCE OF PROPERTY. Borrower shall keep and maintain, or cause to be kept and maintained, the Property and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Agreement with respect to damage or destruction caused by a Casualty or Condemnation, shall not permit or commit any waste, impairment, or deterioration of any portion of the Property in any material respect. Borrower further covenants to do all other acts which from the character or use of the Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Borrower shall not demolish any Improvement on the Property except as the same may be necessary in connection with an Alteration or a restoration in connection with a Condemnation or Casualty, or as otherwise permitted herein, in each case in accordance with the terms and conditions hereof.

      SECTION 10.2 ALTERATIONS AND EXPANSIONS. Borrower shall not perform or undertake or consent to the performance or undertaking of any Alteration or Expansion, except in accordance with the following terms and conditions:

      (a) The Alteration or Expansion shall be undertaken in accordance with the applicable provisions of this Agreement, the other Loan Documents, the Leases and all Legal Requirements.

      (b) Subject to the terms of Section 10.2(i), no Event of Default shall have occurred and be continuing or shall occur as a result of such action.

      (c) Subject to the terms of Section 10.2(i), a Material Alteration or Material Expansion, to the extent architects are customarily used for alterations or expansions of those types, but including any structural change to any of the Property or the Improvements, shall be conducted under the supervision of an Independent Architect and shall not be undertaken until ten
(10) Business Days after there shall have been filed with Lender, for information purposes only and not for approval by Lender, detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such Independent Architect. Such plans and specifications may be revised at any time and from time to time, provided that revisions of such plans and specifications shall be filed with Lender, for information purposes only.

      (d) Subject to the terms of Section 10.2(i), the Alteration or Expansion may not in and of itself, either during the Alteration or Expansion or upon completion, be reasonably expected to have a Material Adverse Effect with respect to the Property or adversely affect the annual Net Operating Income, taking into account the required escrows (or completion bond)

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provided under clause (h)(i) below; provided that if, as reasonably determined by the Lender, such Alteration or Expansion (or then current Alterations or Expansions in the aggregate) would adversely affect the annual Net Operating Income, then in order to proceed with the Alteration or Expansion the Borrower shall deliver to Lender Eligible Collateral in the amount that the estimated total reduction in Net Operating Income resulting from the Alteration or Expansion exceeds $1,000,000 as additional security for the Indebtedness, which Eligible Collateral shall be returned to Borrower after completion of the Alteration or Expansion if the reduction in Net Operating Income attributable to such Alteration or Expansion pursuant to this Section 10.2(d) has been restored and no Event of Default has occurred and is continuing.

      (e) All work done in connection with any Alteration or Expansion shall be performed with due diligence to Final Completion in a good and workmanlike manner, all materials used in connection with any Alteration or Expansion shall be not less than the standard of quality of the materials generally used at the Property as of the date hereof (or, if greater, the then-current customary quality in the sub-market in which the Property is located) and all work shall be performed and all materials used in accordance with all applicable Legal Requirements and Insurance Requirements.

      (f) The cost of any Alteration or Expansion shall be promptly and fully paid for by Borrower, subject to the next succeeding sentence. Without Lender's prior written consent, no payment made prior to the Final Completion (excluding punch-list items) of an Alteration or Expansion or Restoration to any contractor, subcontractor, materialman, supplier, engineer, architect, project manager or other Person who renders services or furnishes materials in connection with such Alteration shall exceed ninety percent (90%) of the aggregate value of the work performed by such Person (other than any retention for major contractors who have completed their work) from time to time and materials furnished and incorporated into the Improvements.

      (g) Subject to the terms of Section 10.2(i), all work performed in connection with the Approved Base Building Work listed on Schedule II shall be performed in accordance with the terms and conditions set forth in clauses (a),
(e) and (f) of this Section 10.2.

      (h) Subject to the terms of Section 10.2(i), with respect to any Material Alteration or Material Expansion:

            (i) Borrower shall have delivered to Lender Eligible Collateral in an amount equal to at least the total estimated remaining unpaid costs of such Material Alteration or Material Expansion which is in excess of the Threshold Amount, which Eligible Collateral shall be held by Lender as security for the Indebtedness and released to Borrower as such work progresses in accordance with
Section 10.2(h)(iii); provided, however, in the event that any Material Alteration or Material Expansion shall be made in conjunction with any Restoration with respect to which Borrower shall be entitled to withdraw Proceeds pursuant to Section 6.2 hereof (including any Proceeds remaining after completion of such Restoration), the amount of the Eligible Collateral to be furnished pursuant hereto need not exceed the aggregate cost of such Restoration and such Material Alteration or Material Expansion (in either case, as estimated by the Independent Architect) less the sum of the amount of any Proceeds which the Borrower is entitled to withdraw pursuant to Section 6.2 hereof and the Threshold Amount.

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            (ii) Prior to commencement of construction of such Material
Alteration or Material Expansion, Borrower shall deliver to Lender a schedule (with the concurrence of the Independent Architect) setting forth the projected stages of completion of such Alteration or Expansion and the corresponding amounts expected to be due and payable by or on behalf of Borrower in connection with such completion, such schedule to be updated quarterly by Borrower (and with the concurrence of the Independent Architect) during the performance of such Alteration or Expansion.

            (iii) Any Eligible Collateral that a Borrower delivers to Lender pursuant hereto (and the proceeds of any such Eligible Collateral) shall be invested (to the extent such Eligible Collateral can be invested) by Lender in Permitted Investments for a period of time consistent with the date on which the Borrower notifies Lender that the Borrower expects to request a release of such Eligible Collateral in accordance with the next succeeding sentence. From time to time as the Alteration or Expansion progresses, the amount of any Eligible Collateral so furnished may, upon the written request of Borrower to Lender, be withdrawn by Borrower and paid or otherwise applied by or returned to Borrower in an amount equal to the amount Borrower would be entitled to so withdraw if
Section 6.2.4 were applicable, and any Eligible Collateral so furnished which is a Letter of Credit may be reduced by Borrower in an amount equal to the amount Borrower would be entitled to so reduce if Section 6.2.4 hereof were applicable, subject, in each case, to the satisfaction of the conditions precedent to withdrawal of funds or reduction of the Letter of Credit set forth in Section
6.2.4 hereof. In connection with the above-described quarterly update of the projected stages of completion of the Material Alteration or Material Expansion (as concurred with by an Independent Architect), Borrower shall increase (or be permitted to decrease, as applicable) the Eligible Collateral then deposited with Lender as necessary to comply with Section 10.2(h)(i) hereof.

            (iv) At any time after Final Completion of such Material Alterations or Material Expansions, the whole balance of any Cash deposited with Lender pursuant to Section 10.2(h) hereof then remaining on deposit may be withdrawn by Borrower and shall be paid by Lender to Borrower, and any Eligible Collateral so deposited shall, to the extent it has not been called upon, reduced or theretofore released, be released by Lender to Borrower, within ten (10) days after receipt by Lender of an application for such withdrawal and/or release together with an Officer's Certificate, and as to the following clauses (A) and
(B) of this clause also a certificate of the Independent Architect, setting forth in substance as follows:

                  (A) that such Material Alteration(s) or Material Expansion(s)
            has been completed in all material respects in accordance with any plans and specifications therefor previously filed with Lender under
            Section 10.2(c) hereof;

                  (B) that to the knowledge of the certifying Person, (x) such
            Material Alteration(s) or Material Expansion(s) has been completed in compliance with all Legal Requirements, and (y) to the extent required for the legal use or occupancy of the portion of the Property affected by such Alteration(s) or Expansion(s), the applicable Borrower has obtained a temporary or permanent certificate of occupancy (or similar certificate) or, if no such certificate is required, a statement to that effect;

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                  (C) that to the knowledge of the certifying Person, all
            amounts that a Borrower is or may become liable to pay in respect of such Material Alteration(s) or Material Expansion(s) through the date of the certification have been paid in full or adequately provided for and, to the extent that such are customary and reasonably obtainable by prudent property owners in the area where the applicable Property is located, that Lien waivers have been obtained from the general contractor and subcontractors performing such Alteration(s) or Expansion(s) or at its sole cost and expense, Borrower shall cause a nationally recognized title insurance company to deliver to Lender an endorsement to the Title Policy, updating such policy and insuring over such Liens without further exceptions to such policy other than Permitted Encumbrances, or shall, at its sole cost and expense, cause a reputable title insurance company to deliver a lender's title insurance policy, in such form, in such amounts and with such endorsements as the Title Policy, which policy shall be dated the date of completion of the Material Alteration and shall contain no exceptions other than Permitted Encumbrances; provided, however, that if, for any reason, Borrower are unable to deliver the certification required by this clause (C) with respect to any costs or expenses relating to the Alteration(s) or Expansion(s), then, assuming Borrower are able to satisfy each of the other requirements set forth in clauses (A) and (B) above, Borrower shall be entitled to the release of the difference between the whole balance of such Eligible Collateral and the total of all costs and expenses to which Borrower are unable to certify; and

                  (D) that to the knowledge of the certifying Person, no Event of Default has occurred and is continuing.

      (i) Lender hereby agrees that Borrower shall not be required to comply with the terms of Sections 10.2 (b), (c), (d), (g) and (h) hereof with respect to the current projects relating to the Property that are more particularly described on attached Schedule XVI (collectively, the EXISTING PROJECTS); provided, however, any such Existing Project is also subject to the following conditions:

            (i) Borrower shall complete such Existing Project no less than six
(6) months prior to the Maturity Date (with a permanent certificate of occupancy for such Existing Project delivered to Lender before the expiration of such six
(6) month period or, if no such permanent certificate of occupancy has been issued, delivery to Lender of a temporary certificate of occupancy with no material conditions remaining that are necessary to deliver a permanent certificate of occupancy to Lender);

            (ii) Prior to the commencement of such Existing Project, Borrower shall deliver to Lender a capital expenditure funding plan that includes the sources of funding for such Existing Project, in form and substance reasonably acceptable to Lender;

            (iii) Guarantor shall deliver to Lender a completion guaranty in the form of Exhibit S attached hereto prior to the commencement of any such Existing Project; provided,

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however, if Guarantor's net worth, as reasonably determined by lender, shall be less than the Minimum Net Worth at the commencement of such Existing Project, Borrower shall deliver a completion guaranty from an entity that has the required Minimum Net Worth.

XI.   BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

      SECTION 11.1 BOOKS AND RECORDS. Borrower shall keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Note, the Property and the business and affairs of Borrower relating to the Property which shall reflect all items of income and expense in connection with the operation on an individual basis of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Property, in accordance with GAAP. Lender and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Borrower relating to the operation of the Property and to make such copies or extracts thereof as Lender may reasonably require.

      SECTION 11.2 FINANCIAL STATEMENTS.

            11.2.1 MONTHLY REPORTS. Borrower shall furnish to Lender, within thirty (30) days after the end of each calendar month, unaudited operating statements, STR Reports, PACE Reports, occupancy reports, and ADR reports for the Property, in each case accompanied by an Officer's Certificate certifying
(i) with respect to the operating statements, that to the Best of Borrower's Knowledge and the best of such officer's knowledge such statements are true, correct, accurate and complete and fairly present the results of the operations of Borrower and the Property, (ii) with respect to the occupancy and ADR reports, that such items are to the Best of Borrower's Knowledge and the best of such officer's knowledge true, correct and accurate and fairly present the results of the operations of Borrower and the Property, and (iii) during any Low DSCR Period, a list of Low DSCR GW Membership Deposits. Borrower will also provide Lender copies of all flash reports as to monthly revenues upon request;

            11.2.2 QUARTERLY REPORTS. Borrower will furnish, or cause to be furnished, to Lender on or before the forty-fifth (45th) day after the end of each Fiscal Quarter, the following items, accompanied by an Officer's Certificate, certifying that to the Best of Borrower's Knowledge and the best of such officer's knowledge such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and the Property in a manner consistent with GAAP (subject to normal year end adjustments) to the extent applicable:

      (a) during a Low DSCR Period, a comparison of the budgeted income and expenses and the actual income and expenses for such quarter for the Property, together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts in the aggregate and on a line-item basis for such period and year to date; provided, however, that Borrower shall not be obligated to provide such detailed explanation for line items the actual amounts for such quarter of which are less than $100,000; and

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      (b) a calculation of DSCR for the trailing four (4) Fiscal Quarters.

            11.2.3 ANNUAL REPORTS. Borrower shall furnish to Lender within ninety (90) days following the end of each Fiscal Year a complete copy of the annual financial statements of the Borrower and Sole Shareholder (provided, financial statements of the Borrower may be consolidated with those of Sole Shareholder), audited by Pricewaterhouse Coopers, Deloitte Touche Tohmatsu, or another "Big Four" accounting firm or another independent certified public accounting firm acceptable to Lender in accordance with GAAP for such Fiscal Year and containing a balance sheet, a statement of operations and a statement of cash flows. The annual financial statements of the Borrower and Sole Shareholder shall be accompanied by (i) an Officer's Certificate certifying that each such annual financial statement presents fairly, in all material respects, the financial condition and results of operation of the Property and has been prepared in accordance with GAAP and (ii) a management report, in form and substance reasonably satisfactory to Lender, discussing the reconciliation between the financial statements for such Fiscal Year and the most recent Budget. Together with such annual financial statements, Borrower shall furnish to Lender (A) an Officer's Certificate certifying as of the date thereof whether, to Borrower's knowledge, there exists a Default or Event of Default, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; and
(B) an annual report, for the most recently completed fiscal year, containing:

      (a) Capital Expenditures (including for this purpose any and all additions to, and replacements of, FF&E,) made in respect of the Property, including separate line items with respect to any project costing in excess of $500,000;

      (b) occupancy levels for the Property for such period; and

      (c) average daily room rates at the Property for such period.

            11.2.4 LEASING REPORTS. Not later than sixty (60) days after the end of each fiscal year of Borrower's operations, Borrower shall deliver to Lender a true and complete rent roll for the Property, dated as of the last month of such fiscal quarter, showing the percentage of gross leasable area of the Property, if any, leased as of the last day of the preceding calendar quarter, the current annual rent for the Property, the expiration date of each Lease, whether to Borrower's knowledge any portion of the Property has been sublet, and if it has, the name of the subtenant, and such rent roll shall be accompanied by an Officer's Certificate certifying that such rent roll is true, correct and complete in all material respects as of its date and stating whether Borrower, within the past year, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default.

            11.2.5 MANAGEMENT AGREEMENT. Borrower shall deliver to Lender, within ten (10) Business Days of the receipt thereof by Borrower, a copy of all written reports or notices prepared by Manager as required under the Management Agreement, including, without limitation, the completed final Budget and any inspection reports.

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            11.2.6 BUDGET.

      (a) Not later than February 15 of each Fiscal Year hereafter, Borrower shall prepare or cause to be prepared and deliver to Lender, for informational purposes only, a Budget in respect of the Property for the Fiscal Year in which such delivery date falls. If Borrower subsequently amends the Budget, Borrower shall promptly deliver the amended Budget to Lender.

      (b) Notwithstanding the foregoing clause any Budgets submitted during a Low DSCR Period, and in each case any material amendment therefrom, shall be subject to Lender's prior written approval, which approval shall not be unreasonably withheld or delayed.

      (c) Within thirty (30) days after its receipt of notice of the commencement of any Low DSCR Period, Borrower shall (unless the then current Budget has been approved in writing by Lender) deliver to Lender for Lender's approval (which shall not be unreasonably withheld or delayed), a proposed revised Budget for the Fiscal Year in which such Low DSCR Period commences for each Property which Lender reasonably determines is affected by a net income reduction contributing to the occurrence of such Low DSCR Period. Borrower shall consult with Lender and shall afford Lender a reasonable opportunity to meet and confer with Borrower to discuss in reasonable detail such proposed revised Budget and general hotel operations, and Borrower shall use its best efforts to obtain the applicable Manager's approval of resulting budget revisions as requested by Lender in its reasonable discretion.

            11.2.7 OTHER INFORMATION. Borrower shall, promptly after written request by Lender or, if a Securitization shall have occurred, the Rating Agencies, furnish or cause to be furnished to Lender, in such manner and in such detail as may be reasonably requested by Lender, such reasonable additional information as may be reasonably requested with respect to the Property. The information required to be furnished by Borrower to Lender under this Section
11.2 shall be provided in both hard copy format and electronic format; provided that Borrower shall only be required to provide the information required under this Section 11.2.7 in electronic format if such information is so available in the ordinary course of the operations of the Borrower and Manager and without significant expense.

XII.  ENVIRONMENTAL MATTERS.

      SECTION 12.1 REPRESENTATIONS. Borrower hereby represents and warrants that except as set forth in the environmental reports and studies delivered to Lender (the ENVIRONMENTAL REPORTS), (i) Borrower (to the Best of Borrower's Knowledge for the period prior to April 2, 2004) has not engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (ii) to the Best of Borrower's Knowledge, no tenant, occupant or user of the Property, or any other Person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way

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involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (iii) to the Best of Borrower's Knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with Environmental Laws;
(iv) to the Best of Borrower's Knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Borrower; and (v) to the Best of Borrower's Knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Borrower.

      SECTION 12.2 COVENANTS.

            12.2.1 COMPLIANCE WITH ENVIRONMENTAL LAWS. Subject to Borrower's right to contest under Section 7.3, Borrower covenants and agrees with Lender that it shall comply with all Environmental Laws. If at any time during the continuance of the Lien of the Security Instrument, a Governmental Authority having jurisdiction over the Property requires remedial action to correct the presence of Hazardous Materials in, around, or under the Property (an ENVIRONMENTAL EVENT), Borrower shall deliver prompt notice of the occurrence of such Environmental Event to Lender. Within thirty (30) days after Borrower has knowledge of the occurrence of an Environmental Event, Borrower shall deliver to Lender an Officer's Certificate (an ENVIRONMENTAL CERTIFICATE) explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Borrower shall promptly provide Lender with copies of all notices which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Borrower in connection with any Environmental Law. For purposes of this paragraph, the term "notice" shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials pertinent to compliance of the Property and Borrower with such Environmental Laws.

      12.2.2 RESERVED.

      SECTION 12.3 ENVIRONMENTAL REPORTS. Upon the occurrence and during the continuance of an Environmental Event with respect to the Property or an Event of Default, Lender shall have the right to have its consultants perform a comprehensive environmental audit of the Property. Such audit shall be conducted by an environmental consultant chosen by Lender and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Property, an asbestos survey of the Property, which may include random sampling of the Improvements and air quality testing, and such further site assessments as Lender may reasonably require due to the results obtained from the foregoing. Borrower grants Lender, its agents, consultants and contractors the right to enter the Property as reasonable or appropriate for the circumstances for the purposes of performing such studies and the reasonable cost of such studies shall be due and payable by Borrower to Lender upon demand and shall be secured by the Lien of the Security Instrument. Lender shall not unreasonably interfere with, and Lender shall direct the environmental consultant to use its commercially reasonable efforts not to hinder, Borrower's or any Tenant's,

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other occupant's or Manager's operations upon the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 12.3, Lender shall not be deemed to be exercising any control over the operations of Borrower or the handling of any environmental matter or hazardous wastes or substances of Borrower for purposes of incurring or being subject to liability therefor.

      SECTION 12.4 ENVIRONMENTAL INDEMNIFICATION. Borrower shall protect, indemnify, save, defend, and hold harmless the Indemnified Parties from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including reasonable attorneys' fees and expenses) and any and all claims, suits and judgments which any Indemnified Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any release, spill, or the presence of any Hazardous Materials affecting the Property; and (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, the Property of any Hazardous Materials, whether or not such condition was known or unknown to Borrower; provided that, in each case, Borrower shall be relieved of its obligation under this subsection if any of the matters referred to in clauses (a) through (d) above did not occur (but need not have been discovered) prior to (1) the foreclosure of the Security Instrument, (2) the delivery by Borrower to Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, or (3) Lender's or its designee's taking possession and control of the Property after the occurrence of an Event of Default hereunder. If any such action or other proceeding shall be brought against Lender, upon written notice from Borrower to Lender (given reasonably promptly following Lender's notice to Borrower of such action or proceeding), Borrower shall be entitled to assume the defense thereof, at Borrower's expense, with counsel reasonably acceptable to Lender; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Borrower's expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Borrower that would make such separate representation advisable. Borrower shall have no obligation to indemnify an Indemnified Party for damage or loss resulting from such Indemnified Party's gross negligence or willful misconduct.

      SECTION 12.5 RECOURSE NATURE OF CERTAIN INDEMNIFICATIONS. Notwithstanding anything to the contrary provided in this Agreement or in any other Loan Document, the indemnification provided in Section 12.4 shall be fully recourse to Borrower and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Lien created by the Security Instrument, and/or the conveyance of title to the Property to Lender or any purchaser or designee in connection with a foreclosure of the Security Instrument or conveyance in lieu of foreclosure.

XIII. THE GROUND LEASE.

      SECTION 13.1 LEASEHOLD REPRESENTATIONS, WARRANTIES. Borrower hereby represents and warrants as follows:

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      (a)   the Ground Lease is in full force and effect, unmodified by any writing or otherwise, and Borrower has not waived, canceled or surrendered any of its rights thereunder;

      (b) except with respect to the Ground Lease involving the Doral Property, as to which there is a dispute regarding whether certain additional rent amounts for periods prior to the date hereof totaling less than $125,000 are actually payable, all rent, additional rent and/or other charges reserved in or payable under the Ground Lease have been paid to the extent that they are payable to the date hereof;

      (c) Borrower enjoys the quiet and peaceful possession of the Leasehold Estate;

      (d) Borrower has not delivered or received any notices of default under the Ground Lease and to the Best of Borrower's Knowledge is not in default under any of the terms of the Ground Lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would constitute a default under the Ground Lease;

      (e) Fee Owner is not in default under any of the terms of the Ground Lease on its part to be observed and performed;

      (f) Borrower has delivered to Lender a true, accurate and complete copy of the Ground Lease; and

      (g) To the Best of Borrower's Knowledge, Borrower knows of no adverse claim to the title or possession of Borrower;

      SECTION 13.2 CURE BY LENDER. In the event of a default by Borrower in the performance of any of its obligations under the Ground Lease, including, without limitation, any default in the payment of any sums payable thereunder, then, in each and every such case, Lender may, at its option, cause the default or defaults to be remedied and otherwise exercise any and all rights of Borrower thereunder in the name of and on behalf of Borrower. Borrower shall, on demand, reimburse Lender for all advances made and expenses incurred by Lender in curing any such default (including, without limitation, reasonable attorneys' fees and disbursements), together with interest thereon computed at the Default Rate from the date that such advance is made to and including the date the same is paid to Lender.

      SECTION 13.3 OPTION TO RENEW OR EXTEND THE GROUND LEASE. Borrower shall give Lender written notice of its intention to exercise each and every option, if any, to renew or extend the term of the Ground Lease, at least thirty (30) days prior to the expiration of the time to exercise such option under the terms thereof. If required by Lender, Borrower shall duly exercise any renewal or extension option with respect to any of the Ground Lease if Lender reasonably determines that the exercise of such option is necessary to protect Lender's security for the Loan. If Borrower intends to renew or extend the term of the Ground Lease, it shall deliver to Lender, with the notice of such decision, a copy of the notice of renewal or extension delivered to Fee Owner, together with the terms and conditions of such renewal or extension. If Borrower does not renew or extend the term of the Ground Lease, Lender may, at its option, exercise the option to renew or extend in the name of and on behalf of Borrower. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to execute

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and deliver, for and in the name of Borrower, all instruments and agreements necessary under the Ground Lease or otherwise to cause any renewal or extension of the Ground Lease.

      SECTION 13.4 GROUND LEASE COVENANTS.

            13.4.1 WAIVER OF INTEREST IN NEW GROUND LEASE. In the event the Ground Lease shall be terminated by reason of a default thereunder by Borrower and Lender shall require from Fee Owner a new ground lease, Borrower hereby waives any right, title and interest in and to such new ground lease or the leasehold estate created thereby, waiving all rights of redemption now or hereafter operable under any law.

            13.4.2 NO ELECTION TO TERMINATE. Borrower shall not elect to treat the Ground Lease as terminated, canceled or surrendered pursuant to the applicable provisions of the Bankruptcy Code (including, without limitation, Section 365(h)(1) thereof) without Lender's prior written consent in the event of Fee Owner's bankruptcy. In addition, Borrower shall, in the event of Fee Owner's bankruptcy, reaffirm and ratify the legality, validity, binding effect and enforceability of the Ground Lease and shall remain in possession of the Property and the Leasehold Estate, notwithstanding any rejection thereof by Fee Owner or any trustee, custodian or receiver.

            13.4.3 NOTICE PRIOR TO REJECTION. Borrower shall give Lender not less than thirty (30) days prior written notice of the date on which Borrower shall apply to any court or other governmental authority for authority and permission to reject the Ground Lease in the event that there shall be filed by or against Borrower any petition, action or proceeding under the Bankruptcy Code or under any other similar federal or state law now or hereafter in effect and if Borrower determines to reject the Ground Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such thirty (30) day period a notice stating that (i) Lender demands that Borrower assume and assign the Ground Lease to Lender subject to and in accordance with the Bankruptcy Code, and (ii) Lender covenants to cure or provide reasonably adequate assurance thereof with respect to all defaults reasonably susceptible of being cured by Lender and of future performance under the Ground Lease. If Lender serves upon Borrower the notice described above, Borrower shall not seek to reject the Ground Lease and shall comply with the demand provided for clause (i) above within fifteen (15) days after the notice shall have been given by Lender.

            13.4.4 LENDER RIGHT TO PERFORM. During the continuance of an Event of Default, Lender shall have the right, but not the obligation, (i) to perform and comply with all obligations of Borrower under the Ground Lease without relying on any grace period provided therein, (ii) to do and take, without any obligation to do so, such actions as Lender deems necessary or desirable to prevent or cure any default by Borrower under the Ground Lease, including, without limitation, any act, deed, matter or thing whatsoever that Borrower may do in order to cure a default under the Ground Lease and (iii) to enter in and upon the Property or any part thereof to such extent and as often as Lender deems necessary or desirable in order to prevent or cure any default of Borrower under the Ground Lease. Borrower shall, within five (5) Business Days after written request is made therefor by Lender, execute and deliver to Lender or to any party designated by Lender, such further instruments, agreements, powers, assignments,

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conveyances or the like as may be reasonably necessary to complete or perfect the interest, rights or powers of Lender pursuant to this Section or as may otherwise be required by Lender.

            13.4.5 LENDER ATTORNEY IN FACT. In the event of any arbitration under or pursuant to the Ground Lease in which Lender elects to participate, Borrower hereby irrevocably appoints Lender as its true and lawful attorney-in-fact (which appointment shall be deemed coupled with an interest) to exercise, during the continuance of an Event of Default, all right, title and interest of Borrower in connection with such arbitration, including, without limitation, the right to appoint arbitrators and to conduct arbitration proceedings on behalf of Borrower and Lender. All costs and expenses incurred by Lender in connection with such arbitration and the settlement thereof shall be borne solely by Borrower, including, without limitation, attorneys' fees and disbursements. Nothing contained in this Section shall obligate Lender to participate in any such arbitration.

            13.4.6 PAYMENT OF RENT. Borrower promptly shall pay the rent and all other sums and charges mentioned in, and payable under, the Ground Lease.

            13.4.7 PERFORMANCE OF COVENANTS. Borrower shall promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by the lessee under the Ground Lease, the breach of which could permit any party to the Ground Lease validly to terminate the Ground Lease (including, without limitation, all payment obligations), shall do all things necessary to preserve and to keep unimpaired its rights under the Ground Lease, shall not waive, excuse or discharge any of the material obligations of Fee Owner without Lender's prior written consent in each instance, and shall diligently and continuously enforce the obligations of the Fee Owner.

            13.4.8 NO DEFAULTS. Borrower shall not do, permit or suffer any event or omission as a result of which there could occur a default by the Borrower under the Ground Lease or any event which, with the giving of notice or the passage of time, or both, would constitute a default by the Borrower under the Ground Lease which could permit any party to the Ground Lease validly to terminate the Ground Lease (including, without limitation, a default in any payment obligation), and Borrower shall obtain the consent or approval of Fee Owner to the extent required pursuant to the terms of the Ground Lease.

            13.4.9 NO MODIFICATION. Borrower shall not cancel, terminate, surrender, modify or amend or in any way alter, surrender all or any portion of the Property, permit the alteration of any of the provisions of the Ground Lease or agree to any termination, amendment, modification or surrender of the Ground Lease without Lender's prior written consent in each instance, which consent shall not be unreasonably withheld, provided such amendment or modification does not increase in any material respect Borrower's obligations thereunder or shorten the term thereof.

            13.4.10 NOTICES OF DEFAULT. Borrower shall deliver to Lender copies of any notice of default by any party under the Ground Lease, or of any notice from Fee Owner of its intention to terminate the Ground Lease or to re-enter and take possession of any portion of the Property, immediately upon delivery or receipt of such notice, as the case may be.

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            13.4.11 DELIVERY OF INFORMATION. Borrower shall promptly furnish to
Lender copies of such information and evidence as Lender may request concerning Borrower's due observance, performance and compliance with the terms, covenants and conditions of the Ground Lease.

            13.4.12 NO SUBORDINATION. Borrower shall not consent to the subordination of the Ground Lease to any mortgage or other lease of the fee interest in any portion of the property.

            13.4.13 FURTHER ASSURANCES. Borrower, at its sole cost and expense, shall execute and deliver to Lender, within five (5) Business Days after request, such documents, instruments or agreements as may be required to permit Lender to cure any default under the Ground Lease.

            13.4.14 ESTOPPEL CERTIFICATES. Borrower shall use commercially reasonable efforts to obtain and deliver to Lender within twenty (20) days after written demand by Lender, an estoppel certificate from Fee Owner setting forth
(i) the name of the lessee and the lessor thereunder, (ii) that the Ground Lease is in full force and effect and has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the date to which all rental charges have been paid by the lessee under the Ground Lease, (iv) whether there are any alleged defaults of the lessee under the Ground Lease and, if there are, setting forth the nature thereof in reasonable detail, (v) if the lessee under the Ground Lease shall be in default, the default and (vi) such other matters as Lender shall reasonably request.

      SECTION 13.5 LENDER RIGHT TO PARTICIPATE. Lender shall have the right, but not the obligation, to proceed in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease by Fee Owner as a result of Fee Owner's bankruptcy, including, without limitation, the right to file and prosecute any and all proofs of claims, complaints, notices and other documents in any case in respect of Fee Owner under and pursuant to the Bankruptcy Code.

      SECTION 13.6 NO LIABILITY. Lender shall have no liability or obligation under the Ground Lease by reason of its acceptance of the Security Instrument, this Agreement and the other Loan Documents. Lender shall be liable for the obligations of the lessee arising under the Ground Lease for only that period of time during which Lender is in possession of the portion of the Property covered by said Ground Lease or has acquired, by foreclosure or otherwise, and is holding all of Borrower's right, title and interest therein.

XIV.  SECURITIZATION AND PARTICIPATION.

      SECTION 14.1 SALE OF NOTE AND SECURITIZATION. At the request of Lender and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall, at its sole expense, cooperate fully and in good faith in a prompt and timely manner with the efforts of the holders of the Note to structure and document the Loan and to arrange for the issuance and sale of the Notes on such terms as the holders of the Notes may determine to be reasonably necessary or desirable and to satisfy the market standards which may be reasonably required in the marketplace or by the Rating Agencies, the SEC, the underwriters and/or placement agents

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for any of the Notes, any accountants, due diligence firms, trustees, servicers or other service providers engaged in connection with a Securitization, counsel to any such persons, and such other persons as may be designated by the holder of the Notes from time to time in connection with the sale of the Notes or participation therein as part of the first successful securitization (such sale and/or securitization, the SECURITIZATION) of rated single or multi-class securities (the SECURITIES) secured by or evidencing ownership interests in the Notes and this Agreement, including, without limitation, to do (or cause to be done) the following (but Borrower shall not in any event be required to incur, suffer or accept (except to a de minimis extent)) any lesser rights or greater obligations or liability than as currently set forth in the Loan Documents (except any increase in the weighted average interest rate of the Notes that may result after certain prepayments of the Loan have been made and applied in accordance with the terms hereof):

            14.1.1 PROVIDED INFORMATION. (i) Provide, at its sole expense, such financial and other information (but not projections) with respect to the Property, Borrower Parents, Affiliate Tenant, Borrower Subsidiary, Guarantor, and Borrower as may be required in order to comply with the requirements of the Securities Act (as defined herein) in the offering of the Securities, to comply with Rating Agency requirements or, if the Securities are listed on the Luxembourg Stock Exchange or other foreign exchange, to comply with the requirements of such exchange and, to the extent such information is reasonably available to Borrower or Guarantor and such information is not confidential, in connection with the marketing of the Securities, (ii) provide, at its sole expense, business plans (but not projections) and budgets relating to the Property, to the extent prepared by the Borrower or Guarantor, (iii) cooperate with the holder of the Note (and its representatives) in obtaining or performing, at its sole expense, site inspection, appraisals, market studies, environmental reviews (including, if appropriate Phase II reports) and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or reasonably requested by the Rating Agencies and (iv) provide, at its sole expense CMSA loan and property setup files in a form reasonably acceptable to Lender and Borrower and reasonably cooperate with any servicer or master servicer to provide and deliver all reasonably requested historical, underwriting and other reasonable financial information necessary for such servicer to prepare a CMSA investor reporting package to the extent such information is reasonably available to Borrower or Guarantor (all information provided pursuant to this Section 14.1 together with all other information heretofore provided to Lender in connection with the Loan, as such may be updated, at Borrower's request, in connection with a Securitization, or hereafter provided to Lender in connection with the Loan or a Securitization, being herein collectively called the PROVIDED INFORMATION);

            14.1.2 OPINIONS OF COUNSEL. Cause to be promptly rendered such customary updates or customary modifications to the Opinions of Counsel delivered at the closing of the Loan as may be reasonably requested by the holder of the Note or the Rating Agencies in connection with the Securitization. Any such Opinions of Counsel that Borrower is reasonably required to cause to be delivered in connection with a Securitization (which the parties agree shall consist of a "Review Letter" in substantially the form attached hereto as
Schedule XIV and bring downs of the Opinions of Counsel delivered as of the date hereof which Borrower acknowledges will be required to be delivered by Borrower's counsel in connection with a Securitization taking into account the due diligence Borrower's counsel deems reasonably necessary to deliver such "Review Letter"), shall be delivered at Borrower's expense; and

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            14.1.3 MODIFICATIONS TO LOAN DOCUMENTS AND CORPORATE ORGANIZATIONAL
DOCUMENTS. Subject to Section 14.1.1, at its cost and expense, execute and deliver all documentation and take all actions deemed reasonably necessary or desirable by the holders of the Notes for the implementation of any Securitization together with execution of any amendments or supplements to the Security Instrument and the other Loan Documents as may be reasonably requested by Lender or the Rating Agencies in order to achieve the required rating or to effect the Securitization (including, without limitation, modifying the Payment Date, as defined in the Note, to a date other than as originally set forth in the Note), provided, that nothing contained in this Section 14.1.3 shall result in any economic or other adverse change in the transaction contemplated by the Security Instrument or the other Loan Documents (unless Borrower is made whole by the holder of Note) or result in any operational changes that are burdensome to the Property or Borrower (except any changes that result from the creation of any substitute, component or replacement notes in accordance with the terms hereof). Borrower shall make such representations and warranties as of the closing date of the applicable Securitization with respect to the Property, Borrowers, Guarantor, Sole Shareholder, Borrower Subsidiary, Borrower Parents and the Loan Documents as are customarily provided in securitization transactions or as may be reasonably requested by the holders of the Notes or the Rating Agencies and consistent with the representations and warranties made in the Loan Documents as of the Closing Date (including the applicable qualifications and limitations thereto described therein), in each case specifying any exceptions to such representations and warranties discovered since the Closing Date. Borrower shall deliver certificates of the relevant Governmental authorities in all relevant jurisdictions indicating the good standing and qualification of each Borrower as of the date of a Securitization. Promptly upon request of the holder of the Notes, Borrower shall execute such amendments, supplements, replacements or other modifications to the Borrowers' or Borrower Subsidiary's organizational documents in order to permit a Securitization or in order to satisfy customary Rating Agency requirements, including any of the foregoing to better ensure that Borrower is a Single Purpose Entity, to require periodic updates of accounting matters, appraisals and environmental and engineering assessments at origination of and/or during the term of the Loan. In respect of this Agreement, each of Borrower acknowledges that it is generally familiar with the requirements imposed by rated securitization transactions and the mortgage loan and securities offering documentation required thereby.

      SECTION 14.2 COOPERATION. Borrower shall, at its expense, at Lender's request, (i) meet with representatives of the Rating Agencies at reasonable times to discuss the business and operations of the Property, (ii) cooperate with the reasonable requests of the Rating Agencies in connection with the Property and (iii) cooperate in any manner that may reasonably be requested by the holders of the Notes, the SEC, the underwriters and/or placement agents for any of the Notes, any accountants, due diligence firms, trustees, servicers or other service providers engaged in connection with a Securitization, counsel to any such persons, and such other persons as may be designated by the holders of the Notes from time to time. Until the Obligations are paid in full, Borrower shall provide the Rating Agencies, accountants or trustee with all financial reports required hereunder and such other information as they shall reasonably request, including copies of any default notices or other material notices delivered to and received from Lender hereunder, to enable them to continuously monitor the creditworthiness of Borrower and to permit an annual surveillance of the implied credit rating of the Securities.

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      SECTION 14.3 SECURITIZATION FINANCIAL STATEMENTS. Borrower acknowledges that all such financial information delivered by Borrower to Lender pursuant to
Article XI may, at Lender's option, be delivered to the Rating Agencies.

      SECTION 14.4 SECURITIZATION INDEMNIFICATION.

            14.4.1 DISCLOSURE DOCUMENTS. Subject to Section 19.23, Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including a prospectus or private placement memorandum or a public registration statement (each, a DISCLOSURE DOCUMENT) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the SECURITIES ACT) or the Securities and Exchange Act of 1934, as amended (the EXCHANGE ACT), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, upon request, Borrower shall reasonably cooperate with the holder of the Note in updating the Provided Information for inclusion or summary in the Disclosure Document by providing all current information pertaining to Borrower and the Property reasonably requested by Lender.

            14.4.2 INDEMNIFICATION CERTIFICATE. In connection with each of (x) a preliminary and a private placement memorandum, or (y) a preliminary and final prospectus, as applicable, Borrower agrees to provide, at its cost and expense and at Lender's reasonable request, an indemnification certificate:

      (a) certifying that Borrower has carefully examined those portions of such memorandum or prospectus, as applicable, reasonably designated in writing by Lender for Borrower's review pertaining to Borrower, the Property, the Loan and/or the Provided Information and insofar as such sections or portions thereof specifically pertain to Borrower, the Property, the Provided Information or the Loan (such portions, the RELEVANT PORTIONS), the Relevant Portions do not (except to the extent specified by Borrower if Borrower does not agree with the statements therein), as of the date of such certificate, to the Best of Borrower's Knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

      (b) indemnifying Lender and the Affiliates of Deutsche Bank Securities, Inc. (collectively, DBS) that have prepared the Disclosure Document relating to the Securitization, each of its directors, each of its officers who have signed the Disclosure Document and each person or entity who controls DBS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the DBS GROUP), and DBS, together with the DBS Group, each of their respective directors and each person who controls DBS or the DBS Group, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the UNDERWRITER GROUP) for any actual, out-of-pocket losses, third party claims, damages (excluding lost profits, diminution in value and other consequential damages) or liabilities arising out of third party claims (the LIABILITIES) to which any member of the Underwriter Group may become subject to the extent such Liabilities arise out of or are based upon any untrue statement of any material fact contained in the Relevant Portions and in the

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Provided Information or arise out of or are based upon the omission by Borrower to state therein a material fact required to be stated in the Relevant Portions in order to make the statements in the Relevant Portions in light of the circumstances under which they were made, not misleading (except that (x) Borrower's obligation to indemnify in respect of any information contained in a preliminary or final registration statement, private placement memorandum or preliminary or final prospectus shall be limited to any untrue statement or omission of material fact therein known to Borrower to the extent in breach of Borrower's certification made pursuant to clause (a) above and (y) Borrower shall have no responsibility for the failure of any member of the Underwriting Group to accurately transcribe written information supplied by Borrower or to include such portions of the Provided Information).

      (c) Borrower's liability under clauses (a) and (b) above shall be limited to Liabilities arising out of or based upon any such untrue statement or omission made in a Disclosure Document in reliance upon and in conformity with information furnished to Lender by, or furnished at the direction and on behalf of, Borrower in connection with the preparation of those portions of the registration statement, memorandum or prospectus pertaining to Borrower, the Property or the Loan, including financial statements of Borrower and operating statements with respect to the Property, under Relevant Portions of the Disclosure Documents which have been provided in advance to Borrower and Borrower's reasonable comments in respect thereof are incorporated. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

      (d) Promptly after receipt by an indemnified party under this Article XIV of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article XIV, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Article XIV of its assumption of such defense, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or in conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party. The indemnifying party shall not be liable for the expenses of separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in conflict with those available to another indemnified party.

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      (e)   In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Article XIV is for any reason held to be unenforceable by an indemnified party in respect of any actual, out-of-pocket losses, claims, damages or liabilities relating to third party claims (or action in respect thereof) referred to therein which would otherwise be indemnifiable under this Article XIV, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such actual, out of pocket losses, third party claims, damages or liabilities (or action in respect thereof) (but excluding damages for lost profits, diminution in value of the Property and consequential damages); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for Liabilities arising therefrom from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the DBS Group's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission;
(iii) the limited responsibilities and obligations of Borrower as specified herein; and (iv) any other equitable considerations appropriate in the circumstances.

      SECTION 14.5 RETENTION OF SERVICER. Lender reserves the right, at Borrower's sole cost and expense, to retain the Servicer. Lender has advised Borrower that the Servicer initially retained by Lender shall be Midland Loan Services, Inc. Borrower shall pay any servicing, special servicing fees and any administrative fees and expenses of the Servicer, including, without limitation, reasonable attorney and other third-party fees and disbursements in connection with a prepayment, release of the Property, Securitization, assumption or modification of the Loan or enforcement of the Loan Documents. Borrower shall pay the ongoing standard monthly servicing fee.

      SECTION 14.6 RATING AGENCY SURVEILLANCE FEES AND TRUSTEE FEES. Borrower shall pay all ongoing Rating Agency surveillance and administrative fees, costs and expenses and ongoing trustee fees, costs and expenses incurred in connection with the Securitization of the Loan.

      SECTION 14.7 OTHER LOAN CLOSING, SECURITIZATION AND SYNDICATION COSTS. Borrower hereby agrees to pay all reasonable origination costs and all reasonable out-of-pocket expenses and costs incurred by the Lender (or any of Affiliate of Lender) with respect to (i) the making of the Loan, (ii) the initial sale of a participation interest in the Loan by Lender to other parties and all other initial syndications of the Loan by Lender (whether such sale(s) or syndication(s) occur on or after the Closing Date) and (iii) the Securitization of the Loan (as well as such reasonable costs and expenses as Lender (or any Affiliate of Lender), including, without limitation, costs of agreed-upon-procedures, duplication and printing costs, travel expenses, costs of preparation of environmental, seismic and engineering reports, costs of credit reports, costs of appraisals, accounting and consultant costs, legal fees, costs of preparation, negotiation, execution and delivery of the commitment letter, this Agreement and the other Loan Documents and the documents executed in connection with a Securitization, rating agency fees and the costs of consummation of the transactions contemplated hereby and thereby (including reasonable attorneys' fees and disbursements in connection therewith and in connection with the Lender's due diligence), mortgage recording taxes and other document filing fees and any other reasonable out-of-pocket expenses relating to credit and collateral evaluations. Notwithstanding the foregoing or any other provision of this Article 14, the total participation, syndication,

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distribution and/or securitization expenses and costs payable by Borrower shall not exceed Two Million and Eight Hundred Thousand Dollars ($2,800,000).

XV.   ASSIGNMENTS AND PARTICIPATIONS.

      SECTION 15.1 ASSIGNMENT AND ACCEPTANCE. Lender may, in accordance with
Section 15.6, and subject to Section 19.23, assign to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Note); provided that the parties to each such assignment shall execute and deliver to Lender, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. In addition, Lender may participate (subject to Section 19.23) to one or more Persons all or any portion of its rights and obligations under this Agreement and the other Loan Documents (including without limitation, all or a portion of the Note) utilizing such documentation to evidence such participation and the parties' respective rights thereunder as Lender, in its sole discretion, shall elect.

      SECTION 15.2 EFFECT OF ASSIGNMENT AND ACCEPTANCE. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of Lender, as the case may be, hereunder and such assignee shall be deemed to have assumed such rights and obligations, and (ii) Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto) accruing from and after the effective date of the Assignment and Acceptance, except with respect to (A) any payments made by Borrower to Lender pursuant to the terms of the Loan Documents after the effective date of the Assignment and Acceptance and (B) any letter of credit, cash deposit or other deposits or security (other than the Lien of the Security Instrument and the other Loan Documents) delivered to or for the benefit of or deposited with German American Capital Corporation, as Lender, for which German American Capital Corporation shall remain responsible for the proper disposition thereof until such items are delivered to a party who is qualified as an Approved Bank and agrees to hold the same in accordance with the terms and provisions of the agreement pursuant to which such items were deposited.

      SECTION 15.3 CONTENT. By executing and delivering an Assignment and Acceptance, Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or

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the performance or observance by Borrower of any of its obligations under any
Loan Documents or any other instrument or document furnished pursuant thereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents;
(v) such assignee appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Lender by the terms hereof together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by Lender.

      SECTION 15.4 REGISTER. Lender shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lender and each assignee pursuant to this Article XV and the Principal Amount of the Loan owing to each such assignee from time to time (the REGISTER). The entries in the Register shall, with respect to such assignees, be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by Borrower or any assignee pursuant to this Article XV at any reasonable time and from time to time upon reasonable prior written notice.

      SECTION 15.5 SUBSTITUTE NOTES. Upon its receipt of an Assignment and Acceptance executed by an assignee, together with any Note or Notes subject to such assignment, Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit J hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Borrower. Within five
(5) Business Days after its receipt of such notice, Borrower, at Lender's own expense, shall execute and deliver to Lender in exchange and substitution for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the portion of the Loan assigned to it and a new Note to the order of Lender in an amount equal to the portion of the Loan retained by it hereunder. Such new Note or Notes shall be in an aggregate Principal Amount equal to the aggregate then outstanding principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Note (modified, however, to the extent necessary so as not to impose duplicative or increased obligations on Borrower and to delete obligations previously satisfied by Borrower). Notwithstanding the provisions of this Article XV, Borrower shall not be responsible or liable for any additional taxes, reserves, adjustments or other costs and expenses that are related to, or arise as a result of, any transfer of the Loan or any interest or participation therein that arise solely and exclusively from the transfer of the Loan or any interest or participation therein or from the execution of the new Note contemplated by this Section 15.5, including, without limitation, any mortgage tax. Lender and/or the assignees, as the case may be, shall from time to time designate one agent through which Borrower shall request all approvals and consents required or contemplated by this Agreement and on whose statements Borrower may rely.

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      SECTION 15.6 PARTICIPATIONS. Subject to Section 19.23, each assignee pursuant to this Article XV may sell participations to one or more Persons (other than Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Note held by it); provided, however, that (i) such assignee's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such assignee shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such assignee shall remain the holder of any such Note for all purposes of this Agreement and the other Loan Documents, and (iv) Borrower, Lender and the assignees pursuant to this Article XV shall continue to deal solely and directly with such assignee in connection with such assignee's rights and obligations under this Agreement and the other Loan Documents. In the event that more than one (1) party comprises Lender, Lender shall designate one party to act on the behalf of all parties comprising Lender in providing approvals and all other necessary consents under the Loan Documents and on whose statements Borrower may rely.

      SECTION 15.7 DISCLOSURE OF INFORMATION. Any assignee pursuant to this
Article XV may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XV, and subject to the Securities Act or other applicable securities laws governing disclosure of non-public information, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such assignee by or on behalf of Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of Borrower to preserve the confidentiality of any confidential information received by it.

      SECTION 15.8 SECURITY INTEREST IN FAVOR OF FEDERAL RESERVE BANK. Notwithstanding any other provision set forth in this Agreement or any other Loan Document, any assignee pursuant to this Article XV may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents (including, without limitation, the amounts owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

      SECTION 15.9 COSTS. Subject to the limitation under Section 14.7, Borrower hereby agrees to pay all reasonable origination costs and all reasonable out-of-pocket expenses and costs incurred by the Lender (or any of Affiliate of Lender) and any other participant of the Loan (or any Affiliate of such participant) with respect to (i) the making of the Loan and (ii) the initial sale of a participation interest in the Loan by Lender to other parties and all other initial syndications of the Loan by Lender (whether such sale(s) or syndication(s) occur on or after the Closing Date), including, without limitation, costs of agreed-upon-procedures, duplication and printing costs, travel expenses, costs of preparation of environmental, seismic and engineering reports, costs of credit reports, costs of appraisals, accounting and consultant costs, legal fees, costs of preparation, negotiation, execution and delivery of the commitment letter, this Agreement and the other Loan Documents and the costs of consummation of the transactions contemplated hereby and thereby (including reasonable attorneys' fees and disbursements in connection therewith and in connection with the Lender's due diligence), mortgage recording taxes and other document filing fees and any other reasonable out-of-pocket expenses relating to credit and collateral evaluations.

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XVI.  RESERVE ACCOUNTS

      SECTION 16.1 TAX RESERVE ACCOUNT. In accordance with the time periods set forth in Section 3.1, and during any period when the Manager is not reserving for Impositions and Other Charges, Borrower shall deposit into the Tax Reserve Account an amount equal to (a) one-twelfth of the annual Impositions that Lender reasonably estimates, based on the most recent tax bill for the Property, will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Impositions at least twenty (20) days prior to the imposition of any interest, charges or expenses for the non-payment thereof and (b) one-twelfth of the annual Other Charges that Lender reasonably estimates will be payable during the next ensuing twelve (12) months (said monthly amounts in (a) and (b) above hereinafter called the MONTHLY TAX RESERVE AMOUNT, and the aggregate amount of funds held in the Tax Reserve Account being the TAX RESERVE AMOUNT). As of the Closing Date, the Monthly Tax Reserve Amount is $0.00, but such amount is subject to adjustment by Lender in accordance with the provisions of this Section 16.1. The Monthly Tax Reserve Amount shall be paid by Borrower to Lender on each Payment Date. Lender will apply the Monthly Tax Reserve Amount to payments of Impositions and Other Charges required to be made by Borrower pursuant to Article V and Article VII and under the Security Instrument, subject to Borrower's right to contest Impositions in accordance with Section 7.3. In making any payment relating to the Tax Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of funds in the Tax Reserve Account shall exceed the amounts due for Impositions and Other Charges pursuant to Article V and Article VII, Lender shall credit such excess against future payments to be made to the Tax Reserve Account. If at any time Lender reasonably determines that the Tax Reserve Amount is not or will not be sufficient to pay Impositions and Other Charges by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to the imposition of any interest, charges or expenses for the non-payment of the Impositions and Other Charges. Upon payment of the Impositions and Other Charges, Lender shall reassess the amount necessary to be deposited in the Tax Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Tax Reserve Account, and any release of a Property pursuant to Section 2.3.4 and any release of a portion of a Property pursuant to Section 8.3.

      SECTION 16.2 INSURANCE RESERVE ACCOUNT. Borrower has deposited on the date hereof the amount of $0.00 in the Insurance Reserve Account. Following an Insurance Reserve Trigger, Borrower will immediately pay to Lender for transfer by Lender to the Insurance Reserve Account (or if Borrower fails to so pay Lender, Lender will transfer from the Holding Account) an amount (the INSURANCE RESERVE AMOUNT) equal to payments of insurance premiums required to be made by Borrower to pay for the insurance required pursuant to Article VI and under the Security Instrument. In addition, prior to such time as Borrower maintains blanket policies of insurance in all respects satisfactory to Lender pursuant to
Section 6.1.16, and otherwise following an Insurance Reserve Trigger, in accordance with the time periods set forth in Section 3.1, Borrower shall deposit into the Insurance Reserve Account an amount equal to one-twelfth of the insurance premiums that Lender reasonably estimates based on the most recent bill, will be

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payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such insurance premiums at least twenty (20) days prior to the expiration of the policies required to be maintained by Borrower pursuant to the terms hereof (said monthly amounts hereinafter called the MONTHLY INSURANCE RESERVE AMOUNT); provided, however, that immediately following an Insurance Reserve Trigger, Borrower will pay to Lender for transfer by Lender to the Insurance Reserve Account (or if Borrower fails to so pay Lender, Lender will transfer from the Holding Account) an amount equal to payments of insurance premiums required to be made by Borrower to pay for the insurance required pursuant to Article VI and under the Security Instrument. As of the Closing Date, the Monthly Insurance Reserve Amount is $0.00. The Monthly Insurance Reserve Amount, if same is payable pursuant to this Section 16.2, shall be paid by Borrower to Lender on each Payment Date. Lender will apply the Monthly Insurance Reserve Amount and other amounts in the Insurance Reserve Account to payments of insurance premiums required to be made by Borrower to pay (or to reimburse Borrower or Affiliate Tenant) for the insurance required pursuant to
Article VI and under the Security Instrument. In making any payment relating to the Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the insurer or agent, without inquiry into the accuracy of such bill, statement or estimate or into the validity thereof. If at any time Lender reasonably determines that the Insurance Reserve Amount is not or will not be sufficient to pay insurance premiums (up to a maximum amount equal to the aggregate annual insurance premium required hereunder), Lender shall notify Borrower of such determination and Borrower shall increase the Insurance Reserve Amount by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the applicable insurance policies. Upon payment of such insurance premiums, Lender shall reassess the amount necessary to be deposited in the Insurance Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Insurance Reserve Account.

      SECTION 16.3 INTENTIONALLY DELETED.

      SECTION 16.4 LOW DSCR RESERVE ACCOUNTS. Following each Fiscal Quarter, Lender will perform a DSCR Test to determine whether a Low DSCR Period has occurred and is continuing (it being hereby agreed that all determinations as to whether a Low DSCR Period has occurred and is continuing shall be made by Lender based on the financial information delivered by Borrower pursuant to Section
11.2 hereof). Pursuant to and in accordance with the provisions of Section 3.1.1, during a Low DSCR Period, monies shall be transferred in accordance with
Section 3.1.1 hereof from the Holding Account into the applicable Low DSCR Reserve Account and retained by Lender as additional security for the Indebtedness and shall be applied or disbursed as hereinafter provided. From and after the occurrence and continuation of an Event of Default, Lender shall have the right to apply any amounts then remaining in the Low DSCR Reserve Accounts to repay the Indebtedness or any other amounts due hereunder or under the other Loan Documents in such order, manner and amount as Lender shall determine in its sole discretion. Provided no Default or Event of Default shall have occurred and be continuing, Lender shall instruct the Cash Management Bank to transfer in the same manner as Excess Cash Flow any amounts remaining in the Low DSCR Reserve Account within ten (10) Business Days after Borrower provides Lender with evidence satisfactory to Lender indicating that the Property has achieved the DSCR requirement set forth in subclause (ii) of the definition of Low DSCR Period in Section 1.1 hereof.

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      SECTION 16.5 INTENTIONALLY DELETED.

      SECTION 16.6 INTENTIONALLY DELETED.

      SECTION 16.7 INTENTIONALLY DELETED.

      SECTION 16.8 GRAND WAILEA REFUND RESERVE ACCOUNT. If any member (excluding any member whose membership deposit is in the Membership Deposit Account as of the date hereof or is not otherwise subject to the "two year" convention discussed in the last paragraph of attached Schedule XVII) under a Membership Agreement at the Grand Wailea Property resigns and such member is not refunded its membership deposit under the "4 for 1" program more particularly described on attached Schedule XVII within forty-five (45) days after such member is placed on the resigned list (collectively, the GRAND WAILEA REFUND MEMBERS), Borrower shall, on the first Business Day after the expiration of such 45 day period immediately deposit into the Grand Wailea Refund Reserve Account an amount equal to the amount of such member's membership deposit (collectively, GRAND WAILEA REFUND MEMBER DEPOSITS); provided, however, that Borrower shall have no obligation to make such deposit if the aggregate membership deposits of the Grand Wailea Refund Members then on such list is $100,000 or less. Additionally, during any Low DSCR Period, Borrower agrees to deposit within one
(1) Business Day of receipt thereof into the Grand Wailea Refund Reserve Account any membership deposits received during such Low DSCR Period at the Grand Wailea Property (collectively, LOW DSCR GW MEMBERSHIP DEPOSITS). Provided no Event of default has occurred and is continuing, funds on deposit in the Grand Wailea Refund Reserve Account will only be released to the Borrower upon delivery to Lender of an Officer's Certificate certifying (i) that such deposit is for a member whose deposit is in the Grand Wailea Refund Reserve Account, (ii) the name and address of such member, (iii) the amount of such deposit, (iv) that such deposit has either been refunded by Borrower or is then due to be refunded to such member and (v) if such deposit has not already been refunded by Borrower, that Borrower will pay such refund to such member within two (2) Business Days after receipt thereof. Borrower shall promptly send Lender copies of all checks evidencing refunds paid out of the Grand Wailea Refund Reserve Account. Additionally, provided no Default or Event of Default shall have occurred and be continuing, Lender shall instruct the Cash Management Bank to transfer in the same manner as Excess Cash Flow free and clear of all Liens, any amounts remaining in the Grand Wailea Refund Reserve Account that were specifically deposited (and not previously disbursed to Borrowers) on account of Low DSCR GW Membership Deposits (but specifically excluding any amounts remaining in the Grand Wailea Refund Reserve Account that were deposited on account of Grand Wailea Refund Member Deposits) within ten (10) Business Days after Borrower provides Lender with evidence satisfactory to Lender indicating that the Property has achieved the DSCR requirement set forth in subclause (ii) of the definition of Low DSCR Period in Section 1.1 hereof.

      SECTION 16.9 LETTER OF CREDIT PROVISIONS.

            16.9.1 DELIVERY OF LETTER OF CREDIT. In lieu of depositing all or any portion of the funds in the DSCR Reserve Account with Lender pursuant to
Section 16.5 and/or the Grand Wailea Refund Reserve Amount amounts due pursuant to Section 16.8, Borrower shall have the right to deliver a Letter of Credit in the amount of all or any portion of the Grand Wailea Refund

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Reserve Account amounts required to be on deposit with Lender from time to time under Sections 16.5 or Section 16.8 (as applicable), but not deposited in the form of cash.

            16.9.2 REDUCTION OF LETTER OF CREDIT. In the event that Borrower elects to deliver the Letter of Credit to Lender under the terms of Section 16.9.1, Lender agrees to permit the reduction from time to time of the outstanding amount of the Letter of Credit by (i) the amount of cash funds delivered to Lender as reserve funds by Borrower in place of such Letter of Credit, and (ii) the amount that Borrower would otherwise be entitled to receive as a disbursement from the applicable reserve account pursuant to
Section 16.5.

            16.9.3 SECURITY FOR DEBT. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Indebtedness. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Indebtedness in such order, proportion or priority as Lender may determine.

            16.9.4 ADDITIONAL RIGHTS OF LENDER. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if a substitute Letter of Credit is provided); or (c) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank (unless an alternative Approved Bank issues an equivalent Letter of Credit within fifteen (15) days of Borrower's receipt of notice of same). Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b) or (c) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

XVII. DEFAULTS

      SECTION 17.1 EVENT OF DEFAULT.

      (a) Each of the following events shall constitute an event of default hereunder (an EVENT OF DEFAULT):

            (i) if (A) the Indebtedness is not paid in full on the Maturity Date, (B) any Debt Service is not paid in full on the applicable Payment Date,
(C) any prepayment of principal due under this Agreement or the Note is not paid when due, (D) the Liquidated Damages Amount are not paid when due, (E) any deposit to the Collection Account or any of the other Collateral Accounts is not made on the required deposit date therefor; or (F) except as to any amount included in (A), (B), (C), (D), and/or (E) of this clause (i), any other amount payable pursuant to this Agreement, the Note or any other Loan Document is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such

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failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

            (ii) subject to Borrower's right to contest as set forth in Section 7.3, if any of the Impositions or Other Charges are not paid prior to the imposition of any interest, penalty, charge or expense for the non-payment thereof;

            (iii) if the insurance policies required by Section 6.1 are not kept in full force and effect, or if certificates of any of such insurance policies are not delivered to Lender within fifteen (15) Business Days following Lender's request therefor;

            (iv) if, except as permitted pursuant to Article VIII, (a) any Transfer of any direct or indirect legal, Beneficial or equitable interest in all or any portion of the Property, (b) any Transfer of any direct or indirect interest in Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant (c) any Lien or encumbrance on all or any portion of the Property, (d) any pledge, hypothecation, creation of a security interest in or other encumbrance of any direct or indirect interests in Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant, or (e) the filing of a declaration of condominium with respect to the Property;

            (v)   if (i) any representation or warranty made by Borrower in
Section 4.1.23 shall have been false or misleading in any material respect as of the date the representation or warranty was made which incorrect, false or misleading statement is not cured within thirty (30) days after receipt by Borrower of notice from Lender in writing of such breach or (ii) if any other representation or warranty made by Borrower herein by Borrower, Guarantor or any Affiliate of Borrower in any other Loan Document, or in any report, certificate (including, but not limited to, any certificate by Borrower delivered in connection with the issuance of the Non-Consolidation Opinion), financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, that if such representation or warranty which was false or misleading in any material respect is, by its nature, curable and is not reasonably likely to have a Material Adverse Effect, and such representation or warranty was not, to the Best of Borrower's Knowledge, false or misleading in any material respect when made, then same shall not constitute an Event of Default unless Borrower has not cured same within five (5) Business Days after receipt by Borrower of notice from Lender in writing of such breach;

            (vi) if Borrower, Borrower Subsidiary, Affiliate Tenant, or Guarantor shall make an assignment for the benefit of creditors;

            (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Borrower Subsidiary, Affiliate Tenant, or Guarantor or if Borrower, Borrower Subsidiary, Affiliate Tenant, or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Borrower Subsidiary, Affiliate Tenant, or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Borrower Subsidiary, Affiliate Tenant, or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary

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and not consented to by Borrower, Borrower Subsidiary, Affiliate Tenant, or
Guarantor upon the same not being discharged, stayed or dismissed within ninety
(90) days;

            (viii) if Borrower, Borrower Subsidiary, Guarantor, or Affiliate Tenant, as applicable, Transfers its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

            (ix) with respect to any term, covenant or provision set forth herein (other than the other subsections of this Section 17.l) which specifically contains a notice requirement or grace period, if Borrower or Guarantor shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

            (x) if Borrower shall fail to comply with any covenants set forth in Article V or Section XI with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such ten (10) Business Day period and provided further that Borrower shall have commenced to cure such Default within such ten (10) Business Day period and thereafter diligently proceeds to cure the same, such ten (10) Business Day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed twenty (20) days;

            (xi) if Borrower shall fail to comply with any covenants set forth in Section 4 or Section 3(d) or Section 8 of the Security Instrument with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such ten (10) Business Day period and provided further that Borrower shall have commenced to cure such Default within such ten (10) Business Day period and thereafter diligently proceeds to cure the same, such ten (10) Business Day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed twenty (20) days;

            (xii) Borrower shall fail to deposit any sums required to be deposited in the Holding Account or any Sub-Accounts thereof pursuant to Article XVI when due;

            (xiii) if this Agreement or any other Loan Document or any Lien granted hereunder or thereunder, in whole or in part, shall terminate or shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Borrower or any Guarantor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document or by reason of any affirmative act of Lender);

            (xiv) if the Management Agreement is terminated (other than as a result of a Borrower default as addressed in clause (xvii)) and an Acceptable Manager is not appointed as a replacement manager pursuant to the provisions of
Section 5.2.14 within sixty (60) days after such termination;

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            (xv)  if Borrower shall default beyond the expiration of any applicable cure period under any existing easement, covenant or restriction which affects the Property, the default of which shall have a Material Adverse Effect;

            (xvi) if there exists any fact or circumstance that reasonably could be expected to result in the (a) imposition of a Lien or security interest under
Section 412(n) of the Code or under ERISA or (b) the complete or partial withdrawal by Borrower or any ERISA Affiliate from any "multiemployer plan" that is reasonably expected to result in any material liability to Borrower; provided, however that the existence of such fact or circumstance under clause
(xvii)(b) shall not constitute an Event of Default if such material withdrawal liability (x) in the case of a withdrawal by an ERISA Affiliate that is reasonably expected to cause a Material Adverse Effect or any withdrawal by Borrower, is paid within thirty (30) days after the date incurred or is contested in accordance with Section 7.3 hereof or (y) in the case of a withdrawal by an ERISA Affiliate that is not reasonably expected to cause a Material Adverse Effect, is paid within the period required under applicable ERISA statutes or is contested in accordance with Section 7.3 hereof;

            (xvii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or of any Loan Document not specified in subsections (i) to (xvi) above, for thirty (30) days after notice from Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

      (b) Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (a)(vi), (vii) or (viii) above) Lender may, without notice or demand, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Borrower under the Loan Documents, (ii) collecting interest on the Principal Amount at the Default Rate whether or not Lender elects to accelerate the Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in subsections (a)(vi) or
(a)(vii) above, the Indebtedness and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under this Agreement, the Security Instrument or any other Loan Document. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Lender in the Loan Documents.

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      SECTION 17.2 REMEDIES.

      (a) Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any one action or election of remedies law or rule and
(ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

      (b) Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral, the Lender may:

            (i) Subject to the Assignment of Management Agreement, without notice to Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral against the Obligations, Operating Expenses and/or Capital Expenditures for the Property or any part thereof;

            (ii) in Lender's sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;

            (iii) Subject to the Assignment of Management Agreement, demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (or any portion thereof) as Lender may determine in its sole discretion; and

            (iv) take all other actions provided in, or contemplated by, this Agreement.

      (c) With respect to Borrower, the Account Collateral and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Indebtedness, and Lender may seek satisfaction out of the Property or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition, Lender shall have the right from time to time to partially foreclose this Agreement and the Security Instrument in any manner and for any amounts secured by this Agreement or the Security Instrument then due and payable as determined by Lender in its sole discretion

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including, without limitation, the following circumstances: (i) in the event
Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal or interest, Lender may foreclose this Agreement and the Security Instrument to recover such delinquent payments, or
(ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose this Agreement and the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by this Agreement or the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to this Agreement and the Security Instrument to secure payment of sums secured by this Agreement and the Security Instrument and not previously recovered.

      SECTION 17.3 REMEDIES CUMULATIVE; WAIVERS.

            The rights, powers and remedies of Lender under this Agreement and the Security Instrument shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or any Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or any Guarantor or to impair any remedy, right or power consequent thereon.

      SECTION 17.4 COSTS OF COLLECTION. In the event that after an Event of
Default: (i) the Note or any of the Loan Documents is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Note or any of the Loan Documents; or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Security Instrument or any of the Loan Documents; then Borrower shall pay to Lender all reasonable attorney's fees, costs and expenses actually incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Lender at the Default Rate.

XVIII. SPECIAL PROVISIONS

      SECTION 18.1 EXCULPATION.

            18.1.1 EXCULPATED PARTIES. Except as set forth in this Section 18.1, the Recourse Guaranty and the Environmental Indemnity, no personal liability shall be asserted, sought or obtained by Lender or enforceable against (i) Borrower, (ii) any Affiliate of Borrower (including Borrower Subsidiaries and Affiliate Tenant), (iii) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower or any Affiliate of Borrower or (iv) any direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder,

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employee, agent, Affiliate or director of any Persons described in clauses (i)
through (iii) above (collectively, the EXCULPATED PARTIES) and none of the Exculpated Parties shall have any personal liability (whether by suit, deficiency, judgment or otherwise) in respect of the Obligations, this Agreement, the Security Instrument, the Note, the Property or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Lender. The foregoing limitation shall not in any way limit or affect Lender's right to any of the following and Lender shall not be deemed to have waived any of the following:

      (a) Foreclosure of the lien of this Agreement and the Security Instrument in accordance with the terms and provisions set forth herein and in the Security Instrument;

      (b) Action against any other security at any time given to secure the payment of the Note and the other Obligations;

      (c) Exercise of any other remedy set forth in this Agreement or in any other Loan Document which is not inconsistent with the terms of this Section 18.1;

      (d) Any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Agreement and the Security Instrument or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents; or

      (e) The liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party in connection with the Loan (including, without limitation, the Recourse Guaranty and the Environmental Indemnity).

            18.1.2 CARVEOUTS FROM NON-RECOURSE LIMITATIONS. Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents to the contrary, there shall at no time be any limitation on Borrower's or Guarantor's liability for the payment, in accordance with the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents, to Lender of:

      (a) any loss, damage, cost or expense incurred by or on behalf of Lender by reason of the fraudulent acts of or intentional misrepresentations by Borrower or any Affiliate of Borrower;

      (b) Proceeds which Borrower or any Affiliate of Borrower has received and to which Lender is entitled pursuant to the terms of this Agreement or any of the Loan Documents to the extent the same have not been applied toward payment of the Indebtedness, or used for the repair or replacement of the Property in accordance with the provisions of this Agreement;

      (c) any membership deposits held in the Membership Deposit Account as of the date hereof and the Grand Wailea Refund Reserve Account and any Security Deposits and advance deposits except as set forth in Section 18.1.2(o), and specifically excluding membership deposits which are not held in (i) the Membership Deposit Account as of the date hereof or (ii) the Grand Wailea Refund Reserve Account] which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such membership deposits, Security Deposits or advance deposits were applied or refunded in accordance with the terms and

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conditions of any of the Leases or Membership Agreements, as applicable, prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

      (d) any loss, damage, cost or expense incurred by or on behalf of Lender by reason of all or any part of the Property or the Account Collateral being encumbered by a Lien (other than this Agreement and the Security Instrument) in violation of the Loan Documents;

      (e) after the occurrence and during the continuance of an Event of Default, any Rents, issues, profits and/or income collected by Borrower or any Affiliate of Borrower (other than Rents and credit card receivables sent to the applicable Deposit Account or paid directly to Lender pursuant to any notice of direction delivered to tenants of the Property or credit card companies) and not applied to payment of the Obligations or used to pay normal and verifiable Operating Expenses of the Property or otherwise applied in a manner permitted under the Loan Documents;

      (f) any loss, damage, cost or expense incurred by or on behalf of Lender by reason of physical damage to the Property from intentional waste committed by Borrower or any Affiliate of Borrower;

      (g) any loss, damage, cost or expense incurred by or on behalf of Lender by reason of the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Security Instrument concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

      (h) any loss, damage, cost or expense incurred by or on behalf of Lender by reason of the failure of Borrower to comply with any of the provisions of
Article XIV, specifically excluding any loss, cost, damages or expense incurred by or on behalf of Lender in connection with a Securitization attributable to any delay in furnishing the items described in the Post Closing Letter, or the state of facts disclosed by the delivery of the items described in the Post Closing Letter;

      (i) if Borrower fails to obtain Lender's prior written consent to any Transfer, as required by the Loan Agreement or the Security Instrument;

      (j) any loss, damage, cost or expense incurred by or on behalf of Lender by reason of (i) Borrower's breach of any term or terms of the Doral Settlement Agreement (provided Lender, may in its sole but reasonable discretion, enter into a separate written agreement with Borrower limiting the liability arising with respect to the Doral Settlement Agreement to a specific dollar amount based upon documentation delivered to Lender that indicates the aggregate cost to complete all of the work set forth in the Doral Settlement Agreement (provided, it is further agreed that such amount will also include all potential fines, penalties and future settlement amounts that may arise relating to the Doral Settlement Agreement)), (ii) the failure of Borrower to comply with its obligations under Section 16.3 hereof (subject to a cap of liability in an amount equal to $178,938), (iii) the personal injury matter relating to Todd Laskowicz and the matters identified as items 1, 5, 6, 8 and 12 on attached
Schedule I (provided, Lender may agree in writing to reduce any or all of the liability under this clause (iv) based upon its review of any

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documents delivered to Lender) and/or (v) the failure of Borrower to have a valid certificate of occupancy for any Property (or portion thereof) that is required under applicable Legal Requirements;

      (k) any loss, damage, cost or expense incurred by or on behalf of Lender relating to the liability, if any, of the Borrower owning the Desert Property under indemnities it gave in connection with the land sales to Toll Bros., Inc. and to the La Quinta Redevelopment Agency;

      (l) any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees, causes of action, suits, claims, demands and adjustments of any nature or description whatsoever) which may at any time be imposed upon, incurred by or awarded against Lender, in the event (and arising out of such circumstances) that (x) Borrower should raise any defense, counterclaim and/or allegation in any foreclosure action by Lender relative to the Property, the Account Collateral, or any part thereof which is found by a court to have been raised by Borrower in bad faith or to be without basis in fact or law, or (y) an involuntary case is commenced against Borrower under the Bankruptcy Code with the collusion of Borrower or any of its Affiliates or (z) an order for relief is entered with respect to the Borrower under the Bankruptcy Code through the actions of the Borrower or any of its Affiliates at a time when the Borrower is able to pay its debts as they become due unless Borrower and Guarantor shall have received an opinion of independent counsel that the directors of Borrower have a fiduciary duty to seek such an order for relief;

      (m) any loss, damage, cost or expense incurred by or on behalf of Lender solely and as a direct result of unfunded membership deposit refund liabilities under the membership program in which Grand Wailea Refund Members participate under the applicable Membership Agreements in effect at any time up to the date, if applicable, that Lender forecloses on or accepts a deed in lieu of foreclosure of the Grand Wailea Property;

      (n) any loss, damage, cost or expense incurred by or on behalf of Lender as a result of any of the assumptions related to pre-existing entities or their status as single-purposes entities or their compliance with single purpose entity criteria prior to the date of this Agreement, contained in the Non-Consolidation Opinion, in any Additional Non-Consolidation Opinion or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect; and

      (o) reasonable attorney's fees and expenses incurred by Lender in connection with any successful suit filed on account of any of the foregoing clauses (a) through (n).

XIX.  MISCELLANEOUS

      SECTION 19.1 SURVIVAL. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference

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shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the successors and assigns of Lender. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder and under the other Loan Documents shall be joint and several.

      SECTION 19.2 LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

      SECTION 19.3 GOVERNING LAW.

      (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

      (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                  CORPORATION SERVICE COMPANY
                  80 STATE STREET
                  ALBANY, NEW YORK  12207-2543

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AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY
AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

      SECTION 19.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

      SECTION 19.5 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

      SECTION 19.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified or registered United States mail, postage prepaid, return receipt requested, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

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           If to Lender:          German American Capital Corporation
                                  60 Wall Street, 10th Floor
                                  New York, New York
                                  Attention: Todd Sammann and General Counsel
                                  Telecopy No.:  (212) 797-4489
                                  Confirmation No.:   (212) 250-2748

           With a copy to:        Skadden, Arps, Slate, Meagher & Flom LLP
                                  Four Times Square
                                  New York, New York 10036
                                  Attention: Harvey R. Uris, Esq.
                                  Telecopy No.: (917) 777-2212
                                  Confirmation No.:   (212) 735-3000

           If to Borrower:        c/o CNL Hotels & Resorts, Inc.
                                  450 South Orange Avenue
                                  Orlando, Florida  32801
                                  Attention:  John X. Brady, Jr. and
                                              Chief Financial Officer

           With a copy to:        Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
                                  215 North Eola Drive
                                  Orlando, Florida 32801
                                  Attention: Richard J. Fildes, Esq.

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

      SECTION 19.7 TRIAL BY JURY. BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH

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CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW
EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

      SECTION 19.8 HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      SECTION 19.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      SECTION 19.10 PREFERENCES. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

      SECTION 19.11 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

      SECTION 19.12 EXPENSES; INDEMNITY.

      (a) Except as may be otherwise expressly set forth in the Loan Documents, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender

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pursuant to this Agreement); (ii) Lender's ongoing performance of and compliance with all agreements and conditions contained in this Agreement and the other
Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters as required herein or under the other Loan Documents; (iv) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work-out or of any insolvency or bankruptcy proceedings and (viii) procuring insurance policies pursuant to Section 6.1.11; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or (B) in connection with any action taken under Article IV or a Securitization, other than the Borrower's internal administrative costs.
Any cost and expenses due and payable to Lender may be paid from any amounts in the Collection Account or the Holding Account if same are not paid by Borrower within ten (10) Business Days after receipt of written notice from Lender.

      (b) Subject to the non-recourse provisions of Section 18.1, Borrower shall protect, indemnify and save harmless Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the INDEMNIFIED PARTIES) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties or the Property or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, or (ii) an Indemnified Party or its designee taking possession or control of the Property or (iii) the foreclosure of the Security Instrument, except to the extent caused by the willful misconduct or gross negligence of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Property): (1) ownership of Borrower's interest in the Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property or any Appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender, any claim the insurance as to which is inadequate, and any Environmental Claim,
(4) any Default under this Agreement or any of the other Loan Documents or any failure on the part of Borrower to perform or comply with any of the terms of any Lease within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (6) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in
Section 7.3 hereof, (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases, or (9) except as may be expressly limited herein, the presence at, in or under the Property or the Improvements of any Hazardous Materials in violation of any Environmental Law. Any amounts the Indemnified Parties are legally entitled to receive under this Section which are not paid within fifteen (15) Business Days after written demand therefor by the Indemnified Parties or Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by the Security Instrument. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower shall at Borrower's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower's reasonable expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any Indemnified Party) to appoint its own counsel at Borrower's expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Lender and Borrower that would make such separate representation advisable; provided further that if Lender shall have appointed separate counsel pursuant to the foregoing, Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Lender a conflict or potential conflict exists between such Indemnified Party and Lender. So long as Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Borrower's consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section with respect to such action, suit or proceeding and Lender agrees that it will not settle any such action, suit or proceeding without the consent of Borrower; provided, however, that if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Lender has provided Borrower with thirty (30) days' prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Lender may settle such action, suit or proceeding and claim the benefit of this Section 19.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Borrower.

      SECTION 19.13 EXHIBITS AND SCHEDULES INCORPORATED. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

      SECTION 19.14 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

      SECTION 19.15 LIABILITY OF ASSIGNEES OF LENDER. No assignee of Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Lender hereunder. The limitation of liability provided in this
Section 19.15 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee's gross negligence or willful misconduct.

      SECTION 19.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
      BENEFICIARIES.

      (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein provided, however, that it is hereby agreed by Lender and Borrower that the provisions of Section 3.1.5 and the provisions of Sections 6.2.2 and 6.2.5 (to the extent they relate to disbursement of funds to any Mezzanine Account and/or to pay amounts owed in connection with the Mezzanine Loans) are intended to confer upon Mezzanine Lenders the right to insist upon and enforce the performance and observance of the obligation expressly set forth therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

      SECTION 19.17 PUBLICITY. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, or any of its Affiliates shall be subject to the prior written approval of Lender.

      SECTION 19.18 WAIVER OF MARSHALLING OF ASSETS. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's shareholders and others with interests in Borrower and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Property in preference to every other claimant whatsoever.

      SECTION 19.19 WAIVER OF COUNTERCLAIM AND OTHER ACTIONS. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Agreement, the Note, the Security Instrument or any Loan Document, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Agreement, the Note, the Security Instrument or any Loan Document and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

      SECTION 19.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

      SECTION 19.21 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

      SECTION 19.22 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

      SECTION 19.23 DISCLOSURE. Notwithstanding anything to the contrary contained in Sections 14.4.1, 15.1 and 15.6, in connection with the transactions contemplated by such Sections, in no event shall Lender deliver financial information with respect to the Property or the Guarantor to the Persons listed in Schedule III, without first obtaining Borrower's prior written consent; provided however, Borrower's consent shall not be required with respect to Morgan Stanley, Lehman Brothers, The Equitable Life Assurance Society of the United States, Teachers Insurance and Annuity Association and the State of Ohio Pension Fund if Lender delivers a confidentiality agreement from any of such Persons reasonably acceptable to Borrower.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                    BORROWER:

                                    CNL DESERT RESORT, LP,
                                    a Delaware limited partnership

                                    By:  CNL RESORT SPE GP, LLC,
                                         a Delaware limited liability company,
                                         its sole general partner

                                         By: /s/ John X. Brady
                                             ---------------------------------
                                         Name:  John X. Brady
                                         Title: Vice President

                                    CNL GRAND WAILEA RESORT, LP,
                                    a  Delaware limited partnership

                                    By:  CNL RESORT SPE GP, LLC,
                                         a Delaware limited liability company,
                                         its sole general partner

                                         By: /s/ John X. Brady
                                             ---------------------------------
                                         Name:  John X. Brady
                                         Title: Vice President

                                    CNL RESORT SILVER PROPERTIES,
                                    LP, a Delaware limited partnership

                                    By:  CNL RESORT SPE GP, LLC,
                                         a Delaware limited liability company,
                                         its sole general partner

                                         By: /s/ John X. Brady
                                             ---------------------------------
                                         Name:  John X. Brady
                                         Title: Vice President

                                    CNL RESORT HOTEL, LP,
                                    a Delaware limited partnership

                                    By:  CNL RESORT SPE GP, LLC,
                                         a Delaware limited liability company,
                                         its sole general partner

                                         By: /s/ John X. Brady
                                             ---------------------------------
                                         Name:  John X. Brady
                                         Title: Vice President

                                    CNL BILTMORE RESORT, LP,
                                    a Delaware limited partnership

                                    By:  CNL RESORT SPE GP, LLC,
                                         a Delaware limited liability company,
                                         its sole general partner

                                         By: /s/ John X. Brady
                                             ---------------------------------
                                         Name:  John X. Brady
                                         Title: Vice President

                                    CNL CLAREMONT RESORT, LP,
                                    a Delaware limited partnership

                                    By:  CNL RESORT SPE GP, LLC,
                                         a Delaware limited liability company,
                                         its sole general partner

                                         By: /s/ John X. Brady
                                             ---------------------------------
                                         Name:  John X. Brady
                                         Title: Vice President

By signing below, Affiliate Tenant agrees that in consideration of the substantial benefit that it will receive from Lender making the Loan to Borrower, to comply (or permit Borrower to take such action necessary to comply) with all of the terms, conditions, obligations and restrictions affecting Affiliate Tenant set forth herein:

                                    AFFILIATE TENANT:

                                    CNL RESORT LODGING TENANT
                                    CORP., a Delaware corporation

                                    By: /s/ John X. Brady
                                        ---------------------------------
                                    Name:  John X. Brady
                                    Title: Vice President

                                    CNL RESORT ANCILLARY TENANT
                                    CORP., a Delaware corporation

                                    By: /s/ John X. Brady
                                        ---------------------------------
                                    Name:  John X. Brady
                                    Title: Vice President

By signing below, Mortgage Borrower General Partner agrees that in consideration of the substantial benefit that it will receive from Lender making the Loan to Borrower, to comply with all of the terms, conditions, obligations and restrictions affecting Mortgage Borrower General Partner set forth herein:

                                    MORTGAGE BORROWER GENERAL
                                    PARTNER:

                                    CNL RESORT SPE GP, LLC,
                                    a Delaware limited liability company

                                    By: /s/ John X. Brady
                                        ---------------------------------
                                    Name:  John X. Brady
                                    Title: Vice President

                                    LENDER:

                                    GERMAN AMERICAN CAPITAL
                                    CORPORATION, a Maryland corporation

                                    By:  /s/ Todd O. Sammann
                                         ---------------------------------------
                                    Name:  Todd O. Sammann
                                    Title: Vice President

                                    By:  /s/ Eric M. Schwartz
                                         ---------------------------------------
                                    Name:  Eric M. Schwartz
                                    Title: Vice President

                                    EXHIBIT A

                   TITLE INSURANCE REQUIREMENTS, ENDORSEMENTS
                            AND AFFIRMATIVE COVERAGES

            1. General. Borrower and/or its counsel is responsible for ordering or updating any title insurance work. Lender requires a lender's title insurance policy insuring "German American Capital Corporation, and its successors and assigns". The approved title underwriters, type and amount of insurance and required endorsements are described below. The list of endorsements is subject to review by Lender's counsel, local counsel and additional specific coverages may be required after review of the related title commitment.

            2. Title Insurer. The Title Company or Title Companies must be approved by Lender and licensed to do business in the jurisdiction in which the Property is located. ________________ has been pre-approved by Lender as a Title Company.

            3. Title Agent. Unless Lender otherwise agrees, all title work shall be ordered and coordinated, and the closing of the Loan shall be conducted through ______________________________contact _____________Tel:_________________

            4. Primary Title Insurance Requirements.

            (a) Amount of Coverage: Not less than the Principal Amount of the Loan on the Closing Date.

            (b) Effective Date: The later of the date of recording of the Security Instrument or the date of funding of the Loan. Borrower shall be required to provide a customary "gap" indemnity in order to enable the Title Company to provide "gap" coverage.

            (c) Insured: "German American Capital Corporation and its successors and assigns".

            (d) Legal Description: Metes and bounds description to be provided which must conform to that shown on the Survey, the Security Instrument and any other Loan Documents that require a legal description of the Property. A lot and block description shall be acceptable in place of a metes and bounds description in exceptional cases.

            (e) Policy Form: An ALTA (or equivalent) lender's policy of title insurance in form and substance acceptable to Lender. Without limiting Lender's right to require specific coverages, endorsements or other title work, the Title Policy shall (i) be in the 1970 ALTA (as amended 84) form or, if not available, ALTA 1992 form (deleting arbitration and creditor rights exclusions) or, if not available, the form commonly used in the state where the Property is located,
(ii) to the extent available, include the "extended coverage" provisions described in paragraph 5 below, (iii) include all applicable endorsements described in paragraph 6 below, and (iv) include Schedule B exceptions in a form and to the extent acceptable to Lender's counsel.

            5. Extended Coverage Requirements. The Title Policy shall:

      (a) not contain any exception for filed or unfilled mechanic, materialmen or similar liens;

      (b) limit any general exception for real estate taxes and other charges to real estate or other similar taxes or assessments that are not yet due and payable or delinquent and are not a current lien on the Property;

      (c) limit any general exception for the rights of persons in possession to the rights of specified tenants, as tenants only with no right or option to purchase, set forth on the rent roll for the Property and attached to the Title Policy; and

      (d) not contain any general exception as to matters that an accurate Survey of the Property would disclose, but may contain specific exceptions to matters disclosed on the Survey to be delivered on the Closing Date, subject to review by Lender's counsel.

            6. Required Endorsements. The following endorsements are required, to the extent available in the jurisdiction in which the Property is located:

      - Restrictions, Encroachments, Minerals Endorsement ALTA Form 9 or equivalent.

      - (If not available, the Title Policy must insure by way of affirmative coverage statements that there are no encroachments by any of the improvements onto easements, rights of way or other exceptions to streets or adjacent property, or insure against loss or damage resulting therefrom.)

      -     Deletion of Creditors Rights Exclusion Endorsement.

      -     Environmental Protection Lien Endorsement.

      - (The Title Policy may make an exception only for specific state statutes that provide for potential subsequent liens that could take priority over the lien securing the Loan.)

      -     Direct Access to Public Road Endorsement;

      -     Usury Endorsement.

      -     Land Same As Survey/Legal Description Endorsement.

      - Zoning Endorsement - ALTA 3.1 with coverage for number/type of parking spaces.

            In lieu of an ALTA 3.1 zoning endorsement, Lender may accept an unambiguous, clean letter from the appropriate zoning authority which satisfies the following:

            Zoning District. Confirms the applicable zoning district for the Property under the laws or ordinances of the applicable jurisdiction and that such zoning is the proper zoning for the improvements located on the Property.

            Use Restrictions. Confirms that the current use of the Property is permitted under the zoning ordinance and that the Property is not a non-conforming use.

            Dimensional Requirements. Confirms that the Property is in compliance with all dimensional requirements of the zoning code, including minimum lot area, maximum building height, maximum floor area ratio and setback or buffer requirements.

            Parking Requirements. Confirms that the Property is in compliance with all parking and loading requirements, including the number of spaces and dimensional requirements for the parking spaces.

            Rebuildability. If Property involves legal non-conforming use, confirms that, in the event of casualty, the Property may be rebuilt substantially in its current form (i.e., no loss of square footage, same building footprint) upon satisfaction of stated conditions and/or limitations.

      -     Subdivision Endorsement.

      -     Doing Business Endorsement.

      -     Deletion of Arbitration Endorsement.

      -     Separate Tax Lot Endorsement.

      -     Street Address Endorsement

      -     Contiguity Endorsement.

      -     Variable Rate Endorsement.

      -     Mortgage Recording Tax Endorsement.

      - Any of the following endorsements customary in the state in which the Property is located or as required by the nature of the transaction:

            Tie-In Endorsement for Multiple Policies
            Mortgage Assignment Endorsement
            First Loss / Last Dollar Endorsement
            Non-Imputation Endorsement
            Blanket Un-located Easements Endorsement
            Closure Endorsement

                                    EXHIBIT B

                       GERMAN AMERICAN CAPITAL CORPORATION
                               SURVEY REQUIREMENTS

            The survey shall contain the following:

      - The legal description of the Property;

      - The courses and measured distances of the exterior boundary lines of the Property and the identification of owners of abutting parcels;

      - The total acreage of the Property to the nearest tenth of an acre;

      - The location of any existing improvements, the dimensions thereof at the ground surface level and their relationship to the facing exterior property lines, streets and set-back lines of the Property;

      - The location, lines and widths of adjoining publicly dedicated and accepted streets showing the number and location of existing curb cuts, driveways, and fences;

      - The location and dimensions of encroachments, if any, upon the Property;

      - The location of all set-back lines, restrictions of record, other restrictions established by zoning or building code ordinance, utilities, easements, rights-of-way and other matters affecting title to the Property which are to be shown in Schedule B-2 of the Title Policy identifying each by reference to its recording data, where applicable;

      - Evidence that adequate means of ingress and egress to and from the Property exist and that the Property does not serve any adjoining property for ingress, egress or any other purpose;

      - If the Property is described as being on a recorded map or plat, a legend relating the survey to such map or plat;

      - The street address of the Property;

      - Parking areas at the Property and, if striped, the striping and type (e.g., handicapped, motorcycle, regular, etc.) and number of parking spaces at the Property;

      - A statement as to whether the Property is located in a special flood or mudslide hazard area as determined by a review of a stated and identified Flood Hazard Boundary Map published by the Federal Insurance Administration of the U.S. Department of Housing and Urban Development;

      - A vicinity map showing the property in reference to nearby highways or major street intersections;

      - The exterior dimensions of all buildings at ground level and the square footage of the exterior footprint of all buildings, or gross floor area of all buildings, at ground level;

      - The location of utilities serving or existing on the property as evidenced by on-site observation or as determined by records provided by client, utility companies and other appropriate sources (with reference as to the source of information) (for example):

            -     railroad tracks and sidings;

            - manholes, catch basins, valve vaults or other surface indications of subterranean uses;

            - wire and cables (including their function) crossing the surveyed premises, all poles on or within ten feet of the surveyed premises, and the dimensions of all crosswires or overhangs affecting the surveyed premises; and

            -     utility company installations on the surveyed premises;

      -     A certificate in substantially the following form:

            The undersigned being a registered surveyor of the State of [State] hereby certifies to GERMAN AMERICAN CAPITAL CORPORATION, [NAME OF BORROWING ENTITY] and [INSERT NAME OF TITLE COMPANY], and each of their respective successors and assigns, as of the date below, as follows:

            This print of survey actually was made on the ground on [INSERT DATE SURVEY WAS MADE] in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by American Land Title Association (ALTA) and American Congress on Surveying & Mapping (ACSM) and National Society of Professional Surveyors (NSPS) in 1999, contains Items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11, 13, 14 and 16 of Table A thereto, and correctly shows: (i) a fixed and determinable position and location of the land described herein (together with the buildings and improvements thereon, the MORTGAGED PROPERTY), including the position of the point of beginning; (ii) the location of all buildings, structures and other improvements situated on the land;
            (iii) all driveways or other curb cuts along any street or alley upon which the land abuts; (iv) the location and name of all public and private streets or alleys located thereon or adjacent thereto, all of which are public unless otherwise noted; (v) the location, dimension and recording data of all easements, rights-of-way and other matters of record thereon or with respect to which the undersigned has knowledge; (vi) the location and dimension of all unrecorded easements, paths, rights-of-way and party walls to the extent visible thereon or with respect to which the undersigned has knowledge; (vii) the location of applicable building restriction and setback lines required by local ordinances and regulations; and
            (viii) the location of all encroachments or overhangs onto or from the Mortgaged Property. Except as shown on this survey, there are no visible discrepancies, conflicts, shortages in area or boundary line conflicts. Except as shown on the survey, the Mortgaged Property does not serve any adjoining property for drainage, utilities or ingress or egress. The Mortgaged Property has access to and from a duly dedicated and accepted public roadway. This survey reflects boundary lines of the land, which "close" by engineering calculations. All utility services to the Mortgaged Property either enter the Mortgaged Property through adjoining public streets, or this survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land to the extent visible or known to the undersigned. The Mortgaged Property does not lie within an area designated as a flood hazard area by any map or publication of the U.S. Department of Housing and Urban Development or the Federal Emergency Management Agency. The Mortgaged Property and only the Mortgaged Property constitutes one tax lot. All zoning use and density classifications are properly shown hereon. The undersigned has received and examined a copy of the Commitment for Title Insurance No. __________, dated __________, issued by _____________________________, with respect to the
            Mortgaged Property, as well as a copy of each instrument listed therein. The location of each exception set forth in such Commitment, to the extent it can be located, has (with recording reference and reference to the exception number of the Commitment) been shown hereon. The undersigned further certifies that this survey meets the Accuracy Standards (as adopted by ALTA, ACSM and NSPS and in effect on the date of this certification) and [SELECT ONE OF THE FOLLOWING TWO PHRASES]:

            [the Positional Uncertainties resulting from the survey measurements made on the survey do not exceed the allowable Positional Tolerance.]

            [the survey measurements were made in accordance with the "Minimum Angel, Distance and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys."]

                                                    ____________________________
                                                         , Licensed Surveyor

Date:    ____________________
[seal]]

                                    EXHIBIT C

                        SINGLE PURPOSE ENTITY PROVISIONS

            It is a requirement that the borrower be a bankruptcy remote, special purpose entity. A bankruptcy remote, special purpose entity is an entity which is unlikely to become insolvent as a result of its own activities and which is adequately insulated from the consequences of any other party's insolvency. Set forth below is language to be included in the organizational documents of corporations, limited partnerships and limited liability companies to evidence such entities' existence as bankruptcy remote, special purpose entities.

I. CORPORATION

            If the Single Purpose Entity is a corporation, its certificate of incorporation will have to have the following provisions to be considered a special purpose entity:

      A. Purpose

                        The corporation's purpose should be limited to owning
                  and operating the mortgaged property (or interests in the Borrower).

                        "Notwithstanding any provision hereof or of any other
                  document governing the formation, management or operation of the Corporation to the contrary, the following shall govern:
                  The nature of the business and of the purposes to be conducted and promoted by the Corporation, is to engage solely in the following activities:

                  (a) To acquire that certain parcel of real property, together with all improvements located thereon, in the City of ____________, State of ___________ [_________ interests in [insert Borrower or other applicable entity's name]] (the Property).

                  (b) To own, hold, sell, assign, transfer, operate, lease,
            mortgage, pledge and otherwise deal with the Property.

                  (c) To exercise all powers enumerated in the [General
            Corporation Law] of ______________ necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

      B. Certain Prohibited Activities

                        The corporation shall be prohibited, except in certain
                  circumstances, from engaging in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the corporation's assets, transfer of ownership assets, incurrence of additional debt and amendment of the corporation's articles of incorporation.

                        "Notwithstanding any provision hereof or of any other
                  document governing the formation, management or operation of the Corporation to the contrary, the following shall govern:
                  The Corporation shall only incur indebtedness in an amount necessary to acquire, operate and maintain the [Property] [use other term for the real estate if necessary]. For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Corporation shall not incur, assume, or guaranty any other indebtedness. The Corporation shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Corporation substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article _______ and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Corporation's obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this corporation and be continuing. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Corporation will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary],
                  (ii) no amendment to this certificate of incorporation or to the Corporation's By-Laws may be made without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary] and (ii) the Corporation shall not dissolve, terminate or liquidate."

                  "The Board of Directors may not take any action requiring the unanimous affirmative vote of 100% of the members of the Board of Directors unless all directors including the Independent Directors shall have participated in such vote."

      C. Indemnification

                        Indemnification of a corporation's directors and
                  officers should be fully subordinated to obligations respecting the Property.

                        "Notwithstanding any provision hereof or of any other
                  document governing the formation, management or operation of the Corporation to the contrary, the following shall govern:
                  Any indemnification shall be fully subordinated to any obligations respecting the [Property] [use other term for the real estate if necessary] and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations."

      D. Separateness Covenants

                        In order to demonstrate that it is a bankruptcy remote
                  entity not at risk of having its assets substantively consolidated with those of another entity, the corporation must observe certain covenants designed to make evident the special purpose entity's separateness from its affiliates.

                        "Notwithstanding any provision hereof or of any other
                  document governing the formation, management or operation of the Corporation to the contrary, the following shall govern:
                  For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this certificate of incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

                  (a) It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

                  (b) It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

                  (c) Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities. The Board of Directors shall include at least two (2) individuals who are Independent Directors. As used herein, an "Independent Director" shall mean an individual who shall not have been at the time of such individual's appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Corporation or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Corporation or managing member of the Corporation or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Corporation or of the managing member of the Corporation. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                  (d) It shall not commingle assets with those of its parent and any affiliate.

                  (e) It shall conduct its own business in its own name.

                  (f) It shall maintain financial statements separate from its parent and any affiliate.

                  (g) It shall pay any liabilities out of its own funds,
            including salaries of any employees, not funds of its parent or any affiliate.

                  (h) It shall maintain an arm's length relationship with its parent and any affiliate.

                  (i) It shall maintain adequate capital in light of its
            contemplated business operations.

                  (j) It shall not guarantee or become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

                  (k) It shall not acquire obligations or securities of its
            partners, members or shareholders.

                  (l) It shall use stationery, invoices and checks separate from its parent and any affiliate.

                  (m) It shall not pledge its assets for the benefit of any
            other entity, including its parent and any affiliate or make any loans or advances to any other person.

                  (n) It shall hold itself out as an entity separate from its parent and any affiliate.

                  (o) It shall correct any known misunderstanding regarding its separate identity."

                        For purpose of this Article ___, the following terms
                  shall have the following meanings:

                        "affiliate" means any person controlling or controlled
                  by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                        "parent" means, with respect to a corporation, any other
                  corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

                        "person" means any individual, corporation, partnership,
                  limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

II. LIMITED PARTNERSHIP

                  If the Single Purpose Entity is a limited partnership, to be a special purpose entity, all of its general partners shall be special purpose entities. If such limited partnership has more than one general partner, then such limited partnership shall continue (and not dissolve) for so long as a solvent general partner exists. Consequently, both the limited partnership's partnership agreement and the certificate of incorporation of its general partner(s) will have to meet certain requirements to be considered special purpose entities. Such requirements are as follows:

      A.    Limited Partnership Agreement

            1.    Purpose

                        The limited partnership's purpose should be limited to
                  owning and operating the mortgaged property.

                        "Notwithstanding any provision hereof or of any other
                  document governing the formation, management or operation of the Partnership to the contrary, the following shall govern:
                  The nature of the business and of the purposes to be conducted and promoted by the Partnership, is to engage solely in the following activities:

                  (a) To acquire that certain parcel of real property, together with all improvements located thereon, in the City of ___________, State of _______________ [_______ interests in [insert Borrower or other applicable entity's name]] (the "Property").

                  (b) To own, hold, sell, assign, transfer, operate, lease,
            mortgage, pledge and otherwise deal with the Property.

                  (c) To exercise all powers enumerated in the Uniform Limited
            Partnership Act of ____________ necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein."

            2.    Certain Prohibited Activities

                        The partnership shall be prohibited, except in certain
                  circumstances, from engaging in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the partnership's assets, transfer of partnership interests, incurrence of additional debt and amendment of the partnership agreement.

                        "Notwithstanding any provision hereof or of any other
                  document governing the formation, management or operation of the Partnership to the contrary, the following shall govern:
                  The Partnership shall only incur indebtedness in an amount necessary to acquire, operate and maintain the [Property] [use other term for the real estate if necessary]. For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Partnership shall not incur, assume, or guaranty any other indebtedness. The Partnership shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Partnership) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Partnership substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article _______ and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Partnership's obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this partnership and be continuing. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Partnership will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the partners of the Partnership. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], (i) no amendment to this partnership agreement may be made and (ii) the partnership shall not dissolve, liquidate or terminate without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary]."

            3.    Indemnification

                        Indemnification of a partnership's partners should be
                  fully subordinated to obligations respecting the Property.

                        "Notwithstanding any provision hereof or of any other
                  document governing the formation, management or operation of the Partnership to the contrary, the following shall govern:
                  Any indemnification shall be fully subordinated to any obligations respecting the [Property] [use other term for the real estate if necessary] and shall not constitute a claim against the Partnership in the event that cash flow is insufficient to pay such obligations."

            4.    Separateness Covenants

                        In order to demonstrate that it is a bankruptcy remote
                  entity not at risk of having its assets substantively consolidated with those of another entity, the partnership must observe certain covenants designed to make evident the special purpose entity's separateness from its affiliates.

                        "Notwithstanding any provision hereof or of any other
                  document governing the formation, management or operation of the Partnership to the contrary, the following shall govern:
                  For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], in order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in this partnership agreement, the Partnership shall conduct its affairs in accordance with the following provisions:

                  (a) It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its affiliate and shall allocate fairly and reasonably any overhead for shared office space.

                  (b) It shall maintain separate partnership records and books of account from those of any affiliate.

                  (c) It shall not commingle assets with those of any affiliate.

                  (d) It shall conduct its own business in its own name.

                  (e) It shall observe all partnership formalities.

                  (f) It shall maintain financial statements separate from any affiliate.

                  (g) It shall pay any liabilities out of its own funds,
            including salaries of any employees, not funds of any affiliate.

                  (h) It shall maintain an arm's length relationship with any affiliate.

                  (i) It shall maintain adequate capital in light of its
            contemplated business operations.

                  (j) It shall not guarantee or become obligated for the debts of any other entity, including any affiliate, or hold out its credit as being available to satisfy the obligations of others.

                  (k) It shall not acquire obligations or securities of its
            partners, members or shareholders.

                  (l) It shall use stationery, invoices and checks separate from any affiliate.

                  (m) It shall not pledge its assets for the benefit of any
            other entity, including any affiliate or make any loans or advances to any other person.

                  (n) It shall hold itself out as an entity separate from any affiliate.

                  (o) It shall correct any known misunderstanding regarding its separate identity.

                  (p) At all times have all of its general partners shall be special purpose corporate entities with at least two (2) Independent Directors."

                        For purpose of this Article ________, the following
                  terms shall have the following meanings:

                        "affiliate" means any person controlling or controlled
                  by or under common control with the Partnership including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the Partnership, or any affiliate thereof and
                  (ii) any person which receives compensation for administrative, legal or accounting services from this partnership, or any affiliate. For purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                        "Independent Director" shall mean an individual who
                  shall not have been at the time of such individual's appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Partnership or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Partnership or managing member of the Partnership or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Partnership or of the managing member of the Partnership. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                        "person" means any individual, corporation, partnership,
                  limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

            5.    Dissolution

                  The limited partnership agreement should provide that the partnership will continue (and not dissolve) so long as a solvent general partner exists.

                        "Notwithstanding any provision or of any other document governing the formation, management or operation of the Partnership hereof to the contrary, the following shall govern: The Partnership shall not terminate solely as a consequence of the [Bankruptcy] of one or more of the general partners of the Partnership so long as there remains a solvent general partner of the Partnership."

                  In addition, dissolution of the partnership must not occur so long as the partnership remains mortgagor of the mortgaged properly.

                        "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: Subject to applicable law, dissolution of the Partnership shall not occur so long as the Partnership remains mortgagor of the [Property] [use other term for the real estate if necessary]."

      B.    Corporate General Partner

            1.    Purpose

                        The corporation's purpose should be limited to acting as
                  general partner of the limited partnership whose purpose, as set forth above, generally should be limited to owning and operating the mortgaged property.

                        "Notwithstanding any provision hereof or of any other
                  document governing the formation, management or operation of the Corporation to the contrary, the following shall govern:
                  The nature of the business and of the purposes to be conducted and promoted by the Corporation is to engage solely in the activity of acting as a general partner of a limited partnership (the "Partnership") whose purpose is to acquire that certain parcel of real property, together with all improvements located thereon, in the City of ______________, State of _______________ (the "Property") and
                  own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property. The Corporation shall exercise all powers enumerated in the General Corporation Law of _________ necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein."

            2.    Certain Prohibited Activities

                        The corporation shall be prohibited, except in certain
                  circumstances, from engaging in or causing the partnership to engage in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the corporation's or partnership's assets, transfer of ownership assets, transfer of partnership interests, incurrence of additional debt, amendment of the corporation's articles of incorporation and amendment of the partnership agreement.

                        "Notwithstanding any provision hereof or of any other
                  document governing the formation, management or operation of the Corporation to the contrary, the following shall govern:
                  The Corporation shall only incur or cause the Partnership to incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Corporation shall not and shall not cause the Partnership to incur, assume, or guaranty any other indebtedness. For so long as the Partnership remains mortgagor of the Property, the Corporation shall not cause the Partnership to dissolve. The Corporation shall not and shall not cause the Partnership to consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation or Partnership) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Corporation or Partnership substantially as an entirety
                  (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article ________ and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Corporation's obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this corporation or the Partnership and be continuing. For so long as a mortgage lien exists on the Property, the Corporation shall not voluntarily commence a case with respect to itself or cause the Partnership to voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the Property, (i) no amendment to this certificate of incorporation or to the Corporation's By-Laws nor to the Partnership agreement of the Partnership may be made and (ii) neither the Corporation nor the Partnership shall be dissolved, liquidated or terminated without first obtaining approval of the mortgagee holding a first mortgage lien on the Property."

                  "The Board of Directors may not take any action requiring the unanimous affirmative vote of 100% of the members of the Board of Directors unless all directors including the Independent Directors shall have participated in such vote."

            3.    Indemnification

                  Indemnification of a corporation's directors and officers should be fully subordinated to obligations respecting the Property.

                  "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Partnership or the Property and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations."

            4.    Separateness Covenants

                  In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the Corporation must observe certain covenants designed to make evident the special purpose entity's separateness from its affiliates.

                  "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this certificate of incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

                  (a) It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

                  (b) It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

                  (c) Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities. The Board of Directors shall include at least two (2) individuals who are Independent Directors. As used herein, an "Independent Director" shall mean an individual who shall not have been at the time of such individual's appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Corporation or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Corporation or managing member of the Corporation or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Corporation or of the managing member of the Corporation. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                  (d) It shall not commingle assets with those of its parent and any affiliate.

                  (e) It shall conduct its own business in its own name.

                  (f) It shall maintain financial statements separate from its parent and any affiliate.

                  (g) It shall pay any liabilities out of its own funds,
            including salaries of any employees, not funds of its parent or any affiliate.

                  (h) It shall maintain an arm's length relationship with its parent and any affiliate.

                  (i) It shall maintain adequate capital in light of its
            contemplated business operations.

                  (j) It shall not guarantee or, except to the extent of its liability for the debt secured by such mortgage lien, become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

                  (k) It shall not acquire obligations or securities of its
            partners, members or shareholders.

                  (l) It shall use stationery, invoices and checks separate from its parent and any affiliate.

                  (m) It shall not pledge its assets for the benefit of any
            other entity, including its parent and any affiliate or make any loans or advances to any other person.

                  (n) It shall hold itself out as an entity separate from its parent and any affiliate.

                  (o) It shall correct any known misunderstanding regarding its separate identity."

                        For purpose of this Article _____________, the following
                  terms shall have the following meanings:

                        "affiliate" means any person controlling or controlled
                  by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                        "parent" means, with respect to a corporation, any other
                  corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

                        "person" means any individual, corporation, partnership,
                  limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

III.  LIMITED LIABILITY COMPANY

                  If the Single Purpose Entity is a limited liability company, to be a special purpose entity, each managing member shall be a special purpose corporation. If such limited liability company has more than one managing member then such limited liability company shall continue (and not dissolve) for so long as a solvent managing member exists. Consequently, both the Limited Liability Company's articles of organization and the certificate of incorporation of its outside member will have to meet certain requirements to be considered special purpose entities. Such requirements are as follows:

      A.    Articles of Organization

            1.    Purpose

                  The limited liability company's purpose should be limited to owning and operating the mortgaged property.

                  "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Limited Liability Company, is to engage solely in the following activities:

                  (a) To acquire that certain parcel of real property, together with all improvements located thereon, in the City of ___________, State of _______________ [______ interests in [insert Borrower or other applicable entity's name]] (the "Property").

                  (b) To own, hold, sell, assign, transfer, operate, lease,
            mortgage, pledge and otherwise deal with the Property.

                  (c) To exercise all powers enumerated in the Limited Liability
            Company Act of ____________ necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein."

            2.    Certain Prohibited Activities

                  The limited liability company shall be prohibited, except in certain circumstances from engaging in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the limited liability company's assets, transfer of limited liability company interests, incurrence of additional debt and amendment of the articles of organization.

                  "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: The Limited Liability Company shall only incur indebtedness in an amount necessary to acquire, operate and maintain the [Property] [use other term for the real estate if necessary]. For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Limited Liability Company shall not incur, assume, or guaranty any other indebtedness. The Limited Liability Company shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Limited Liability Company) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Limited Liability Company substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article ______ and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Limited Liability Company's obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this limited liability company and be continuing. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Limited Liability Company will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the members of the Limited Liability Company. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], (i) no amendment to these articles of organization may be made and (ii) the Limited Liability Company shall not be dissolved, liquidated or terminated without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary]."

            3.    Indemnification

                        Indemnification of a limited liability company's partners should be fully subordinated to obligations respecting the Property.

                        "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the [Property] [use other term for the real estate if necessary] and shall not constitute a claim against the Limited Liability Company in the event that cash flow is insufficient to pay such obligations."

            4.    Separateness Covenants

                        In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the limited liability company must observe certain covenants designed to make evident the special purpose entity's separateness from its affiliates.

                        "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], in order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in these articles of organization, the Limited Liability Company shall conduct its affairs in accordance with the following provisions:

                  (a) It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its affiliates and shall allocate fairly and reasonably any overhead for shared office space.

                  (b) It shall maintain separate records and books of account from those of any affiliate.

                  (c) It shall not commingle assets with those of any affiliate.

                  (d) It shall conduct its own business in its own name.

                  (e) It shall maintain financial statements separate from any affiliate.

                  (f) It shall pay any liabilities out of its own funds,
            including salaries of any employees, not funds of any affiliate.

                  (g) It shall maintain an arm's length relationship with any affiliate.

                  (h) It shall maintain adequate capital in light of its
            contemplated business operations.

                  (i) It shall not guarantee or become obligated for the debts of any other entity, including any affiliate, or hold out its credit as being available to satisfy the obligations of others.

                  (j) It shall not acquire obligations or securities of its
            partners, members or shareholders.

                  (k) It shall use stationery, invoices and checks separate from any affiliate.

                  (l) It shall not pledge its assets for the benefit of any
            other entity, including any affiliate or make any loans or advances to any other person.

                  (m) It shall hold itself out as an entity separate from any affiliate.

                  (n) It shall correct any known misunderstanding regarding its separate identity.

                  (o) At all times all managing members shall be a special
            purpose corporate member with at least two (2) Independent
            Directors."

                        For purpose of this Article __, the following terms
                  shall have the following meanings:

                        "affiliate" means any person controlling or controlled
                  by or under common control with the Limited Liability Company including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the Limited Liability Company, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this limited liability company, or any affiliate. For purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                        "Independent Director" shall mean an individual who
                  shall not have been at the time of such individual's appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Limited Liability Company or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Limited Liability Company or managing member of the Limited Liability Company or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Limited Liability Company or of the managing member of the Limited Liability Company. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                        "person" means any individual, corporation, partnership,
                  limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

            5.    Dissolution

                  To the extent permitted by tax law the articles of organization should provide that the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company. If such vote is not obtained, for so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary] the limited liability company may not be permitted to liquidate the [Property] [use other term for the real estate if necessary] without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary]. Such holders may continue to exercise all of their rights under the existing security agreements or mortgages until the debt underlying the mortgage lien has been paid in full or otherwise completely discharged."

                        "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: To the extent permissible under applicable federal and state tax law, the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the Limited Liability Company. If such vote is not obtained, for so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary] the Limited Liability Company shall not liquidate the [Property] [use other term for the real estate if necessary] without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary]. Such holders may continue to exercise all of their rights under the existing security agreements or mortgages until the debt underlying the mortgage liens has been paid in full or otherwise completely discharged.

            6.    Voting

                  When acting on matters subject to the vote of the members, notwithstanding that the limited liability company is not then insolvent, the members and the outside member must take into account the interest of the Limited Liability Company's creditors, as well as those of the members.

                  "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: When acting on matters subject to the vote of the members, notwithstanding that the Limited Liability Company is not then insolvent, all of the members shall take into account the interest of the Limited Liability Company's creditors, as well as those of the members."

      B.    Outside Corporate Member

            1.    Purpose

                  The outside corporate member's purpose should be limited to acting as corporate member of the limited liability company whose purpose, as set forth above, generally should be limited to owning and operating the mortgaged property.

                        "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Corporation is to engage solely in the activity of acting as the outside member of a limited liability company (the "Limited Liability Company") whose purpose is to acquire that certain parcel of real property, together with all improvements located thereon, in the City of ____________, State of ___________ (the "Property") and own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property. The Corporation shall exercise all powers enumerated in the General Corporation Law of ___________ necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein."

            2.    Certain Prohibited Activities

                        The corporation shall be prohibited, except in certain circumstances, from engaging in or causing the limited liability company to engage in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the corporation's or the limited liability company's assets, transfer of ownership assets, transfer of limited liability company interests, incurrence of additional debt, amendment of the corporation's articles of incorporation and amendment of the articles of organization.

                        "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The Corporation shall only incur or cause the Limited Liability Company to incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Corporation shall not and shall not cause the Limited Liability Company to incur, assume, or guaranty any other indebtedness. The Corporation shall not and shall not cause the Limited Liability Company to consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation or Limited Liability Company) formed or surviving such consolidation or merger or that acquired by conveyance or transfer of the properties and assets of the Corporation or Limited Liability Company substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article __________ and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Corporation's obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this corporation or the Limited Liability Company and be continuing. For so long as a mortgage lien exists on the Property, the Corporation shall not voluntarily commence a case with respect to itself or cause the Limited Liability Company to voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the Property, without first obtaining approval of the mortgagee holding a first mortgage lien on the Property (i) no material amendment to this certificate of incorporation or to the Corporation's By-Laws nor to the articles of organization of the Limited Liability Company may be made and (ii) neither the Corporation nor the Limited Liability Company shall dissolve, liquidate or terminate without first obtaining approval of the mortgagee holding a first mortgage lien on the Property."

                        "The Board of Directors may not take any action requiring the unanimous affirmative vote of 100% of the members of the Board of Directors unless all directors including the Independent Directors shall have participated in such vote."

            3.    Indemnification

                        Indemnification of a corporation's directors and officers should be fully subordinated to obligations respecting the Property.

                        "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Limited Liability Company or the Property and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations."

            4.    Separateness Covenants

                  In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the corporation must observe certain covenants designed to make evident the special purpose entity's separateness from its affiliates.

                  "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this certificate of incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

                  (a) It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

                  (b) It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

                  (c) Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities. The Board of Directors shall include at least two (2) individuals who are Independent Directors. As used herein, an "Independent Director" shall mean an individual who shall not have been at the time of such individual's appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Corporation or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Corporation or managing member of the Corporation or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Corporation or of the managing member of the Corporation. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                  (d) It shall not commingle assets with those of its parent and any affiliate.

                  (e) It shall conduct its own business in its own name.

                  (f) It shall maintain financial statements separate from its parent and any affiliate.

                  (g) It shall pay any liabilities out of its own funds,
            including salaries of any employees, not funds of its parent or any affiliate.

                  (h) It shall maintain an arm's length relationship with its parent and any affiliate.

                  (i) It shall maintain adequate capital in light of its
            contemplated business operations.

                  (j) It shall not guarantee or become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

                  (k) It shall not acquire obligations or securities of its
            partners, members or shareholders.

                  (l) It shall use stationery, invoices and checks separate from its parent and any affiliate.

                  (m) It shall not pledge its assets for the benefit of any
            other entity, including its parent and any affiliate or make any loans or advances to any other person.

                  (n) It shall hold itself out as an entity separate from its parent and any affiliate.

                  (o) It shall correct any known misunderstanding regarding its separate identity."

                        For purpose of this Article ______, the following terms
                  shall have the following meanings:

                        "affiliate" means any person controlling or controlled
                  by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                        "parent" means, with respect to a corporation, any other
                  corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

                        "person means any individual, corporation, partnership,
                  limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

            5.    Voting

                  When voting on matters concerning the limited liability company, notwithstanding that the limited liability company is not then insolvent, the Corporation must take into account the interest of the Limited Liability Company's creditors, as well as those of its members.

                  "Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: When voting on matters concerning the Limited Liability Company, notwithstanding that the Limited Liability Company is not then insolvent, the Corporation shall take into account the interest of the Limited Liability Company's creditors, as well as those of its members."

IV. OTHER STRUCTURES

            The foregoing provisions do not exhaustively contemplate all ownership structures for a mortgaged property. Situations involving ownership structures not specifically contemplated by the provisions set forth on this Exhibit C shall nevertheless require Single Purpose Entities substantively to comply with the requirements to these provisions, modified as appropriate to accommodate the ownership structure in question.

                                    EXHIBIT D

                       ENFORCEABILITY OPINION REQUIREMENTS

      1. The Opinion shall be delivered on the Closing Date and shall satisfy all applicable requirements of the Rating Agencies in relation thereto.

      2. The Opinion shall be given by a professional law firm selected by Borrower and reasonably acceptable to Lender.

      3. The Opinion shall be in form and substance acceptable to Lender and shall be given in relation to Borrower, Guarantor, Manager and any other relevant party to the Loan (each a "Loan Party"). Depending on the nature of the transaction, the Opinion shall address the applicable law of the State of New York, the State where the Property is located and each State where any Loan Party is organized (collectively, the "Relevant States"). To the extent that the Property is located in a jurisdiction outside of the State of New York and/or any Loan Party is organized under a jurisdiction outside the State of New York, the appropriate opinions below should be given by local counsel. The Opinion shall be given on the basis of an examination of an executed original of each completed Loan Document in addition to such other documents or instruments counsel deems relevant.

      4. The Opinion shall contain the following opinions:

      (a) Each Loan Party is a [Describe Legal Form] duly organized, validly existing and in good standing under the laws of the State of [State of Organization] and is authorized to do business and in good standing in each Relevant State.

      (b) Each Loan Party has the requisite power to own its properties and to carry on its business as now being conducted.

      (c) The execution and delivery by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary partnership, company and/or corporate action, as applicable. To the extent a party thereto, the Loan Documents have been duly executed and delivered by each Loan Party.

      (d) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party does not:

                  i. conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the partnership agreement, partnership certificate, articles of incorporation, by-laws, trust agreement or trust certificate, as applicable, of such Loan Party;

                  ii. contravene any law, statute or regulation of the United States of America or the Relevant States or any agency or political subdivision of either thereof;

                  iii. violate any order, writ, injunction, or decree of which, after due inquiry, counsel has actual knowledge, issued by any court or governmental authority of the United States of America or the Relevant States or any agency or political subdivision of either thereof to which such Loan Party is subject; or

                  iv. conflict with or result in any breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien other than the lien of the Security Instrument and the Assignment of Leases upon any of the assets or properties of such Loan Party pursuant to the terms of any material indenture, mortgage, deed of trust, agreement, contract or instrument to which such Loan Party is a party or by which it or any of its assets or properties is bound.

      (e) To the extent a party thereto, the Loan Documents are the legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with their terms.

      (f) The Security Instrument is in proper form so as to comply with recording requirements of the State of [Location of Property], and upon recordation of the Security Instrument in the office of the [Recorder's Office] (the "Recording Office"), the Security Instrument will create in favor of Lender valid and perfected liens on the Property, securing payment of the obligations purported to be secured thereby, and no further action will be required to perfect such liens. The Security Instrument grants to Lender a valid and perfected security interest in the fixtures described therein. The Security Instrument contains such rights and remedies in favor of Lender as are customarily found in [mortgages/deeds of trust/deeds to secure debt] recorded in the State of [Location of Property].

      (g) The Assignment of Leases is in proper form so as to comply with the recording requirements of the State of [Location of Property]. At the time the Assignment of Leases is delivered to the Recording Office for recording, it will take effect as to all creditors and subsequent purchasers for a valuable consideration without notice, and it shall be entitled to priority over any other similar instrument delivered to said Recording Office for recording after that time, in the absence of actual notice.

      (h) The Financing Statements are in proper form so as to comply with the filing requirements of the State of [Location of Property] and, upon filing of the Financing Statements in the office of the Secretary of State and the Recording Office and the appropriate Recording Office (the "UCC Filing Offices"), the Financing Statements will perfect the lien in favor of Lender, created by the Security Instrument on the fixtures, equipment, inventory, accounts, chattel paper and general intangibles described therein.

      (i) Borrower has paid all recording tax due in connection with the recording of the Security Instrument and the Assignment of Leases. No additional deed of trust recording, intangibles tax, documentary stamp tax or similar taxes or charges, other than nominal recordation or filing fees, are required to be paid as a condition of the legality of enforceability of the Security Instrument or the Assignment of Leases.

      (j) The Loan and Security Agreement is effective to create in favor of Lender a valid and perfected security interest under the UCC (including the UCC as made applicable to any security entitlements with respect to book-entry securities (as such term is defined in 31 CFR Section 357.2) pursuant to 31 CFR Section 357.11) in all of Borrower's right, title and interest in the security entitlements in the Securities Accounts. Such security interest has priority under the UCC over any conflicting security interest under the UCC. "Security entitlement" has the meaning set forth in Section 8-102(a)(17) of the UCC with respect to "financial assets" (as defined in Section 8-102(a)(9) of the UCC) and the meaning set forth in 31 CFR Section 357.2 with respect to "book-entry securities" (as defined in 31 CFR Section 357.2).

      (k) The provisions of the Security Instrument are effective to create, in favor of Lender to secure the obligations purported to be secured thereby, a valid security interest in Borrower's rights in that portion of the collateral which is subject to Article 9 of the UCC (the "UCC Collateral").

      (l) The State of [Location of Property] has no law pursuant to which a lien against any assets or properties of Borrower (whether real, personal, mixed, tangible or intangible) superior to the lien created by the Security Instrument could arise as a result of a violation of environmental laws or regulations of such State. No environmental law or regulation of the State of [Location of Property] would require any remedial or removal action or certification of nonapplicability as a condition to the granting of the Security Instrument, the foreclosure or other enforcement of the Loan Documents or the sale of any assets or properties of Borrower (whether real, personal, mixed, tangible or intangible) located in the State of [Location of Property].

      (m) No order, consent, approval, license or authorization of, or filing, recording or registration with, any governmental or public body or authority of the United States of America or the Relevant States or any agency or political subdivision of either thereof is required in connection with the execution and delivery of any of the Loan Documents, the validity, binding effect or enforceability of any of the Loan Documents or the consummation of the transactions contemplated thereby.

      (n) There are no actions, suits or proceedings by or before any court, governmental or regulatory authority or agency of which, after due inquiry, we have actual knowledge pending or threatened against or affecting any Loan Party or Borrower's rights with respect to the Property wherein an adverse ruling or decision, individually or collectively with other such actions, suits or proceedings, is reasonably likely (i) to affect materially and adversely the ability of any Loan

            Party to consummate the transactions contemplated by the Loan Documents or to perform its obligations under any of the Loan Documents, or (ii) to result in a challenge to the legality, validity, binding effect or enforceability of any of the Loan Documents.

      (o) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the Relevant States of is required for the valid execution, delivery and performance by any Borrower Party of any of the Loan Documents.

      (p) Based upon facts of which counsel has actual knowledge, the transactions contemplated by the Loan Documents do not constitute a fraudulent conveyance or fraudulent transfer or a preferential transfer under the laws of the Relevant States, so long as the conveyances are made for adequate consideration and in good faith.

      (q) The payment by Borrower and receipt by Lender of all principal and interest and other payments required to be paid pursuant to the terms of the Note and the other Loan Documents (including, without limitation, the provisions for interest after default and late charges) will not violate the usury laws of the Relevant States or otherwise constitute unlawful interest.

      (r) Lender is not required to register as a foreign entity or qualify to do business in the State of [Location of Property] solely by reason of the transactions contemplated by the Loan Documents.

      (s) Lender will not become subject to any fees, charges or income, franchise or other tax imposed by the State of [Location of Property] or be required to obtain any license, approval, or authorization in the State of [Location of Property] solely by reason of the transactions contemplated by the Loan Documents.

                                    EXHIBIT E

                     NON-CONSOLIDATION OPINION REQUIREMENTS

            1. The Nonconsolidation Opinion shall be delivered on the Closing Date and shall satisfy all applicable requirements of the Rating Agencies in relation thereto.

            2. The Nonconsolidation Opinion shall be given by a professional law firm selected by Borrower and reasonably acceptable to Lender.

            3. The Nonconsolidation Opinion shall be in form and substance acceptable to Lender and shall be given in relation to both Borrower and any other SPE Entity relevant to the Loan. The Nonconsolidation Opinion shall identify each entity (a "Relevant Entity") which owns more than a 49% direct or indirect interest in either Borrower and/or such SPE Entity. Depending on the circumstances and nature of the transaction structure, a non-affiliated entity, such as a third party property manager, shall be included as a Relevant Entity if required by the Rating Agencies.

            4. The Nonconsolidation Opinion shall state that, in the event that any Relevant Entity were to be a debtor in a case under the Bankruptcy Code, it is counsel's opinion that, under present reported decisional authority and statutes applicable to federal bankruptcy cases, in a properly presented and argued case, a court would not, in the proper exercise of its equitable discretion, disregard the separate existence of Borrower or any SPE Entity so as to order substantive consolidation under the Bankruptcy Code of the assets and liabilities of such Relevant Entity with the assets and liabilities of either Borrower or any SPE Entity and treat such assets and liabilities as though either Borrower and such Relevant Entity or any SPE Entity and such Relevant Entity were one entity.

            5. The Nonconsolidation Opinion shall be addressed to Lender and its successors and assigns and shall state that it may be relied upon by (i) any assignee of Lender's interest in the Loan, (ii) any participant of Lender's interest in the Loan, (iii) any servicer of the Loan, (iv) any purchaser of the Loan or any portion thereof in any Securitization, (v) any Rating Agency involved in a Securitization of the Loan, (vi) the issuer of securities in a Securitization of the Loan, and (vii) any trustee or servicer appointed in connection with a Securitization of the Loan.

                                    EXHIBIT F

                              INTENTIONALLY DELETED

                                    EXHIBIT G

                         FORM OF TENANT ESTOPPEL LETTER

                                                                    ______, 200_

German American Capital Corporation,
its successors and assigns
60 Wall Street
New York, New York  10005

                    Re:

Ladies and Gentlemen:

            As the present owner and holder of the Tenant's interest under the Lease, a current and complete copy of which is annexed hereto as Exhibit A (the "Lease"), the undersigned hereby represents to you that as of the date hereof
(i) the Lease constitutes the entire agreement between the undersigned and the landlord thereunder (the "Landlord") and has not been modified or amended, except as specifically set forth in Exhibit A, (ii) the Lease is in full force and effect and the term thereof commenced on __________ and is scheduled to terminate on __________ pursuant to the provisions thereof, (iii) the premises demised under the Lease have been completed and the undersigned has taken possession of the same on a rent-paying basis, (iv) neither the undersigned nor the Landlord is in default under any of the terms, covenants or provisions of the Lease and the undersigned knows of no event which, but for the passage of time or the giving of notice, or both, would constitute an event of default under the Lease by the undersigned or the Landlord thereunder, (v) neither the undersigned nor the Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (vi) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (l) month in advance of the due dates thereof, (vii) there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease, (viii) the undersigned has no option or right of first refusal or right of first offer to purchase the premises demised under the Lease or any portion thereof, (ix) the fixed annual minimum rent payable under the Lease is $_____________. The rental payment (including pass through charges) in the amount of $_______________ has been paid for the month of ______________,
(x) the undersigned has deposited the security deposit set forth in the Lease with the Landlord, (xi) the undersigned hereby agrees that in the event Lender shall become the owner of the property of which the demised premises are part, the undersigned shall attorn to Lender as landlord under the Lease and (xii) the undersigned recognizes that Lender is relying upon this estoppel certificate and the accuracy of the information contained herein.

                                               Very truly yours,

                                               ____________________
                                               [INSERT NAME OF TENANT]

                                               By: __________________
                                                      Title:

                                    EXHIBIT A

                                      LEASE

                                    EXHIBIT H

                        BORROWER ORGANIZATIONAL STRUCTURE

                                    EXHIBIT I

                              INTENTIONALLY DELETED

                                    EXHIBIT J

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

            Reference is made to that certain Loan and Security Agreement, dated as of January ___, 2006 (as amended, supplemented or otherwise modified from time to time, the LOAN AGREEMENT) between CNL Grand Wailea Resort, LP, a Delaware limited partnership (BORROWER), and German American Capital Corporation, a Maryland corporation (LENDER), and that certain Note, dated as of January ___, 2006 (the NOTE), made by Borrower in favor of Lender. Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the same meaning.

            The ASSIGNOR and the ASSIGNEE referred to on Schedule 1 attached hereto agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Note and the Loan Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 attached hereto. After giving effect to such sale and assignment, the amount of the Loan and the Note owing to the Assignee will be as set forth on Schedule 1 attached hereto.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or notes held by the Assignor and requests that the Lender exchange such Note or notes for a new note or notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto or new notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the principal amount of the Loan retained by the Assignor under the Note and the Loan Agreement, respectively, as specified on
Schedule 1 attached hereto.

            3. The Assignee (i) confirms that it has received a copy of the Note and the Loan Agreement, together with such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Lender or the Assignor based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

Agreement or the Note; (iii) appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Lender by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement and the Note are required to be performed by it as an assignee of an interest therein.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to Lender for acceptance and recording. The effective date for this Assignment and Acceptance (the EFFECTIVE DATE) shall be the date of acceptance hereof by the Lender, unless otherwise specified on Schedule 1 attached hereto.

            5. Upon such acceptance and recording by Lender, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and the Note and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of an assignee thereof, and (ii) the Assignor shall, to the extent provided in the Loan Agreement and this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement and the Note.

            6. Upon such acceptance and recording by Lender, from and after the Effective Date, Lender shall make all payments under the Loan Agreement and the Note or notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Note or notes for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                                      * * *

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance and Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified on
Schedule 1.

                                   Schedule 1

As to the Loan in respect of which an interest is being assigned:

Percentage interest assigned:                                      __________%

Aggregate outstanding principal amount of the Loan assigned:      $__________

Principal amount of Note payable to Assignee:                     $__________

Principal amount of Note payable to Assignor:                     $__________

      Effective Date (if other than date of acceptance by Lender):
      ______________ __, __________

                                        [NAME OF ASSIGNOR], as Assignor

                                        By:_______________________________
                                            Name:
                                            Title:

                                            Dated:  _________ __, ____

                                        [NAME OF ASSIGNEE], as Assignee

                                        By:____________________________
                                            Name:
                                            Title:

                                            Dated:  ____________, ____

Accepted this ____day of ___________, ____
[NAME OF LENDER]

By:      _______________________
         Name:
         Title:

                                    EXHIBIT K

                                     FORM OF
             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                               __________________,
                                     Tenant

                                       AND

                       GERMAN AMERICAN CAPITAL CORPORATION

                                     Lender

                                   County:  [ ]

                                   Section: [ ]

                                   Block:   [ ]

                                   Lot:     [ ]

                                    Premises:

                         Dated: as of ___________, ____

                          Record and return by mail to:
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036
                         Attention: Harvey R. Uris, Esq.

                                 SUBORDINATION,
                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

            THIS AGREEMENT made as of this ___ day of _____, 200_, between GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, New York, New York 10005 (hereinafter called "Lender"), and ________, a __________________, having an address at __________________
(hereinafter called "Tenant").

                                   WITNESSETH:

            WHEREAS, by a lease (the "Original Lease") dated ________, 200_ between _______________ (hereinafter called "Landlord"), as landlord, and Tenant, as tenant, as amended by lease amendment[s] dated ______, 200_, [_________, 200_ and _________, 200_] (the Original Lease, as so amended, is hereinafter the "Lease"), a memorandum of which Lease was dated ____ and was recorded in __________ in Reel ______, Page ___, [add recording data for memoranda of amendments, if applicable], Landlord leased to Tenant certain premises located in ___________________________(the "Premises") on the property described in Schedule "A" annexed hereto and made a part hereof (the "Property"); and

            WHEREAS, Lender is about to make a loan to Landlord, which loan shall be secured by, among other things, a mortgage or deed of trust (which mortgage or deed of trust, and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and addictions thereto, is referred to as the "Security Instrument") encumbering the Property; and

            WHEREAS, Lender and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Security Instrument.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

            1. The Lease, and all of the terms, covenants, provisions and conditions thereof (including, without limitation, any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Property, or any portion thereof) is, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the lien, terms, covenants, provisions and conditions of the Security Instrument and to all advances and re-advances made thereunder and all sums secured thereby. This provision shall be self-operative but Tenant shall execute and deliver any additional instruments which Lender may reasonably require to effect such subordination.

            2. So long as (i) Tenant is not in default (beyond any period given in the Lease to Tenant to cure such default) in the payment of rent, percentage rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant's part to be performed or observed, (ii) Tenant is not in default under this Agreement and
(iii) the Lease is in full force and effect: (a) Tenant's possession of the Premises and Tenant's rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender, and Tenant's occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof and (b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut-off, destroy, terminate or extinguish the Lease or Tenant's interest and estate under the Lease (except to the extent required so that Tenant's right to receive or set-off any monies or obligations owed or to be performed by any of Lender's predecessors-in-interest shall not be enforceable thereafter against Lender or any of Lender's successors-in-interest). Notwithstanding the foregoing provisions of this paragraph, if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

            3. (A) After notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender, Tenant will attorn to Lender and pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises. Such payments shall be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Landlord, whether as the tenant under the Lease or otherwise.

               (A) In addition, if Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the Security Instrument or in connection with any bankruptcy case commenced by or against Landlord, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a "Successor-Landlord"), Tenant shall attorn to and recognize Successor-Landlord as Tenant's landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease. If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or a foreclosure action or proceeding or delivery of a deed in lieu, upon request of Successor-Landlord, Tenant shall promptly execute and deliver a direct lease with Successor-Landlord which direct lease shall be on substantially the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i)-(v) of this paragraph 3(B)) and shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

               (ii) be liable for any previous act or omission of Landlord under the Lease;

               (iii) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord;

               (iv) be bound by any modification of the Lease or by any previous prepayment of rent or additional rent made more than one (1) month prior to the date same was due which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender;

               (v) be liable for any security deposited under the Lease unless such security has been physically delivered to Lender or Successor-Landlord; and

               (vi) be liable or obligated to comply with or fulfill any of the obligations of the Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items.

            4. Tenant agrees that without the prior written consent of Lender, it shall not (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, (b) tender a surrender of the Lease, (c) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (d) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument.

            5. (A) Tenant shall promptly notify Lender of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction.

               (B) In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Lender and (ii) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Landlord until after Lender obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Premises. To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys' fees and disbursements, Lender shall be subrogated to Tenant's rights against Landlord.

               (C) Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission.

            6. To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Lender.

            7. Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Landlord.

            8. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord's then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor-Landlord in the Property for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease, and Successor-Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor-Landlord, Tenant shall look solely to the estate or interest owned by Successor-Landlord in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor-Landlord.

            9. Notwithstanding anything to the contrary in the Lease, Tenant agrees for the benefit of Landlord and Lender that, except as permitted by, and fully in accordance with, applicable law, Tenant shall not generate, store, handle, discharge or maintain in, on or about any portion of the Property, any asbestos, polychlorinated biphenyls, or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such (including, but not limited to, pesticides and petroleum products if they are defined, determined or identified as such) in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments.

            10. If the Lease provides that Tenant is entitled to expansion space, Successor-Landlord shall have no obligation nor any liability for failure to provide such expansion space if a prior landlord (including, without limitation, Landlord), by reason of a lease or leases entered into by such prior landlord with other tenants of the Property, has precluded the availability of such expansion space.

            11. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

            12. (A) Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Article __ of the Lease and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instrument.

                (B) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as lender with respect to the Property, or any portion thereof, provided such agreement is substantially similar to this Agreement. Tenant does herewith irrevocably appoint and constitute Lender as its true and lawful attorney-in-fact in its name, place and stead to execute such subordination, non-disturbance and attornment agreement, without any obligation on the part of Lender to do so. This power, being coupled with an interest, shall be irrevocable as long as the Indebtedness secured by the Security Instrument remains unpaid. Lender agrees not to exercise its rights under the preceding two sentences if Tenant promptly enters into the subordination, non-disturbance and attornment agreement as required pursuant to the first sentence of this subparagraph (B).

            13. (A) Any notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right to Tenant dependent upon notice shall take effect only after notice is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.

                (B) All notices or other communications required or permitted to be given to Tenant or to Lender pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by nationally recognized overnight delivery service (such as Federal Express or United States Postal Service Express Mail), addressed as follows: to Tenant, at the address first set forth above, Attention: __________; to Lender, at the address first set forth above, Attention:_______________ and General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036,
Attention: Harvey R. Uris, Esq.; or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith. All such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after delivery to an overnight delivery courier.

            14. This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The term "Lender" shall mean the then holder of the Security Instrument. The term "Landlord" shall mean the then holder of the landlord's interest in the Lease. The term "person" shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and to any amendments or modifications to the Lease which are consented to in writing by Lender. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

            15. Tenant hereby represents to Lender as follows:

            (a) The Lease is in full force and effect and has not been further amended.

            (b) There has been no assignment of the Lease or subletting of any portion of the premises demised under the Lease.

            (c) There are no oral or written agreements or understandings between Landlord and Tenant relating to the premises demised under the Lease or the Lease transaction except as set forth in the Lease.

            (d) The execution of the Lease was duly authorized and the Lease is in full force and effect and to the best of Tenant's knowledge there exists no default (beyond any applicable grace period) on the part of either Tenant or Landlord under the Lease.

            (e) There has not been filed by or against nor to the best of the knowledge and belief of Tenant is there threatened against Tenant, any petition under the bankruptcy laws of the United States.

            (f) To the best of Tenant's knowledge, there is no present assignment, hypothecation or pledge of the Lease or rents accruing under the Lease by Landlord, other than pursuant to the Security Instrument.

            16. Whenever, from time to time, reasonably requested by Lender (but not more than three (3) times during any calendar year), Tenant shall execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications, in a form acceptable to Tenant, of all of the matters set forth in Paragraph 15 above, and any other information the Lender may reasonably require to confirm the current status of the Lease.

            17. BOTH TENANT AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

            18. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            GERMAN AMERICAN CAPITAL CORPORATION,
                                              a Maryland corporation

                                            By:________________________________
                                                 Name:
                                                 Title:

                                            By:_______________________________
                                                 Name:
                                                 Title:

                                            [TENANT]

                                            By:________________________________
                                                 Name:
                                                 Title:

AGREED AND CONSENTED TO:

LANDLORD:

[_______________________]

By:_____________________________________
      Name:
      Title:

STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

            On the ____ day of ____________in the year 200_ before me, the undersigned, a notary public in and for said state, personally appeared ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                               __________________________________________
                                  Notary Public

[Notary Seal]              My commission expires:

STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

            On the ____ day of ____________in the year 200_ before me, the undersigned, a notary public in and for said state, personally appeared ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                               __________________________________________
                                  Notary Public

[Notary Seal]              My commission expires:

STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

            On the ____ day of ____________in the year 200_ before me, the undersigned, a notary public in and for said state, personally appeared ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                               __________________________________________
                                  Notary Public

[Notary Seal]               My commission expires:

STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

            On the ____ day of ____________in the year 200_ before me, the undersigned, a notary public in and for said state, personally appeared ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                              _______________________________________
                                  Notary Public

          [Notary Seal]                 My commission expires:

                                   SCHEDULE A

                          Legal Description of Property

                                   EXHIBIT L

                              INTENTIONALLY DELETED

                                    EXHIBIT M

                              INTENTIONALLY DELETED

                                    EXHIBIT N

                           ARTICLE 8 "OPT IN" LANGUAGE

      Section _________. Shares and Share Certificates

(a) Shares. A [Member's limited liability company interest in the Company] [Partner's limited partnership interest in the Partnership] shall be represented by the Shares issued to such [Member by the Company][Partner of the Partnership] . All of a [Member's][Partner's] Shares, in the aggregate, represent such [Member's][Partner's] entire [Partner by the Partnership] [limited liability company interest in the Company [limited partnership interest in the Partnership]. The [Member][Partner] hereby agrees that its interest in the [Company][Partnership] and in its Shares shall for all purposes be personal property. A [Member] [Partner] has no interest in specific [Company][Partnership] property. "Share" means a [limited liability company interest][limited partnership interest] in the [Company][Partnership] held by a [Member][Partner].

(b)   Share Certificates.

            i. Upon the issuance of Shares to any [Member][Partner] in accordance with the provisions of this Agreement, the [Company][Partnership] shall issue one or more Share Certificates in the name of such [Member][Partner]. Each such Share Certificate shall be denominated in terms of the number of Shares evidenced by such Share Certificate and shall be signed by the [Member][Partner] on behalf of the [Company][Partnership]. "Share Certificate" means a non-negotiable certificate issued by the [Company][Partnership] substantially in the form of Schedule hereto, which evidences the ownership of one or more Shares. Each Share Certificate shall bear the following legend: "This certificate evidences an interest in ________________________and shall be a security interest for purposes of Article 8 of the Uniform Commercial Code of the State of Delaware and the Uniform Commercial Code of any other Jurisdiction." This provision shall not be amended, and no such purported amendment to this provision shall be effective until all outstanding certificates have been surrendered for cancellation.

            ii. The [Company][Partnership] shall issue a new Share Certificate in place of any Share Certificate previously issued if the holder of the Shares represented by such Share Certificate, as reflected on the books and records of the [Company][Partnership].

                        (1) makes proof by affidavit, in form and substance satisfactory to the [Company][Partnership], that such previously issued Share Certificate has been lost, stolen or destroyed.

                        (2) requests the issuance of a new Share Certificate before the [Company][Partnership] has notice that such previously issued Share Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                        (3) if requested by the [Company][Partnership], delivers to the [Company][Partnership] a bond, in form and substance satisfactory to the [Company][Partnership], with such surety or sureties as the [Company][Partnership] may direct, to indemnify the [Company][Partnership] against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Share Certificate; and

                        (4) satisfies any other reasonable requirements imposed by the [Company][Partnership].

            iii. Subject to the restrictions set forth in [describe Loan Agreement/Mezzanine Loan Agreement restrictions] upon a [Member's][Partner's]'s Transfer in accordance with the provisions of this Agreement of any or all Shares represented by a Share Certificate, the Transferee of such Shares shall deliver such Share Certificate to the [Company][Partnership] for cancellation, and the [Company][Partnership] shall thereupon issue a new Share Certificate to such Transferee for the number of Shares being Transferred and, if applicable, cause to be issued to such [Member][Partner] a new Share Certificate for that number of Shares that were represented by the canceled Share Certificate and that are not being Transferred. "Transfer" means, with respect to any Shares, and when used as a verb, to sell or assign such Shares, and, when used as a noun, shall have a meaning that correlates to the foregoing. "Transferee" means an assignee or transferee. "Transferor" means the Person making a Transfer.

      (c) Free Transferability.

            Except as limited by the [describe Loan Agreement/Mezzanine Loan Agreement restrictions], to the fullest extent permitted by the Act, any [Member][Partner] may, at any time or from time to time, without the consent of any other Person, Transfer, pledge or encumber any or all of its Shares. Subject to the restrictions of the [describe Loan Agreement/Mezzanine Loan Agreement restrictions], the Transferee of any Shares shall be admitted to the [Company][Partnership] as a substitute member of the [Company][Partnership] on the effective date of such Transfer upon (i) such Transferee's written acceptance of the terms and provisions of this Agreement and its written assumption of the obligations hereunder of the Transferor of such Shares, which shall be evidenced by such Transferee's execution and delivery to the [Company][Partnership] of an Application for Transfer of Shares on the reverse side of the Share Certificate representing the Shares being transferred, and (ii) the recording of such Transferee's name as a Substitute [Member][Partner] on the books and records of the [Company][Partnership]. Any Transfer of any Shares pursuant to this Section __ shall be effective as of the later of (i) the close of business on the day on which such Transfer occurs, or (ii) the effective date and time of such Transfer that is designated in the Application for Transfer of Shares delivered by the Transferee to the [Company][Partnership].

                                    EXHIBIT O

               CERTIFICATE OF INDEPENDENT MANAGER/MEMBER/DIRECTOR

THE UNDERSIGNED, ____________________, hereby certifies as follows:

            1. I have been elected to serve as an independent director of [________________], a Delaware corporation (the "Company").

            2. I am aware that under its Articles of Incorporation and By Laws, the Company is required to have at least two so-called "Independent Directors".

            3. I hereby certify that I am aware of the definition of and requirement for Independent Directors as set forth in the Articles of Incorporation and By Laws of the Company, including but not limited to, the requirement that when voting on a matter put to the vote of board of directors, that notwithstanding that the Company may be insolvent, an Independent Director shall, to the extent permitted by law, take into account the interest of the creditors of the Company as well as the interest of the Company. As an Independent Director of the Company, I will vote in accordance with my fiduciary duties under applicable law.

            4. I hereby certify that I meet the requirements of an Independent Director as set forth in the Articles of Incorporation and the By Laws.

            5. I certify that, subject to my fiduciary duties as an Independent Director, it is my intention as a so-called "Independent Director" to take into account, to the extent permitted by law, the interest of all creditors of the Company as well as the Company in fulfilling my duties as an Independent Director of the Company.

            6. I understand that German American Capital Corporation and its successors, participants, transferees and assigns, will rely on this Certificate in conjunction with loans to be made to the Borrower.

Executed as of this ___ day of _______, 200_.

                                                  ______________________
                                                  Print Name:

                                    EXHIBIT P

             FORMS OF PARTIAL RELEASE AND SUBORDINATION TO EASEMENT

AFTER RECORDATION ( ) MAIL TO (X) PICKUP BY: Total No. of Pages: __ Chun, Kerr, Dodd, Beaman & Wong (DSW)
745 Fort Street, Suite 900, Hon., HI 96813
Telephone No. (808) 528-8200
Tax Maps Key Nos. (2) 2-1-008-109

JOINDER AND CONSENT TO ROADWAY ACCESS EASEMENT

KNOW ALL MEN BY THESE PRESENTS:

That GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, whose address is 60 Wall Street, New York, New York 10005 ("Lender"), the mortgagee under that certain Mortgage and Security Agreement dated , 2003, made by CNL Grand Wailea Resort, LP., a Delaware limited partnership, whose address is 3850 Wailea Alanui Drive, Wailea, Kihei, Maui, Hawaii 96792, (hereinafter "CNL Grand Wailea") as mortgagor, recorded in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. and noted on Transfer Certificate of Title No. 523,769, does hereby join in and consent to that certain Roadway Access Easement between CNL Grand Wailea, as grantor, and County of Maui, a municipal corporation of the State of Hawaii, as grantee, recorded as Land Court Document No. ________, provided, however, that this joinder and consent shall not be construed to approve or consent to any further easement, declaration, agreement or encumbrance against the property described therein, without the prior written consent of the undersigned.

            IN WITNESS WHEREOF, the Lender has caused this instrument to be duly executed this _____ day of __________, 2003.

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:
Name:
Title:

By:
Name:
Title:

STATE OF NEW YORK
COUNTY OF NEW YORK         )) ss.)

On ________________, before me,__________________ , a Notary Public in and for said state, personally appeared ,______________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument. WITNESS my hand and official seal.

Notary Public in and for said State

(SEAL)

AFTER RECORDATION ( ) MAIL TO (X) PICKUP BY: Total No. of Pages: ______________ Chun, Kerr, Dodd, Beaman & Wong (DSW)
745 Fort Street, Suite 900, Hon., HI 96813
Telephone No. (808) 528-8200
Tax Maps Key Nos. (2) 2-1-008-138 (Lot 463-C) and 2-1-008-142 (Lot 463-D)

PARTIAL RELEASE OF MORTGAGE AND SECURITY AGREEMENT

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, whose address is 60 Wall Street, New York, New York 10005 ("Lender"), for good and valuable consideration, the receipt whereof is hereby acknowledged, does hereby forever discharge from the lien of that certain Mortgage and Security Agreement dated , 2003, made by CNL Grand Wailea Resort, Inc., a Delaware corporation, whose address is 3850 Wailea Alanui Drive, Wailea, Kihei, Maui, Hawaii 96792, (hereinafter "CNL Grand Wailea") as mortgagor, recorded in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. and noted on Transfer Certificate of Title No. 523,769, in favor of the Lender, the premises, as more particularly described in Exhibit A attached hereto and made a part hereof.

IT IS HEREBY EXPRESSLY UNDERSTOOD that this partial release does not, and shall not be construed to, release the CNL Grand Wailea or any guarantor or guarantors from the obligation to pay the indebtedness secured by the Mortgage, or except as otherwise provided herein, from any of the terms, covenants and conditions of any and all instruments, agreements and documents evidencing or relating to such indebtedness, all of the Lender's rights under all of the foregoing being hereby expressly reserved unto the Lender.

IN WITNESS WHEREOF, the Lender has executed this Partial Release on this _____ day of __________, 2003.

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:
Name:
Title:

By:
Name:
Title:

STATE OF NEW YORK
COUNTY OF NEW YORK    )) ss.)

On _________________, before me,_____________________ , a Notary Public in and for said state, personally appeared ,_____________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.

Notary Public in and for said State
(SEAL)

                                    EXHIBIT Q

                      FORM OF TRADEMARK SECURITY AGREEMENT

                          TRADEMARK SECURITY AGREEMENT

            This TRADEMARK SECURITY AGREEMENT (this AGREEMENT), dated as of January __, 2006, is entered into by and between CNL DESERT RESORT, LP (DESERT), CNL RESORT HOTEL LP (DORAL), CNL RESORT SILVER PROPERTIES, LP (SILVER), CNL BILTMORE RESORT, LP (BILTMORE), CNL Claremont Resort, LP (CLAREMONT), and CNL GRAND WAILEA RESORT, LP (WAILEA), each a Delaware limited partnership (collectively, ASSIGNOR), having an office at c/o CNL Hotels & Resorts, Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, ASSIGNEE), having an office at 60 Wall Street, New York, New York 10005. Capitalized terms not otherwise defined herein have the meanings set forth in the Loan and Security Agreement, dated of even date herewith, between Assignor and Assignee.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and the Assignee hereby agree as follows:

            1. Grant of Security Interest

            Assignor hereby pledges, assigns, transfers, delivers and grants to Assignee a security interest in, and continuing lien on, all of Assignor's right, title, and interest in and to, and under the following, in each case, whether now owned or existing, or hereafter acquired or arising, and whenever located (all of which being hereafter referred to as the TRADEMARKS COLLATERAL) as security for payment of all sums due in respect of the Loan and the performance of all other terms, conditions and covenants of this Agreement and any other Loan Document on Borrower's part to be paid and performed: all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, but not limited to, the registrations and applications referred to in Schedule A hereto, (ii) the goodwill of the business symbolized thereby, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, (vi) all payments and rights to payments arising out of the sale, lease, license assignment or other disposition thereof and (vii) to the extent assignable, all rights pursuant to that certain (x) Agreement, dated March 5, 1984, by and between The Professional Golfers' Association of America and LML Development Corp. of California, as modified by a Letter Agreement, dated May 28, 1993, (y) Agreement, dated January 10, 1985, by and between PGA Tour, Inc. and Landmark Land Company of California, Inc., as modified by a Letter Agreement, dated May 28, 1993; and (z) License and Assignment Agreement, dated December ___, 1993, by and among Carol Management Corporation, C.A.H. Spa of Florida Corp., Doral and Silver (the agreements set forth in (y) and (z), collectively, the PGA AGREEMENTS).

            2. Representations and Warranties

            (a) Assignor hereby represents and warrants to Assignee that:

                  (i) Upon the filing of a UCC financing statements naming the Assignor as "debtor" and the Assignee as "secured party" and describing the Trademark Collateral in the Delaware Secretary of State's Office and the recording of the Trademark Security Agreement in the form set forth in Exhibit Q in the U.S. Patent and Trademark Office within three (3) months of the date hereof, against the Trademarks, registrations, and applications included in the Trademark Collateral, the security interests granted to the Assignee hereunder constitute valid and perfected first priority Liens;

                  (ii) Schedule A sets forth a true and complete list of all United States, states registrations of and applications for Trademarks owned by Assignor; and

                  (iii) Assignor it is the sole and exclusive owner of the entire right, title, and interest in and to all Trademarks on Schedule A, free and clear of all Liens, claims, encumbrances and material licenses, granted by Assignor.

            (b) Notwithstanding the representations and warranties set forth in
Section 2(a), until such time as Assignor has received the consent to the assignments hereunder from the licensor under the PGA Agreements, Assignor makes no representation or warranty as to any matter incumbent upon receiving such licensor's consent with respect to the PGA Agreements.

            3. Covenants and Agreements

            Assignor hereby covenants and agrees as follows:

            (a) Assignor shall not do any act or omit to do any act whereby any of the Trademarks may lapse, or become abandoned, dedicated to the public, or unenforceable.

            (b) upon written demand from the Assignee following an Event of Default, Assignor shall assign, convey or otherwise transfer to the Assignee all of Assignor's right, title and interest in and to the Trademarks and shall execute and deliver to the Assignee such documents as are necessary to effectuate and record such assignment, conveyance, or transfer of, or other evidence of foreclosure upon, such Trademarks;

            (c) in the event of any assignment, conveyance or other transfer of any of the Trademarks, the goodwill symbolized by any such Trademarks shall be included in such sale or transfer.

            4. Termination of Agreement

            When the Obligations have been paid in full, and the commitments and any other contingent obligations included in the Obligations have been cancelled or terminated, the security interest and continuing lien granted hereby shall terminate, and all rights, title, and interest in, to, and under the Trademark Collateral shall revert and be deemed reassigned to Assignor. Upon any such termination, the Assignor shall, at the Assignee's request and expense, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination, reversion and/or reassignment, without recourse, representation, or warranty of any kind.

            5. Governing Law

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN A DIFFERENT GOVERNING LAW.

            6. Counterparts

            This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, Assignor and Assignee have caused this TRADEMARK SECURITY AGREEMENT to be duly executed and delivered by their respective officers duly authorized as of the date first above written.

                               BORROWER:

                               CNL DESERT RESORT, LP,
                               a Delaware limited partnership

                               By:  CNL RESORT SPE GP, LLC
                                    a Delaware limited liability company,
                                    its sole general partner

                                     By: /s/ John X. Brady, Jr.
                                         -------------------------------------
                                     Name: John X. Brady, Jr.
                                     Title: Vice President

                               CNL RESORT HOTEL, LP,
                               a Delaware limited partnership

                               By:  CNL RESORT SPE GP, LLC
                                    a Delaware limited liability company,
                                    its sole general partner

                                     By: /s/ John X. Brady, Jr.
                                         -------------------------------------
                                     Name: John X. Brady, Jr.
                                     Title: Vice President

                               CNL RESORT SILVER PROPERTIES, LP,
                               a Delaware limited partnership

                               By:  CNL RESORT SPE GP, LLC
                                    a Delaware limited liability company,
                                    its sole general partner

                                     By: /s/ John X. Brady, Jr.
                                         -------------------------------------
                                     Name: John X. Brady, Jr.
                                     Title: Vice President

                               CNL GRAND WAILEA RESORT, LP,
                               a Delaware limited partnership

                               By:  CNL RESORT SPE GP, LLC
                                    a Delaware limited liability company,
                                    its sole general partner

                                      By: /s/ John X. Brady, Jr.
                                          -------------------------
                                      Name:  John X. Brady, Jr.
                                      Title: Vice President


                               CNL BILTMORE RESORT, LP,
                               a Delaware limited partnership

                               By:  CNL RESORT SPE GP, LLC,
                                    a Delaware limited liability company,
                                    its sole general partner

                                      By: /s/ John X. Brady, Jr.
                                          -------------------------
                                      Name:  John X. Brady, Jr.
                                      Title: Vice President


                               CNL CLAREMONT RESORT, LP,
                               a Delaware limited partnership

                               By:  CNL RESORT SPE GP, LLC,
                                    a Delaware limited liability company,
                                    its sole general partner

                                      By: /s/ John X. Brady, Jr.
                                          -------------------------
                                      Name:  John X. Brady, Jr.
                                      Title: Vice President

                               LENDER:

                               GERMAN AMERICAN CAPITAL
                               CORPORATION, a Maryland corporation

                                  By: /s/ Todd O. Sammann
                                      ---------------------------
                                  Name:  Todd O. Sammann
                                  Title: Vice President


                                  By: /s/ Eric M. Schwartz
                                      ---------------------------
                                  Name:  Eric M. Schwartz
                                  Title: Vice President

[FOR ASSIGNOR ONLY]

STATE OF             )
                     ) ss:
COUNTY OF            )

            On January ___, 2006 before me, the undersigned, a notary public in and for said state, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                        __________________________________
                                        Notary Public

[Notary Seal]                           My commission expires:

                                   SCHEDULE A
                                  TO TRADEMARK
                               SECURITY AGREEMENT

                                DESERT TRADEMARKS

                                     APP. NO.          FILING        REGIST.        REG.        JURIS-
              MARK                    STATUS            DATE           NO.          DATE       DICTION      STATUS
------------------------------      ----------        --------      ---------     --------     -------    ----------
Celestial Shower                    75,584,675        11/06/98      2,533,245     01/29/02        US      Registered
Flower & Design                     74,540,832        06/21/94      2,022,400     12/10/96        US      Registered
Magic Garden & Design               76,026,875        04/17/00      2,524,368     01/01/02        US      Registered
Reality Can Wait                    75,398,718        12/02/97      2,275,534     09/07/99        US      Registered
Sacred Stone Therapy                75,837,152        10/30/99      2,391,644     10/03/00        US      Registered
Spa La Quinta                       75,584,676        11/05/98      2,367,747     07/18/00        US      Registered
Spa La Quinta & Design              75,583,151        11/05/98      2,367,741     07/18/00        US      Registered
Sun Over Mountains Design           76,261,109        05/23/01      2,527,472     01/08/02        US      Registered
Western Home of Golf in America     74,707,392        07/21/95      2,279,591     09/21/99        US      Registered
Western Home of Golf in America     75,473,979        04/24/98      2,380,331     08/29/00        US      Registered
La Quinta & Design                  75,666,442        03/23/99      2,397,149     10/24/00        US      Registered

                                DORAL TRADEMARKS

                                     APP. NO.          FILING        REGIST.        REG.        JURIS-
                 MARK                 STATUS            DATE           NO.          DATE       DICTION      STATUS
---------------------------         ----------        --------      ---------     --------     -------    ----------
Blue Monster                        75,463,029        04/06/98      2,234,300     03/23/99        US      Registered
For The Love of The Game            75,474,080        04/24/98      2,353,137     05/30/00        US      Registered
Spa (Design)                        74,593,540        11/01/94      2,042,277     03/04/97        US      Registered
The Kingdom of Golf                 75,474,100        04/24/98      2,482,785     08/28/01        US      Registered
The Spa & Design                    74,593,542        11/01/94      2,032,700     01/21/97        US      Registered
Blue Lagoon                         75,703,164        05/11/99             --           --        US      Pending
Sun & Moon (design)                 75,032,703        04/24/00      2,430,103     02/20/01        US      Registered

                                WAILEA TRADEMARKS

                                                       FILING      REGIST.       REG.         JURIS-
                MARK                     APP. NO.       DATE         NO.          DATE        DICTION       STATUS
-------------------------------------   ----------    --------    ---------     --------      -------     ----------
Grand Wailea Resort                     75,792,184    09/03/99    2,424,824     01/30/01         US       Registered
Grand Wailea Resort Hotel & Spa         75,699,464    05/07/99    2,415,265     12/26/00         US       Registered
Grand Wailea Resort Hotel & Spa (and
Design)                                 75,701,069    05/07/99    2,397,289     10/24/00         US       Registered
Miscellaneous Design (Stylized
design
resembling 5-leafed clover)             75,699,463    05/07/99    2,341,049     04/11/00         US       Registered
Spa Grande                              75,699,465    05/07/99    2,508,506     11/20/01         US       Registered

                              CLAREMONT TRADEMARKS

                                                       FILING       REGIST.       REG.      JURIS-
                  MARK                   APP. NO.       DATE         NO.          DATE       DICTION      STATUS
--------------------------------        ----------    --------    ---------     --------      -------     ----------
Claremont Resort & Spa                  75,656,483    03/09/99    2,332,128     03/21/00       US       Registered
Claremont Resort & Spa & Design         75,656,463    03/09/99    2,332,127     03/21/00       US       Registered
Spa Claremont                           76,142,664    10/06/00    2,602,401     07/30/02       US       Registered
The Club at The Claremont               75,656,462    03/09/99    2,332,126     03/21/00       US       Registered
The Spa at The Claremont                75,656,459    03/09/99    2,332,125     03/21/00       US       Registered

                               BILTMORE TRADEMARKS

                                                       FILING      REGIST.      REG.     JURIS-
              MARK                        APP. NO.      DATE        NO.         DATE     DICTION     STATUS
--------------------------------------   ----------   --------   ----------   --------   -------   ----------
Arizona Biltmore Resort & Spa            76,293,646   07/31/01    2,638,986   10/22/02      US     Registered

Arizona Biltmore Resort & Spa & Design   76,292,467   07/31/01    2,668,361   10/08/02      US     Registered

Miscellaneous Design (Biltmore Block)    74,498,057   03/07/94    1,885,469   03/21/95      US     Registered

                                   EXHIBIT R-1

                                   EXHIBIT R-2

                                   EXHIBIT R-3

                                   EXHIBIT R-4

                                   EXHIBIT R-5

                                   EXHIBIT R-6

                                   EXHIBIT R-7

                                    EXHIBIT S

                           FORM OF COMPLETION GUARANTY

            THIS COMPLETION GUARANTY (this "Guaranty") is made as of [ ] by CNL HOTELS & RESORTS, INC, a Maryland corporation, "Guarantor"), having an address at 450 S. Orange Avenue, Orlando, Florida 32801, for the benefit of GERMAN AMERICAN CAPITAL CORPORATION, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 (together with its successors and assigns in such capacity, "Lender").

                              W I T N E S S E T H:
                               - - - - - - - - - -

           WHEREAS, [          ], a Delaware limited partnership ("Borrower"),
together with certain borrower parties named therein, executed and delivered to Lender on January 9, 2006, a Promissory Note (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Note") evidencing a principal indebtedness of $1,000,000,000.00 (the "Loan") pursuant to the Loan and Security Agreement among Borrower, certain other borrower parties and Lender (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement") and secured by a Multi-State Amended, Restated and Consolidated Fee and Leasehold Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing, and Assignment of Leases, Rents, Hotel Revenue and Security Deposits (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Mortgage");

            WHEREAS, as a condition to approving the commencement of the Existing Project, described as the [ ] Redevelopment Project in Schedule XVI of the Loan Agreement (the "Project") at the property commonly known as [ ] (the "Property") the Lender has required Guarantor to deliver this Guaranty for the benefit of Lender; and

            WHEREAS, the forgoing recitals are intended to form an integral part of this Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises, Ten Dollars ($10.00) paid in hand, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor agrees as follows:

      1. Definitions. Capitalized terms used herein and not defined shall have the meaning provided in the Loan Agreement.

      2. Guaranty of Final Completion.

            (a) Guarantor hereby irrevocably, absolutely and unconditionally guarantees the Final Completion of the Project in accordance with and subject to the terms and conditions of the Loan Agreement, the other Loan Documents and this Guaranty (the "Guaranteed Obligations").

            (b) If any of the obligations of Borrower under Section 10.2 (i) of the Loan Agreement are not complied with, in any respect whatsoever, and without the necessity of any notice from Lender to Guarantor, Guarantor agrees to (i) provide adequate capital, as a capital contribution to Borrower, to fund the Final Completion of the Project, (ii) assume all responsibility for the Final Completion of the Project and, at Guarantor's own cost and expense, to cause Final Completion of the Project to be fully completed in substantial accordance with the Loan Agreement; (iii) pay all bills in connection with the Final Completion of the Project; and (iv) indemnify and hold Lender harmless from any and all loss, cost, liability or expense Lender may suffer by reason thereof. Lender shall accept performance by Guarantor of Borrower's obligations under the Loan Documents with respect to Final Completion of the Project.

            (c) If an Event of Default has occurred and Borrower is not complying with its obligations under Section 10.2 (i) of the Loan Agreement or Guarantor is not complying with its obligations under Section 2 (a) and (b) above, Lender may, at its option, cause Final Completion of the Project either before or after exercise of commencement of foreclosure proceedings or before or after any other remedy of Lender against Borrower or Guarantor, with such changes or modifications in the Project which Lender reasonably deems necessary and expend such sums as Lender, in its sole discretion, deems necessary and proper in order so to cause Final Completion of the Project and Guarantor hereby waives any rights to contest any such necessary expenditures. The amount of any and all expenditures made by Lender for the forgoing purposes shall be due and payable to Lender upon demand and shall accrue interest as provided in the Loan Documents.

            (d) Lender does not have and shall never have any obligation to assume responsibility for the Final Completion of the Project as set forth in Section 2 (c) above.

      3. Primary Liability of Guarantor. Subject to the terms, conditions and limitations of this Guaranty, this Guaranty is an absolute, irrevocable and unconditional guaranty of completion. Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of dishonor or of default or nonperformance, or further notice of acceleration or of intent to accelerate, or any other notice whatsoever, without any notice having been given to Guarantor previous to such demand of the acceptance by Lender of this Guaranty, and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such obligation to perform or observe the agreement, covenant, term or condition, as the case may be, cause the full and complete satisfaction of the Guaranteed Obligations pursuant to Section 2 hereof and in accordance with the terms and provisions of the Loan Agreement, and it shall not be necessary for Lender, in order to enforce such performance by Guarantor, first to institute suit or exhaust their remedies against Borrower or others liable for such performance, to enforce its rights against any security which shall ever have been given to secure such performance, to join Borrower or any others liable on the Guaranteed Obligation in any action to enforce this Guaranty, to pursue any other remedy or enforce any other right, including any and all rights available to them at law or in equity or to resort to any other means of obtaining performance of the Guaranteed Obligation. Suit may be brought or demand may be made against all parties who have signed this Guaranty, or against any one or more of them, separately or together, without impairing the rights of Lender against any other party hereto. At any time

Lender is entitled to exercise its remedies hereunder, Lender may in its discretion elect to demand performance.

      4. Certain Agreements and Waivers by Guarantor. Guarantor hereby agrees that neither Lender's rights and remedies nor Guarantor's obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following:

            (a) any limitation of liability or recourse in any other Loan Document;

            (b) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligation;

            (c) any release, surrender, exchange, subordination, deterioration, waste, impairment or loss of, or any failure to create or perfect any lien or security interest with respect to, any security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligation;

            (d) any partial release of the liability of Guarantor hereunder, or if there is more than one person signing this Guaranty, the complete or partial release of any one or more of them hereunder;

            (e) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, change of form and/or name, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower, any of the undersigned, or any party at any time liable for the performance of any or all of the Guaranteed Obligation, whether now existing or hereafter occurring, including, without limitation, the occurrence of any event which would cause Guarantor and/or an Affiliate of Guarantor to no longer be the owner of the Property, the Existing Projects or the Borrower under the Loan Documents;

            (f) any adjustment, indulgence, forbearance, or compromise that may be granted or given by Lender to Borrower or Guarantor from time to time;

            (g) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection or enforcement of any of the Guaranteed Obligation or to foreclose or take or prosecute any action to foreclose upon any security therefor or to take or prosecute any action in connection with any Loan Document;

            (h) any failure of Lender to notify Guarantor of any assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security or of any other action taken or refrained from being taken by Lender against Borrower or any security or other recourse or of any new agreement between Lender and Borrower, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligation; provided, however, nothing contained in this Guaranty shall relieve the Lender of its obligation to provide notices to the Borrower under Section 19.6 of the Loan Agreement;

            (i) the unenforceability of all or any part of the Guaranteed Obligation against Borrower or Guarantor, whether because the Guaranteed Obligation exceeds the amount permitted by law or violates any usury law, the act of creating the Guaranteed Obligation, or any part thereof, is ultra vires, the officers or persons creating same acted in excess of their authority, Borrower or Guarantor has any valid defense, claim or offset with respect thereto, or otherwise, it being agreed that Guarantor shall remain liable hereon regardless of whether any other person be found not liable on the Guaranteed Obligation, or any part thereof, for any reason; or

            (j) any payment by Borrower to Lender is held to constitute a preference under the bankruptcy laws or if for any other reason Lender is required to refund such payment or pay the amount thereof to someone else.

            It is the intent of Guarantor and Lender that, subject to the terms, conditions and limitations of this Guaranty, the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligation by Guarantor under this Guaranty are fully and finally performed, such obligations and liabilities shall not be discharged or released, in whole or in part, by any act or occurrence which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor, other than a payment in full of the Loan.

      5. Obligations Deferred. Any indebtedness of Borrower to Guarantor now or hereafter existing, including, without limitation, any rights to subrogation which Guarantor may have as a result of any payment by Guarantor under this Agreement, together with any interest thereon, shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Guaranteed Obligations. Until payment in full of the Guaranteed Obligations, including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally, Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization.

      6. Other Liability of Guarantor or Borrower. If Guarantor becomes liable for any indebtedness owing by Borrower to the Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor.

      7. Successors and Assigns. This Guaranty is for the benefit of Lender and its respective successors and assigns, and in the event of an assignment of the Indebtedness, or any part thereof, pursuant to the terms and conditions of the Loan Agreement, the rights and benefits hereunder may be transferred with the Loan. After notice to Guarantor afforded to the Borrower to the extent such notice is required under the Loan Agreement, which may be given simultaneously with the giving of such notice to Borrower, Guarantor waives further notice of any transfer or assignment of the Loan, or any part thereof, and agrees that failure to give notice will not affect the liabilities of Guarantor hereunder.

      8. Binding Effect. This Guaranty is binding not only on Guarantor, but on Guarantor's respective heirs, personal representatives, successors and assigns.

      9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. GUARANTOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON GUARANTOR IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THIS AGREEMENT. GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      10. Invalid Provisions. If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

      11. Attorneys Fees and Costs of Collection. Guarantor shall pay on demand the reasonable attorneys' fees and all other costs and expenses which may be incurred by Lender in the enforcement of or preservation of Lender's rights under this Guaranty, which covenant shall survive any payment or discharge in full of the Loan and all amounts due under the Loan Agreement.

      12. Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and -------- private debts.

      13. Intentionally Deleted.

      14. Notices. Subject to the last sentence of this Section, all notices, requests, consents, demands and other communications required or which any party desires to give hereunder (each, a "Notice") shall be in writing and shall be deemed sufficiently given or furnished if delivered in accordance with Section
19.6 of the Loan Agreement. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason. The addresses for Notices hereunder shall be, in the case of Lender, its address set forth in the Building Loan Agreement and in case of Guarantor, its address set forth opposite its signature hereto.

      15. No Election of Remedies. Unless waived in writing by Lender, upon the occurrence and during the continuance of a default by Guarantor of the provisions of this Guaranty, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Guarantor under this Guaranty or any of the other Loan Documents executed and delivered by, or applicable to, Guarantor or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Guarantor agrees that if an Event of Default is continuing (i) to the extent permitted by law, Lender shall not be subject to any one action or election of remedies law or rule and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies under the Loan Documents or the Indebtedness has been paid in full. The granting of any consent, approval or waiver by Lender shall be limited to the specific instance and purpose and shall not constitute consent or approval in any other instance or for any other purpose. No notice to nor demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances, unless otherwise required by this Guaranty or one of the other Loan Documents. No provision of this Guaranty nor any right, remedy or recourse of Lender with respect hereto, nor any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except in accordance with the provisions of this Guaranty or specifically by a writing intended for that purpose (referring specifically to this Guaranty) executed by Lender.

      16. Term of Guaranty. This Guaranty shall continue in full force and effect until Guarantor has fully and finally performed the Guaranteed Obligations or the Full Completion of the Project. If pursuant to any bankruptcy, insolvency or other debtor relief law or any order or decision thereunder Lender must rescind or restore any payment or part thereof received by Lender in satisfaction of any amounts due under the Loan Agreement or any part thereof, including such payment to the extent rescinded or restored, and, to the extent of the payment rescinded or restored, any prior release or discharge by Lender of this Guaranty or of Guarantor shall be without effect and this Guaranty shall remain in full force and effect notwithstanding such release or discharge.

      17. Intentionally Deleted.

      18. Gender; Titles; Construction. Within this Guaranty, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions. The use of the words "herein," "hereof," "hereunder" and other similar compounds of the word "here" shall refer to this entire Guaranty and not to any particular section, paragraph or provision.

      19. Guarantor's Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is and will be solvent and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, fairly valued, and has and expects to have property and assets sufficient to satisfy and repay its obligations and liabilities.

      20. Guarantor's Minimum Net Worth. Guarantor has, as of the date hereof, and shall maintain for so long as the Guaranteed Obligations remain outstanding: a net worth, as reasonably determined by Lender, of no less than the Minimum Net Worth. Guarantor agrees to promptly give Lender written notice if at any time, from time to time, while this Guaranty is in effect, Guarantor's net worth decreases below the Minimum Net Worth.

      21. Intentionally Omitted.

      22. Execution. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement; and if the term "Guarantor" includes more than one person, the failure of any one or more such persons to execute a counterpart thereof shall not impair or affect the enforceability of this Guaranty against any person who does sign this Guaranty.

      23. Entire Agreement. This Guaranty embodies the entire agreement between Lender and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligation and supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligation. The loan documents constitute the entire agreement and understanding among the parties thereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. There are no unwritten agreements between the parties to the loan documents regarding the transactions which are the subject of the loan documents or related matters.

      24. JURY TRIAL WAIVER. GUARANTOR AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR OR LENDER WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. GUARANTOR ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR

THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      EXECUTED as of the date and year set forth in the initial paragraph hereof.

                                   GUARANTOR:

                                   CNL HOTELS & RESORTS, INC., a
                                   Maryland corporation

                                   SCHEDULE I

                               LITIGATION SCHEDULE

                                   SCHEDULE II

                           APPROVED BASE BUILDING WORK

                                      None

                                  SCHEDULE III

                            PRE-APPROVED TRANSFEREES

CNL Hotels & Resorts, Inc.
Hilton Hotels Corporation
FelCor Lodging Trust, Inc.
Rosewood Hotels & Resorts
Whitehall Street Real Estate Limited Partnership Funds
Host Marriott Hotels & Resorts
Hilton Group, PLC
Fairmont Hotels & Resorts
The Blackstone Group, LP
Kohlberg, Kravis and Roberts
Millenium and Copthorne Hotels, PLC
MeriStar Hotels
LaSalle Hotel Properties
Marriott International, Inc.
Starwood Hotels and Resorts Worldwide, Inc.
MSREF
Walton Street Real Estate Fund
The Carlyle Group Real Estate Fund
Lehman Brothers Real Estate Fund
The Equitable Life Assurance Society of the United States
Teachers Insurance and Annuity Association
Orient Express
Accor
NH Hotels
Mandarin
Peninsula
Raffles
Shangrila
Hyatt
Strategic Hotels & Resorts
Boca Resorts
Vail Resorts
Destination Resorts
Westbrook Real Estate Fund
Loews Hotels
State of Ohio Pension Fund
Morgan Stanley [    ]
Thayer [  ]

                                       III-1

                                   SCHEDULE IV

                          ACCEPTABLE PROPERTY MANAGERS

KSL II Management Operations, LLC
Hilton Hotels Corporation
Rosewood Hotels & Resorts
Hilton Group, PLC
Fairmont Hotels & Resorts
Millenium and Copthorne Hotels, PLC
Marriott International, Inc.
Starwood Hotels and Resorts Worldwide, Inc.
Four Seasons Hotel, Inc.
Orient Express
Mandarin
Peninsula
Raffles
Shangrila
Hyatt
The Blackstone Group/LXR Resorts
Destination Resorts and Management/Loews Hotels
Lowe Hospitality
Montage Hotels
Inter-Continental
Interstate Hotels & Resorts

Together with the following additional transferees subject in each case to rating agency approval:

Accor
NH Hotels
Vail Resorts
Benchmark Hospitality

                                   SCHEDULE V

                             ALLOCATED LOAN AMOUNTS

PROPERTY                                                 ALLOCATED LOAN AMOUNT
------------                                            ---------------------
Grand Wailea                                              $  416,393,442.62
La Quinta                                                 $  249,180,327.87
Doral                                                     $   85,245,901.64
Biltmore                                                  $  216,393,442.62
Claremont                                                 $   32,786,885.25

Total: $100,000,000,000

                                   SCHEDULE VI

               DEFERRED MAINTENANCE AND ENVIRONMENTAL REMEDIATION

                                  GRAND WAILEA

                       ITEM                                                    COMMENTS                               ESTIMATED COST
      ------------------------------------------------------      ------------------------------------------------    --------------
1.    Repaint Handrails at South Molokini stairs                                                                        $  6,000

2.    Install three "van accessible" vertical parking signs       One at Makena and two at Kihei parking structure      $    450

3.    Install five standard HCP-reserved parking spaces           At Khei parking structure                             $  2,500

                                                                         DORAL

1.    Leaks in elevator pits                                      Repair fluid leaks and clean-up area                  $  5,000

                                                                    ARIZONA BILTMORE

1.    Pavement and Sidewalk Repairs                               Valet lots and villa lot; long cracks to seal,        $  4,500
                                                                  some patching required; need seal and stripe

2.    Floor area adjacent to the dry cleaning equipment.          Apply PCE-resistant epoxy coating.                    $  1,000

                                                                       LA QUINTA

1.    Install HCP-reserved parking spaces at Golf Clubhouse       PGA West (4), Citrus (1), and Mountain Dunes (5)      $  5,000

2.    Install missing HCP-reserved pkg. space vertical signs      At parking lots of main hospitality/casitas           $  3,600
                                                                  complex

3.    Repair loading area gates and metal stairs                  At Mountain Dunes Clubhouse loading area              $ 10,000

4.    Repair and reline both whirlpool spas                       At PGA West Private Clubhouse                         $ 30,000

5.    Replace wood ladders at roof with OSHA-approved models      At PGA West Private Clubhouse Roof                    $  3,000

6.    Repair sagging tile roof at San Vicente Courtyard           At storage building.                                  $ 10,000

                                                                       CLAREMONT

1.    Replace Stairs at entry to Kid's Club                       Portion of the deck                                   $ 15,000

2.    Reinspect 1 fire extinguisher at Empire Ballroom                                                                  $     25

3.    Asphalt paving repairs                                                                                            $  2,500

4.    Resurface Asphalt pathway                                   Shortcut between Alvarado Place Road and              $  2,400
                                                                  South parking area

                                  SCHEDULE VII

                      BORROWERS' TAX IDENTIFICATION NUMBERS

CNL Desert Resort, LP                                           20-0965850

CNL Resort Hotel LP                                             20-0965558

CNL Resort Silver Properties, LP                                20-0965674

CNL Grand Wailea Resort, LP                                     20-0965708

CNL Biltmore Resort, LP                                         20-0965736

CNL Claremont Resort, LP                                        20-0965787

                                      VII-1

                                  SCHEDULE VIII

                              INTENTIONALLY DELETED

                                     VIII-1

                                   SCHEDULE X

                      CARVEOUT TO REPRESENTATION 4.1.29(a)

                                   SCHEDULE XI

                        CARVEOUT TO REPRESENTATION 4.1.37

                                  SCHEDULE XII

                        CARVEOUT TO REPRESENTATION 4.1.11

                                      XII-1

                                  SCHEDULE XIII

                         FORM OF GROUND LEASE ESTOPPELS

                                     XIII-1

                                  SCHEDULE XIV

                                  REVIEW LETTER

                              [Borrower to Provide]

                                      XIV-1

                                   SCHEDULE XV

                              MEMBERSHIP AGREEMENT

                                  SCHEDULE XVI

                                EXISTING PROJECTS

                             REDEVELOPMENT                  ESTIMATED                          ESTIMATED TIMELINE
PROPERTY                          PROJECT                   TOTAL COST            2006                2007                 2008
----------------         ----------------------            -------------      ------------        -------------       -------------
Arizona Biltmore         Spa renovation                    $  10,000,000      $  5,000,000        $   5,000,000       $           0
Arizona Biltmore         Rooms renovation                     50,000,000        16,666,667           16,666,667          16,666,667
Doral                    Ballroom construction                30,000,000        15,000,000           15,000,000                   0
Doral                    Golf course renovation               30,000,000        10,000,000           10,000,000          10,000,000
Grand Wailea             Multiceptor                           5,000,000         5,000,000                    0                   0
La Quinta                Pool/Water Park                      15,000,000         7,500,000            7,500,000                   0
La Quinta                Villa construction                   10,000,000                 0            5,000,000           5,000,000
La Quinta                Clubhouse                             5,000,000                 0            5,000,000                   0
                                                           -------------      ------------        -------------       -------------
TOTAL                                                      $ 155,000,000      $ 59,166,667        $  64,166,667       $  31,666,667

                                       XVI-1

                                 SCHEDULE XVIII

                        GRAND WAILEA MEMBERSHIP DEPOSITS

                                     XVIII-1

                                  SCHEDULE XIX

              MEMBERSHIP DEPOSITS IN THE MEMBERSHIP DEPOSIT ACCOUNT

                                      XIX-1

                                   SCHEDULE XX

                       TITLE COMPANY INDEMNITY AGREEMENTS

                                      XX-1